                                                 File Pursuant to Rule 424(b)(3)
                                                   Registration No. 333-90249




                         SPECIAL MEETING OF SHAREHOLDERS

                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT



The Board of Directors of Western Bancshares of Albuquerque, Inc. ("Western Bancshares") has approved a merger of Compass Western Acquisitions, Inc., a wholly owned subsidiary of Compass Bancshares ("Compass"), with and into Western Bancshares. The Board of Directors of Western Bancshares has determined that the merger is in the best interests of Western Bancshares and its shareholders and has adopted a resolution approving the merger and related merger agreement dated as of July 23, 1999.

If the merger is completed, Compass will issue to Western Bancshares' shareholders an aggregate number of shares of Compass common stock equal to $80,000,000 divided by the average closing price of Compass common stock as reported by the Nasdaq National Market System for the twenty days of trading before the fifth trading day before the effective time of the merger. No matter the average closing price, Compass will not issue less than 3,000,000 or more than 3,333,333 shares of its common stock to Western Bancshares' shareholders. In addition, if Compass enters into an agreement to be acquired prior to the effective time of the merger, Compass will issue 3,333,333 shares of its common stock to Western Bancshares' shareholders. For example, if this average closing price is $25.00, Western Bancshares' shareholders will receive an aggregate of
3.2 million shares of Compass common stock.

This document provides you with detailed information about the proposed merger. In addition, you may obtain information about Compass from documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully before you decide how you wish to vote.

Western Bancshares' Board of Directors has called a special meeting of shareholders to vote on the proposed merger and the related merger agreement. The affirmative vote of the holders of a majority of the outstanding shares of Western Bancshares common stock is required to approve and adopt the merger and the related merger agreement. Shareholders of Compass are not required to approve the merger.

The date, time and place of the special meeting are as follows:
                               December 15, 1999
                                   10:00 A.M.
                               505 Marquette N.W.
                          Albuquerque, New Mexico 87102

Whether or not you plan to attend the special meeting, please complete and mail the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the merger and the related merger agreement. If you fail to return your card, the effect will be a vote against the foregoing matters. YOUR VOTE IS VERY IMPORTANT.

On behalf of the Board of Directors, I thank you for your support and urge you to vote "for" approval and adoption of the merger and the related merger agreement.

Very truly yours,



William T. Fietz
Chairman of the Board


--------------------------------------------------------------------------------
THE SHARES OF COMPASS COMMON STOCK OFFERED BY THIS DOCUMENT ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NON-BANKING AFFILIATE OF COMPASS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED THE COMPASS COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

              Dated November 10, 1999 and first mailed to shareholders on or about November 10, 1999.

                     WESTERN BANCSHARES OF ALBUQUERQUE, INC.
                               505 MARQUETTE N.W.
                          ALBUQUERQUE, NEW MEXICO 87102



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON WEDNESDAY, DECEMBER 15, 1999




To the Shareholders of Western Bancshares of Albuquerque, Inc.:

     A Special Meeting of the holders of common stock of Western Bancshares of Albuquerque, Inc., a New Mexico corporation ("Western Bancshares"), will be held at 10:00 a.m. local time, on Wednesday, December 15, 1999, at the corporate offices of Western Bancshares located at 505 Marquette N.W., Albuquerque, New Mexico 87102. At the Special Meeting, the holders of Western Bancshares common stock will consider and vote upon:

     1. A proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 23, 1999, as amended, by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), Compass Western Acquisitions, Inc., a New Mexico corporation and wholly owned subsidiary of Compass ("Merger Sub"), and Western Bancshares, providing for, among other things, the merger ("Merger") of Merger Sub with and into Western Bancshares and, in connection therewith, the receipt by the holders of Western Bancshares common stock of shares of Compass common stock; and

     2. Such other business as may properly come before the Special Meeting or any adjournments thereof.

     The Board of Directors of Western Bancshares has fixed the close of business on November 5, 1999 as the record date for determining which shareholders are entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Complete lists of such shareholders will be available for examination at the offices of Western Bancshares during normal business hours by any holder of Western Bancshares common stock, for any purpose relevant to the Special Meeting, for a period of ten days prior to the Special Meeting.

     THE BOARD OF DIRECTORS OF WESTERN BANCSHARES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AND THE RELATED MERGER AGREEMENT. The affirmative vote of the holders of a majority of the outstanding shares of Western Bancshares common stock entitled to vote thereon is required to approve the Merger and the related Merger Agreement. If you fail to vote, the effect will be a vote against the Merger and the Merger Agreement.

     Holders of Western Bancshares common stock, even if they expect to be present at the Special Meeting, are requested to sign, vote and date the enclosed proxy and return it promptly in the enclosed envelope. Any shareholder giving a proxy has the power to revoke it at any time prior to the Special Meeting. Shareholders who are present at the Special Meeting may withdraw their proxies and vote in person.

                                      By order of the Board of Directors,





                                      David E. Wintermute
                                      Corporate Secretary



Albuquerque, New Mexico
November 10, 1999

WESTERN BANCSHARES OF                                   COMPASS BANCSHARES, INC.
  ALBUQUERQUE, INC.


                           PROXY STATEMENT/PROSPECTUS


     This document is being sent to you in connection with the solicitation of proxies by the Board of Directors of Western Bancshares to be voted at the Special Meeting of shareholders to be held at 10:00 a.m. local time, on Wednesday, December 15, 1999 at the offices of Western Bancshares at 505 Marquette N.W., Albuquerque, New Mexico 87102. At the Special Meeting, you will vote on the following proposals:

           o the merger where Western Bancshares will become a subsidiary of Compass Bancshares, Inc. and you will receive shares of Compass common stock in exchange for your shares of Western Bancshares common stock; and

           o      any other business that comes before the Special Meeting.

     If the merger is completed, Compass will issue to all of the shareholders of Western Bancshares a total number of shares of Compass common stock equal to $80,000,000 divided by the average closing price of Compass common stock for the twenty trading days before the fifth trading day before the effective time of the merger. No matter the average closing price, Compass will not issue less than 3,000,000 or more than 3,333,333 shares of its common stock to Western Bancshares' shareholders. For example, if the average closing price is $25.00, Western Bancshares' shareholders will receive a total of 3.2 million shares of Compass common stock.

     This document is also the prospectus of Compass for the shares of Compass common stock to be issued to you in connection with the merger. Compass common stock is publicly traded in the over-the-counter market and quoted on the Nasdaq National Market System under the symbol "CBSS." There is no active public trading market for Western Bancshares common stock.

                     --------------------------------------

            CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 9.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS EITHER APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  ---------------------------------------------


                                NOVEMBER 10, 1999

                                TABLE OF CONTENTS



SUMMARY.............................................1
    Parties to the Merger...........................1
    The Meeting.....................................1
    The Merger......................................2
    Additional Agreements...........................4
SELECTED FINANCIAL DATA.............................6
MARKET PRICES.......................................8
RISK FACTORS........................................9
THE WESTERN BANCSHARES SPECIAL MEETING.............10
    General........................................10
    Matters to be Considered.......................10
    Record Date; Shares Entitled to Vote; Quorum...10
    Votes Required; Voting and Revocation of Proxies,
      Effect of Abstention and Non-Votes...........10
    Solicitation of Proxies........................10
THE MERGER.........................................11
    General........................................11
    Background and Reasons for the Merger..........12
    Financial Advisor Opinion......................13
    Operations after the Merger....................16
    Other Terms and Conditions.....................16
    No Solicitation................................18
    Additional Agreements..........................18
    Business Pending Effective Time................19
    Termination....................................19
    Exchange of Shares.............................20
    Dissenters' Rights.............................21
    Federal Income Tax Consequences................22
    Government Approvals...........................24
    Accounting Treatment...........................24
SUPERVISION AND REGULATION.........................25
    General........................................25
    Compass........................................25
    The Subsidiary Banks...........................27
    Other..........................................27
DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK..28
    Compass Common Stock...........................28
      Dividends....................................28
      Preemptive Rights............................28
      Voting Rights................................29
      Liquidation..................................29
    Compass Preferred Stock........................29
    Compass Series E Preferred Stock...............29
      Dividends....................................29
      Redemption...................................29
      Ranking......................................29
      Liquidation Preference.......................29
      Conversion...................................30
      Voting Rights................................30
      Merger.......................................30
    Compass Series F Preferred Stock...............30
      Dividend.....................................30
      Redemption...................................30
      Ranking......................................30
      Liquidation Preference.......................31
      Conversion...................................31
      Voting Rights................................31
COMPARISON OF RIGHTS OF SHAREHOLDERS
OF WESTERN BANCSHARES AND COMPASS..................31
    Charter and Bylaw Provisions Affecting Compass
      Stock........................................31
    Certain Differences Between the Corporation
       Laws of New Mexico and Delaware and
       Corresponding Charter and Bylaw Provisions..32
      Merger.......................................32
      Appraisal Rights.............................32
      Special Meetings.............................33
      Actions Without a Meeting....................33
      Election of Directors........................33
      Voting on Other Matters......................33
      Preemptive Rights............................34
      Dividends....................................34
      Liquidation Rights...........................35
      Limitation of Liability and Indemnification..35
      Removal of Directors.........................36
      Inspection of Books and Records..............36
      Antitakeover Provisions......................36
RESALE OF COMPASS STOCK............................36
INFORMATION ABOUT COMPASS..........................37
    Incorporation of Certain Documents by
       Reference...................................37
    Interests of Certain Persons...................37
INFORMATION ABOUT WESTERN BANCSHARES...............37
    Services, Employees and Properties.............37
    Competition....................................37
    Legal Proceedings..............................38
    Market Price and Dividends.....................38
    Beneficial Ownership of Western Bancshares
       Common Stock by Western Bancshares Management
       and Principal Shareholders..................38
    Employee Stock Ownership Plan..................40
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
    FINANCIAL CONDITION............................41
    S-Corp Election in 1998........................41
    Results of Operations..........................41
      Net Income...................................41
      Net Interest Income..........................42
      Provision for Loan and Lease Losses..........47
      Non-Interest Income..........................47
      Non-Interest Expense.........................48
      Provision for Income Taxes...................49
    Liquidity and Capital Resources................50
    Changes in Financial Condition.................50
      Loan Portfolio...............................50
      Investment Portfolio.........................53
      Deposits.....................................57
    Short-Term Borrowings..........................59
    Return on Equity and Assets....................60
    Year 2000 Issues...............................60
    Market Risk....................................61
      Asset Liability Management...................61
      Gap Analysis.................................61
      Credit Risk..................................63
AVAILABLE INFORMATION..............................63
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....63
RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS.........64
EXPERTS............................................64
LEGAL OPINION......................................65
INDEMNIFICATION....................................65
OTHER MATTERS......................................65

                                     SUMMARY

         The following is a summary of the merger that is also contained in other sections of this document. This summary does not describe all information relating to the merger and is qualified by more detailed information and financial statements in other sections of this document, including the Appendices and the documents referred to or incorporated by reference in this document. YOU CAN HAVE COPIES OF THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE FOR FREE BY WRITING OR CALLING TIMOTHY R. JOURNY AT 15 SOUTH 20TH STREET, BIRMINGHAM, ALABAMA 35233 (TELEPHONE NO. (205) 558-5740). IN ORDER TO MAKE SURE YOU GET THEM ON TIME, PLEASE WRITE OR CALL BEFORE NOVEMBER 22, 1999.

    You should carefully read this entire document and the related documents.

                                                 PARTIES TO THE MERGER

COMPASS BANCSHARES, INC...........     Compass is a Delaware corporation which
                                       was organized in 1970. It is a bank
                                       holding company registered with the
                                       Board of Governors of the Federal
                                       Reserve System under the Bank Holding
                                       Company Act. Almost all of Compass'
                                       revenues are derived from its
                                       subsidiaries in Alabama, Texas, Florida
                                       and Arizona.

                                       On June 30, 1999, Compass and its
                                       subsidiaries had consolidated assets of
                                       $17.7 billion, consolidated deposits of
                                       $12.6 billion, and total shareholders'
                                       equity of $1.2 billion. SEE "AVAILABLE
                                       INFORMATION"; "INCORPORATION OF CERTAIN
                                       DOCUMENTS BY REFERENCE" AND "SELECTED
                                       FINANCIAL
                                       DATA."

                                       Compass' main offices are at 15 South
                                       20th Street, Birmingham, Alabama 35233,
                                       and its telephone number is 205/933-3000.

WESTERN BANCSHARES OF ALBUQUERQUE,
INC.  ............................     Western Bancshares is a New Mexico
                                       corporation which was organized in 1982.
                                       It is a bank holding company registered
                                       with the Federal Reserve System under
                                       the Bank Holding Company Act. Western
                                       Bancshares owns Western Bank, which was
                                       chartered in 1970 as Western State Bank.
                                       The Bank changed its name to Western
                                       Bank in 1974. Almost all of Western
                                       Bancshares revenues are derived from
                                       Western Bank.

                                       On June 30, 1999, Western Bancshares had total assets of $281.8 million, total deposits of $233.7 million, and total shareholders' equity of $32.8 million. SEE "SELECTED FINANCIAL DATA"; "INFORMATION ABOUT WESTERN BANCSHARES"; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WESTERN BANCSHARES" AND FINANCIAL STATEMENTS
                                       OF WESTERN BANCSHARES.

                                       Western Bancshares' main offices are at
                                       505 Marquette N.W., Albuquerque, New
                                       Mexico 87102, and its telephone number is 505/888-9000.

                                                      THE MEETING

TIME, DATE AND PLACE OF
THE SPECIAL MEETING...............     The Special Meeting of the shareholders
                                       of Western Bancshares will be held on
                                       Wednesday, December 15, 1999, at 10:00
                                       a.m. local time, at 505 Marquette N.W.,
                                       Albuquerque, New Mexico 87102. SEE "THE
                                       WESTERN BANCSHARES SPECIAL MEETING."

PURPOSE...........................     The purpose of the Special Meeting is to
                                       vote on the following proposals:

                                       (1)  the merger where Western Bancshares
                                            will become a subsidiary of Compass
                                            Bancshares, Inc. and you will
                                            receive shares of Compass common
                                            stock in exchange for your shares of
                                            Western Bancshares common stock; and

                                       (2)  any other business that comes before
                                            the Special Meeting.

VOTE REQUIRED.....................     A majority of Western Bancshares shares
                                       must vote to approve the merger.
                                       Compass stockholders do not have to
                                       approve the merger. SEE "THE WESTERN
                                       BANCSHARES SPECIAL MEETING."

SHARES
ENTITLED TO VOTE..................     Only record holders at the close of
                                       business on November 5, 1999 will get
                                       notice of and be allowed to vote at the
                                       Special Meeting. On the record date,
                                       there were 134,522 shares of Western
                                       Bancshares common stock outstanding.

OWNERSHIP
OF MANAGEMENT.....................     Certain directors and officers of
                                       Western Bancshares and Western Bank with the right to vote 68,488.25 shares of Western Bancshares common stock, or
                                       50.9% of the outstanding stock, have
                                       agreed to vote in favor of the merger
                                       agreement and the merger. As a result,
                                       it is almost certain that the merger
                                       agreement and the merger will be
                                       approved at the Special Meeting, no
                                       matter how you vote. SEE "SUMMARY--VOTE
                                       REQUIRED"; "THE MERGER--ADDITIONal
                                       AGREEMENTS" AND "INFORMATION ABOUT
                                       WESTERN BANCSHARES--BENEFICIAL OWNERSHIp
                                       OF WESTERN BANCSHARES COMMON STOCK BY
                                       WESTERN BANCSHARES MANAGEMENT AND
                                       PRINCIPAL SHAREHOLDERS."


                                                        THE MERGER

EFFECT OF THE MERGER..............     In the merger, you will get shares of
                                       Compass common stock in exchange for
                                       your shares of Western Bancshares common stock. After the merger, Western
                                       Bancshares will be a subsidiary of
                                       Compass. The officers and directors of
                                       Western Bancshares after the merger will be appointed by Compass. SEE "THE
                                       MERGER--GENERAL."

RECEIPT OF WESTERN BANCSHARES
     STOCK........................     If the merger is completed, Western
                                       Bancshares shareholders will get a total number of shares of Compass common stock equal to $80,000,000 divided by the average closing price of Compass common stock for the twenty days of trading before the fifth trading day before the effective time of the merger. No matter the average closing price, Western
                                       Bancshares' shareholders will not get
                                       less than 3,000,000 or more than
                                       3,333,333 shares of its common stock.
                                       For example, if the average closing
                                       price is $25.00, you will receive 23.8
                                       shares of Compass common stock for each
                                       share of Western Bancshares stock that
                                       you own.

WESTERN BANCSHARES' REASONS FOR
THE MERGER.......................      Western Bancshares' Board of Directors
                                       believes the merger gives you the
                                       opportunity to acquire an interest in a
                                       larger, more diversified financial
                                       institution, whose shares are more
                                       liquid and which does not depend mainly
                                       on the economic conditions in New
                                       Mexico. SEE "THE MERGER--BACKGROUND
                                       AND REASONS FOR THE MERGER" AND
                                       "--FEDERAL INCOME TAX CONSEQUENCES."

RECOMMENDATION OF THE BOARD
OF DIRECTORS OF WESTERN
     BANCSHARES...................     The Western Bancshares Board believes
                                       the terms of the merger are fair and in
                                       your best interests and has unanimously
                                       approved the merger agreement and the
                                       merger. THE WESTERN BANCSHARES BOARD
                                       UNANIMOUSLY RECOMMENDS THAT THE HOLDERS
                                       OF WESTERN BANCSHARES COMMON STOCK VOTE
                                       FOR THE MERGER AGREEMENT AND THE MERGER.
                                       SEE "THE MERGER--BACKGROUND AND REASONS
                                       FOR THE MERGER."

OPINION OF FINANCIAL ADVISOR......     Western Bancshares retained Hovde
                                       Financial, Inc. as its financial advisor in connection with the merger agreement and to evaluate the financial terms of the merger. Hovde delivered an opinion to the Western Bancshares Board that the consideration to be received by you in the merger is fair from a financial point of view. A copy of Hovde's opinion is attached to this document as Appendix
                                       III and is incorporated by reference.
                                       SEE "THE MERGER--OPINION OF WESTERN
                                       BANCSHARES' FINANCIAL ADVISOR."

CONDITIONS TO THE MERGER..........     The obligations of Compass and Western
                                       Bancshares to complete the merger depend on

                                       (1)    the approval by the shareholders
                                              of Western Bancshares,

                                       (2)    the opinion of Compass' counsel
                                              that the merger will be a
                                              tax-free reorganization,

                                       (3)    the opinion of Compass'
                                              independent auditors that the
                                              merger will be a
                                              "pooling-of-interests"
                                              transaction,

                                       (4)    approval of regulatory
                                              authorities, and

                                       (5)    other conditions usual in
                                              transactions like the merger. SEE
                                              "THE MERGER--OTHER TERMS AND
                                              CONDITIONS."


REGULATORY MATTERS................     To complete the merger, we must also
                                       receive regulatory approvals from the
                                       Federal Reserve System under the Bank
                                       Holding Company Act, the Director of the
                                       Financial Institutions Division of the
                                       Regulation and Licensing Department of
                                       the State of New Mexico and the Alabama
                                       Superintendent of Banks.

TERMINATION.......................     The merger agreement may be terminated:

                                       (1)    if the Boards of Directors of
                                              Western Bancshares and Compass
                                              agree;

                                       (2)    by either Western Bancshares or
                                              Compass if:

                                              -   the other party breaches the
                                                  merger agreement and that
                                                  breach is not fixed within 10
                                                  days;

                                              -   the other party does not
                                                  perform under the merger
                                                  agreement; or

                                              -   the merger is not completed by
                                                  April 23, 2000;

                                       (3)    by Compass if:

                                              -   Compass' environmental
                                                  inspections identify certain
                                                  environmental liabilities or
                                                  conditions; or

                                              -   Compass' year 2000
                                                  investigation of Western
                                                  Bancshares is adverse; or

                                       (4)    by Western Bancshares if the value
                                              of Compass common stock drops more
                                              than similar stock drops. SEE "THE
                                              MERGER--TERMINATION."


ACCOUNTING                             We intend that the merger will qualify as
TREATMENT.........................     a "pooling-of-interests" for accounting
                                       and financial reporting purposes. SEE
                                       "THE  MERGER--ACCOUNTING TREATMENT."

DISSENTERS' RIGHTS................     Under the provisions of the New Mexico
                                       Business Corporation Act, you can
                                       dissent from the merger. SEE "THE
                                       MERGER--DISSENTERS' RIGHTS" AND
                                       APPENDIX II.

FEDERAL INCOME TAX                     The merger will not be completed
CONSEQUENCES......................     if Compass does not receive an opinion
                                       of its counsel that the merger will be
                                       treated as a tax-free reorganization.
                                       SEE "THE MERGER--FEDERAl INCOME TAX
                                       CONSEQUENCES."




                                                  ADDITIONAL AGREEMENTS

EMPLOYMENT AGREEMENTS.............     Compass Bank, a subsidiary of Compass,
                                       and William T. Fietz entered into an
                                       employment agreement as of July 23,
                                       1999. Under the employment agreement,
                                       Mr. Fietz will serve as Chairman -
                                       Compass Bank Albuquerque for three years beginning at the effective time of the merger. Mr. Fietz's annual base salary will be $320,000 with merit increases based upon performance. Mr. Fietz will also get benefits like those that Compass Bank employees of equal title and base salary get. The agreement also contains noncompetition and confidentiality provisions.

                                       David E. Wintermute, Jason Shaffer, John
                                       D. Stewart and W. Michael Fietz also
                                       entered into employment agreements with
                                       Compass Bank as of July 23, 1999. The
                                       employment agreements are for two years
                                       starting at the effective time of the
                                       merger and each contains noncompetition
                                       and confidentiality provisions.

POOLING TRANSFER RESTRICTIONS
     AGREEMENTS...................     The directors, executive officers and
                                       certain principal shareholders of
                                       Western Bancshares entered into Pooling
                                       Transfer Restrictions Agreements with
                                       Compass and Western Bancshares in which
                                       they have agreed

                                       (1)        not to transfer any of their
                                                  shares of Western Bancshares
                                                  common stock 30 days prior to
                                                  the effective time of the
                                                  merger,

                                       (2)         not to transfer any shares of
                                                   Compass common stock they get
                                                   in the merger until financial
                                                   results covering at least 30
                                                   days of post-merger combined
                                                   operations of Western
                                                   Bancshares and Compass are
                                                   published, and

                                       (3)        not to transfer Compass common
                                                  stock except in compliance
                                                  with the applicable provisions
                                                  of the Securities Act of 1933
                                                  and the Exchange Act of 1934.

                            SELECTED FINANCIAL DATA

           The following table summarizes, where indicated, certain pro forma financial data for Compass, giving effect to the acquisition of Western Bancshares assuming that the merger had been effective at the beginning of 1994. The historical data of Western Bancshares as of and for the years ended December 31, 1998, 1997, 1996, 1995, and 1994 is derived from the audited financial statements of Western Bancshares. The historical data of Compass as of and for the years ended December 31, 1998, 1997, 1996, 1995, and 1994 is derived from the audited financial statements of Compass. The historical data of Compass and Western Bancshares as of and for the six months ended June 30, 1999, is derived from the unaudited financial statements of Compass and Western Bancshares, respectively. In the opinion of management of Compass and Western Bancshares, all adjustments considered necessary for a fair presentation have been included in the unaudited interim data. The pro forma income information does not necessarily indicate the results of operations had the proposed transaction occurred at the beginning of 1994, nor does it necessarily indicate the results of future operations. This information should be read with the historical consolidated financial statements and the related notes included or incorporated by reference in this document.

                                   (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
                          AS OF AND FOR
                          THE SIX MONTHS
                              ENDED                       AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                             JUNE 30,       ------------------------------------------------------------------------
                               1999              1998           1997           1996          1995          1994
                         -----------------  ------------------------------------------------------------------------

TOTAL ASSETS
  Compass                     $17,731,328     $17,288,908    $14,900,748   $13,724,190   $12,374,866    $10,944,505
  Western Bancshares              280,701         284,929        242,602       236,003       217,915        184,896

TOTAL DEPOSITS
  Compass                      12,610,602      12,013,446     10,907,162    10,933,002     9,592,063      8,665,378
  Western Bancshares              230,584         236,660        203,831       205,265       189,505        159,762

LONG-TERM DEBT
  Compass                       2,338,890       2,045,980      1,430,253       734,012       623,192        516,822
  Western Bancshares                  800             800          1,700         2,200         3,400          4,350

TOTAL SHAREHOLDERS'
EQUITY
  Compass                       1,179,094       1,196,141      1,068,019       952,509       873,479        734,629
  Western Bancshares               33,707          31,784         29,207        23,635        20,453         17,241

NET INTEREST INCOME
  Compass                         312,924         579,387        539,775       487,566       443,901        412,362
  Western Bancshares                6,884          12,913         11,816        11,136        10,922          9,660

NET INCOME (LOSS) FROM
  CONTINUING OPERATIONS
  Compass                         106,695         180,880        166,242       146,334       132,567        118,598
  Western Bancshares                4,462           6,759          3,934         3,617         3,376          2,316

NET INCOME (LOSS)
  PER COMMON SHARE FROM
  CONTINUING OPERATIONS (1)
  Compass

    Historical (3)                   0.93            1.60           1.48          1.32          1.20           1.08
    Pro forma                        0.94            1.62           1.48          1.31          1.20           1.07
  Western Bancshares
    Historical                      33.17           50.25          30.85         28.94         27.01          18.53
    Equivalent pro forma (2)        20.96           36.13          33.01         29.21         26.76          23.86

                                   (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
                           AS OF AND FOR
                          THE SIX MONTHS
                               ENDED                          AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                             JUNE 30,       ------------------------------------------------------------------------
                               1999               1998           1997           1996          1995          1994
                          ----------------  ------------------------------------------------------------------------

CASH DIVIDENDS PER
  COMMON SHARE:
  Compass
    Historical (3)                   0.40            0.70           0.63          0.57          0.50           0.41
    Pro forma                        0.41            0.72           0.62          0.56          0.49           0.40
  Western Bancshares
    Historical                      16.46           33.96           5.00          2.50          2.00           1.50
    Equivalent  pro forma (2)        9.12           16.10          13.78         12.38         10.84           8.88

SHAREHOLDERS' EQUITY
  (BOOK VALUE) PER COMMON
   SHARE:
  Compass
    Historical (3)                  10.28           10.30           9.37          8.37          7.68           6.60
    Pro forma                       10.30           10.31           9.37          8.36          7.66           6.58
  Western Bancshares
    Historical                     250.57          236.27         217.45        189.08        163.62         137.93
    Equivalent pro forma (2)       229.70          229.85         209.04        186.34        170.78         146.69

WEIGHTED AVERAGE NUMBER
    OF SHARES OUTSTANDING:
   Compass
     Historical (3)               113,269         111,295        110,163       108,908       109,402        109,005
     Pro forma                    116,269         114,295        113,163       111,908       112,402        112,005
   Western Bancshares
     Historical                       135             135            128           125           125            125

NUMBER OF COMMON SHARES
  OUTSTANDING AT END OF
  PERIOD:
   Compass
     Historical                   113,588          75,567         73,757        48,903        48,703         48,473
     Pro forma                    116,588          77,567         75,757        50,236        50,036         49,806
   Western Bancshares
     Historical                       135             135            135           125           125            125

---------------------

     (1) Net income per common share from continuing operations represents basic earnings per share.

     (2) Western Bancshares' Equivalent Pro Forma per share amounts are computed by multiplying Compass' Pro Forma amounts by the exchange ratio of 22.3012.

     (3) For comparative purposes, data has been restated to reflect the Stock Splits.

                                  MARKET PRICES

         Compass common stock is traded in the national over-the-counter securities market. Since July 1984, it has been quoted under the symbol "CBSS" on the Nasdaq National Market System.

         The following table shows the high and low sales prices for Compass common stock reported through the Nasdaq National Market System published in THE WALL STREET JOURNAL. The prices shown do not include retail mark-ups, mark-downs or commissions. All share values have been rounded to the nearest 1/8 of one dollar.

                                                         COMPASS COMMON STOCK
                                                         --------------------
                            PERIOD                          HIGH            LOW
                            ------                          ----            ---
                            1997
                            ----

                           First Quarter                   21 1/2          17 1/4
                           Second Quarter                  24 7/8          19 1/2
                           Third Quarter                   26 1/2          23
                           Fourth Quarter                  31 1/8          24 3/4

                            1998
                            ----
                           First Quarter                   35 1/2          27 5/8
                           Second Quarter                  33 1/4          28
                           Third Quarter                   31 5/8          22
                           Fourth Quarter                  26 1/4          19 1/4

                            1999
                            ----
                           First Quarter                   26              23
                           Second Quarter                  30 1/2          23 5/8
                           Third Quarter                   30 1/8          24 7/8
                           Fourth Quarter (through         27 1/2          24 7/8
                              October 29, 1999)

         On July 23, 1999, the business day before the announcement of the signing of the merger agreement, the last reported sale price for Compass common stock was $29 5/16. On October 29, 1999, the last reported sale price for Compass common stock was $26 11/16.

         There is no active public trading market for Western Bancshares common stock, which is sometimes traded in private transactions.

                                  RISK FACTORS

         YOU WILL NO LONGER CONTROL WESTERN BANCSHARES. You currently control Western Bancshares because you have the right to elect the Board of Directors of Western Bancshares and vote on other matters affecting Western Bancshares. The merger will transfer control of Western Bancshares from you to Compass. When the merger occurs, you will become a shareholder of Compass. Because of this, you will no longer be able to control or influence the management policies of Western Bancshares' operations, and as a shareholder of Compass, you will not be able to influence the management policies of Compass because you will hold a small percentage of the voting stock of Compass.

         COMPASS FACES SIGNIFICANT COMPETITION. Compass' bank subsidiaries compete with other banks on the basis of service, convenience and price. Because of regulatory changes and consumer demands, banks have experienced increased competition from other financial entities offering similar products. Competition from both bank and non-bank organizations will probably continue. SEE "INFORMATION ABOUT WESTERN BANCSHARES--COMPETITION".

         CHANGES IN THE ECONOMY MAY AFFECT COMPASS' BUSINESS. General economic conditions impact the banking industry. The credit quality of Compass' loan portfolio reflects the general economic conditions where it does business. The continued financial success of Compass and its subsidiaries depends on things beyond Compass' control, like national and local economic conditions, the supply and demand for investable funds, interest rates and federal, state and local laws. Any deterioration in any of these conditions could have a material adverse effect on Compass' financial condition and results of operations, which would probably negatively affect the market price of Compass common stock. SEE "MARKET PRICES".

         COMPASS' CHARTER AND BYLAWS MAY MAKE HOSTILE TAKEOVERS MORE DIFFICULT. Compass' Restated Certificate of Incorporation and Bylaws contain provisions which may make Compass a less attractive target for acquisition by anyone who does not have the support of Compass' Board of Directors. These provisions include the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules and a staggered Board of Directors. There is also a limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Western Bancshares' Articles of Incorporation and Bylaws do not have similar restrictions, although under New Mexico law Western Bancshares' shareholders may take action without a meeting only by unanimous written consent. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF WESTERN BANCSHARES AND COMPASS--CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS COMMON STOCK".

         THE SHARES YOU GET MAY BE WORTH LESS THAN $80,000,000. Because the market price of the shares of Compass common stock you will get in the merger is based on an average of the closing prices of Compass common stock as reported by the Nasdaq National Market System over a period of time, you could possibly receive shares of Compass common stock with a total market value less than $80,000,000. However, the shareholders of Western Bancshares will not get less than 3,000,000 shares of Compass common stock.

         SEE "SUPERVISION AND REGULATION" for a description of the regulatory considerations relating to the ownership of Compass common stock.

                     THE WESTERN BANCSHARES SPECIAL MEETING

GENERAL

         Western Bancshares of Albuquerque, Inc., a New Mexico corporation ("Western Bancshares") is sending you this document to provide you with information concerning the Agreement and Plan of Merger dated as of July 23, 1999, as amended, by and among Compass Bancshares, Inc. ("Compass"), Compass Western Acquisitions, Inc., a New Mexico corporation and wholly owned subsidiary of Compass ("Merger Sub"), and Western Bancshares (the "Merger Agreement") and the merger of Merger Sub with and into Western Bancshares (the "Merger") and to solicit your proxy for use at the Special Meeting to be held on December 15, 1999 at the time and place set forth in the accompanying notice and at any adjournments thereof.

MATTERS TO BE CONSIDERED

         At the Special Meeting, the shareholders of Western Bancshares will consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger. THE WESTERN BANCSHARES BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT HOLDERS OF WESTERN BANCSHARES COMMON STOCK VOTE FOR THE MERGER AGREEMENT AND THE MERGER. SEE "THE MERGER."

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

         The Western Bancshares Board of Directors has fixed the close of business on November 5, 1999 as the record date ("Record Date") for determining holders entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 134,522 shares of Western Bancshares common stock, par value $1.00 per share ("Western Bancshares Common Stock"), issued and outstanding, each of which entitled its holder to one vote. The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Western Bancshares Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

VOTES REQUIRED; VOTING AND REVOCATION OF PROXIES, EFFECT OF ABSTENTION AND NON-VOTES

         Under New Mexico law, the affirmative vote of the holders of a majority of the outstanding shares of Western Bancshares Common Stock is required for approval of the Merger and the Merger Agreement. Any shareholder giving a proxy has the right to revoke it at any time prior to the Special Meeting by signing another proxy with a later date or giving notice of such revocation to the Secretary at or prior to the meeting.

         Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. The failure to submit a proxy or to vote at the Special Meeting will have the same effect as a vote against the Merger and the Merger Agreement.

         THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF WESTERN BANCSHARES. ACCORDINGLY, HOLDERS OF WESTERN BANCSHARES COMMON STOCK ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SOLICITATION OF PROXIES

         Proxies will be solicited by mail, and may also be solicited personally, by telephone, facsimile transmission or other means by the directors, officers and employees of Western Bancshares, with no special or extra compensation therefor, although such officers, directors and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Western Bancshares Common Stock held of record by such persons, and Western Bancshares may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur in that regard. Expenses incurred in connection with the Merger, including those attributable to the solicitation of proxies, will be paid by the party to the Merger Agreement incurring the expense.

                                   THE MERGER

         The following information relating to the Merger is not intended to be a complete description of all information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this document, including the Appendices hereto and the documents referred to herein or incorporated herein by reference. A copy of the Merger Agreement is included as Appendix I, and is incorporated herein by reference. All shareholders of Western Bancshares are urged to read the Merger Agreement in its entirety.

GENERAL

         The Merger Agreement provides for the merger of Merger Sub with and into Western Bancshares in accordance with the terms and conditions of the Merger Agreement. Western Bancshares will be the surviving entity in the Merger and the separate existence of Merger Sub will cease. After the effective time of the Merger (the "Effective Time"), the officers and directors of Merger Sub will be the officers and directors of the surviving entity. Compass intends that the Bank's personnel will remain following the Merger. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS"; "THE MERGER--OPERATIONS AFTER THE MERGER"; "THE MERGER--GOVERNMENT APPROVALS"; AND APPENDIX I.

         The Merger Agreement provides that each share of Western Bancshares Common Stock, issued and outstanding immediately prior to the Effective Time, other than dissenting shares, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below ("Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such share. For the purposes of determining the number of shares issued and outstanding, the number of shares issued and outstanding shall be increased by the number of shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire shares which is in effect or outstanding prior to the Effective Time.

         As Merger Consideration, Compass shall issue to the holders of the shares an aggregate number of shares of the common stock of Compass, par value $2.00 per share ("Compass Common Stock"), which is equal to $80,000,000 divided by the average closing sale price of the Compass Common Stock as reported by the Nasdaq National Market System for the twenty days of trading preceding the fifth trading day prior to the Effective Time ("Share Determination Market Value"). In the event the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued to be less than 3,000,000, Compass will issue to the holders of the shares of Western Bancshares Common Stock an aggregate number of shares of Compass Common Stock equal to 3,000,000. In the event that the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued to be greater than 3,333,333, Compass will issue to the holders of the shares of Western Bancshares Common Stock an aggregate number of shares of Compass Common Stock equal to 3,333,333 to Western Bancshares' shareholders.

         In the event Compass enters into a definitive written agreement to be acquired (by merger or otherwise) prior to the Effective Time, Compass will issue to the holders of the shares of Western Bancshares Common Stock an aggregate number of shares of Compass Common Stock equal to 3,333,333.

         Each share of capital stock of Merger Sub issued and outstanding immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into 134,522 shares of common stock of the surviving corporation.

         Assuming that there will be 134,522 shares of Western Bancshares Common Stock issued and outstanding immediately prior to the Effective Time, a Share Determination Market Value of $25.00 and the satisfaction of all conditions to closing, each shareholder of Western Bancshares (except for shareholders choosing to exercise their dissenters' rights) will be entitled to receive approximately 23.8 shares of Compass Common Stock for each share of Western Bancshares Common Stock held.

         Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Share Determination Market Value.

         The Merger Agreement also provides that the Merger Consideration, consisting of shares of Compass Common Stock, shall be adjusted to give effect to any stock dividends or splits, reclassifications, recapitalizations or conversions with respect to Compass Common Stock when the record date or payment date occurs prior to the Effective Time. SEE "SUMMARY--THE MERGER"; "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' RIGHTS"; APPENDIX I; AND APPENDIX II.

         The Merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Western Bancshares Common Stock entitled to vote thereon. Certain directors and executive officers of Western Bancshares and Western Bank (and certain of their spouses and related interests) owning or otherwise controlling the right to vote 68,488.25 shares of Western Bancshares Common Stock, comprising approximately 50.9% of the total shares of Western Bancshares Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to a voting agreement ("Voting Agreement"), to vote their shares in favor of the Merger. Therefore, it is virtually assured that the Merger will be approved at the Special Meeting, regardless of the vote of the other shareholders. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

         Merger Sub has 100 shares of common stock, issued and outstanding, all of which is owned and held by Compass. Subject to the satisfaction or waiver of all of the conditions to the parties' obligations to effect the Merger, Compass, as sole shareholder of Merger Sub, will approve the Merger Agreement in the manner prescribed by the New Mexico Business Corporation Act. SEE "SUMMARY--SHAREHOLDER VOTES REQUIRED".

         The Merger will be effective as soon as practicable following the receipt of all necessary regulatory approvals and the satisfaction of all conditions to the consummation of the Merger, provided, however, that the closing of the Merger shall not occur prior to January 13, 2000. At the Effective Time, by operation of law, holders of Western Bancshares Common Stock (other than those shareholders who perfect their dissenters' rights of appraisal) will become owners of Compass Common Stock and will no longer be owners of Western Bancshares Common Stock. After the Effective Time, all certificates for Western Bancshares Common Stock will represent the right to receive Compass Common Stock pursuant to the Merger Agreement, but otherwise will be null and void after such date. SEE "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' RIGHTS"; AND APPENDIX II.

BACKGROUND AND REASONS FOR THE MERGER

         During the normal course of its business, Western Bancshares has historically received inquiries regarding its willingness to consider an acquisition by, or affiliation with, larger financial institutions. Consistent with its fiduciary obligations to its shareholders, Western Bancshares has considered such inquiries and evaluated them for the level and form of consideration proposed, the seriousness and specificity which has been conveyed to Western Bancshares in terms of consideration, the expected future operation of Western Bancshares, and other considerations and factors deemed relevant by Western Bancshares, in formulating its business plan with the intent to provide maximum value to its shareholders by enhancing its franchise as the pre-eminent independent bank serving the Albuquerque metropolitan area. The Board of Directors of Western Bancshares consistently evaluates the cost of providing the increasingly broad array of financial products and alternative delivery channels to remain competitive in the marketplace, while continuing to deliver excellent service to its customers and providing exceptional returns to its shareholders.

         As the nature of banking has become increasingly competitive, larger organizations have demonstrated a willingness to pay a premium for attractive franchises in high-growth markets such as Albuquerque, New Mexico. As a result, in January 1999 Western Bancshares was approached by Compass regarding a potential acquisition, the general parameters of which Western Bancshares' Board of Directors believed merited consideration.

         In considering a possible business combination with Compass, Western Bancshares' Board of Directors retained Hovde Financial, Inc. ("Hovde") to assist and advise it in exploring such a transaction. In evaluating whether to affiliate with Compass, Western Bancshares considered the value of Compass Common Stock; competitive conditions in the market served by Western Bancshares; Western Bancshares' ability to provide, on a cost-effective basis, the ever-increasing and broadening array of financial services products demanded by customers; the fact that Compass Common Stock is publicly-traded, thereby representing a more liquid investment than Western Bancshares' Common Stock; the appreciation in the price of Compass Common Stock over the past ten years and Compass' history of paying dividends. In addition, Western Bancshares believed that affiliating with Compass, a larger financial institution with significantly greater resources and expertise, offered expansion opportunities, financial products and services not otherwise available to Western Bancshares and its customers, which would better enable Western Bancshares to compete. Western Bancshares and its Board of Directors determined that Western Bancshares' competitive position and the value of its stock could best be enhanced through affiliation with Compass.

         Hovde provided Compass with information regarding Western Bancshares (with the consent of Western Bancshares and pursuant to a confidentiality agreement), and thereafter preliminary discussions were held with Compass regarding the potential for a possible transaction.

         As a result of these discussions, Western Bancshares and Compass commenced extensive negotiations in May, 1999.

         Following arm's length negotiations between representatives of Compass and Western Bancshares, Compass and Western Bancshares entered into the Merger Agreement. The aggregate price to be paid to holders of Western Bancshares Common Stock resulted from negotiations which considered the historical earnings and dividends of Compass and Western Bancshares; the potential growth in Western Bancshares' market and earnings, both as an independent entity and as a part of a larger organization, such as Compass; Western Bancshares' asset quality, and the effect of the Merger on the shareholders, customers, and employees of Western Bancshares. "SEE "SUMMARY--THE MERGER".

         Compass has considered expansion opportunities in the Southwestern United States. Acquiring Western Bancshares will allow Compass to expand its presence into New Mexico and will also result in some economies of scale.

         For the reasons set forth above, the Western Bancshares Board of Directors unanimously approved the Merger and recommends approval of the transaction by Western Bancshares' shareholders.

         SEE "SUMMARY--THE MERGER"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WESTERN BANCSHARES--CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION".

         Subject to satisfaction of certain conditions contained in the Merger Agreement, Western Bancshares' Board of Directors believes the Merger to be fair and in the best interest of Western Bancshares' shareholders. WESTERN BANCSHARES' BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE WESTERN BANCSHARES' SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER and has authorized consummation thereof, subject to approval of Western Bancshares' shareholders, federal and state bank regulators and the satisfaction of certain other conditions. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS."

FINANCIAL ADVISOR OPINION

         The full text of the Fairness Opinion, which sets forth, among other things, assumptions made, matters considered and qualifications and limitations on the review undertaken, is attached hereto as Appendix III and is incorporated herein by reference. Western Bancshares' shareholders are urged to read the Fairness Opinion in its entirety. The Fairness Opinion, which was directed to the Western Bancshares' Board of Directors, addresses only the fairness to the shareholders of Western Bancshares, from a financial point of view, of the Merger Consideration, and does not constitute a recommendation to any Western Bancshares shareholder as to how such shareholder should vote with respect to the Merger. The Fairness Opinion was rendered to Western Bancshares' Board of Directors for its consideration in determining whether to approve the Merger Agreement. The following summary of the Fairness Opinion is qualified in its entirety by reference to the full text of the Fairness Opinion.

         No limitations were imposed by Western Bancshares on the scope of Hovde's investigation or the procedures to be followed by Hovde in rendering the Fairness Opinion. Hovde did not make any recommendation to Western Bancshares' Board of Directors as to the form or amount of consideration to be paid by Compass to Western Bancshares in connection with the Merger, both of which were determined through arm's-length negotiations between the parties. In arriving at its opinion, Hovde did not ascribe a specific range of value to Compass or Western Bancshares, but rather made its determination as to the fairness, from a financial point of view, of the Merger Consideration, on the basis of the financial and comparative analyses described below. Hovde was not requested to opine as to, and the Fairness Opinion does not address, Western Bancshares' underlying business decision to proceed with or effect the Merger.

          During the course of the engagement, Hovde reviewed and analyzed material bearing upon the financial and operating condition of Compass and Western Bancshares and material prepared in connection with the Merger, including the following: the Merger Agreement; certain publicly available information concerning Compass and Western Bancshares, including, as applicable:
Compass' and Western Bancshares' audited consolidated financial statements for each of the three years ended December 31, 1998; documents filed with the Securities and Exchange Commission (the "Commission"), the Federal Deposit Insurance Corporation, Federal Reserve System ("Federal Reserve") and other state or other regulatory agencies, as applicable and/or appropriate, for the aforementioned three year period and for the quarterly periods ended March 31, 1998 and March 31, 1999, respectively; as applicable, recent internal reports and/or financial projections regarding Compass and Western Bancshares; the nature and terms of recent sale and merger transactions involving banks and bank holding companies that Hovde considered relevant; and financial and other information provided to us by the management of Compass and Western Bancshares.

          In rendering the Fairness Opinion, Hovde assumed and relied upon the accuracy and completeness of the financial and other information provided to it by Western Bancshares or Compass without assuming any responsibility for independent verification of such information and further relied upon the assurances of the management of Compass and Western Bancshares that they were not aware of any facts or circumstances that would make such information, provided by them, inaccurate or misleading. With respect to financial statements and/or projections to the extent such were provided by Compass and Western Bancshares, Hovde assumed that such financial statements and/or projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective management of Compass and Western Bancshares. Hovde assumed that the Merger will be accounted for using the pooling method of accounting. In rendering the Fairness Opinion, Hovde did not conduct a physical inspection of the properties and facilities of Compass or Western Bancshares and did not make or obtain any evaluations or appraisals of the assets or liabilities of Compass or Western Bancshares. In addition, Hovde noted that it is not expert in the evaluation of loan portfolios or allowances for loan, lease or real estate owned losses, and it assumed that the allowances for loan, lease and real estate owned losses (as currently stated or as adjusted for in connection with the Merger or otherwise) provided to it by Western Bancshares and used by it in its analysis and in rendering its Fairness Opinion were in the aggregate adequate to cover all such losses. The Fairness Opinion was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date the Fairness Opinion.

         The following is a summary of the analyses Hovde performed in rendering its Fairness Opinion. In connection with the preparation and delivery of the Fairness Opinion to the Board of Directors of Western Bancshares, Hovde performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Hovde did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Hovde. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses did not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

         Merger Value Analysis. Hovde calculated the price-to-tangible book, price to earnings multiple, and deposit premium paid, (defined as the merger value less the tangible book value of Western Bancshares, divided by Western Bancshares' core deposits), in the Merger using March 31, 1999 financial data and the closing price for Compass Common Stock for the twenty trading days ended July 16, 1999. This analysis yielded an aggregate merger value of $81,478,140, a price-to-tangible book value multiple of 300.82%, a price to last twelve months' earnings multiple of 16.26x (for comparative purposes, Hovde assumed a 34% tax rate for the three quarters during which Western Bancshares was not a Subchapter S corporation), and a deposit premium of 30.69%.

          Comparable Company Analysis - Compass. Using publicly available information, Hovde compared the financial performance and stock market valuation of Compass with the following selected banking institutions with assets between $10 billion and $30 billion located in the southern and rocky mountain regions of the United States (the "Comparable Bank Group") deemed relevant by Hovde:
AmSouth Bancorporation (AL), Commerce Bancshares, Inc. (MO), First American Corp. (TN), First Tennessee National Corp. (TN), Hibernia Corp. (LA), Regions Financial Corp. (AL), Union Planters Corp. (TN), and Zions Bancorp. (UT). Indications of such financial performance and stock market valuation included profitability (median return on average assets and return on average equity for the latest twelve month period ended June 30, 1999, of 1.24% and 17.83%, respectively, for Compass and medians of 1.24% and 16.44%, respectively, for the Comparable Bank Group); the ratio of tangible equity to tangible assets (5.69% for Compass and a median of 7.06% for the Comparable Bank Group); the ratio of non-performing assets to total assets (0.36% for Compass and a median of 0.39% for the Comparable Bank Group); current stock price to earnings for the latest twelve month period ended June 30, 1999 (15.04 times for Compass and a median of 16.73 times for the Comparable Bank Group); current stock price to tangible book value as of June 30, 1999 (293.83% for Compass and a median 298.28% for the Comparable Bank Group).

         Because of the inherent differences in the businesses, operations, financial conditions and prospects of Western Bancshares, Compass and the companies included in the Comparable Bank Groups, Hovde believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Merger. Hovde believed that the appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning the differences between Western Bancshares and the companies included in the Comparable Bank Group which would affect the trading values of the comparable companies.

         Comparable Transaction Analysis. Using publicly available information, Hovde reviewed certain terms and financial characteristics, including historical price-to-earnings ratio, the price-to-book ratio, the price-to-tangible book ratio, and the deposit premium paid in prior commercial banking institution merger or acquisition transactions in Arizona, Colorado, Nevada, New Mexico and Utah announced since January 1, 1998 (the "Comparable Bank Transactions Group"). The median values for these transactions for the price-to-latest-twelve-months-earnings ratio and price-to-tangible book ratio were 18.8x and 349.9%, respectively. These compared to the Merger Consideration provided for in the Merger Agreement of 17.6x and 300.82%, respectively, based on the closing price of Compass Common Stock for the twenty trading days ended July 16, 1999. The range of deposit premiums paid in these transactions was from 3.4% to 55.8%, with an median value of 25.5%, compared to a deposit premium of 30.7% implied in the Merger Agreement.

         Because the reasons for and circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the businesses, operations, financial conditions and prospects of Western Bancshares, Compass and the companies included in the Comparable Bank Transactions Group, Hovde believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of rendering the fairness opinion. Hovde believed that the appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning the differences between the characteristics of these transactions and the Merger which would affect the acquisition values of the acquired companies and Western Bancshares.

         Pro Forma Merger Analysis. Hovde compared Western Bancshares' estimated earnings attributable to its common shareholders for 1999 based on various internal projections for 1999 earnings provided by Western Bancshares. Based upon the average IBES analyst estimates for Compass for 1999, and without giving effect to the impact of the Merger on such estimates, Hovde concluded that the Merger Consideration would result in various levels of accretion to Western Bancshares' common shareholders, depending upon a variety of assumptions, including market trends, Western Bancshares' and Compass' operating performance, capital management strategies, and other variables.

         Hovde is a nationally recognized investment banking firm. Hovde, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, private placements and valuations for corporate and other purposes. Pursuant to a letter agreement dated February 8, 1999, between Western Bancshares and Hovde (the "Hovde Agreement"), Western Bancshares engaged Hovde to advise it with respect to a potential business combination (the "Transaction") with Compass and, in the event a Transaction was consummated with Compass, agreed to pay to Hovde a fee in the amount of 1.0% of the Purchase Price, as defined in the Hovde Agreement. The Hovde Agreement also provides for Western Bancshares to provide indemnification to Hovde and its affiliates against certain liabilities to which it may become subject to as a result of its services to Western Bancshares under the Hovde Agreement, including liabilities under securities laws, as well as other specified conditions.

OPERATIONS AFTER THE MERGER

         Compass and Western Bancshares intend that following consummation of the Merger, Western Bank (the "Bank") will merge with and into Compass Bank ("Subsequent Merger"). Following the Subsequent Merger, the separate existence of the Bank will cease, and Compass Bank will continue as the surviving entity.

OTHER TERMS AND CONDITIONS

         The Merger Agreement contains a number of terms, conditions, representations and covenants which must be satisfied as of the Effective Time, including, but not limited to, the following:

         (i) The receipt of regulatory approvals which approvals shall not have imposed any condition or requirement which in the judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration of any applicable waiting periods with respect thereto. SEE "THE MERGER--GOVERNMENT APPROVALS";

         (ii) The closing of the Merger will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

         (iii) The approval of the Merger Agreement by Western Bancshares' shareholders entitled to vote at the Special Meeting;

         (iv) The Registration Statement relating to the Compass Common Stock shall be effective under the Securities Act of 1933, as amended ("Securities Act"), and any applicable state securities or blue sky laws and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or any proceedings under the Commission or applicable state securities authorities rules with respect to the transaction contemplated hereby, shall be pending before or threatened by the Commission or any applicable state securities or blue sky authorities;

         (v) All representations and warranties of Western Bancshares and Compass shall be true and correct in all material respects as of the date of the Merger Agreement and at and as of the Effective Time;

         (vi) Western Bancshares and Compass shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in the Merger Agreement to be performed or complied with by them prior to the Effective Time;

         (vii) There shall not have occurred a material adverse effect with respect to Western Bancshares or its subsidiaries, or Compass;

         (viii) The directors of Western Bancshares and its subsidiaries shall have delivered to Compass an instrument dated the Effective Time releasing Western Bancshares and its subsidiaries from any and all claims of such directors (except as to their deposits and accounts and accrued and deferred compensation, certain rights as to tax matters and as to rights of indemnification pursuant to the Merger Agreement, the Articles of Incorporation, Association or Bylaws of Western Bancshares and its subsidiaries) and shall have delivered to Compass their resignations as directors of Western Bancshares and its subsidiaries;

         (ix) The officers of Western Bancshares and its subsidiaries shall have delivered to Compass an instrument dated the Effective Time releasing Western Bancshares and its subsidiaries from any and all claims of such officers (except as to deposits and accounts and accrued and deferred compensation permitted by their respective agreements with Western Bancshares or its subsidiaries, certain rights as to tax matters and to the rights of indemnification pursuant to the Merger Agreement, the Articles of Incorporation, Association or Bylaws of Western Bancshares and its subsidiaries);

         (x) Compass and Western Bancshares shall have received the opinions of counsel to Western Bancshares, Compass and Merger Sub acceptable to them;

         (xi) The holders of no more than 10% of Western Bancshares Common Stock, or such number that will not disqualify the merger for pooling-of-interests accounting treatment, shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

         (xii) Compass shall have received a letter from its independent public accountants dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with the Merger Agreement;

         (xiii) The aggregate amount of all Western Bancshares indebtedness shall not exceed $800,000;

         (xiv) Compass shall have received from holders of Western Bancshares Common Stock receiving at least 50% of the total Merger Consideration a representation that they have no present plan or intention to sell or otherwise dispose of shares of Western Bancshares prior to and in connection with the Merger to Western Bancshares or any party related to Western Bancshares or Compass and shares of Compass Common Stock received in the Merger to Compass or any party related to Compass;

         (xv) Compass shall have received an opinion of counsel that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); SEE "SUMMARY-FEDERAL INCOME TAX CONSEQUENCES" AND "THE MERGER-FEDERAL INCOME TAX CONSEQUENCES";

         (xvi) Western Bancshares shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of Western Bancshares of which Western Bancshares has knowledge from and including the date of the Merger Agreement through the Effective Time;

         (xvii) Compass shall have determined in its reasonable judgment that certain liabilities and obligations of Western Bancshares do not have a material adverse effect;

         (xviii) Western Bancshares shall have accrued all professional fees incurred in connection with the Merger in 1999;

         (xix) all software, firmware, hardware, equipment, microprocessing chips and other data processing devices and services (both as a recipient and as a provider), capabilities and facilities utilized by, and material to the business operations or financial condition of, Western Bancshares and its subsidiaries and Compass shall have been able to record and process all calendar dates since the date of the Merger Agreement correctly with four-digit year processing and shall have been able to communicate with other applicable systems to accept two-digit year date data in a manner that resolves any ambiguities as to century in a properly defined manner;

         (xx) all critical third parties of Western Bancshares and its subsidiaries and Compass are Year 2000 Compliant (as defined in the Merger Agreement) in all material respects;

         (xxi) Western Bancshares shall have provided that there shall not be any compensation deferred under the deferred compensation agreements between Western Bancshares or its subsidiaries and their officers and/or directors after the Effective Time;

         (xxii) All warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire Western Bancshares Common Stock shall have been exercised or converted, or shall have expired, lapsed or terminated, prior to the Effective Time;

         (xxiii) Western Bancshares and its subsidiaries shall have delivered to the directors of Western Bancshares and its subsidiaries an instrument dated the Effective Time releasing such directors from any and all claims of Western Bancshares and its subsidiaries (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors by Compass or Merger Sub in connection with the transactions contemplated by the Merger Agreement; and

         (xxiv) Compass and Western Bancshares shall have received certificates of the other as to certain items described above.

Any condition to the consummation of the Merger may be waived in writing by the party to the Merger Agreement entitled to the benefit of such condition. SEE APPENDIX I.

NO SOLICITATION

         Western Bancshares has agreed under Section 6.6 of the Merger Agreement
(1) not to solicit, entertain or negotiate with respect to any offer to acquire Western Bancshares or any of its subsidiaries from any other person, (2) not to provide any information to any other person in connection with a possible acquisition of Western Bancshares or any of its subsidiaries, and (3) immediately upon receipt of any such unsolicited offer, to communicate to Compass the terms of any proposal or request for information and the identities of the parties involved. SEE APPENDIX I.

ADDITIONAL AGREEMENTS

         Voting Agreement. Certain directors and executive officers of Western Bancshares and Western Bank (and certain of their spouses and related interests) owning or otherwise controlling the right to vote 68,488.25 shares of Western Bancshares Common Stock, comprising approximately 50.9% of the total shares of Western Bancshares Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Voting Agreement, to vote their shares in favor of the Merger. Therefore, it is virtually assured that the Merger will be approved at the Special Meeting, regardless of the vote of the other shareholders.

         William T. Fietz Employment Agreement. Compass Bank and William T. Fietz entered into an employment agreement as of July 23, 1999 (the "William T. Fietz Employment Agreement") pursuant to which Mr. Fietz will serve as Chairman
- Compass Bank Albuquerque for a period of three years commencing at the Effective Time. Mr. Fietz shall receive an annual base salary of $320,000 per year with merit increases in accordance with Compass Bank's salary administration program based upon performance. Mr. Fietz shall also be able to participate, up to 50% of his annual base salary, in the Compass Bancshares, Inc. executive incentive program with the payment for

2000 in the amount of $160,000 being guaranteed. In addition to other benefits, Mr. Fietz will be provided such benefits as are made generally available to employees of equal title and base salary on the same basis as Compass Bank makes such benefits available to other employees. The William T. Fietz Employment Agreement provides that Mr. Fietz will not disclose to any other person any confidential information of Compass Bank or its affiliates or Western Bancshares or the Bank. In addition, for the consideration of $250,000 per year for seven years beginning upon his termination, Mr. Fietz will not directly or indirectly compete with Western Bancshares, the Bank, Compass Bank or its affiliates for a period of seven years after his employment with Compass Bank is terminated.

         Each of David E. Wintermute, Jason Shaffer, John D. Stewart and W. Michael Fietz entered into employment agreements with Compass Bank executed as of July 23, 1999. The employment agreements are each for a term of two years commencing at the Effective Time and each contains noncompetition and confidentiality provisions.

         Pooling Transfer Restrictions Agreements. The directors, executive officers and certain principal shareholders of Western Bancshares have entered into Pooling Transfer Restrictions Agreements with Compass and Western Bancshares pursuant to which they have agreed, among other things, (1) not to transfer any of their respective shares of Western Bancshares Common Stock within 30 days prior to the Effective Time, (2) not to transfer any shares of Compass Common Stock acquired by them in the Merger until the publication of financial results covering at least 30 days of post-Merger combined operations of Western Bancshares and Compass, except for shareholder pledges to secure loans, provided the lender agrees to be bound by the terms of the Pooling Transfer Restrictions Agreement, and (3) not otherwise to transfer such Compass Common Stock except in compliance with the applicable provisions of the Securities Act and the Exchange Act of 1934, as amended ("Exchange Act"), and the respective rules and regulations thereunder.

BUSINESS PENDING EFFECTIVE TIME

         The Merger Agreement imposes certain limitations on the conduct of Western Bancshares' business pending consummation of the Merger. Among other things, Western Bancshares must conduct its businesses only in the ordinary course, consistent with prudent banking practices. SEE "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

AMENDMENT

         The Merger Agreement may be amended or supplemented at any time, before or after the Special Meeting, by an instrument in writing duly executed by all the parties thereto. However, no change which reduces the Merger Consideration or materially and adversely affects the rights of Western Bancshares' shareholders can be made after the Special Meeting without the required approval of Western Bancshares' shareholders.

TERMINATION

         The Merger Agreement may be terminated and the Merger abandoned, notwithstanding approval by Western Bancshares' shareholders, at any time before the Effective Time by:

         (i) Mutual written consent duly authorized by the Boards of Directors of Compass and Western Bancshares;

         (ii) Compass (a) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of Western Bancshares which constitutes a material adverse effect, (b) if there shall be a breach of Section 6.10 of the Merger Agreement relating to environmental matters, (c) if there shall be a breach of Section 6.16 of the Merger Agreement relating to year 2000 matters, or (d) if any of the conditions to Closing contained in Section 7.1 or 7.2 of the Merger Agreement are not satisfied or waived in writing by Compass;

         (iii) Western Bancshares (a) if Western Bancshares learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of Compass which constitutes a material adverse effect, (b) if any of the conditions to Closing contained in Section 7.1 or

                  7.3 of the Merger Agreement are not satisfied or waived in writing by Western Bancshares, or (c) if at any time during the two business day period following the fifth trading day prior to the closing of the Merger, both of the following conditions are satisfied:

                  (1)      the Share Determination Market Value is less than
                           $24; and

                  (2) (i) the number obtained by dividing the Share Determination Market Value by the last reported sale price per share of Compass Common Stock on July 23, 1999, as reported by Nasdaq National Market System shall be less than (ii) the number obtained by dividing the average of the Index Values for the twenty days of trading preceding the fifth trading day prior to the Effective Time by the Index Value of the Nasdaq Index Banks as published by Nasdaq on July 23, 1999 and subtracting 0.15 from the quotient obtained thereby.

         (iv) Compass or Western Bancshares if the Effective Time shall not have occurred on or before April 23, 2000; or

         (v) Compass or Western Bancshares if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is final and nonappealable. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; "THE MERGER--GENERAL"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

EXCHANGE OF SHARES

         Prior to the Effective Time, and pursuant to an exchange agreement in the form attached as Exhibit C to the Merger Agreement (the "Exchange Agent Agreement"), Compass shall deposit or cause to be deposited in trust with Continental Stock Transfer & Trust Company (the "Exchange Agent"), cash in an aggregate amount estimated to be sufficient to make cash payments to Western Bancshares' shareholders in lieu of fractional shares of Compass Common Stock and to make appropriate cash payments, if any, to dissenting shareholders.

         Promptly after the Effective Time, the Exchange Agent will furnish each holder of record of Western Bancshares Common Stock as of the Effective Time with transmittal materials in the form attached as Exhibit K to the Merger Agreement for use in exchanging certificates representing Western Bancshares Common Stock for certificates representing Compass Common Stock in accordance with the Exchange Agent Agreement. The transmittal materials will contain information and instructions with respect to the procedure for exchanging such certificates. The certificates for Compass Common Stock will be delivered to the persons entitled thereto within a reasonable time after delivery of Western Bancshares Common Stock certificates for exchange accompanied by the appropriate transmittal materials.

         Under the terms of the Merger Agreement, Compass will not issue certificates representing fractional shares of Compass Common Stock, and in lieu thereof shall pay cash to any holder of Western Bancshares Common Stock otherwise entitled to receive such fractional share. Such cash payment shall be based on the Share Determination Market Value. SEE "SUMMARY-FEDERAL INCOME TAX CONSEQUENCES"; "THE MERGER-FEDERAL INCOME TAX CONSEQUENCES"; AND APPENDIX I.

         Former shareholders of Western Bancshares shall be entitled to vote after the Effective Time at any meeting of Compass shareholders the number shares of Compass Common Stock into which their shares are converted, regardless of whether such shareholders have exchanged their certificates. Immediately after the Effective Time, shareholders of Western Bancshares shall be entitled to dividends with respect to shares of Compass Common Stock received by them in the Merger, provided that, no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's shares of Western Bancshares Common Stock are surrendered in exchange therefor.

         Upon the Effective Time of the Merger, former Western Bancshares' shareholders will cease to have any rights as shareholders of Western Bancshares, and Western Bancshares' shareholders shall have only the right to receive the Merger Consideration specified in the Merger Agreement or, in the case of dissenting shareholders, to exercise their rights under New Mexico law. SEE "THE MERGER--DISSENTERS' RIGHTS".

DISSENTERS' RIGHTS

         By following the specific procedures set forth in the New Mexico Business Corporation Act ("NMBCA"), Western Bancshares' shareholders have a statutory right to dissent from the Merger. If the Merger is approved and consummated, any Western Bancshares shareholder who properly perfects his dissenters' rights will be entitled, upon consummation of the Merger, to receive an amount of cash equal to the fair value of his shares of Western Bancshares Common Stock rather than receiving the consideration set forth in the Merger Agreement. The following summary is not a complete statement of statutory dissenters' rights of appraisal, and such summary is qualified by reference to the applicable provisions of the NMBCA, which are reproduced in full in Appendix II to this document. A shareholder must complete each step in the precise order prescribed by the statute to perfect his dissenter's rights of appraisal.

         Any holder of Western Bancshares Common Stock electing to exercise his right of dissent (a "Dissenting Shareholder") shall file with Western Bancshares, prior to or at the Special Meeting, a written objection to the Merger. If the Merger is approved by the required vote and the Dissenting Shareholder has not voted in favor thereof, the Dissenting Shareholder may, within ten days after the date on which the vote was taken, make written demand on Western Bancshares for payment of the fair value of the Dissenting Shareholder's shares. If the Merger is effected, Western Bancshares shall pay to the Dissenting Shareholder, upon the determination of the fair value, and, in the case of shares represented by certificates, the surrender of such certificates, the fair value thereof as of the day prior to the Special Meeting. Any Dissenting Shareholder failing to make demand within the prescribed ten day period shall be bound by the terms of the Merger. Any Dissenting Shareholder making such demand shall thereafter be entitled only to payment and shall not be entitled to vote or to exercise any other rights of a shareholder.

         No such demand may be withdrawn unless Western Bancshares consents thereto. If, however, the demand is withdrawn upon consent, or if the Merger is abandoned or rescinded or the shareholders revoke the authority to effect the Merger, or if no demand or petition for the determination of fair value by a court has been made or filed within the time provided in the NMBCA, or if a court of competent jurisdiction determines that the Dissenting Shareholder is not entitled to the relief provided by the NMBCA, then the right of the Dissenting Shareholder to be paid the fair value of his shares will cease and his status as a shareholder will be restored.

         Within ten days after the Merger is effected Western Bancshares shall give written notice thereof to each Dissenting Shareholder who has made demand as provided in the NMBCA and shall make a written offer to each such Dissenting Shareholder to pay for such shares at a specified price deemed by Western Bancshares to be the fair value thereof.

         If, within thirty days after the date on which the Merger was effected, the fair value of such shares is agreed upon between a Dissenting Shareholder and Western Bancshares, payment therefor shall be made within ninety days after the date on which the Merger was effected, and, in the case of shares represented by certificates, upon surrender of the certificates. Upon payment of the agreed value, the Dissenting Shareholder shall cease to have any interest in the shares.

         If, within the period of thirty days, such Dissenting Shareholder and Western Bancshares do not so agree, then Western Bancshares, within thirty days after receipt of written demand from any Dissenting Shareholder given within sixty days after the date on which the Merger was effected, shall, or at its election at any time within the period of sixty days may, file a petition in any court of competent jurisdiction in the county in New Mexico where the registered office of Western Bancshares is located asking that the fair value of such shares be determined. If Western Bancshares fails to institute the proceeding as provided in the NMBCA, any Dissenting Shareholder may do so in the name of Western Bancshares. All Dissenting Shareholders, wherever residing, shall be made parties to the proceeding as an action against their shares. A copy of the petition shall be served on each Dissenting Shareholder who is a resident of New Mexico and shall be served by registered or certified mail on each Dissenting Shareholder who is a nonresident. Service on nonresidents shall also be made by publication as provided by law. All Dissenting Shareholders who are parties to the proceeding shall be entitled to judgment against Western

Bancshares for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The judgment shall be payable to the holders of uncertified shares immediately, but to the holders of shares represented by certificates only upon the surrender to Western Bancshares of certificates. Upon payment of the judgment, the Dissenting Shareholder shall cease to have any interest in such shares.

         The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable, in all the circumstances, from the date on which the vote was taken on the Merger to the date of payment.

         The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against Western Bancshares, but all or any part of the costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the Dissenting Shareholders who are parties to the proceeding to whom Western Bancshares shall have made an offer to pay for the shares if the court shall find that the action of such Dissenting Shareholders in failing to accept such offer was not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which Western Bancshares offered to pay therefor, or if no offer was made, the court in its discretion may award to any Dissenting Shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any expert employed by the Dissenting Shareholder in the proceeding, together with reasonable fees of legal counsel.

         Upon receiving a demand for payment from any Dissenting Shareholder, Western Bancshares shall make an appropriate notation thereof in its shareholder records. Within twenty days after demanding payment for his shares, each holder of shares represented by certificates demanding payment shall submit the certificates to Western Bancshares for notation thereon that such demand has been made. His failure to do so shall, at the option of Western Bancshares, terminate his rights under the NMBCA unless a court of competent jurisdiction otherwise directs. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made is transferred, any new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of the shares, and a transferee of the shares acquires by such transfer no rights in Western Bancshares other than those which the original Dissenting Shareholder had after making demand for payment of the fair value thereof.

         SEE SUMMARY--DISSENTERS' RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF WESTERN BANCSHARES AND COMPASS--APPRAISAL RIGHTS"; AND APPENDIX II.

         It is a condition to Compass' obligations under the Merger Agreement that not more than 10%, or such number that will not disqualify the Merger for pooling-of-interests accounting treatment, of the outstanding shares of Western Bancshares Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders. If such condition is not met, Compass will be entitled to terminate the Merger Agreement. SEE "THE MERGER AGREEMENT--OTHER TERMS AND CONDITIONS".

         SEE "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES" for a description of the tax consequences of exercising dissenters' rights.

FEDERAL INCOME TAX CONSEQUENCES

         The following sets forth the opinion of Locke Liddell & Sapp LLP ("Locke Liddell & Sapp"), counsel to Compass, based upon current law, as to certain federal income tax consequences of the Merger to Compass, Merger Sub, Western Bancshares and holders of Western Bancshares Common Stock, assuming the Merger is consummated as contemplated herein.

         This discussion is based upon existing provisions of the Code, applicable U.S. Treasury regulations promulgated or proposed thereunder, administrative rulings by the Internal Revenue Service (the "IRS") and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. This discussion assumes the holders of Western Bancshares Common Stock hold their Western Bancshares Common Stock as capital assets within the meaning of Section 1221 of the Code. This discussion is based upon certain assumptions discussed hereinbelow, including that certain representations will be made by Compass, Merger Sub, Western Bancshares, certain Western Bancshares shareholders and others as appropriate. If any of these representations cannot be made or is inaccurate, the tax consequence of the Merger could differ from those described herein. This discussion does not address all aspects of income taxation that may be relevant to any particular holder of Western Bancshares Common Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations, holders who acquired Western Bancshares Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan and persons holding Western Bancshares Common Stock as part of a straddle or conversion transaction), and it does not discuss any aspect of state, local, foreign or other tax law. No ruling has been (or will be) sought from the IRS as to the anticipated tax consequences of the Merger.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. HOLDERS OF WESTERN BANCSHARES COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

         Based upon the foregoing, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, Compass, Merger Sub and Western Bancshares will each be a party to the reorganization within the meaning of Section 368(b) of the Code and, accordingly, the Merger will result in the following federal income tax consequences:

         1. Compass, Merger Sub and Western Bancshares will not recognize any gain or loss as a result of the Merger;

         2. No gain or loss will be recognized by holders of Western Bancshares Common Stock who exchange their Western Bancshares Common Stock solely for Compass Stock;

         3. Any cash received by a holder of Western Bancshares Common Stock in lieu of a fractional share of Compass Common Stock in the Merger will be treated as received in exchange for such fractional share and not as a dividend. As a result, a holder of Western Bancshares Common Stock generally will recognize a capital gain or loss with respect to the cash payment received in lieu of a fractional share equal to the difference between the cash received and the portion of the Western Bancshares shareholder's basis in Western Bancshares Common Stock allocable to such fractional share, unless such payment, under each such Western Bancshares shareholder's particular facts and circumstances, is deemed to have the effect of a dividend distribution and not a redemption treated as an exchange under the principles of Section 302 of the Code. Such gain or loss will be long-term capital gain or loss to the extent that the Western Bancshares Common Stock allocable to such fractional share was held for more than one year as of the Effective Time of the Merger;

         4. Each holder's aggregate tax basis in the Compass Common Stock received in the Merger will equal his or her aggregate tax basis in the Western Bancshares Common Stock exchanged therefore, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received;

         5. The holding period of the Compass Common Stock received in the Merger will include the holding period of the Western Bancshares Common Stock exchanged therefore; and

         6. For a Western Bancshares shareholder who dissents from the Merger and receives solely cash in exchange for his or her Western Bancshares Common Stock, such cash will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code.

         In addition to the tax opinions described above, it is a condition to the consummation of the Merger that Compass receive an opinion at the Effective Time of the Merger of Locke Liddell & Sapp, that the Merger, pursuant to which Western Bancshares' shareholders, other than Western Bancshares shareholders who perfect and exercise dissenters' rights, will receive shares of Compass Stock in the exchange for their shares of Western Bancshares Common Stock, will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. These opinions will not bind the IRS or the courts, and there can be no assurance that the IRS or the courts will not take a contrary position. The opinions of Locke Liddell & Sapp will be expressly based and conditioned upon customary limitations set forth therein and upon the accuracy of certain assumptions and the receipt of and the truth and accuracy of certain representations made at the Effective Time of the Merger to such counsel by Compass, Merger Sub, Western Bancshares, certain Western Bancshares shareholders and others as appropriate. SEE "THE MERGER -- OTHER TERMS AND CONDITIONS".

GOVERNMENT APPROVALS

         Consummation of the Merger is subject to approval by the shareholders of Western Bancshares, the receipt of required regulatory approvals from the Federal Reserve under the Bank Holding Company Act of 1956, as amended, ("BHC Act"), and the satisfaction or waiver of a number of other conditions. In addition, consummation of the Subsequent Merger of the Bank into Compass Bank is subject to approval by the Federal Reserve and the Alabama Superintendent of Banks (the "Superintendent") and notice to the Director of the Financial Institutions Division of the Regulation and Licensing Department of the State of New Mexico ("State Director"). SEE "THE MERGER--GOVERNMENTAL APPROVALS".

         Applications under the BHC Act and the Bank Merger Act for the Merger and the Subsequent Merger were filed with the Federal Reserve and the Superintendent on September 29, 1999. Notice was provided to the State Director on September 29, 1999. The Merger and the Subsequent Merger cannot be consummated until the expiration of a 15 day waiting period following such approval during which the Justice Department, pursuant to the BHC Act and the Bank Merger Act, may bring an action opposing the Merger and the Subsequent Merger.

         No Justice Department objection or adverse action is anticipated with respect to the Merger or the Subsequent Merger.

         The New Mexico Interstate Bank Acquisition Act allows out-of-state bank holding companies to acquire bank holding companies that own or control state or national banks located within New Mexico. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS"; "TERMINATION"; AND "SUPERVISION AND REGULATION".

ACCOUNTING TREATMENT

         Compass expects to account for the Merger using the "pooling-of-interests" method of accounting. Compass has received a letter from its independent public accountants which will be updated as of the Effective Time, to the effect that, based on information provided to its independent public accountants and assuming that the Merger is consummated in accordance with the terms of the Merger Agreement, the Merger will qualify for pooling-of-interests accounting treatment. Under this accounting method, at the Effective Time, Western Bancshares' assets and liabilities will be added at their recorded book values to those of Compass, and its shareholders' equity will be added to Compass' consolidated balance sheet. Income and other financial statements of Compass issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Western Bancshares and Compass as if the Merger had taken place prior to the periods covered by such financial statements. SEE "SUMMARY--ACCOUNTING TREATMENT"; "SELECTED FINANCIAL DATA"; AND "THE MERGER--OTHER TERMS AND CONDITIONS".

                           SUPERVISION AND REGULATION

GENERAL

         Bank holding companies and banks are regulated extensively under both federal and state law. Compass is subject to regulation by the Federal Reserve and its bank subsidiaries (the "Subsidiary Banks") are subject to regulation by the Federal Reserve and the Federal Deposit Insurance Corporation ("FDIC") and the appropriate state banking departments. Compass owns Compass Bank , an Alabama state bank headquartered in Birmingham, Alabama, Central Bank of the South, an Alabama state bank headquartered in Anniston, Alabama. Compass' wholly-owned commercial bank subsidiaries conduct a general, full-service commercial and consumer banking business in Alabama, Texas, Florida and Arizona. Compass Bank also is engaged in the investment, trust and equipment leasing businesses, and other bank operating activities. Central Bank of the South primarily serves as a controlled disbursement facility for commercial deposit customers of Compass Bank. The deposits of each of the Subsidiary Banks are insured by the FDIC. Although the various laws and regulations which apply to Compass and its Subsidiary Banks are intended to insure safe and sound banking practices, they are mainly intended to benefit depositors and the federal deposit insurance fund, not the shareholders of Compass. The following discussion highlights certain laws and regulations affecting Compass and the Subsidiary Banks and should be read in conjunction with the more detailed information incorporated by reference herein. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

COMPASS

         Compass is a bank holding company within the meaning of the BHC Act and is registered as such with the Federal Reserve. As a bank holding company, Compass is required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require pursuant to the BHC Act. The Federal Reserve may also make examinations of Compass and each of its subsidiaries. Under the BHC Act, bank holding companies are prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company engaging in activities other than banking or managing or controlling banks or furnishing services to or performing services for their banking subsidiaries. However, the BHC Act authorizes the Federal Reserve to permit bank holding companies to engage in, and to acquire or retain shares of companies that engage in, activities which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         The BHC Act requires a bank holding company to obtain the prior approval of the Federal Reserve before it may acquire substantially all of the assets of any bank or ownership or control of any voting shares of any bank if, after such acquisition, it would own or control, directly or indirectly, more than 5% of the voting shares of any such bank. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act") permits bank holding companies to acquire banks located in any state without regard to whether the transaction is prohibited under any state law (except that states may establish the minimum age of their local banks (up to a maximum of 5 years) subject to interstate acquisition of out-of-state bank holding companies).

         The Federal Reserve Act generally imposes certain limitations on extensions of credit and other transactions by and between banks which are members of the Federal Reserve and other affiliates (which includes any holding company of which such bank is a subsidiary and any other non-bank subsidiary of such holding company). Further, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") enacted major regulatory reforms, stronger capital standards for savings associations and stronger civil and criminal enforcement provisions. FIRREA allows the acquisition of healthy and failed savings associations by bank holding companies and imposes no interstate barriers on such bank holding company acquisitions. With certain qualifications, FIRREA also allows bank holding companies to merge acquired savings and loans into their existing commercial bank subsidiaries. FIRREA also provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (1) the default of a commonly controlled FDIC-insured depository institution or (2) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

         In December of 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. This act recapitalized the Bank Insurance Fund ("BIF"), of which the Subsidiary Banks are members, substantially revised statutory provisions, including capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required holding companies to guarantee the capital compliance of their banks in certain instances. Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized", as defined by regulations adopted by the Federal Reserve, the FDIC and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to not less than 2% of total tangible assets and not more than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         If a depository institution fails to meet regulatory capital requirements, the regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company fails to fulfill its obligations under FDICIA and files (or has filed against it) a petition under the Federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third party creditors of the bank holding company.

         An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution (including the payment of dividends) if, after making such payment or distribution, the institution would be undercapitalized. FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

         At June 30, 1999, the Subsidiary Banks were "well capitalized", and were not subject to any of the foregoing restrictions, including, without limitation, those relating to brokered deposits. The Subsidiary Banks do not rely upon brokered deposits as a primary source of deposit funding, although such deposits are sold through the Correspondent and Investment Services Division of Compass Bank.

         FDICIA contains numerous other provisions, including reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy. In addition, FDICIA required the FDIC to establish a system of risk-based assessments for federal deposit insurance, by which banks that pose a greater risk of loss to the FDIC (based on their capital levels and the FDIC's level of supervisory concern) pay a higher insurance assessment.

         The Deposit Insurance Funds Act of 1996 (the "Fund Act"), which became effective October 8, 1996, required the FDIC to impose a special assessment on institutions holding deposits subject to assessment by the Savings Association Insurance Fund ("SAIF"). Although the Subsidiary Banks are members of BIF, they hold deposits subject to assessment by SAIF as a result of acquisitions of SAIF deposits or SAIF-insured institutions. Compass' deposit liability under the Funds Act was $7.2 million based upon $1.1 billion of SAIF deposits, after certain discounts and exemptions.

THE SUBSIDIARY BANKS

         In general, federal and state banking laws and regulations govern all areas of the operations of the Subsidiary Banks, including reserves, loans, mortgages, capital, issuances of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments may be deemed to constitute an unsafe and unsound practice. Federal and state banking agencies also have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

         Compass Bank and Central Bank of the South are both organized under the laws of the State of Alabama. Compass Bank is a member of the Federal Reserve System. Compass Bank and Central Bank of the South (collectively, the "Alabama Subsidiary Banks") are supervised, regulated and regularly examined by the Alabama State Banking Department and Compass Bank is also regulated and examined by the Federal Reserve. The Subsidiary Banks, as participants in the BIF and the SAIF of the FDIC, are subject to the provisions of the Federal Deposit Insurance Act and to examination by and regulations of the FDIC.

         The Subsidiary Banks are governed by Alabama laws restricting the declaration and payment of dividends to 90% of annual net income until its surplus funds equal at least 20% of capital stock. Compass Bank has surplus in excess of this amount. As members of the Federal Reserve System, Compass Bank is also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks.

         Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments may be deemed to constitute an unsafe and unsound practice. Insured banks are prohibited from paying dividends on its capital stock while in default in the payment of any assessment due to the FDIC except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security for the payment thereof.

         The Community Reinvestment Act of 1977 ("CRA") and the regulations of the Federal Reserve implementing that act are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will assess the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch, to merge or to acquire the assets or assume the liabilities of a bank. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

OTHER

         Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions, are being considered by the executive branch of the Federal government, Congress and various state governments, including Alabama, Arizona and Florida. Certain of these proposals, if adopted, could significantly change the regulations of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted or, if adopted, how these proposals will affect Compass or the Subsidiary Banks.

         The Correspondent and Investment Services Division of Compass Bank is treated as a municipal securities dealer and a government securities dealer for purposes of the federal securities laws and, therefore, is subject to certain reporting requirements and regulatory controls by the SEC, the United States Department of the Treasury and the Federal Reserve. Compass Brokerage, Inc., a wholly-owned subsidiary of Compass Bank, offers discount brokerage services and is registered with the SEC and the National Association of Securities Dealers, Inc. The subsidiary is subject to certain reporting requirements and regulatory control by these agencies. Compass Bancshares Insurance, Inc., a wholly-owned subsidiary of Compass Bank, is a licensed insurance agent or broker for various insurance companies. Such insurance subsidiary and its licensed agents are subject to reporting and licensing regulations of the Alabama Insurance Commission and various other states. Albrecht & Associates, Inc., a wholly-owned subsidiary of Compass Bank, is a financial advisor specializing in the divestment of oil and gas properties and is subject to examination by the Superintendent.

         References under the heading "SUPERVISION AND REGULATION" to applicable statutes are brief summaries of portions thereof, do not purport to be complete and are qualified in their entirety by reference to such statutes.

                DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK

         The following summary of the terms and provisions of the Compass Common Stock and the Compass Preferred Stock ("Compass Preferred Stock") does not purport to be complete and is qualified in its entirety by reference to Compass' Restated Certificate of Incorporation and the Certificates of Amendment thereto, which include the express terms of the Compass Common Stock and the Compass Preferred Stock. Such Certificates are filed as exhibits to the Registration Statement of which this document is a part.

COMPASS COMMON STOCK

         Compass is incorporated under the Delaware General Corporation Law ("GCL"). Compass is authorized to issue 200,000,000 shares of Compass Common Stock, of which 113,587,586 shares were issued and outstanding on June 30, 1999. Compass' Board of Directors may at any time, without additional approval of the holders of Compass Common Stock, issue additional authorized but previously unissued shares of Compass Common Stock.

         DIVIDENDS

         Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under the GCL, Compass may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by its Subsidiary Banks are the primary source of funds available to Compass for payment of dividends to its shareholders and for other needs. Compass' Board of Directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including Compass' earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Compass' Board of Directors deems relevant. SEE "COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF WESTERN BANCSHARES AND COMPASS--DIVIDENDS"; "SELECTED FINANCIAL DATA".

         Compass' principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities. Federal and state banking regulations applicable to Compass and its banking subsidiaries require minimum levels of capital which limit the amounts available for payment of dividends. The Subsidiary Banks are governed by Alabama laws restricting the declaration and payment of dividends to 90% of annual net income until its surplus funds equal at least 20% of capital stock. Compass Bank has surplus in excess of this amount. As a member of the Federal Reserve System, Compass Bank is also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "RISK FACTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF WESTERN BANCSHARES AND COMPASS--DIVIDENDS"; AND "INFORMATION ABOUT COMPASS".

         PREEMPTIVE RIGHTS

         The holders of Compass Common Stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Compass before such securities are offered to others. The absence of preemptive rights increases Compass' flexibility to issue additional shares of Compass Common Stock in connection with acquisitions, employee benefit plans and for other purposes, without affording the holders of Compass Common Stock a right to subscribe for their proportionate share of those additional securities. Any further issuance of Compass Common Stock after the Effective Time may reduce former Western Bancshares' shareholders' proportionate interest in Compass.

         VOTING RIGHTS

         The holders of Compass Common Stock are entitled to one vote per share on all matters presented to shareholders. Holders of Compass Common Stock are not entitled to cumulate their votes in the election of directors. Cumulative voting rights, if provided for, entitle shareholders to a number of votes equal to the product of the number of shares held and the number of directors to be elected and allow shareholders to distribute such votes among any number of nominees for director or cast such votes entirely for one director. Cumulative voting rights tend to enhance the voting power of minority shareholders. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF WESTERN BANCSHARES AND COMPASS--ELECTION OF DIRECTORS".

         LIQUIDATION

         Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common Stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass Preferred Stock have been paid in full any sums to which they may be entitled. SEE "RECENT DEVELOPMENTS".

COMPASS PREFERRED STOCK

         Compass has authorized 25,000,000 shares of $.10 par value preferred stock. The preferred stock is issuable in one or more series and Compass' Board of Directors, subject to certain limitations, is authorized to fix the number of shares, dividend rate, liquidation prices, redemption, conversion, voting rights, and other terms. Compass' Board of Directors may issue preferred stock without approval of the holders of Compass Common Stock. As of June 30, 1999, 460,000 shares of Compass Series E Preferred Stock and no shares of Compass Series F Preferred Stock were issued and outstanding. SEE "THE MERGER"; "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF WESTERN BANCSHARES AND COMPASS--DIVIDENDS."

         COMPASS SERIES E PREFERRED STOCK

                  Dividends. Dividends are payable at an annual rate of $2.625 per share, if, when and as declared by the Board. Dividends are not cumulative and are payable quarterly in arrears on the fifteenth (15th) day of February, May, August and November in each year. Dividends must be declared, paid or set aside on Compass Series E Preferred Stock before dividends may be declared, paid or set aside on Compass Common Stock or any junior stock. Holders of Compass Series E Preferred Stock will not participate in dividends with the Compass Common Stock or any junior stock.

                  Redemption. Compass Series E Preferred Stock is redeemable upon any dividend payment date commencing November 15, 1999, at the option of Compass, in whole or in part, at a redemption price of $25.00 per share plus declared and unpaid dividends for the then-current dividend period up to the date fixed for redemption.

                  Ranking. Compass Series E Preferred Stock ranks senior to the Compass Common Stock and ranks on a parity with Compass' Series F Preferred Stock with respect to cash dividend rights and rights upon liquidation, dissolution or winding up. Compass Series E Preferred Stock is subject to the creation of parity preferred stock and junior stock; provided, however, that no cumulative parity preferred stock may be created or issued unless approved by the holders of the Compass Series E Preferred Stock.

                  Liquidation Preference. Compass Series E Preferred Stock has a liquidation preference of $25.00 per share plus declared and unpaid dividends for the current dividend period up to the date fixed for liquidation, before any distribution to holders of Compass Common Stock or any junior stock. If the amounts available for distribution with respect to the Compass Series E Preferred Stock and any other parity preferred stock are not sufficient to satisfy the full liquidation rights of the Compass Series E Preferred Stock and such parity preferred stock, then the holders of each series of such stock share ratably in such distribution of assets in proportion to the full respective preferential amounts to which they may be entitled. Upon any such liquidation, but only after each holder of Series E Preferred Stock shall have been paid in full the stated dividends and amounts payable to which each such holder is entitled, the remaining assets of Compass may be distributed to the holders of Compass Common Stock or junior stock.

                  Conversion. The holders of shares of Compass Series E Preferred Stock do not have any right to convert such shares into shares of Compass Common Stock.

                  Voting Rights. Except as described herein or as otherwise required by applicable law, holders of Compass Series E Preferred Stock do not have any voting rights.

                  So long as any shares of Compass Series E Preferred Stock are outstanding, Compass may not, without the consent of a majority of the outstanding shares of Compass Series E Preferred Stock (1) amend, alter or repeal any of the terms of the Certificate of Designation, Preferences, Privileges and Voting Powers of the Compass Series E Preferred Stock if such amendment, authorization or repeal would materially and adversely affect the rights, preferences, powers or privileges of the Compass Series E Preferred Stock; or (2) create, authorize or issue, or increase the authorized or issued amount of, any class or series of any equity securities of Compass, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of Compass, ranking either prior to, or on parity with, the Compass Series E Preferred Stock either as to cash dividend rights or rights on liquidation, winding up or dissolution of Compass; provided, however, that the consent of the holders of the Compass Series E Preferred Stock is not be required in connection with the creation, authorization or issuance of parity preferred stock unless such parity preferred stock has cumulative dividend rights.

                  If Compass fails to pay quarterly dividends for any four (4) consecutive or non-consecutive dividend periods, the holders of Compass Series E Preferred Stock are entitled to elect, voting as a class with any holders of non-cumulative parity stock which by its terms provides for voting rights similar to the shares of Compass Series E Preferred Stock, two additional directors of Compass. The right of holders of shares of Compass Series E Preferred Stock to elect directors continues until dividends on the shares of Compass Series E Preferred Stock have been paid in full or declared and set apart for payment in full for four (4) consecutive dividend periods.

                  Merger. A consolidation, merger or sale of all or substantially all of the assets of Compass is not considered a liquidation, dissolution or winding up of Compass for purposes of liquidation preferences; provided, however, that if the aggregate amount of cash receivable by holders of Compass Series E Preferred Stock in exchange for or upon conversion of Compass Series E Preferred Stock in connection with a cash merger would be less than the stated liquidation value of the outstanding Compass Series E Preferred Stock, then such cash merger is considered a liquidation, dissolution or winding up of Compass.

         COMPASS SERIES F PREFERRED STOCK

                  Dividends. Dividends are payable at an annual rate of $2.28125 per share, if, when and as declared by the Board. Dividends are not cumulative and are payable quarterly in arrears on the fifteenth (15th) day of each February, May, August and November. Dividends must be declared, paid or set aside on Compass Series F Preferred Stock before dividends may be declared, paid or set aside on Compass Common Stock or any junior stock. Holders of Compass Series F Preferred Stock will not participate in dividends, if any, declared and paid on Compass Common Stock or any other junior stock.

                  Redemption. Thereafter, Compass Series F Preferred Stock is redeemable in whole or in part, at the option of Compass, on any dividend payment date upon not less than thirty (30) days' prior written notice, at the following per share redemption amounts, plus declared and unpaid dividends for the current dividend period up to the date fixed for redemption, without interest: $25.75 if the redemption date is within the twelve (12) month period beginning February 15, 1999; $25.375 if such date is within the twelve (12) month period beginning February 15, 2000; and $25.00 thereafter.

                  Ranking. Compass Series F Preferred Stock ranks senior to the Compass Common Stock and ranks on parity with Compass Series E Preferred Stock, with respect to both cash dividend rights and rights upon liquidation, dissolution or winding up. Compass Series F Preferred Stock is subject to the creation of parity preferred stock and junior stock; provided, however, that no cumulative parity preferred stock may be created or issued unless approved by the holders of the Compass Series F Preferred Stock.

                  Liquidation Preference. In the event of any voluntary or involuntary liquidation of Compass, holders of Compass Series F Preferred Stock is entitled to be paid $25.00 per share, plus dividends declared and unpaid for the current dividend period up to the date fixed for liquidation, before any distribution to holders of Compass Common Stock or any junior stock. If the amounts available for distribution with respect to the Compass Series F Preferred Stock and any other parity preferred stock are not sufficient to satisfy the full liquidation rights of the Compass Series F Preferred Stock and such parity preferred stock, then the holders of each series of such stock share ratably in such distribution of assets in proportion to the full respective preferential amounts to which they may be entitled. Upon any such liquidation, but only after each holder of Series F Preferred Stock shall have been paid in full the stated dividends and amounts payable to which each such holder is entitled, the remaining assets of Compass may be distributed to the holders of Compass Common Stock or junior stock.

                  Conversion. The holders of shares of Compass Series F Preferred Stock have no right to convert such shares into shares of Compass Common Stock or any other class of capital stock of Compass.

                  Voting Rights. Except as described herein or as otherwise required by applicable law, holders of Compass Series F Preferred Stock do not have any voting rights.

                  So long as any shares of Compass Series F Preferred Stock are outstanding, Compass may not, without the consent of a majority of the outstanding shares of Compass Series F Preferred Stock (1) amend, alter or repeal any of the terms of the Certificate of Designation, Preferences, Privileges and Voting Powers of the Compass Series F Preferred Stock if such amendment, authorization or repeal would materially and adversely affect the rights, preferences, powers or privileges of the Compass Series F Preferred Stock; or (2) create, authorize or issue, or increase the authorized or issued amount of, any class or series of any equity securities of Compass, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of Compass, ranking either prior to, or on parity with, the Compass Series F Preferred Stock either as to cash dividend rights or rights on liquidation, winding up or dissolution of Compass; provided, however, that the consent of the holders of the Compass Series F Preferred Stock is not required in connection with the creation, authorization or issuance of parity preferred stock unless such parity preferred stock has cumulative dividend rights.

                  If Compass fails to pay dividends on Compass Series F Preferred Stock at the stated rate for any four (4) consecutive or non-consecutive dividend periods, the holders of Compass Series F Preferred Stock have the right to elect, voting as a class with holders of Compass Series E Preferred Stock or any other holders of any series of non-cumulative parity stock which by its terms provides for voting rights with respect to the election of directors, two additional directors of Compass. The right of holders of shares of Compass Series F Preferred Stock to elect directors continues until dividends on the shares of Compass Series F Preferred Stock have been paid in full or declared and set apart for payment in full for four (4) consecutive dividend periods.


                             COMPARISON OF RIGHTS OF
                 SHAREHOLDERS OF WESTERN BANCSHARES AND COMPASS

CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS STOCK

         Compass' Certificate and Bylaws contain several provisions which may make Compass a less attractive target for an acquisition of control by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Western Bancshares' Articles and Bylaws do not contain similar restrictions, although under New Mexico law Western Bancshares' shareholders may take action without a meeting only be unanimous written consent.

         The foregoing summary is qualified in its entirety by reference to Compass' Certificate and Bylaws, which are available upon written request from Compass and which are on file with the Commission, and to the Articles and Bylaws, of Western Bancshares, which are available upon request from Western Bancshares. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "RISK FACTORS"; AND "INFORMATION ABOUT COMPASS".

         In addition to the foregoing differences between Western Bancshares' and Compass' charters, as a result of the Merger, Western Bancshares' shareholders, whose rights are governed by the NMBCA, will become shareholders of Compass, and their rights as shareholders will then be governed primarily by the GCL.

CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF NEW MEXICO AND DELAWARE AND CORRESPONDING CHARTER AND BYLAW PROVISIONS

         Certain differences between the GCL and NMBCA, as well as a description of the corresponding provisions contained in Compass' and Western Bancshares' respective charter and Bylaws, as such differences may affect the rights of shareholders, are set forth below. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the NMBCA and the GCL and applicable charter and bylaw provisions.

         MERGERS

         The GCL generally permits a merger to become effective without the approval of the surviving corporation's shareholders if the certificate of incorporation of the surviving corporation does not change following the merger, the amount of the surviving corporation's common stock to be issued or delivered under the plan of merger does not exceed 20% of the total shares of outstanding voting stock immediately prior to the acquisition, and the board of directors of the surviving corporation adopts a resolution approving the plan of merger.

         The NMBCA generally permits a merger to become effective without the approval of the surviving corporation's shareholders if the articles of incorporation of the surviving corporation do not change following the merger except as to the name of the corporation, each holder of shares of the surviving corporation which were outstanding before the merger is to hold the same number of shares with identical rights after the merger and the number of shares outstanding after the merger will not exceed by more than 20% the number of shares outstanding before the merger.

         Where shareholder approval is required under New Mexico law, a merger must be approved by the holders of a majority of the shares entitled to vote thereon, unless any class of shares is entitled to thereon as a class in which event the merger shall be approved by the affirmative vote of the holders of a majority of the shares of each class entitled to vote as a class. Where shareholder approval is required under Delaware law, a merger can be approved by a majority vote of the outstanding shares of capital stock of each class entitled to vote thereon. Compass' Certificate requires supermajority approval by its Board of Directors and shareholders in certain cases, as described above. SEE "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF WESTERN BANCSHARES AND COMPASS-CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS STOCK".

         APPRAISAL RIGHTS

         Shareholders of New Mexico corporations are entitled to exercise certain dissenters' rights in the event of (1) a sale or exchange of all or substantially all of the property and assets of the corporation not in the ordinary course of business, (2) a plan of exchange, (3) an amendment to the articles of incorporation of the corporation which materially and adversely affects the rights of shareholder, and (4) with the exceptions discussed below, a merger or consolidation. Shareholders of a Delaware corporation have rights of appraisal in connection with certain mergers or consolidations. In addition, a Delaware corporation may, but is not required to, provide in its certificate of incorporation that appraisal rights shall be available to shareholders in the event of an amendment to the certificate of incorporation, the sale of all or substantially all of the assets of the corporation, or the occurrence of any merger or consolidation regarding which appraisal rights are not otherwise available and in which that Delaware corporation is not the surviving or resulting company. No such provision is included in Compass' Certificate. The rights of a dissenting shareholder of a New Mexico corporation are set forth in Appendix II. SEE "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' APPRAISal RIGHTS"; AND APPENDIX II.

         No appraisal rights are available under New Mexico law for shareholders of a surviving New Mexico corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger.

         No appraisal rights are available under Delaware law, except as described below, for the holders of any shares of a class or series of stock of a Delaware corporation to a merger if that corporation survives the merger and the merger did not require the vote of the holders of that class or series of such corporation's stock; provided, however, that under Delaware law appraisal rights will be available in any event to shareholders of a Delaware corporation who are required to accept consideration for their shares other than the consideration described below.

         Delaware law has a provision which states that shareholders do not have appraisal rights in connection with a merger where, on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation, the stock of the corporation is listed on a national securities exchange, is listed on the Nasdaq stock market or is held of record by more than 2,000 shareholders, unless any of the following exceptions concerning consideration paid to the shareholder for his shares are met. Appraisal rights will be available to shareholders of a Delaware corporation in the event of a merger or consolidation if such shareholders are required by the terms of an agreement of merger or consolidation to accept for their stock anything other than (1) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof, (2) shares of stock of any other corporation or depository receipts in respect thereof, which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders, (3) cash in lieu of fractional shares or fractional depository receipts of a corporation described in (1) and (2) above, or (4) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depositary receipts described in (1), (2) and (3) above.

         SPECIAL MEETINGS

         A special meeting of shareholders of a New Mexico corporation may be called by the board of directors, the holders of not less than one-tenth of all shares entitled to vote at the meeting, or such other persons as authorized in the articles or incorporation or bylaws of the corporation. Western Bancshares' Bylaws provide that special meetings of the shareholders may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than 10% of all outstanding shares entitled to vote at the meeting.

         Shareholders of Delaware corporations do not have a right to call special meetings unless such right is conferred upon the shareholders in the corporation's Certificate of Incorporation or Bylaws. Compass' Certificate prohibits shareholders from calling special meetings. SEE "RISK FACTORS".

         ACTIONS WITHOUT A MEETING

         New Mexico law and Western Bancshares' Bylaws provide that any action to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         Delaware law provides that shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting, unless prohibited in the Certificate of Incorporation. Compass' Certificate prohibits shareholder action by written consent except where such action is taken unanimously. SEE "RISK FACTORS".

         ELECTION OF DIRECTORS

         Pursuant to New Mexico law, a corporation's articles of incorporation may provide that at each election for directors every shareholder entitled to vote thereon has the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes. Western Bancshares' Articles prohibit cumulative voting with respect to the election of directors. Holders of Compass Common Stock are not entitled to cumulate their votes in the election of directors. SEE "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK--VOTING RIGHTS".

         VOTING ON OTHER MATTERS

         New Mexico law provides whenever such law specifies the vote of the holders of a certain proportion of the shares, or of any class thereof, for the taking of any action by the shareholders of the corporation, the articles of incorporation of a New Mexico corporation may require a greater proportion. Western Bancshares' Articles do not require a greater proportion for any action.

         Under New Mexico law, an amendment to a corporation's articles of incorporation requires the approval of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon, unless any class is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of a majority of each class entitled to vote thereon as a class and of the total shares entitled to vote thereon. Delaware law provides that amendments to a corporation's certificate of incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, and the holders of a majority of the outstanding stock entitled to vote thereon as a class, unless the certificate of incorporation requires the vote of a larger portion of the outstanding stock or any class thereof. Compass' Certificate does not provide for approval of an amendment of the Certificate by more than a majority vote.

         The sale, lease, exchange or other disposition of all, or substantially all, the property and assets, with or without the goodwill, of a New Mexico corporation, if not in the usual and regular course of its business, requires the approval of the holders of at a majority of the shares entitled to vote thereon, unless any class is entitled to vote thereon as a class, in which event the authorization shall require the affirmative vote of the holders of a majority of the shares of each class entitled to vote as a class thereon and of the total shares entitled to vote thereon. A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon, unless the Certificate of Incorporation requires the vote of a larger portion of the outstanding stock. Compass' Certificate does not so provide.

         Under New Mexico law, the voluntary dissolution of a corporation requires the approval of the holders of at a majority of the shares entitled to vote thereon, unless any class is entitled to vote thereon as a class, in which event the authorization shall require the affirmative vote of the holders of a majority of the shares of each class entitled to vote as a class thereon and of the total shares entitled to vote thereon. In addition, the NMBCA provides that a New Mexico corporation may be voluntarily dissolved by the written consent of all of its shareholders. Delaware law requires that dissolution must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the Certificate of Incorporation requires the vote of a larger portion of the outstanding stock. Compass' Certificate does not provide for approval by more than a majority vote.

         PREEMPTIVE RIGHTS

         Under New Mexico law, shareholders possess preemptive rights to acquire authorized but unissued shares of the corporation, unless the corporation's articles of incorporation provide otherwise. Western Bancshares' Articles deny preemptive rights and, therefore, Western Bancshares' shareholders do not have preemptive rights as to newly issued shares. Shareholders of Compass also do not possess such preemptive rights.

         DIVIDENDS

         A New Mexico corporation may make distributions, subject to any restrictions in its articles of incorporation, so long as, after giving effect thereto, (1) either the corporation would be able to pay its debts as they become due in the usual course of its business or (2) the corporation's total assets would not be less than the sum of its total liabilities and the maximum amount that then would be payable, in any liquidation, in respect of all outstanding shares having preferential rights. Western Bancshares' Articles do not impose any restrictions. A Delaware corporation may pay dividends not only out of surplus (the excess of net assets over capital) but also out of net profits for the current or preceding fiscal year if it has no surplus; provided, however, that if the capital of the corporation has been decreased to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock having a preference upon the distribution of assets, no dividends may be declared out of net profits.

         Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on Preferred Stock, if any is outstanding.

         SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE";
"SUMMARY--PARTIES TO THE MERGER"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK"; AND "INFORMATION ABOUT WESTERN BANCSHARES--MARKET PRICE AND DIVIDENDS".

         LIQUIDATION RIGHTS

         Generally under New Mexico and Delaware corporate law, shareholders are entitled to share ratably in the distribution of assets upon the dissolution of their corporation. Preferred shareholders typically do not participate in the distribution of assets of a dissolved corporation beyond their established contractual preferences. Once the rights of preferred shareholders have been fully satisfied, common shareholders are entitled to the distribution of any remaining assets.

         Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common Stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass Preferred Stock have been paid in full any sums to which they may be entitled. The Articles of Incorporation of Western Bancshares do not authorize preferred stock.

         LIMITATION OF LIABILITY AND INDEMNIFICATION

         Both New Mexico and Delaware corporate law permit a corporation to set limits on the extent of a director's liability. Both New Mexico and Delaware law permit a corporation to indemnify its officers, directors, employees and agents if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification is not allowed under either New Mexico or Delaware law, absent a court order to the contrary, if an officer, director, employee or agent of the bank or corporation is finally adjudged liable to the corporation.

         Under Compass' Certificate, a director will not be liable to Compass or its shareholders for monetary damages for any breach of fiduciary duty as a director, except (1) for breach of a director's duty of loyalty, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividend or unlawful stock purchase or redemption, or (4) any transaction from which the director derived an improper personal benefit. Compass' Certificate authorizes indemnification of officers, directors and others to the fullest extent permitted by Delaware law. SEE "AVAILABLE INFORMATION"; "INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS"; AND "INDEMNIFICATION".

         Western Bancshares' Articles of Incorporation provide that the corporation shall indemnify its directors, officers, agents and employees and any person who serves at the request of such persons. In the case of a suit by or in the right of the corporation, Western Bancshares will only indemnify the named persons if he is successful on the merits or otherwise, or if he acted in good faith and in a manner he reasonable believed to be in, or not opposed to, the best interests of the corporation. However, he shall not be indemnified in respect of any claim as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless the court determine that he is entitled to indemnification for expenses.

         In the case of a non-derivative action, Western Bancshares will indemnify the named persons only if he is successful on the merits or otherwise, or if he acted in good faith and in a manner he reasonable believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, he had no reason to believe his conduct was unlawful.

         Western Bancshares may pay in advance any expenses which may become subject to indemnification if the Board of Directors authorizes the specific payment and the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification.

         The indemnification provided by Western Bancshares' Articles of Incorporation is not exclusive of any rights to which a person may be entitled by law or otherwise. In addition, Western Bancshares may purchase and maintain insurance on behalf of any person who is a director, officer, agent or officer of Western Bancshares against any liability incurred by him in any such position, whether or not Western Bancshares would have power to indemnify him against such liability.

         REMOVAL OF DIRECTORS

         New Mexico law provides that a director, or the entire board of directors, of a New Mexico corporation may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. A majority of shareholders of a Delaware corporation may remove a director with or without cause, unless the directors are classified and elected for staggered terms, in which case, directors may be removed only for cause. Compass' Certificate of Incorporation provides for a classified board, and any such removal must be for cause after a supermajority vote (80%) of the shareholders.

         INSPECTION OF BOOKS AND RECORDS

         Under New Mexico law, any person who has been a shareholder of record for at least six months preceding his demand, or who is the holder of at least 5% of all of the outstanding shares of a corporation, is entitled to examine a corporation's relevant books and records for any proper purpose. Under Delaware law, any shareholder has such a right.

         ANTITAKEOVER PROVISIONS

         Delaware has enacted antitakeover legislation. Compass has opted out of such provisions as provided thereby. Certain provisions of Compass' charter and Bylaws limiting a takeover without the support of its Board of Directors are described in "COMPARISON OF RIGHTS OF SHAREHOLDERS OF WESTERN BANCSHARES AND COMPASS--CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS STOCK". New Mexico has not enacted similar legislation.

         Although certain of the specific differences between the voting and other rights of Western Bancshares' shareholders and Compass shareholders are discussed above, the foregoing summary is not intended to be a complete statement of the comparative rights of such shareholders under New Mexico and Delaware law, or the rights of such persons under the respective charters and Bylaws of Compass and Western Bancshares. Nor is the identification of certain specific differences meant to indicate that other differences do not exist. The foregoing summary is qualified in its entirety by reference to the particular requirements of the NMBCA and the GCL, and the specific provisions of Compass' Certificate and Bylaws, and Western Bancshares' Articles of Incorporation and Bylaws, as amended.

                             RESALE OF COMPASS STOCK

         The Compass Common Stock to be issued to holders of Western Bancshares Common Stock upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be an "affiliate" of Western Bancshares within the meaning of Rule 145 under the Securities Act. The directors and executive officers of Western Bancshares, the beneficial owners of 10% or more of Western Bancshares Common Stock and certain of their related interests may be deemed to be affiliates of Western Bancshares. Such affiliates are not permitted to transfer any Compass Common Stock except in compliance with the Securities Act and the rules and regulations thereunder. Such affiliates have already delivered to Compass a written agreement in substantially the form of Exhibit B to the Merger Agreement providing that each such affiliate will not (1) sell, pledge, transfer or otherwise dispose of any of such affiliate's Western Bancshares Common Stock within 30 days prior to the Effective Time; (2) sell, pledge, transfer or otherwise dispose of any shares of Compass Common Stock until the publication of financial results covering at least 30 days of post-Merger combined operations of Western Bancshares and Compass, except for pledges by such affiliates of all or part of such affiliate's Compass Common Stock acquired in the Merger, provided the lender agrees to be bound by the terms of such written agreement; and (3) transfer any Compass Common Stock except in compliance with Rule 145 promulgated by the Commission under the Securities Act and any new requirements imposed by the Commission or the Financial Accounting Standards Board for Compass' accounting of the Merger as a pooling of interests. SEE "SUMMARY--ACCOUNTING TREATMENT"; "THE MERGER--ACCOUNTING TREATMENT"; AND APPENDIX I.

         Pursuant to the Merger Agreement, holders of shares of Western Bancshares Common Stock that will be entitled to receive at least 50% of the aggregate Merger Consideration have represented to Compass that they have no present plan or intention to sell or otherwise dispose of the shares of Compass Common Stock received in the Merger. As a condition to consummation of the Merger, the representation from Western Bancshares' shareholders receiving at least 50% of the aggregate Merger Consideration that they have no plan or intention to sell or otherwise dispose of the shares of Compass Common Stock received pursuant to the Merger must remain true as of the Effective Time. SEE "THE MERGER--OTHER TERMS AND CONDITIONS".

                            INFORMATION ABOUT COMPASS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Certain documents filed by and relating to Compass, including Compass' Annual Report on Form 10-K for the year ended December 31, 1998 and Compass' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, are incorporated herein by reference. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

INTERESTS OF CERTAIN PERSONS

         No director or executive officer of Compass has any material direct or indirect financial interest in Western Bancshares or the Merger, except as a director, executive officer or shareholder of Compass or its subsidiaries.

                      INFORMATION ABOUT WESTERN BANCSHARES

         Western Bancshares is a New Mexico corporation organized in 1982 and currently conducts no operations other than serving as a bank holding company under the BHC Act for the Bank. Western Bancshares derives its revenues primarily from the operations of the Bank in the form of dividends paid from the Bank to Western Bancshares. Western Bancshares is subject to regulation by the Federal Reserve.

         The Bank was chartered in 1970 under the name Western State Bank and changed its name to Western Bank in 1974. The Bank is an independent community bank located in Albuquerque, New Mexico. The Bank is a full service bank offering a variety of services to satisfy the needs of the consumer and commercial customers in the area. The principal services offered by the Bank include most types of loans, including commercial, consumer and real estate loans. The Bank also offers safe deposit boxes, a night deposit facility, motor bank, wire transfer services and ATM cards.

SERVICES, EMPLOYEES AND PROPERTIES

         On October 29, 1999, the Bank had 13 executive officers, 10 directors, 98 full-time employees and 9 part-time employees. Directors of the Bank are paid $900 per month for their services. Western Bancshares had 2 officers and 5 directors at that date. Directors of Western Bancshares receive $900 per month for their services.

         The Bank's main office is located at 505 Marquette, N.W., Albuquerque, New Mexico. The Bank has nine full-service branches and one motor bank branch location.

         SEE "INFORMATION ABOUT WESTERN BANCSHARES--BENEFICIAL OWNERSHIP OF WESTERN BANCSHARES COMMON STOCK BY WESTERN BANCSHARES MANAGEMENT AND PRINCIPAL SHAREHOLDERS".

         COMPETITION

         The Bank considers its service area to be the area encompassing Albuquerque, New Mexico. The activities in which the Bank engages are competitive. Each activity engaged in by the Bank involves competition with other banks, as well as with nonbanking financial institutions and nonfinancial enterprises. In addition to competing with other commercial banks within and outside its service area, the Bank competes with other financial institutions engaged in the business of making loans or accepting deposits, such as savings and loan associations, credit unions, industrial loan associations, insurance companies, small loan companies, finance companies, mortgage companies, real estate investment trusts, certain governmental agencies, credit card organizations and other enterprises. Additional competition for deposits comes from government and private issuers of debt obligations and other investment alternatives for depositors, such as money market funds. The Bank also competes with suppliers of equipment in furnishing equipment financing and leasing services.

         Western Bancshares also faces competition from a wide variety of depository institutions from other geographical areas which compete for deposits, loans and bank-related services. As deregulation of depository institutions and financial services continues, competition from nonbank financial intermediaries such as savings and loan associations, credit unions, mortgage companies, insurance companies and other financial institutions may be expected to intensify. Western Bancshares and similar institutions have also experienced significant competition for deposits from mutual funds and other money center banks' offerings of high yielding deposit accounts. Some of the institutions with which Western Bancshares competes have capital and resources much larger than those of Western Bancshares, and some are not subject to the same regulatory restrictions.

         LEGAL PROCEEDINGS

         In the normal course of its businesses, Western Bancshares from time to time is involved in legal proceedings. Other than such proceedings incidental to its business, Western Bancshares' management is not aware of any pending or threatened legal proceedings which, upon resolution, would have a material adverse effect upon Western Bancshares' financial condition, results of operations or cash flows. The continued absence of such proceedings is a condition to Compass' obligation to consummate the Merger. SEE "THE MERGER--OTHER TERMS ANd CONDITIONS".

         MARKET PRICE AND DIVIDENDS

         There is no active public trading market for the Western Bancshares Common Stock. As of the Record Date, Western Bancshares Common Stock was held by 63 holders of record. Western Bancshares pays semi-annual dividends on its common stock. SEE "SELECTED FINANCIAL DATA"; MARKET PRICES"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF WESTERN BANCSHARES AND COMPASS DIVIDENDS"; AND "INFORMATION ABOUT WESTERN BANCSHARES--BENEFICIAL OWNERSHIP OF WESTERN BANCSHARES COMMON STOCK BY WESTERN BANCSHARES MANAGEMENT AND PRINCIPAL SHAREHOLDERS".

BENEFICIAL OWNERSHIP OF WESTERN BANCSHARES COMMON STOCK BY WESTERN BANCSHARES MANAGEMENT AND PRINCIPAL SHAREHOLDERS.

         The following table sets forth, as of the Record Date, the names and addresses of each beneficial owner of more than 5% of Western Bancshares Common Stock known to the Board of Directors of Western Bancshares, showing the amount and nature of such beneficial ownership and the names of each director and executive officer of Western Bancshares, the number of shares of Western Bancshares Common Stock owned beneficially by each director and executive officer and the number of shares of Western Bancshares Common Stock owned beneficially by all directors and executive officers as a group. None of the shareholders listed herein would own, on a pro forma basis giving effect to the Merger, more than 1% of the issued and outstanding shares of Compass Common Stock.


                                                AMOUNT AND NATURE
         BENEFICIAL OWNER                   OF BENEFICIAL OWNERSHIP (1)               PERCENT OF CLASS
         ----------------                   ---------------------------               ----------------

         William T. Fietz(2)                          20,798.05                            15.46%

         David Wintermute(3)                           6,586.57                             4.89%

         W. Michael Fietz(4)                             644.35                             0.48%

         Garlan Bryan                                  2,696.00                             2.00%

         Richard C. Civerolo(5)                        6,020.00                             4.47%

         George A. Dubois(6)                           7,632.85                             5.67%

         Sam Green                                     2,895.00                             2.15%

         Steven Jackson (7)                            2,986.40                             2.22%

         Gary Swearingen(8)                            2,808.00                             2.09%

         Donald Weagley(9)                             2,809.00                             2.09%

         Charles W. Williams(10)                       8,649.00                             6.70%

         Western Bank ESOP                            34,795.00                            25.87%
         P.O. Box 26144
         Albuquerque, NM 87125

         All Directors and Officers                   64,892.031                           48.24%
         as a Group  (11 persons)
---------------

(1) Unless otherwise indicated, each individual is the record owner of, and has sole voting and investment power with respect to, all shares of Western Bancshares Common Stock of which he or she is the beneficial owner. Unless otherwise indicated, all percentages are based upon 134,522 shares of Western Bancshares Common Stock issued and outstanding.

(2) Includes 6,380.908 shares of Western Bancshares Common Stock owned by the Western Bank Employee Stock Ownership Plan, 1,360.75 shares owned by Fietz, et al., 366.8 shares owned by Fietz, et al, II and 36.6 shares owned by Fietz, et al, III.

(3) Includes 2,515.420 shares of Western Bancshares Common Stock owned by the Western Bank Employee Stock Ownership Plan, 1,360.75 shares owned by Fietz, et al., 366.8 shares owned by Fietz, et al, II and 36.6 shares owned by Fietz, et al, III.

(4) Includes 57.753 shares of Western Bancshares Common Stock owned by the Western Bank Employee Stock Ownership Plan and 36.6 shares owned by Fietz, et al III.

(5) Includes 6,020 shares of Western Bancshares Common Stock owned by the Richard C. Civerolo Trust of which Mr. Civerolo serves as Trustee and Richard and Mary Civerolo are beneficiaries.

(6) Includes 3,792.7 shares of Western Bancshares Common Stock owned indirectly by Mr. Dubois through his ownership in the Dubois, Cooksey, Bishoff Profit Sharing Trust, 1,360.75 shares owned by Fietz, et al.,
         366.8 shares owned by Fietz, et al, II and 36.6 shares owned by Fietz, et al, III.

(7) Includes 366.8 shares owned by Fietz, et al, II and 36.6 shares owned by Fietz, et al, III.

(8) Includes 2,808 shares of Western Bancshares Common Stock owned by the Gary and Carol Swearingen Trust of which Mr. and Mrs. Swearingen serve as trustees and beneficiaries.

(9) Includes 2,809 shares of Western Bancshares Common Stock owned by the Donald Weagley Trust of which Don and Betty Weagley serve as trustees and beneficiaries.

(10) Includes 9,015.80 shares of Western Bancshares Common Stock owned by the Charles W. Williams Trust of which Mr. Williams serves as trustee and beneficiary and 366.8 shares owned by Fietz, et al, II.
----------------

         The persons listed above will receive the same Merger Consideration described in "THE MERGER--GENERAL" as the other Western Bancshares' shareholders for each share of Western Bancshares Common Stock held at the Effective Time.

         William T. Fietz Employment Agreement. Compass Bank and William T. Fietz entered into the William T. Fietz Employment Agreement pursuant to which Mr. Fietz will serve as Chairman - Compass Bank Albuquerque for a period of three years commencing at the Effective Time. Mr. Fietz shall receive an annual base salary of $320,000 per year with merit increases in accordance with Compass Bank's salary administration program based upon performance. Mr. Fietz shall also be able to participate, up to 50% of his annual base salary, in the Compass Bancshares, Inc. executive incentive program with the payment for calendar year 2000 in the amount of $160,000 being guaranteed. In addition to other benefits, Mr. Fietz will be provided such benefits as are made generally available to employees of equal title and base salary on the same basis as Compass Bank makes such benefits available to other employees. The William T. Fietz Employment Agreement provides that Mr. Fietz will not disclose to any other person any confidential information of Compass Bank or its affiliates or Western Bancshares or the Bank. In addition, for the consideration of $250,000 per year for seven years beginning upon his termination, Mr. Fietz will not directly or indirectly compete with Western Bancshares, the Bank, Compass Bank or its affiliates for a period of seven years after his employment with Compass Bank is terminated.

         Each of David E. Wintermute, Jason Shaffer, John D. Stewart and W. Michael Fietz entered into employment agreements with Compass Bank executed as of July 23, 1999. The employment agreements are each for a term of two years commencing at the Effective Time and each contains noncompetition and confidentiality provisions.

EMPLOYEE STOCK OWNERSHIP PLAN

         In 1977, the Bank adopted the Western Bank, Albuquerque, New Mexico, Employee Stock Ownership Plan (the "Plan"), which has been restated and amended from time to time, for employees of the Bank. The Plan is a qualified retirement plan designed to invest primarily in employer securities, and intended to supplement participants' income upon retirement. An employee is eligible to participate in the Plan on the January 1 immediately preceding the later of the dates such employee completes one year of service or attains the age of 21.

         Under the Plan, each year the Bank will contribute to the Plan an amount determined by the Bank in its discretion. William T. Fietz, David E. Wintermute and Richard M. Davidson hold the office of Trustee. The Trustee will invest the trust fund primarily in common stock of Western Bancshares. The Bank contributes cash, and the Trust (as defined in the Plan) uses the cash to purchase common stock of Western Bancshares. The only source of contributions under the Plan is the Bank's annual contribution. The Trustee will pay benefits attributable to the Bank's contributions in common stock or in cash, at the participant's election.

         Under the terms of the Plan, the Trustee votes all shares of stock held by the Plan in the manner directed by the Bank; however, the Trustee has no discretionary voting authority with respect to the Plan. The Bank has empowered William T. Fietz to direct the Trustee as to the manner in which the shares held by the Trust are to be voted, including but not limited to voting with respect to the Merger. Notwithstanding the foregoing, a participant in the Plan may direct the Trustee as to the manner in which the participant's allocable shares of stock held by the Trust are to be voted with respect to corporate matters which are to be decided by more than a majority of the outstanding shares voted, including voting with respect to the Merger.

         As of June 30, 1999, there were 34,795 shares of Western Bancshares Common Stock owned by the Plan which is equal to 25.8657% of the issued and outstanding stock of Western Bancshares. As of June 30, 1999, approximately 6,381, 2,515 and 58 shares were allocated to each of the accounts of William T. Fietz, David E. Wintermute and W. Michael Fietz, respectively.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS OF WESTERN BANCSHARES


         The following discussion provides certain information regarding the financial condition and results of operations of Western Bancshares. This discussion should be read in conjunction with Western Bancshares' Consolidated Financial Statements and Notes to Consolidated Financial Statements presented elsewhere in this document. SEE "INDEX TO WESTERN BANCSHARES CONSOLIDATED FINANCIAL STATEMENTS."

S-CORP ELECTION IN 1998

         On April 13, 1998, the Company received notice from the Internal Revenue Service that its election to be treated as an S corporation for federal income tax purposes was accepted with an effective date of January 1, 1998. As a result of the S election, the Company removed certain December 31, 1997 deferred tax assets, net of certain deferred tax liabilities that were no longer realizable, which is attributable to projected built-in gains on investment securities. The following table presents select pro forma financial information assuming Western Bancshares had continuously remained a C-corporation.

                                           June 30, 1999(1)        December 31, 1998        June 30, 1998(1)
                                           ----------------        -----------------        ----------------

    Pro forma income tax expense                 $1,750,821             $2,807,699                $1,602,339
                                                 ==========             ==========                ==========

    Pro forma net income                         $2,799,626             $4,518,087                $2,605,015
                                                 ==========             ==========                ==========

    Pro forma earnings per share(2)                  $20.81                 $33.59                    $19.36
                                                     ======                 ======                    ======


(1)    Calculated for the six months ended.

(2) Represents basic earnings per share using the weighted average number of common stock shares outstanding of 134,522

RESULTS OF OPERATIONS

         NET INCOME

         Western Bancshares, through its Western Bank Subsidiary, derives its net income from two principal sources: (1) net interest income, which is the difference between the interest income Western Bancshares earns on interest-earning assets and the interest expense it pays on interest-bearing liabilities; and (2) non-interest income from retail banking operations.

         Net income for the six months ended June 30, 1999 was $4.5 million, as compared to $3.8 million for the same period in 1998, an increase of $ .7 million, or 18%. The primary reason for the increase was an increase in interest-earning assets included in the loan and investment portfolios.

         Net income for the year ended December 31, 1998 was $6.8 million, compared to $3.9 million for the year ended December 31, 1997 and $ 3.6 million for the year ended December 31, 1996. Net income for 1998 increased dramatically over 1997 due primarily to the S-Corp Election.

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for the financial statement in which comprehensive income is reported, but does require that an amount representing total comprehensive income be reported in that statement. Management has complied with SFAS 130, which is effective for periods beginning after December 15, 1997.

         NET INTEREST INCOME

         Net interest income is the amount by which interest earned on interest-earning assets exceeds the interest paid on interest-bearing liabilities. Western Bancshares' net interest income is affected by changes in the amount and the relative proportions (mix) of interest-earning assets and interest-bearing liabilities, as well as by changes in yields earned on interest-earning assets and interest rates paid on interest-bearing deposits and other borrowed funds.

         The following table sets forth, for the periods and as of the dates indicated, information regarding Western Bancshares' average balance sheet. Ratio, yield and rate information are based on average daily balances during the six months ended June 30, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996. Non-accrual loans are included in the average balances for loans receivable, net, for the periods indicated.

                                               AS OF AND FOR THE SIX MONTHS ENDED JUNE 30,
                               ----------------------------------------------------------------------------
                                              1999                                    1998
                               ------------------------------------    ------------------------------------
                               AVERAGE                  AVERAGE        AVERAGE      INTEREST    AVERAGE
                                BALANCES    INTEREST     RATE (1)       BALANCES                 RATE (1)
                               ----------- ------------ -----------    ----------- ------------ -----------
                                                        (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
Loans receivable, net            $137,490       $6,725       9.86%       $131,485       $6,875      10.54%
Investment securities and
    other interest-earning
    assets                        114,339        3,295       5.81%         90,118        2,617       5.86%
                                 --------       ------                   --------       ------
Total interest-earning assets     251,829       10,020       8.02%        221,603        9,492       8.64%
Non-interest-earning assets        29,952                                  25,656
                                 --------                                --------
      Total assets               $281,781                                $247,259
                                 ========                                ========

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Deposits                         $173,179       $3,531       4.11%       $156,738       $3,527       4.51%
Other borrowings                      800           33       8.32%          1,500           66       8.87%
FHLB advances and
    repurchase  agreements
    and other borrowed funds       14,491          259       3.60%          6,568          129       3.96%
                                 --------       ------                   --------       ------
Total interest-bearing
    liabilities                   188,470        3,823       4.11%        164,806        3,722       4.55%
Non-interest-bearing
liabilities                        60,473                                  51,980
                                 --------                                --------
      Total liabilities           248,943                                 216,786
Stockholders' equity               32,838                                  30,473
                                 --------                                --------
      Total liabilities and
      stockholders' equity       $281,781                                $247,259
                                 ========                                ========
Net interest income;
    interest rate spread                        $6,197       3.91%                      $5,770       4.09%
                                                ======                                  ======
Net interest yield on
    interest-earning assets                                  4.96%                                   5.25%
Net interest margin
    of average total assets                                  4.43%                                   4.71%



(1)      Calculated on an annualized basis.

                                                         AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                             --------------------------------------------------------------------------------------------------
                                         1998                             1997                              1996
                             ------------------------------  --------------------------------  --------------------------------
                             AVERAGE             AVERAGE     AVERAGE               AVERAGE     AVERAGE              AVERAGE
                             BALANCES  INTEREST    RATE       BALANCES   INTEREST    RATE       BALANCES  INTEREST     RATE
                             ------------------------------  --------------------------------  --------------------------------
                                                                 (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
Loans receivable, net         $131,934   $13,765    10.43%     $122,566    $13,008    10.61%     $115,829   $12,250     10.58%
Investment securities and
    other interest earning
    assets                     102,008     5,912     5.80%       81,242      4,724     5.81%       78,406     4,529      5.78%
                              --------    ------               --------     ------               --------    ------
Total interest-earning assets  233,942    19,677     8.41%      203,808     17,732     8.70%      194,235    16,779      8.64%
Non-interest-earning assets                                      24,319                            23,379
                              --------                         --------                          --------
                                27,072
      Total assets            $261,014                         $228,127                          $217,614
                              ========                         ========                          ========

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing
    liabilities:
Deposits                      $162,509    $7,285     4.48%     $142,366     $6,595     4.63%     $137,122    $6,302      4.60%
Other borrowings                 1,280       120     9.38%        1,900        171     9.00%        2,920       279      9.55%
FHLB advances and
    repurchase agreements
    and other borrowed funds    10,966       484     4.41%        4,532        186     4.10%        2,260       117      5.18%
                              --------    ------               --------     ------               --------    ------
Total interest-bearing
    liabilities                174,755     7,889     4.51%      148,798      6,952     4.67%      142,302     6,698      4.71%
Non-interest-bearing
    liabilities                 54,928                           52,719                            52,967
                              --------                         --------                          --------
      Total liabilities        229,683                          201,517                           195,269
Stockholders' equity            31,331                           26,610                            22,345
                              --------                         --------                          --------
      Total liabilities and
      stockholders' equity    $261,014                         $228,127                          $217,614
                              ========                         ========                          ========
Net interest income;
    interest rate spread                 $11,788     3.90%                 $10,780     4.03%                $10,081      3.93%
                                         =======                           =======                          =======
Net interest yield on
    interest-earning assets                          5.04%                             5.29%                             5.19%
Net interest margin
    of average total assets                          4.52%                             4.73%                             4.63%

         The following table sets forth the changes in net interest income by volume and rate and the total thereof for the periods indicated:

                                 SIX MONTHS ENDED JUNE 30,         YEAR ENDED DECEMBER 31,         YEAR ENDED DECEMBER 31,
                                        1999 v. 1998                     1998 v. 1997                   1997 v. 1996
                                 INCREASE (DECREASE) DUE TO       INCREASE (DECREASE) DUE TO       INCREASE (DECREASE) DUE
                                         CHANGE IN                        CHANGE IN                     TO CHANGE IN
                                -----------------------------   -------------------------------   --------------------------
                                 Volume    Rate      Total       Volume      Rate      Total       Volume    Rate    Total
                                 ------    ----      -----       ------      ----      -----       ------    ----    -----
                                                                       (in thousands)
Interest-earning assets:
  Loans receivable, net             $317   $(467)      $(150)        $994     $(237)      $757        $721     $37     $758
  Investment securities and other
    Interest-earning assets          707     (29)        678        1,198       (10)     1,188         171      24      195
                                  ------   -----        ----       ------     ------    ------        ----     ---     ----
    Total interest-earning assets $1,024   $(496)       $528       $2,192     $(247)    $1,945        $892     $61     $953
                                  ======   =====        ====       ======     ======    ======        ====     ===     ====

Interest-bearing liabilities:
  Savings deposits                  $350   $(346)         $4         $934     $(244)      $690        $250     $43     $293
  Other borrowings                   (31)     (2)        (33)         (56)        5        (51)        (98)    (10)    (108)
  FHLB advances and repurchase
         agreements                  156     (26)        130          264        34        298         118     (49)      69
                                  ------   -----        ----       ------     ------    ------        ----     ---     ----
    Total interest-bearing
         liabilities                $475   $(374)       $101       $1,142     $(205)      $937        $270    $(16)    $254
                                    ====   ======       ====       ======     ======      ====        ====    =====    ====
Change in net interest income       $549   $(122)       $427       $1,050      $(42)    $1,008        $622     $77     $699
                                    ====   ======       ====       ======      =====    ======        ====     ===     ====

         Net interest income before provision for loan and lease losses was $6.2 million for the six months ended June 30, 1999, an increase of $427,000 or 7.4% over the same period in 1998. This increase is attributable primarily to the continued growth in the volume of Western Bancshares' interest-earning assets, largely in the securities portfolio, offset somewhat by negative interest rate changes in the loan portfolio. Negative interest rates did not significantly affect the investment portfolio due to a greater emphasis on longer maturity investments.

         Net interest income before provision for loan and lease losses was $11.8 million for the year ended December 31, 1998, an increase of $1.0 million or 9.4% over 1997. This increase is attributable primarily to the continued growth in the volume of Western Bancshares' interest-earning assets, offset somewhat by negative interest rate changes.

         Net interest income before provision for loan and lease losses was $10.8 million for 1997, a $699,000 or 6.9% increase over 1996. The increase was due to growth in the volume of Western Bancshares' interest-earning assets in addition to favorable interest rate changes.

         TOTAL INTEREST INCOME AND INTEREST EXPENSE. The following table sets forth interest income and interest expense for the periods indicated:

                                           SIX MONTHS ENDED
                                               JUNE 30,                 YEAR ENDED DECEMBER 31,
                                        ------------------------ --------------------------------------
                                           1999        1998         1998         1997         1996
                                        ----------- ------------ ------------ ------------ ------------
                                                            (DOLLARS IN THOUSANDS)
Interest Income:
     Interest on loans                      $6,725       $6,875      $13,765      $13,008      $12,250
     Interest on investment securities:
       U.S. Treasury securities                771        1,184        2,206        2,708        2,733
       Federal agency obligations            1,811          409        1,521          144            0
       Mortgage-backed securities                0            0            0            0            0
       State and municipal obligations          96           86          171          170          225
       Other                                    10            7           14            0            0
     Interest on deposits in other banks         0            0            0            0            0
     Interest on federal funds sold            607          931        2,000        1,702        1,571
                                           -------       ------      -------      -------      -------
        Total interest income              $10,020       $9,492      $19,677      $17,732      $16,779
                                           =======       ======      =======      =======      =======

Interest Expense:
     Interest on deposits                   $3,531       $3,527       $7,285       $6,595       $6,302
     Interest on FHLB advances and
        repurchase agreements and other
        borrowed funds                         259          129          484          186          117
     Interest on Subordinated Debentures        33           66          120          171          279
                                            ------       ------       ------       ------       ------
        Total interest expense              $3,823       $3,722       $7,889       $6,952       $6,698
                                            ======       ======       ======       ======       ======
Net interest income                         $6,197       $5,770      $11,788      $10,780      $10,081
                                            ======       ======      =======      =======      =======

Interest rate spread(1)(2)                    3.97%        4.09%        3.90%        4.03%        3.93%
Net interest yield(1)(3)                      4.96         5.25         5.04         5.29         5.19
Net interest margin(1)(4)                     4.43         4.71         4.52         4.73         4.36


(1)      Based on average daily balances.

(2) Interest rate spread has been calculated by subtracting the average rate of interest-bearing liabilities from the average rate of interest-earning assets.

(3) Net interest yield has been calculated by dividing net interest income by average interest-earning assets.

(4) Net interest margin has been calculated by dividing net interest income by average total assets.


         Net interest income for the six months ended June 30, 1999 increased to $6.2 million from $5.8 million for the same period in 1998, an increase of 7%. The net increase was primarily due to an increase in total assets, in particular, the investment portfolio which accounted for an increase in interest earned on investments, net, of $678,000. Increase in loan and investment volume of $317,000 and $707,000, respectively, contributed to the increase of 194% in total interest income, as evidenced by the change in average balances of interest-earning assets from $221.6 million as of June 30, 1998 to $251.8 million as of June 30, 1999. Changes in interest rates had a modest negative impact on total interest income of 94%. The average yield on loans receivable, net, decreased 68 basis points and the average yield on investment securities and other interest-earning assets decreased 5 basis points, contributing to an overall decrease of 62 basis points in the average yield on total interest-earning assets. These changes reflect the generally lower interest rates attained by Western Bancshares through June of 1999 as compared to 1998 as well as a lower overall loan to deposit ratio. These changes in market interest rates slowed interest income growth somewhat when compared to the increase in total assets.

         Net interest income for the year ended December 31, 1998 increased to $11.8 million from $10.8 million in 1997, an increase of 9%. The net increase was due to a $757,000 increase in interest earned on loans receivable, net, as well as a $1.2 million increase in interest earned on investment securities and other interest-earning assets which was offset by a total increase of $937,000 in interest expense. Changes in volume were the dominant cause of these increases, contributing 113% of the increase in total interest income, based on a change in average balances of interest-earning assets from $203.8 million in 1997 to $233.9 million in 1998. The increases in volume were primarily the result of Western Bancshares' continued expansion of its loans receivable, net. Changes in interest rates had a minor negative impact on total interest income of 13%. The average yield on loans receivable, net, decreased 18 basis points and the average yield on investment securities and other interest-earning assets decreased 1 basis point, contributing to an overall decrease of 29 basis points in the average yield on total interest-earning assets. These changes reflect the generally lower interest rates attainable by Western Bancshares during 1998 than in 1997.

         Total net interest income was $10.8 million in 1997, a $699,000 or 7% increase from 1996. The increase resulted from an increase of $758,000 in interest earned on loans receivable, net, plus an increase of $195,000 in interest-income on investment securities and other interest-earning assets, from 1996 to 1997. Changes in volume were the dominant cause of these increases, accounting for 94% of the increase in total interest income. Changes in interest rates had a minor positive impact on total net interest income of 6%. Higher average balances of interest-earning assets, $203.8 million in 1997 as compared to $194.2 million in 1996, were caused by strong growth in Western Bancshares' loans receivable, net. The average yield of loans receivable, net, increased by 3 basis points and the average yield of investment securities and other interest-earning assets increased by 3 basis points. These higher yields, which together represent a 6 basis point increase in the average yield on total interest-earning assets.

         Total interest expense was $3.8 million for the six months ended June 30, 1999, as compared to $3.7 million for the same period in 1998, an increase of $101,000 or 3%. The increase in interest expense was the result of volume increases in average interest-bearing liabilities, from $164.8 million as of June 30, 1998 to $188.5 million as of June 30, 1999. The average cost of interest-bearing liabilities decreased from 4.55% as of June 30, 1998 to 4.11% as of June 30, 1999. Continued increases in core deposits were the primary reasons for the decrease in Western Bancshares' cost of funds in addition to the decrease in subordinated debentures.

         Total interest expense was $7.9 million for the year ended December 31, 1998, as compared to $7.0 million for 1997, an increase of $937,000 or 13%. The increase in interest expense was the result of increases in average interest-bearing liabilities, from $148.8 million in 1997 to $174.8 million in 1998. The average cost of interest-bearing liabilities decreased from 4.67% in 1997 to 4.51% in 1998. An increase in core deposits was the primary contributor to the decrease in Western Bancshares' cost of funds in addition to the decrease in subordinated debentures.

         Total interest expense was $7.0 million in 1997, an increase of $254,000 or 4% from 1996. The increase in interest expense was the result of increases in average interest-bearing liabilities, from $142.3 million in 1996 to $148.8 million in 1997. The average cost of interest-bearing liabilities decreased from 4.71% in 1996 to 4.67% in 1997. Increases in core deposits and the repayment of subordinated debentures were the primary contributors to the decrease in Western Bancshares' cost of funds.

         PROVISION FOR LOAN AND LEASE LOSSES

         The provision for loan and lease losses is an amount charged to expense to provide for maintaining the allowance for loan losses inherent in the loan portfolio. In order to determine the amount of the provision, Western Bancshares conducts a quarterly review of the loan and lease portfolios. This evaluation takes into consideration current economic market conditions, loan and lease portfolio growth, monthly loan and lease losses and recoveries, changes in non-performing loans and leases, the capability of specific borrowers to repay specific loan or lease obligations, and current loan collateral values.

         The provision for loan and lease losses was $240,000 for the six months ended June 30, 1999, compared to $185,000 for the same period in 1998. The provision for loan and lease losses was $460,000 for the year ended December 31, 1998, compared to $145,000 for the year ended December 31, 1997 and $100,000 for the year ended December 31, 1996. The increases in 1998 were attributable to the continued growth in Western Bancshares' loan portfolio and the decision by management to replenish the allowance for loan and lease losses due to the increase in charge-offs. The increase in 1997 was due primarily to the growth in Western Bancshares' loan portfolio during such time. Western Bancshares' ratio of net charge-offs to average loans outstanding was 0.31% as of December 31, 1998, as compared to 0.15% at year-end 1997 and 0.09% at year-end 1996. Management of Western Bancshares believes that its current allowance for loan and lease losses is adequate, based upon the current level of nonperforming assets and loss experience. Management will continue to review Western Bancshares' loan and lease portfolios to determine the extent, if any, to which further provisions are necessary in the future.

         NON-INTEREST INCOME

         Non-interest income consists of service charges on deposit accounts, rental income, income from the sale of official checks, travelers checks, safe deposit box income, gains on sales of loans held for sale and gains on investments available for sale, and other banking product charges not categorized as interest income.

         The following table provides a summary of non-interest income, by category of income, for the six months ended June 30, 1999 and 1998 and years ended December 31, 1998, 1997 and 1996:


                                                  PERIOD ENDED JUNE 30,               YEAR ENDED DECEMBER 31,
                                               ----------------------------  -------------------------------------------
                                                   1999           1998           1998           1997           1996
                                               -------------  -------------  -------------  -------------  -------------
                                                                           (IN THOUSANDS)
 Non-Interest Income:
      Service fees on deposit accounts             $587           $605          $1,191         $1,230          $1,206
      Gains on sales of loans held for sale         146            264             441            360             390
      Gains on available-for-sale securities          0              0               0              0              71
      Other income                                  159            116             188            145             137
                                                   ----           ----          ------         ------          -------
          Total                                    $892           $985          $1,820         $1,735          $1,804
                                                   ====           ====          ======         ======          ======


         Total non-interest income was $892,000 for the six months ended June 30, 1999 or 0.63% of average assets on an annualized basis, as compared to $985,000 or 0.80% of average assets on an annualized basis for the same period in 1998. The decrease in 1999 was primarily attributable to a decrease in gains on sales of loans held for sale, which was somewhat offset by an increase in other income.

         Total non-interest income was $1.8 million for the year ended December 31, 1998 or 0.70% of average assets, as compared to $1.7 million or 0.76% of average assets for the year ended December 31, 1997. The increase in 1998 was primarily attributable to an increase in gains on sales of loans held for sale, which was offset by a minor decrease in service fees on deposit accounts.

         Total non-interest income for the year ended December 31, 1997 was $1.7 million or 0.76% of average assets. This compares to $1.8 million or 0.83% of average assets for the same period in 1996. The decrease in 1997 was predominantly attributable to the decrease in gains on sales of loans held for sale and a decrease in gains on available-for-sale securities for the year ended December 31, 1997.

         NON-INTEREST EXPENSE

         The following table provides a summary of non-interest expense, by category of expense, for the six months ended June 30, 1999 and 1998 and the years ended December 31, 1998, 1997 and 1996:

                                                    SIX MONTHS ENDED JUNE
                                                             30,                 YEAR ENDED DECEMBER 31,
                                                    ----------------------- -----------------------------------
                                                       1999        1998        1998        1997        1996
                                                    ----------- ----------- ----------- ----------- -----------
                                                                          (IN THOUSANDS)
Non-Interest Expense:
     Salaries and employee benefits                     $1,749      $1,706      $3,484      $3,392      $3,228
     Loan Loss Provision & Loss Expense                    251         195         529         197         130
     Rent on Bank Premises                                 154         147         384         400         422
     Data Processing                                       129         119         373         346         341
     Depreciation                                          120         116         239         191         201
     Legal, Accounting, & Examination                       84          80         249         337         286
     Leasing, Maintenance & Repairs                         82          74         209         198         183
     Supplies                                               63          47         175         157         139
     Advertising                                            61          45         148         122         118
     Telephone                                              57          53         138         127         108
     Entertainment & Travel                                 54          51         124         109         115
     Dues, Subscriptions, & Donations                       31          15         102         107         102
     Insurance                                               9          10          91          86          77
     Property Taxes                                          8          11          33          36          39
     Utilities                                               6          30          70          37          39
     Postage & Freight                                       2           3          93          88          97
     Miscellaneous Expenses                                366         387         966         911         989
                                                        ------      ------      ------      ------      ------
         Total                                          $3,226      $3,089      $7,407      $6,841      $6,614
                                                        ======      ======      ======      ======      ======

         Total non-interest expense for the six months ended June 30, 1999 was $3.2 million or 2.29% of average assets on an annualized basis, compared to $3.1 million or 2.50% of average assets on an annualized basis for the six months ended June 30, 1998.

         Salaries and employee benefits represent the largest component of non-interest expense. Salaries and employee benefits for the six months ended June 30, 1999 remained fairly constant at $1.7 million compared to the six months ended June 30, 1998 experiencing only a slight increase of $43,000. The increase was primarily due to cost of living and merit based adjustments. Salaries and benefits as a percentage of average assets were 1.24% on an annualized basis for the six months ended June 30, 1999, as compared to 1.38% on an annualized basis for the six months ended June 30, 1998 which indicates an increase in Western Bancshares' efficiency ratio.

         The categories relating to occupancy expense (including rent on bank premises, utilities, and approximately one half of the leasing, maintenance, and repairs category) and depreciation for the six months ended June 30, 1999, were $321,000 or 0.23% of average assets on an annualized basis, compared to $330,000 or 0.27% of average assets on an annualized basis for the six months ended June 30, 1998. The decrease in the aggregate expense is attributable to an electric bill for back service that was uncharged in 1997 and amounted to $22,000.

         Western Bancshares' loan loss provision and loss expense for the six months ended June 30, 1999 was $251,000, as compared to $195,000 for the six months ended June 30, 1998. Of this amount, $240,000 and $185,000 for those respective periods was attributed to the loan loss provision. This increase was due to the known and inherent losses on loans in the portfolio as well as an overall increase in loans booked. Western Bancshares had additional operating loss expense in this category of $11,000 for the six months ended June 30, 1999 and $10,000 for the six months ended June 30, 1998.

         Other non-interest expenses of Western Bancshares include, among others, the cost of FDIC insurance and advertising, supplies, legal, postage, data processing, check printing and other expenses. These expenses have generally increased commensurate with the overall growth of the Bank.

         Total non-interest expense for the year ended December 31, 1998 was $7.4 million or 2.84% of average assets, compared to $6.8 million or 3.00% of average assets for the year ended December 31, 1997 and $6.6 million or 3.04% of average assets for the year ended December 31, 1996.

         Salaries and employee benefits for the year ended December 31, 1998 increased to $3.5 million, compared to $3.4 million for the year ended December 31, 1997 and $3.2 million for the year ended December 31, 1996. The increases in 1998 and 1997 were primarily the result of cost of living and merit based salary adjustments. Western Bancshares opened an additional facility midway through 1997, however, the impact on total salary expense was nominal. The dollar volume of salaries and benefits grew at a slower rate than average assets in the prior year, resulting in an increase in the efficiency ratio of Western Bancshares. Salaries and benefits as a percentage of average assets were 1.33% for the year ended December 31, 1998, 1.49% for the year ended December 31, 1997, and 1.48% for the year ended December 31, 1996.

         The categories relating to occupancy expense (including rent on bank premises, utilities, and the allocated portion of the leasing, maintenance, and repairs category) and depreciation for the year ended December 31, 1998, were $798,000 or 0.31% of average assets, compared to $727,000 or 0.32% of average assets for the year ended December 31, 1997 and $753,000 or 0.35% of average assets for the year ended December 31, 1996. The increase in the aggregate expense in 1998 is attributable to the electric bill for back service that was uncharged in 1997 until 1998 and amounted to $22,000 as well as an increase in depreciation of a new facility opened midway through 1997. The decrease in the aggregate expenses for 1997 when compared to 1996 was attributable to the opening a of new banking operation facility in 1997 which resulted in lower rent expense.

         Western Bancshares' loan loss provision and loss expense for the year ended December 31, 1998 was $529,000, as compared to $197,000 for the year ended December 31, 1997 and $130,000 for the year ended December 31, 1996.

         Data processing expense for the year ended December 31,1998 was $373,000, as compared to $346,000 for the same period in 1997 and $341,000 in 1996. The increase from 1997 to 1998 was due almost entirely to a $25,000 assessment Western Bancshares was required to pay in order to be involved in year 2000 testing of electronic data systems ("EDS") computer related systems.

         Among other non-interest expenses, legal, accounting, and examination fees expense for the year ended December 31, 1998 was $249,000, compared to $337,000 in 1997 and $286,000 in 1996. The significant increase in legal expenses for 1997 are attributable to the defense of a lawsuit against Western Bancshares and one of its officers. The lawsuit was settled in 1997 and no further costs were incurred in 1998. Advertising expense was $148,000 for the year ended December 31, 1998, compared to $122,000 for the year ended December 31, 1997 and $118,000 for the year ended December 31, 1996. The increase in 1998 was due to additional advertising expenses necessary to promote new locations and to compete with increased competition. Supplies expense, insurance, postage, telephone, consulting, business promotion, entertainment and travel, and charitable contributions expense, as well as other non-interest expenses, have increased consistently with Western Bancshares' growth and expansion since 1996.

         PROVISION FOR INCOME TAXES

         Western Bancshares has recorded a net income tax expense of $88,716 for the six months ending June 30, 1999 and $566,554 in the tax year ending December 31, 1998. In 1998, the expense results from the removal of certain deferred tax assets, net of certain deferred tax liabilities, that were no longer required to be recorded due to the S-Corp Election made by Western Bancshares. In 1999, the expense is the result of the recognition of certain built-in gain items that existed at the date of the S-Corp Election.

         As of December 31, 1997 and 1996, taxable income was $6.7 million and $6.3 million respectively. The effective tax rate remained virtually constant at approximately 37%.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity defines the ability of Western Bancshares to generate funds to support asset growth, satisfy other disbursement needs, meet deposit withdrawals and other funding reductions, maintain reserve requirements, and otherwise operate on an ongoing basis. The immediate liquidity needs of Western Bancshares have been met primarily by federal funds sold, short-term investments, deposits in other banks, and the generally predictable cash flow of Western Bancshares' assets.

         Western Bancshares actively monitors compliance with regulatory capital requirements, focusing primarily on risk-based capital and core leverage capital guidelines. The elements of capital adequacy standards include strict definitions of core capital and total assets which consider risk and include off-balance sheet items such as commitments to extend credit. Under the risk-based capital method of capital measurement, the ratio computed is dependent on the amount and composition of assets recorded on the balance sheet and the amount and composition of off-balance sheet items, in addition to the level of capital. Historically, Western Bancshares has increased its core capital through the retention of earnings through increases in the allowance for loan and lease losses (up to the maximum allowable amount).

CHANGES IN FINANCIAL CONDITION

         LOAN PORTFOLIO

         The principal asset of the Bank is its loan portfolio. The following table summarizes the loan portfolio of the Bank by loan category, based on the Bank's internal classifications, as of June 30, 1999 and December 31, 1998, 1997, 1996, 1995 and 1994.

                                    JUNE 30,                                   DECEMBER 31,
                                   ------------  --------------------------------------------------------------------------
                                      1999           1998            1997           1996            1995           1994
                                   ------------  --------------  -------------  --------------  --------------  -----------
                                                                       (IN THOUSANDS)

 Commercial                            $84,082         $86,364        $73,852         $71,901         $61,291      $47,699
 Real estate and interim                44,887          42,239         46,202          43,421          38,025       39,006
 construction
 Consumer                                8,292           7,107          7,618           7,563           8,353        9,769
 Home Mortgage Loans Held for              484           2,253          2,635           3,957           3,760        3,690
 Sale
 Overdrafts                                318             249            201             280             164          194
                                      --------        ---------      ---------       ---------       ---------    ---------
           Total gross loans           138,063         138,212        130,508         127,122         111,592      100,359
 Unearned discount and net
    deferred loan fees                    (575)           (679)          (678)           (674)           (712)        (824)
 Allowance for loan and lease
    losses                              (2,825)         (2,746)        (2,687)         (2,684)         (2,672)      (1,955)
                                      --------        ---------      ---------       ---------       ---------    ---------
           Total loans, net           $134,663        $134,787       $127,143        $123,763        $108,208     $ 97,579
                                      ========        ========       ========        ========        ========     ========

         Mortgage loans held for sale were $484,000 for the period ending June 30, 1999, $2,253,000, for the period ending December 31, 1998, $2,635,000 for
December 31, 1997, $3,957,000 for December 31, 1996, $3,760,000 for December 31,
1995, and $3,690,000 for December 31, 1994.

         The following table presents selected loan categories as of June 30, 1999 and December 31, 1998 by repricing either through variable rate loan terms, maturity, amortization, or expended prepayments. Data are derived from gap analysis calculations. In calculating the amounts set forth in the table, amortization flows are based on contractual characteristics of the Bank's loans and other assets, as well as anticipated prepayment characteristics. Prepayment rates for mortgages and mortgage-related investments reflect expectations based on national assumptions, and prepayments on consumer loans reflect the Bank's historical experience. Decisions on repricing are also dependent on asset liability management, which is monitored by the Bank.

                                             JUNE 30, 1999                                    DECEMBER 31, 1998
                           --------------------------------------------------  -------------------------------------------------
                                         REPRICES                                           REPRICES
                            REPRICES      BETWEEN     REPRICES                 REPRICES      BETWEEN     REPRICES
                             WITHIN      1 AND 5        AFTER                    WITHIN     1 AND 5        AFTER
                             1 YEAR        YEARS       5 YEARS       TOTAL       1 YEAR       YEARS        5 YEARS     TOTAL
                           ------------  ----------- ------------  ----------  -----------  -----------  ----------- -----------
                                                                  (DOLLARS IN THOUSANDS)

Commercial                     $73,975       $8,118         $286     $82,379      $77,366       $6,807         $294     $84,467
Construction                    38,664        3,313        1,989      43,966       34,866        4,623        1,907      41,396
Consumer                         3,781        4,018           35       7,834        3,665        2,994           13       6,672
Home Mortgage Loan Held
   for Sale                        ---          ---          484         484          ---          ---        2,252       2,252
                           ============  =========== ============  ==========  ===========  ===========  =========== ===========
         Total                $116,420      $15,449       $2,794    $134,663     $115,897      $14,424       $4,466    $134,787
                           ============  =========== ============  ==========  ===========  ===========  =========== ===========

Fixed rate loans               $19,347      $15,449       $2,794     $37,590      $15,732      $14,424       $4,466     $34,622
Adjustable rate  loans             ---          ---          ---         ---          ---          ---          ---         ---
Variable rate loans             97,073          ---          ---      97,073      100,165          ---          ---     100,165
                           ============  =========== ============  ==========  ===========  ===========  =========== ===========
         Total                $116,420      $15,449       $2,794    $134,663     $115,897      $14,424       $4,466    $134,787
                           ============  =========== ============  ==========  ===========  ===========  =========== ===========

         POLICIES AND PROCEDURES RELATING TO THE ACCRUAL OF INTEREST INCOME. Interest income is accrued as earned on a simple interest basis. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions which may affect the borrower's ability to repay and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Loans may be placed in non-accrual status only if, in management's opinion, the loan is well secured and in the process of collection. Otherwise, any expected loss related to such loans is immediately charged to the allowance for loan and lease losses. There were no commitments to lend additional funds to borrowers whose loans were classified as non-accrual as of June 30, 1999.

         NONPERFORMING ASSETS. Historically, the Bank has employed an aggressive policy of charging off, or placing into non-accrual status, loans which are more than 90 days past due. Nonperforming assets consist of certain nonperforming loans and real estate. Loans are considered to be nonperforming if they are on a non-accrual basis or are contractually past due 90 days or more. Loans secured by real property, where the collateral has been foreclosed upon, are classified on the Bank's financial statements as Other Real Estate Owned. At the time of foreclosure, the asset securing the loan is valued at fair value if it will be held and used or at its fair value less cost to sell if it will be sold. If the outstanding loan amount exceeds the assets valuation, the difference is charged to the allowance for loan and lease losses. The following table presents the principal amounts of nonperforming assets as of June 30, 1999 and December 31, 1998, 1997, 1996, 1995 and 1994:

                                                                               DECEMBER 31,
                                          JUNE 30,     -----------------------------------------------------------------
                                            1999         1998        1997          1996           1995          1994
                                         -----------   ---------   ----------    ----------    -----------   -----------
                                                                     (DOLLARS IN THOUSANDS)
Delinquent and non-accruing  loans             $214        $378         $347            $0            $30           $39
Loans 90 days past due, still accruing          388           0           16           156
                                                                                                      309            43
                                         -----------   ---------   ----------    ----------    -----------   -----------
Total nonperforming loans                       602         378          363           156            339            82

Other real estate owned                         157         292          294           145            174           420
Other nonperforming assets                       15          27           58            21             20
                                                                                                                     14
                                         ===========   =========   ==========    ==========    ===========   ===========
Total nonperforming assets                     $774        $697         $715          $322           $533          $516
                                         ===========   =========   ==========    ==========    ===========   ===========

Nonperforming loans/period-
   end total loans                            0.44%       0.28%        0.28%         0.13%          0.31%         0.08%
Nonperforming assets/period-
   end total assets                           0.27%       0.24%        0.30%         0.14%          0.28%         0.28%

         SUMMARY OF LOAN AND LEASE LOSS EXPERIENCE. The following table summarizes the allowance for loan and lease losses for Western Bancshares for the periods shown:

                                          JUNE 30,                                DECEMBER 31,
                                          ----------   -------------------------------------------------------------------
                                            1999          1998           1997         1996          1995          1994
                                          ----------   -----------    -----------   ----------   -----------   -----------
                                                                          (DOLLARS IN THOUSANDS)
Balance at beginning of period               $2,746        $2,687         $2,684       $2,673        $1,956        $1,726
Provision                                       240           460            145          100             0           519
Charge offs:
     Consumer                                   165           362            128           84            75           311
     Home                                         0             0              0            0             0             0
     Commercial                                   2            54             50           18            49            57
     Real estate                                  0             0              0            0             0             0
                                             ------        ------         ------       ------        ------        ------
         Total charge offs                     $167          $416           $178         $102          $124          $368
                                               ====          ====           ====         ====          ====          ====
Recoveries:
     Consumer                                    $3           $14            $33          $11          $834           $64
     Home                                         0             0              0            0             0             0
     Commercial                                   4             1              3            2             7            15
     Real estate                                  0             0              0            0             0             0
                                                 --           ---            ---          ---          ----          ----
         Total recoveries                        $7           $15            $36          $13          $841           $79
                                                 ==           ===            ===          ===          ====          ====
Net charge offs:
     Consumer                                  $162          $348            $95          $73        $(759)          $247
     Home                                         0             0              0            0             0             0
     Commercial                                   2            53             47           16            42            42
     Real estate                                  0             0              0            0             0             0
                                               ----          ----           ----          ---        ------          ----
        Total net charge offs (recoveries)     $160          $401           $142          $89         $(717)         $289
                                               ====          ====           ====          ===        ======          ====

Balance at end of period                     $2,826        $2,746         $2,687       $2,684        $2,673        $1,956
                                             ======        ======         ======       ======        ======        ======



Net charge offs/average loans
   outstanding (1)                              0.24%         0.30%          0.12%        0.08%       (0.66)%      0.30%
Allowance for loan and lease
   losses/period-end total loans                2.05          2.00           2.07         2.12          2.41       1.96
Nonperforming loans/period-
   end total loans                              0.44          0.28           0.28         0.13          0.31       0.08
Allowance for loan and lease
   losses/period-end
   nonperforming loans                          4.69x         7.26x          7.40x       17.20x         7.88x     23.84x
-----------------------
(1) Calculations are based on average daily balances.


         The allowance for loan and lease losses is established through a provision for loan and lease losses charged to expense. Loans are charged against the allowance for loan and lease losses when management believes that the collection of loan principal is unlikely. The allowance for loan and lease losses is maintained at an amount that management believes will be adequate to absorb possible losses on existing loans and leases that may become uncollectible, based upon evaluations of the collectability of loans and prior loan and lease loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, management's intention with respect to identified problem loans, estimated or appraised collateral values, overall portfolio quality, loan delinquency levels or trends, review of specific problem loans, and current local or regional economic conditions which may affect the borrower's ability to repay.

         On January 1, 1995, Western Bancshares adopted Financial Accounting Standard No. 114, as amended by Standard No. 118 (collectively, "FAS 114"). FAS 114, as amended, requires that impaired loans be measured based on the present value of expected cash flows discounted at the loan's effective interest rate or measured at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The adoption of FAS 114 did not result in additional provisions for credit losses as the collateral value of the impaired loans exceeded the recorded investment.

         INVESTMENT PORTFOLIO

         The Bank maintains a portfolio of investments for immediate liquidity purposes, as an intermediate term source of liquidity, and as a strategic complement to its lending activities. Federal funds, U.S. Treasury securities, U.S. government agency obligations, and municipal bonds make up most of Western Bancshares' investments. Western Bancshares generally avoids investing in derivative products or other investments whose repricing and/or maturity characteristics are strongly influenced by changes in interest rate relationships or prepayments.

         Financial Accounting Standard No. 115 ("FAS 115") requires that investments in debt and equity securities be classified as either: (1) held-to-maturity (debt securities that the Bank has the ability and positive intent to hold to maturity), (2) trading (debt and equity securities that are bought and held principally for the purpose of selling in the near term to generate profits on short-term differences in price), or (3) available-for-sale (debt and equity securities not classified as either held-to-maturity or trading). The Bank's available-for-sale portfolio contains securities purchased to provide the Bank with needed liquidity and to manage interest rate risk, changes in availability of and yield on alternative investments, and changes in funding sources and terms.

         In 1996, the Bank reviewed and repositioned its investment portfolio. The strategy was designed to obtain higher performance should interest rates remain static or decline. This decision was made in conjunction with the Bank's asset liability management strategy. The duration of the investment portfolio was extended to 2.6 years as of December 31, 1997 from 2.4 years as of December 31, 1996. The weighted average yield increased slightly to 6.28% as of December 31, 1997 from 6.23% as of December 31, 1996. In 1998, the Bank's asset liability management strategy was to increase its held-to-maturity portfolio and decrease available-for-sale securities. The net unrealized holding gain of $433,000 was recognized as a separate component of stockholder's equity. The securities in the portfolio were recorded at fair value. The reclassification provided two distinct advantages (1) it providing liquidity to fund loans and (2) it increased the book yield of the overall portfolio. As of June 30, 1999, the investment portfolio had a duration of 5.9 years.

         The following table provides a summary of investment securities classified as held-to-maturity as of June 30, 1999, including unrealized gains and losses:

                                                                         JUNE 30, 1999
                                            -------------------------------------------------------------------------
                                                                       GROSS            GROSS
                                                                    UNREALIZED       UNREALIZED
                                              AMORTIZED COST           GAINS           LOSSES         MARKET VALUE
                                            --------------------  ----------------  --------------  -----------------
U.S. Treasury securities of U.S.
     government corporations and
     agencies                                       $58,572,848           $39,139      $2,241,684        $56,369,303
Obligations of local governments                      2,747,617            28,960           4,829          2,771,748
                                            ====================  ================  ==============  =================
     Total                                          $61,319,465           $68,099      $2,246,513        $59,141,051
                                            ====================  ================  ==============  =================

         The following table provides a summary of investment securities classified as available-for-sale as of June 30, 1999, and December 31, 1998, including unrealized gains and losses:

                                               JUNE 30, 1999                                     DECEMBER 31, 1998
                            ----------------------------------------------------  --------------------------------------------------
                                            GROSS         GROSS                                  GROSS       GROSS
                             AMORTIZED   UNREALIZED    UNREALIZED                 AMORTIZED   UNREALIZED  UNREALIZED
                               COST         GAINS        LOSSES    MARKET VALUE     COST        GAINS       LOSSES     MARKET VALUE
                            ------------ ------------  ----------- -------------  ----------- ----------- -----------  -------------
U.S. Treasury securities of
    U.S. government
    corporations and        $25,434,653     $192,140      $55,856   $25,570,937   14,963,833    $491,638     $17,273    $15,438,198
    agencies
Obligations of local
    governments               2,265,646       42,168                  2,307,814                   27,959                    793,861
                                                                0                    765,902                       0
                            ------------ ------------  ----------- -------------  ----------- ----------- -----------  -------------
      Total debt securities  27,700,299      234,308       55,856    27,878,751   15,729,735     519,597      17,273     16,232,059
Federal Reserve Bank Stock                                                                                                  275,150
                                275,150            0            0       275,150      275,150           0           0
                            ============ ============  =========== =============  =========== =========== ===========  =============
      Total                 $27,975,449     $234,308      $55,856   $28,153,901   16,004,885    $519,597     $17,273    $16,507,209
                            ============ ============  =========== =============  =========== =========== ===========  =============

         The following table provides a summary of investment securities classified as held-to-maturity as of December 31, 1998, including unrealized gains and losses:

                                                                         DECEMBER 31, 1998
                                            --------------------------------------------------------------------------
                                                                        GROSS            GROSS
                                                                     UNREALIZED       UNREALIZED
                                              AMORTIZED COST           GAINS            LOSSES         MARKET VALUE
                                            --------------------   ---------------   -------------   -----------------
U.S. Treasury securities of U.S.
     government corporations and
     agencies                                       $68,560,041          $200,825        $223,182         $68,537,684
Obligations of local governments                      2,408,361            58,367               0           2,466,728
                                            --------------------   ---------------   -------------   -----------------
     Total                                          $70,968,402          $259,192        $223,182         $71,004,412
                                            ====================   ===============   =============   =================


         The following table provides a summary of investment securities classified as available-for-sale as of December 31, 1997, including unrealized gains and losses:

                                                                          DECEMBER 31, 1997
                                            --------------------------------------------------------------------------
                                                                        GROSS            GROSS
                                                                     UNREALIZED       UNREALIZED
                                              AMORTIZED COST           GAINS            LOSSES         MARKET VALUE
                                            --------------------   ---------------   --------------  -----------------
U.S. Treasury securities of U.S.
     government corporations and
     agencies                                       $23,948,725          $195,407          $52,894        $24,091,238
Obligations of local governments                        769,737            23,680                0            793,417
                                            --------------------   ---------------   --------------  -----------------
     Total                                          $24,718,462          $219,087          $52,894        $24,884,655
                                            ====================   ===============   ==============  =================

         The following table provides a summary of investment securities classified as held-to-maturity as of December 31, 1997, including unrealized gains and losses:

                                                                       DECEMBER 31, 1997
                                              -----------------------------------------------------------------------
                                                                       GROSS            GROSS
                                                                     UNREALIZED       UNREALIZED
                                              AMORTIZED COST           GAINS            LOSSES        MARKET VALUE
                                             -------------------   ---------------   -------------   ----------------
U.S. Treasury securities of U.S.
     government corporations and
     agencies                                       $25,575,088          $152,290              $0        $25,727,378
Obligations of local governments                      2,234,453            42,178               0          2,276,631
                                             -------------------   ---------------   -------------   ----------------
     Total debt securities                          $27,809,541          $194,468              $0        $28,004,009
                                            ====================   ===============   =============   ================

         The following table provides a summary of investment securities classified as available-for-sale as of December 31, 1996, including unrealized gains and losses:


                                                                       DECEMBER 31, 1996
                                              -----------------------------------------------------------------------
                                                                       GROSS            GROSS
                                                                     UNREALIZED       UNREALIZED
                                              AMORTIZED COST           GAINS            LOSSES        MARKET VALUE
                                             -------------------   ---------------   -------------   ----------------
U.S. Treasury securities of U.S.
     government corporations and
     agencies                                       $19,463,898                $0        $134,031        $19,329,867
Obligations of local governments                        723,475            32,204               0            755,679
                                             -------------------   ---------------   -------------   ----------------
     Total                                          $20,187,373           $32,204        $134,031        $20,085,546
                                            ====================   ===============   =============   ================


         The following table provides a summary of investment securities classified as held-to-maturity as of December 31, 1996, including unrealized gains and losses:

                                                                       DECEMBER 31, 1996
                                              -----------------------------------------------------------------------
                                                                       GROSS            GROSS
                                                                     UNREALIZED       UNREALIZED
                                              AMORTIZED COST           GAINS            LOSSES        MARKET VALUE
                                             -------------------   ---------------   -------------   ----------------
U.S. Treasury securities of U.S.
     government corporations and
     agencies                                       $22,407,160          $152,643              $0        $22,559,803
Obligations of local governments                      2,759,245            17,052               0          2,776,297
                                             -------------------   ---------------   -------------   ----------------
     Total                                          $25,166,405          $169,695              $0        $25,336,100
                                            ====================   ===============   =============   ================

         The following schedule reflects the amortized cost, market value and contractual maturity distribution of the Bank's available-for-sale investment portfolio and the average yield of such securities as of June 30, 1999 and December 31, 1998:

                                                 JUNE 30, 1999                                 DECEMBER 31, 1998
                                 ----------------------------------------------  -----------------------------------------------
                                    AMORTIZED                           AVERAGE       AMORTIZED                          AVERAGE
                                       COST        MARKET VALUE         YIELD          COST          MARKET VALUE        YIELD
                                 ---------------  ---------------  ------------  --------------  -----------------  ------------
U.S. government securities:
     Due within 1 year               $4,996,887       $5,011,874          5.97%     $3,701,873         $3,527,969          5.86%
     Due after 1 through 5 years      8,464,617        8,507,500          5.97%      7,491,984          7,747,104          6.29%
     Due after 5 through 10 years     2,974,063        2,957,813          5.80%      2,771,095          3,163,125          5.81%
     Due after 10 years                       0                0            --               0                  0            --
                                    -----------      -----------                   -----------        -----------
         Total                      $16,435,567      $16,477,187          5.93     $13,964,952        $14,438,198          6.08
                                    ===========      ===========                   ===========        ===========

Obligations of U.S.
       government agencies:
     Due within 1 year                       $0               $0            --              $0                 $0            --
     Due after 1 through 5 years      1,000,000          998,750          5.68%        998,881          1,000,000          6.14%
     Due after 5 through 10 years     7,999,086        8,095,000          6.39               0                  0            --
     Due after 10 years                       0                0            --               0                  0            --
                                    -----------      -----------                    ----------        -----------
         Total                       $8,999,086       $9,093,750          6.31        $998,881         $1,000,000          6.14
                                    ===========      ===========                    ==========        ===========


Obligations of states and
       political subdivisions: (1)

     Due within 1 year               $1,501,006       $1,503,301          5.34%             $0                 $0            --
     Due after 1 through 5 years        406,162          419,628          8.12         406,811            408,068          8.12
     Due after 5 through 10 years       358,478          384,885          8.42         359,091            385,793          8.42
     Due after 10 years                       0                0            --               0                  0            --
                                    -----------      -----------                    ----------        -----------
         Total                       $2,265,646       $2,307,814          8.26        $765,902           $793,861          8.26
                                    ===========      ===========                    ==========        ===========

Totals:
     Due within 1 year               $6,497,893       $6,515,175          5.82%     $3,701,873         $3,527,969          5.86%
     Due after 1 through 5 years      9,870,779        9,925,878          6.03       8,897,676          9,155,172          6.36
     Due after 5 through 10 years    11,331,627       11,437,698          6.30       3,130,186          3,548,918          6.09
     Due after 10 years                       0                0            --               0                  0            --
                                    -----------      -----------                   -----------        -----------
         Total                      $27,700,299(2)   $27,878,751(2)       6.09     $15,729,735(2)     $16,232,059(2)       6.19
                                    ===========      ===========                   ===========        ===========


(1) Municipal bond yields at June 30, 1999 and December 31, 1998 have been computed on a tax-adjusted basis assuming effective tax rates of 38% and 36%, respectively.

(2)      Does not include Federal Reserve Bank stock of $275,150.

         The following schedule reflects the amortized cost, market value and contractual maturity distribution of the Bank's held-to-maturity investment portfolio and the average yield of such securities as of December 31, 1998:

                                                   JUNE 30, 1999                                 DECEMBER 31, 1998
                                   ----------------------------------------------- -----------------------------------------------
                                     AMORTIZED                           AVERAGE      AMORTIZED                          AVERAGE
                                        COST           MARKET VALUE       YIELD          COST          MARKET VALUE       YIELD
                                   ----------------  ---------------  ------------ ----------------  -----------------  ----------
U.S. government securities:
     Due within 1 year                  $5,997,287       $6,024,386       6.14%      $8,990,965         $9,058,130         6.41%
     Due after 1 through 5 years           996,399        1,008,440       6.29%       4,992,074          5,087,825         5.77%
     Due after 5 through 10 years                0                0         --                0                  0          --
     Due after 10 years                          0                0         --                0                  0          --
                                        ----------       ----------                 -----------        -----------
        Total                           $6,993,686       $7,032,826       6.16%     $13,983,039        $14,145,955         6.18%
                                        ==========       ==========                 ===========        ===========


Obligations of U.S.
       government agencies:
     Due within 1 year                          $0               $0         --               $0                 $0          --
     Due after 1 through 5 years         8,592,906        8,363,022       5.85%       3,497,623          3,493,567         6.07%
     Due after 5 through 10 years       42,985,256       40,973,455       6.21%      51,079,379         50,898,162         6.20%
     Due after 10 years                          0                0         --                0                  0          --
                                       -----------      -----------                 -----------        -----------
         Total                         $51,578,162      $49,336,477       6.15%     $54,577,002        $54,391,729         6.18%
                                       ===========      ===========                 ===========        ===========


Obligations of states and
       political subdivisions:
     Due within 1 year                    $599,307         $603,256       7.19%        $329,911           $334,206        8.56%
     Due after 1 through 5 years         1,679,829        1,698,939       7.82%       1,545,302          1,585,792        7.72%
     Due after 5 through 10 years          468,481          469,553       7.01%         533,148            546,730        7.08%
     Due after 10 years                          0                0         --                0                  0          --
                                        ----------       ----------                  ----------         ----------
         Total                          $2,747,617       $2,771,748       7.55%      $2,408,361         $2,466,728        7.70%
                                        ==========       ==========                  ==========         ==========

Totals:
     Due within 1 year                  $6,596,594       $6,627,642       6.24%      $9,320,876         $9,392,336        6.49%
     Due after 1 through 5 years        11,269,134       11,070,401       6.18%      10,034,999         10,167,184        6.17%
     Due after 5 through 10 years       43,453,737       41,443,008       6.22%      51,612,527         51,444,892        6.21%
     Due after 10 years                          0                0         --                0                  0          --
                                       -----------      -----------                 -----------        -----------
         Total                         $61,319,465      $59,141,051       6.21%     $70,968,402        $71,004,412        6.24%
                                       ===========      ===========                 ===========        ===========


         DEPOSITS

         The Bank's primary liability is its customer deposits. The Bank emphasizes developing relationships with individuals and business customers in order to increase its core deposit base. The Bank has numerous deposit products, including checking accounts, money market accounts, NOW (interest-bearing checking) accounts, savings accounts, and certificates of deposit, including individual retirement accounts, designed to meet the individual needs of its customers. The following table sets forth the distribution of the Bank's deposits by type as of June 30, 1999 and December 31, 1998, 1997 and 1996:

                                                                                    DECEMBER 31,
                                                     JUNE 30,     --------------------------------------------------
                                                      1999             1998             1997             1996
                                                   -----------    ---------------- ---------------- ----------------
                                                                        (DOLLARS IN THOUSANDS)
Demand (non-interest-bearing checking)                $60,487             $61,033          $50,525          $60,094
NOW (interest-bearing checking)                        14,892              16,126           13,447           13,347
Savings and money market                               48,391              50,632           36,675           35,042
Time:
     Certificates of deposit under $100,000            48,857              53,028           50,826           46,495
     Certificates of deposit over $100,000             57,957              55,841           52,358           50,287
                                                     --------            --------         --------         --------
Total                                                $230,584            $236,660         $203,831         $205,265
                                                     ========            ========         ========         ========

         One of the primary components of sound growth and profitability is core deposit accumulation and retention. Core deposits consist of all deposits except funds from public entities and certificates of deposit in excess of $100,000. As of June 30, 1999, the Bank's core deposits were $172.7 million and total deposits were $230.6 million. Core deposits represented 74.9% of total deposits as of June 30, 1999. As of December 31, 1998, total deposits were $236.7 million. Core deposits represented 76.4% of total deposits as of December 31, 1998, as compared to 74.3% as of December 31, 1997 and 75.5% as of December 31, 1996. Certificates of deposit in excess of $100,000 are excluded by definition from core deposits. Because the Bank believes that such certificates of deposit are less likely to be renewed at maturity than other deposits, the Bank does not encourage such certificates of deposit. Certificates of deposit in excess of $100,000, as a percentage of total deposits, were 25.1% as of June 30, 1999, 23.6% as of December 31, 1998, 25.7% as of December 31, 1997 and 24.5% as of December 31, 1996.

         The following table shows the remaining maturities of total certificates of deposit and certificates of deposit of $100,000 or more as of June 30, 1999, and as of December 31, 1998:

                                             JUNE 30, 1999                            DECEMBER 31, 1998
                                ----------------------------------------  ------------------------------------------
                                                     CD'S IN EXCESS OF                           CD'S IN EXCESS OF
                                   TOTAL CD'S            $100,000             TOTAL CD'S             $100,000
                                ------------------  --------------------  --------------------  --------------------
                                                              (DOLLARS IN THOUSANDS)
   Up to 3 months                         $32,700               $16,926               $35,185               $21,639
   3 to 6 months                           24,306                13,044                24,151                12,190
   6 to 12 months                          26,840                15,669                27,830                14,951
   Over 12 months                          22,968                12,318                21,703                 7,061
                                         --------               -------              --------               -------
            Total                        $106,814               $57,957              $108,869               $55,841
                                         ========               =======              ========               =======

         The average balance of and average rates paid on deposits are presented below for the periods indicated:

                                      SIX MONTHS ENDED JUNE 30,                      YEAR ENDED DECEMBER 31,
                       --------------------------------------------------------   ------------------------------
                                 1999                         1998                           1998
                       --------------------------  ----------------------------   ----------------------------
                                      WEIGHTED                     WEIGHTED                        WEIGHTED
                          AVERAGE     AVERAGE         AVERAGE       AVERAGE          AVERAGE        AVERAGE
                          BALANCE      BALANCE        BALANCE       BALANCE          BALANCE        BALANCE
                       --------------------------  ----------------------------   ----------------------------
                                                  (DOLLARS IN THOUSANDS)
Demand (non-interest-
   bearing checking)       $58,556        ---          $50,280           ---          $53,048          ---
NOW (interest-bearing
   checking)                21,149       0.83%           18,170         1.20%          19,405         1.12%
Savings and money
   market                   44,097       3.36%           36,552         3.30%          39,175         3.38%
Time                       107,933       5.09%          102,016         5.50%         103,929         5.52%
                          --------                     --------                      --------
   Total                  $231,735       4.46%         $207,018         4.50%        $215,557         4.48%
                          ========                     ========                      ========

                                       YEAR ENDED DECEMBER 31,
                       -----------------------------------------------------
                                1997                        1996
                       -------------------------  --------------------------
                                     WEIGHTED                    WEIGHTED
                         AVERAGE     AVERAGE        AVERAGE      AVERAGE
                         BALANCE      BALANCE       BALANCE      BALANCE
                       -------------------------  --------------------------
                                       (DOLLARS IN THOUSANDS)
Demand (non-interest-
   bearing checking)      $50,097        --         $  49,979        --
NOW (interest-bearing
   checking)               14,548       .38%           16,602       1.24%
Savings and money
   market                  33,129      3.26%           30,740       3.33%
Time                       94,689      5.61%           89,780       5.65%
                         -------                      -------
   Total                 $192,463      4.63%          $187,101      4.60%
                         ========                     ========


SHORT-TERM BORROWINGS

         Western Bancshares also employs short-term borrowing for liquidity purposes. The following table reflects the contractual maturity distribution of Western Bancshares' short-term borrowings and the weighted average interest rate thereof as of June 30, 1999 and December 31, 1998, 1997 and 1996:

                                         JUNE 30,                                         DECEMBER 31,
                               -----------------------------    -------------------------------------------------------------
                                           1999                             1998                            1997
                               -----------------------------    -----------------------------    ----------------------------
                                   TOTAL                            TOTAL                            TOTAL
                                REPURCHASE                       REPURCHASE                       REPURCHASE
                                AGREEMENTS      WEIGHTED         AGREEMENTS      WEIGHTED         AGREEMENTS      WEIGHTED
                                   TT&L       AVERAGE RATE          TT&L       AVERAGE RATE          TT&L       AVERAGE RATE
                               -------------- --------------    -------------- --------------    -------------- -------------
                                                                                     (DOLLARS IN THOUSANDS)
       Repurchase Agreements      $11,075         3.86%            $13,149         4.30%             $3,254        3.77%
       TT&L                         3,500         4.85%                433         5.44%              2,506        4.99%
                                  -------                          -------                           ------
              Total               $14,575         4.10%            $13,582         4.34%             $5,760        4.30%
                                  =======                          =======                           ======

                                       DECEMBER 31,
                               -----------------------------
                                           1996
                               -----------------------------
                                   TOTAL
                                REPURCHASE
                                AGREEMENTS      WEIGHTED
                                   TT&L       AVERAGE RATE
                               -------------- --------------
                                   (DOLLARS IN THOUSANDS)
       Repurchase Agreements          $373        3.79%
       TT&L                          1,291        4.78%
                                    ------
              Total                 $1,664        4.56%
                                    ======


         During the first six months of 1999, the Bank's total repurchase agreements and TT&L obligations were $14.6 million, of which were 11.1 million in repurchase agreements. During 1998, the Bank's total repurchase and TT&L obligations were 13.6 million. The increase in 1998 over 1997 and 1996 is attributable to customer demand for higher yielding investment instruments.

RETURN ON EQUITY AND ASSETS

         Western Bancshares' return on equity and return on assets for the periods shown below are as follows:


                                             SIX MONTHS ENDED                 YEAR ENDED DECEMBER 31,
                                                 JUNE 30,         -----------------------------------------------
                                                  1999(1)              1998              1997           1996
                                           ---------------------- ----------------    ------------   ------------
                                                                   (dollars in thousands)

  Return on Average Assets                       3.19%                2.59%             1.72%          1.66%
  Return on Average Equity                      27.40%               21.57%            14.78%         16.19%
  Average Equity to Average Assets Ratio         3.19%               12.01%            11.64%         10.27%
  Dividend Payout Ratio                         10.09%               13.93%            16.72%          8.64%
----------------------

     (1) Annualized for 1999


YEAR 2000 ISSUES

         The use of computer programs written using two digits rather than four to define the applicable year gives rise to what is commonly referred to as the Year 2000 problem. Any of Western Bancshares' computer programs that employ date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This error could result in system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in other normal business activities.

         Western Bancshares has created a Year 2000 Review Team to assess the impact of the Year 2000 computer program issue on its computer related systems. Based on a recent assessment, Western Bancshares has determined that minimal software modifications and capital outlays will be necessary in order to properly utilize dates beyond December 31, 1999. Western Bancshares believes that with minor modifications to existing software and/or converting to new software, the Year 2000 issue can be substantially mitigated. EDS provides all core application processing for Western Bancshares. However, if such modifications and/or conversions are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of Western Bancshares.

         Western Bancshares has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which Western Bancshares is vulnerable to those third parties' failure to remediate their own Year 2000 issues. Western Bancshares' total Year 2000 project costs and estimates to complete include the estimated costs and time associated with the impact of a third party's Year 2000 issues, and are based on presently available information. However, there can be no guarantee that the systems of other companies on which Western Bancshares' systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with Western Bancshares' systems, would not have material adverse effect on Western Bancshares. Western Bancshares has determined it has no material exposure to contingencies related to the Year 2000 issue for services it provides. Western Bancshares established September 30, 1999 as the target date to complete the assessment and validation and testing. As of September 30, 1999, the assessment and validation and testing were complete.

         Western Bancshares will utilize both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications. Western Bancshares anticipates the total cost to be under $300,000; any additional equipment and software to be purchased will be capitalized. Western Bancshares does not foresee any material effect on the results of operations. The costs of the project and the date on which Western Bancshares plans to complete the Year 2000 modifications are based on management's best estimates, which are derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

MARKET RISK

         Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates (interest rate risk). As a financial institution that engages in transactions involving an array of financial products, Western Bancshares' primary risk exposure is interest rate risk. Financial instruments currently offered or held by Western Bancshares that expose Western Bancshares to market risk include securities, loans, deposits, and subordinated debentures.

         The table below summarizes for the time periods indicated the contractual and repricing behavior of Western Bancshares' market risk sensitive instruments:

                                                                     DECEMBER 31,
                     -------------------------------------------------------------------------------------------------------------
                         1999          2000         2001          2002          2003      THEREAFTER       TOTAL      FAIR VALUE
                     ------------- ------------- ------------  ------------ ------------- ------------  ------------ -------------
                                                                   (DOLLARS IN THOUSANDS)
ASSETS:
Fixed rate loans        $15,732        $6,374        $5,004        $1,545       $1,501        $4,467       $34,623      $34,757
      Average rate         9.76%        10.64%         9.80%        10.10%        9.49%         8.09%         9.83%
Variable rate loans     100,164                                                                                         100,164
      Average rate         9.67%
Fixed rate               12,822         8,448         4,202         1,495        4,788        54,943        86,698       87,512
   investments
      Average rate         6.25%         5.77%         6.40%         6.01%        6.01%         6.16%         6.12%

LIABILITIES:
Fixed rate deposits     $87,349       $14,785        $4,649          $909       $1,112          $ 65      $108,869     $109,453
      Average rate         4.21%         5.49%         5.55%         5.95%        5.94%         6.96%         4.37%
Variable rate           $66,757           --            --            --           --            --        $66,757      $67,113
   deposits
      Average rate         2.83%          --            --            --           --            --            --
Adjustable other
   borrowings           $15,375           --            --            --           --            --        $15,375      $15,375
      Average rate         4.32%          --            --            --           --            --            --

          As discussed below, the asset/liability committee of Western Bancshares ("ALCO") has the overall responsibility for Western Bancshares' market risk management policies. It also determines market risk limits, subject to ratification and approval by the Board of Directors. The members of ALCO are senior division managers and corporate officers who are responsible for interest rate risk, asset liability management, liquidity and credit policy.

          ASSET LIABILITY MANAGEMENT

          Asset liability management seeks to control the variability of Western Bancshares' performance over time as it is influenced by changes in interest rates. This is accomplished by managing the repricing timing of interest rate sensitive interest-earning assets and interest-bearing liabilities. An interest rate sensitive balance sheet item is one that is able to reprice within a specified time horizon, through maturity or otherwise. Management of Western Bancshares' balance sheet in this manner controls Western Bancshares' interest rate risk position, both with respect to income and the market value of Western Bancshares' portfolio equity (the difference between the market value of Western Bancshares' assets and the market value of its liabilities). ALCO is responsible for formulating and monitoring interest rate risk management practices. ALCO addresses Western Bancshares' cumulative gap calculations and interest rate risk stress tests on a quarterly basis. Interest rate risk tests are performed via simulation analysis which simulates a shock test of both rising and falling interest rate environments.

          GAP ANALYSIS

          A traditional indicator of interest rate risk is gap analysis. Gap analysis focuses on the difference (or gap) between available repricing opportunities for assets and liabilities within defined time periods. If the dollar amount of interest rate sensitive assets is closely matched with the dollar amount of interest rate sensitive liabilities in a given period, then changes in interest income and interest expense over this time frame should be closely matched also. This close matching will normally result in little change in net interest income should interest rates change. A mismatched gap position, either positive or negative, will normally result in imbalanced changes in interest income and interest expense as interest rates change. This will cause variation in net interest income performance over time.

          Western Bancshares' general objective is to maintain a balance in the repricing opportunities between its interest rate sensitive assets and interest rate sensitive liabilities in order to limit its potential interest rate risk. Western Bancshares will, however, narrow or widen its gap position within prudent bounds depending on the current interest rate environment, management's perception of interest rate movements, Western Bancshares' current balance sheet, and the goals and needs of Western Bancshares' business plan. Western Bancshares attempts to book a high degree of variable rate assets and liabilities which will move with the market. In addition, Western Bancshares has consistently booked assets with floors for declining interest rate environments to allow for additional insulation to interest rate risk.

          The table below summarizes for the time periods indicated the gap analysis of Western Bancshares' interest rate sensitive interest-earning assets and interest-bearing liabilities as of June 30, 1999. In calculating the gap values, amortization flows are based on contractual characteristics of Western Bancshares' loans and other assets, Western Bancshares has not included in its calculations any prepayment characteristics or non-maturity deposit balance repositioning due to interest rate changes.

                                                                    JUNE 30, 1999
                                         --------------------------------------------------------------------
                                          UP TO 1 YEAR      1 TO 5 YEARS      OVER 5 YEARS         TOTAL
                                         ----------------  ----------------  ----------------  --------------
                                                               (DOLLARS IN THOUSANDS)
Risk sensitive assets:
    Loans                                    $115,911          $18,771           $2,749            $137,431
    Investments                                40,814           21,195           54,891             116,900
                                             --------          -------          -------            --------
       Total                                 $156,725          $39,966          $57,640            $254,331
                                             ========          =======          =======            ========
Risk sensitive liabilities:
    Interest-bearing demand deposits          $56,126               $0               $0             $56,126
    Time deposits                              83,846           22,969                0             106,815
    Subordinated Debentures                       800                0                0                 800
    Other borrowings                           14,574                0                0              14,574
                                             --------          -------          -------            --------
        Total                                $155,346          $22,969               $0            $178,315
                                             ========          =======               ==            ========

Periodic gap                                   $1,379          $16,997          $57,640
                                               ======          =======          =======
Cumulative gap                                 $1,379          $18,376          $76,016
                                               ======          =======          =======

Gap/assets ratio                                 0.50%            6.20%           21.03%
Cumulative gap/assets ratio                      0.50%            6.70%           27.73%

          The positive cumulative gap value indicated for the one year time horizon means that over this period the assets of Western Bancshares will reprice more quickly than will Western Bancshares' liabilities. This means that, in a rising interest rate environment, net interest income can be expected to increase somewhat and that, in a declining interest rate environment, net interest income can be expected to decrease somewhat, however, because of the significant percentage of the asset portfolio booked in the variable loan with built in interest rate floors, Western Bancshares net interest income will actually increase more than in a rising interest rate environment. Western Bancshares has thus positioned itself to benefit to a limited extent from any fluctuation in interest rates. In the one to five-year period, Western Bancshares' gap position is slightly more positive. Beyond that, Western Bancshares' gap position is significantly more positive.

          Gap analysis attempts to capture interest rate risk which is attributable to the mismatching of interest rate sensitive assets and liabilities. However, varying interest rate environments often create unexpected changes in interest rate sensitivity, for example, due to changing loan prepayments, interest rate caps or floors, and other influences. These factors are not captured very well in most gap analyses and, as a result, a gap report may not provide a complete assessment of Western Bancshares' interest rate risk. In response to possible unexpected changes in interest rate sensitivity, Western Bancshares initiated a program of simulation-based modeling of its net interest income and market value of portfolio equity. Simulation analysis takes into account all facets of Western Bancshares' balance sheet and external influences in calculating estimates of interest rate risk.

          CREDIT RISK

          An additional area of exposure for Western Bancshares is credit risk. Western Bancshares attempts to minimize credit risk through its underwriting and credit review policies. The Directors and senior management are responsible for monitoring credit risk for Western Bancshares as a whole. Western Bancshares evaluates credit risks and places emphasis on the appropriate pricing of risk. The objectives of Western Bancshares' risk review policy include obtaining proper levels of approval of loans, providing credit information that supports the loan relationship, following prudent and clear underwriting practices, and rating loans for risk according to Western Bancshares' risk rating policy.

          Risk review includes assessments of loan quality, adequacy of loan documentation, and compliance with bank policy and FDIC and other regulatory guidelines, verification that loan officers are identifying and reporting potential problem loans in a timely manner to ensure that adequate corrective measures can be implemented.

                              AVAILABLE INFORMATION

          This document does not contain all of the information set forth in the Registration Statement, as certain parts are permitted to be omitted by the rules and regulations of the Commission. For further information pertaining to Compass, the Compass Common Stock, and related matters, reference is made to the Registration Statement, including the exhibits filed as a part thereof, which may be inspected at, and copies of which may be obtained by mail from, the Public Reference Branch of the Commission referred to below.

          Compass is subject to the information requirements of the Exchange Act, and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the public reference facilities in the New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York 10048, and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

          THIS DOCUMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT INCLUDED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS CONCERNING IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT COMPASS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE TO EACH BENEFICIAL OWNER OF WESTERN BANCSHARES COMMON STOCK, WITHOUT CHARGE AND, UPON REQUEST, FROM TIMOTHY R. JOURNY AT 15 SOUTH 20TH STREET, BIRMINGHAM, ALABAMA 35233 (TELEPHONE NO. (205) 558-5740). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY NOVEMBER 22, 1999.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents previously filed by Compass with the Commission are incorporated herein by reference:

         (i) Compass' Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-6032);

         (ii) Compass' Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (File No. 0-6032);

         (iii) Compass' Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 0-6032);

         (iv) Compass' Proxy Statement dated March 30, 1999, relating to its annual meeting of shareholders held on April 26, 1999 (File No. 0-6032); and

          (v) The description of Compass Common Stock contained in its Proxy Statement dated April 16, 1982, relating to its Annual Meeting held May 17, 1982 (File No. 0-6032).

          All documents filed by Compass pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting are incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this document, shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this document, except as so modified or superseded.

          No person has been authorized to give any information or to make any representations other than those contained in this document, and, if given or made, such information or representations must not be relied upon as having been authorized by Compass, Compass Bank, Western Bancshares or their respective affiliates. This document does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, any securities other than the Compass Common Stock offered hereby, nor does it constitute an offer to exchange or sell or a solicitation of an offer to exchange or purchase such securities in any state or other jurisdiction to any person to whom such an offer or solicitation would be unlawful.

          Neither the delivery of this document nor any distribution of securities made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Compass, Compass Bank, Western Bancshares or their respective affiliates since the date of this document.

                   RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

         Compass' Board of Directors appointed KPMG Peat Marwick LLP as independent auditors for Compass for the year ending December 31, 1998. KPMG Peat Marwick LLP served as Compass' independent auditors continuously since 1971. On August 16, 1999 Compass' Board of Directors appointed Arthur Andersen LLP as independent auditors for Compass.

         Western Bancshares Board of Directors appointed Arthur Andersen LLP as independent auditors for Western Bancshares for the year ending December 31, 1998. Arthur Andersen LLP has served as Western Bancshares independent auditors continuously since 1986.

         Compass has been advised by Arthur Andersen LLP that Arthur Andersen LLP has no direct financial interest or any material indirect financial interest in Compass other than arising from that firm's employment as auditor for Compass.

         Western Bancshares has been advised by Arthur Andersen LLP that Arthur Andersen LLP has no direct financial interest or any material indirect financial interest in Western Bancshares other than arising from that firm's employment as auditor for Western Bancshares.

                                     EXPERTS

         The consolidated financial statements of Compass as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated balance sheets of Western Bancshares as of December 31, 1998 and 1997 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, included in this document and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

         Jerry W. Powell, Esquire, General Counsel, Secretary and an employee of Compass, has rendered an opinion concerning the validity of the securities being offered pursuant to this document and certain other matters. As of September 30, 1999, Mr. Powell was the beneficial owner of an aggregate of approximately 154,231 shares of Compass Common Stock. Locke Liddell & Sapp has passed upon, among other things, certain federal income tax consequences of the Merger, and the receipt by Compass of its opinion as to such federal income tax consequences of the Merger is a condition to the closing of the Merger. Eastham Johnson Monnheimer & Jontz, P.C. and Locke Liddell & Sapp are also expected to render legal opinions as to certain matters acceptable to Western Bancshares and Compass, respectively.

                                 INDEMNIFICATION

         Compass' Bylaws contain provisions similar to those of Section 145 of the GCL, which authorize Compass to indemnify its officers, directors, employees and agents to the full extent permitted by law. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF WESTERN BANCSHARES AND COMPASS--CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF ARIZONA AND THE CORPORATION LAWS OF DELAWARE AND CORRESPONDING CHARTER AND BY-LAW PROVISIONS--LIMITATION OF LIABILITY AND INDEMNIFICATION."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Compass, Compass has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  OTHER MATTERS

         Western Bancshares' Board of Directors does not know of any matters to be presented at the Special Meeting other than those set forth above. If any other matters are properly brought before the Special Meeting or any adjournment thereof, the enclosed proxy will be voted in accordance with the recommendations of Western Bancshares' Board of Directors unless "Authority Withheld" is indicated in the appropriate box on the proxy.

                          INDEX TO FINANCIAL STATEMENTS
                                       OF
                     WESTERN BANCSHARES OF ALBUQUERQUE, INC.



--------------------------------------------------------------------------------

                                                                                  Page
                                                                                  ----

1.       Auditors' Report regarding the December 31, 1998, 1997 and 1996
         Consolidated Financial Statements                                        F-1

2.       Consolidated Balance Sheets as of December 31, 1998 and 1997             F-2

3.       Consolidated Statements of Income for the Years Ended
         December 31, 1998, 1997 and 1996                                         F-3

4.       Consolidated Statements of Stockholders' Equity for the
         Years ended December 31, 1998, 1997 and 1996                             F-4

5.       Consolidated Statements of Cash Flows for the Years Ended
         December 31, 1998, 1997 and 1996                                         F-5

6.       Notes to Consolidated Financial Statements                               F-6

7.       Consolidated Balance Sheets (unaudited) as of June 30, 1999 and
         December 31, 1998                                                        F-21

8.       Consolidated Statements of Income (unaudited) for the Three and
         Six Months Ended June 30, 1999 and 1998                                  F-22

9.       Consolidated Statements of Stockholders' Equity (unaudited)
         for the Six Months Ended June 30, 1999 and 1998                          F-23

10.      Consolidated Statements of Cash Flows (unaudited) for the Six Months
         Ended June 30, 1999 and 1998                                             F-24

11.      Notes to Consolidated Financial Statements (unaudited)                   F-25


             WESTERN BANCSHARES OF ALBUQUERQUE, INC. AND SUBSIDIARY
             ------------------------------------------------------

                        CONSOLIDATED FINANCIAL STATEMENTS
                        ---------------------------------

                        DECEMBER 31, 1998, 1997, AND 1996
                        ---------------------------------

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
             ------------------------------------------------------

                    Report of Independent Public Accountants
                    ----------------------------------------



To the Board of Directors and Stockholders of Western Bancshares of Albuquerque, Inc.:

We have audited the accompanying consolidated balance sheets of WESTERN BANCSHARES OF ALBUQUERQUE, INC. (a New Mexico corporation) AND SUBSIDIARY as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Bancshares of Albuquerque, Inc. and subsidiary as of December 31, 1998 and 1997, and the results of their operations and their flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                           /s/ Arthur Andersen LLP


Albuquerque, New Mexico
  January 22, 1999 (except with respect
   to the matters discussed in Note 15, as to which the date is July 23, 1999)

             WESTERN BANCSHARES OF ALBUQUERQUE, INC. AND SUBSIDIARY
             ------------------------------------------------------

                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------

                           DECEMBER 31, 1998 AND 1997
                           --------------------------


                                                                                          1998                      1997
                                                                                  ----------------------    ---------------------
                                                   ASSETS
                                                   ------

CASH AND CASH EQUIVALENTS:
         Cash and due from banks                                                          $  14,796,099            $  18,881,732
         Federal funds sold                                                                  34,075,000               29,450,000
                                                                                  ----------------------    ---------------------

                 Total cash and cash equivalents                                             48,871,099               48,331,732
                                                                                  ----------------------    ---------------------

INVESTMENT SECURITIES:
         Available-for-sale                                                                  16,507,209               24,884,655
         Held-to-maturity                                                                    70,968,402               27,809,541
                                                                                  ----------------------    ---------------------

                 Total investment securities                                                 87,475,611               52,694,196
                                                                                  ----------------------    ---------------------

LOANS HELD FOR SALE                                                                           2,253,517                2,635,285

LOANS, net                                                                                  132,533,425              124,508,052

BANK PREMISES AND EQUIPMENT, net                                                              4,082,316                4,182,990

ACCRUED INTEREST RECEIVABLE                                                                   2,391,868                2,021,437

OTHER REAL ESTATE OWNED                                                                         292,354                  294,048

GOODWILL, net of accumulated amortization of
     $4,031,220 in 1998 and $3,747,127 in 1997                                                6,968,450                7,252,543

OTHER ASSETS                                                                                     60,430                  681,715
                                                                                  ----------------------    ---------------------

                                                                                          $ 284,929,070            $ 242,601,998
                                                                                  ======================    =====================

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
                                    ------------------------------------
LIABILITIES:
     Deposits                                                                             $ 236,660,463            $ 203,831,340
     Securities sold under agreements to repurchase                                          13,149,151                3,253,924
     Accrued interest payable                                                                   715,591                  728,187
     Debentures payable                                                                         800,000                1,700,000
     Accrued expenses and other liabilities                                                   1,820,311                3,881,725
                                                                                  ----------------------    ---------------------

                 Total liabilities                                                          253,145,516              213,395,176
                                                                                  ----------------------    ---------------------

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS' EQUITY:
     Common stock, $1 par value; 500,000 shares
         authorized; 134,522 shares issued and
         outstanding at December 31, 1998 and 1997                                              134,522                  134,522
     Additional paid-in capital                                                              10,242,600               10,242,600
     Retained earnings                                                                       20,973,298               18,782,720
     Accumulated other comprehensive income                                                     433,134                   97,003
                                                                                  ----------------------    ---------------------

                                                                                             31,783,554               29,256,845
     Less:  Treasury stock, at cost                                                                   -                   50,023
                                                                                  ----------------------    ---------------------

                 Total stockholders' equity                                                  31,783,554               29,206,822
                                                                                  ----------------------    ---------------------

                                                                                          $ 284,929,070            $ 242,601,998
                                                                                  ======================    =====================

       The accompanying notes to the consolidated financial statements are an integral part of the these balance sheets.

             WESTERN BANCSHARES OF ALBUQUERQUE, INC. AND SUBSIDIARY
             ------------------------------------------------------

                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996
              -----------------------------------------------------

                                                                        1998                    1997                   1996
                                                                 --------------------    --------------------   --------------------
INTEREST INCOME:
     Interest and fees on loans                                         $ 14,880,674            $ 14,042,379           $ 13,304,218
     Investment securities:
         U.S. Government and Federal agencies                              3,726,688               2,852,058              2,732,823
         States, municipalities and other                                    185,113                 170,101                225,142
     Federal funds sold                                                    2,000,370               1,701,633              1,570,984
                                                                 --------------------    --------------------   --------------------

                                                                          20,792,845              18,766,171             17,833,167
                                                                 --------------------    --------------------   --------------------
INTEREST EXPENSE:
     Negotiable order of withdrawal deposits                                 217,815                 200,451                205,947
     Money market and savings                                              1,323,728               1,079,025              1,023,810
     Time deposits                                                         5,733,686               5,312,830              5,071,470
     Securities sold under agreements to repurchase and other                484,031                 186,386                396,397
     Debentures payable                                                      120,470                 171,177                      -
                                                                 --------------------    --------------------   --------------------

                                                                           7,879,730               6,949,869              6,697,624
                                                                 --------------------    --------------------   --------------------

NET INTEREST INCOME BEFORE PROVISION
     FOR LOAN LOSSES                                                      12,913,115              11,816,302             11,135,543

PROVISION FOR LOAN LOSSES                                                    460,000                 145,000                100,000
                                                                 --------------------    --------------------   --------------------

NET INTEREST INCOME AFTER PROVISION
     FOR LOAN LOSSES                                                      12,453,115              11,671,302             11,035,543
                                                                 --------------------    --------------------   --------------------

OTHER OPERATING INCOME:
     Service charges and fees                                              1,191,136               1,230,327              1,205,607
     Gains on sales of loans held for sale                                   440,791                 359,553                390,522
     Gains on sales of available-for-sale investment securities                    -                       -                 70,720
     Other                                                                   188,062                 144,856                137,273
                                                                 --------------------    --------------------   --------------------

                                                                           1,819,989               1,734,736              1,804,122
                                                                 --------------------    --------------------   --------------------
OTHER OPERATING EXPENSES:
     Salaries and employee benefits                                        3,484,232               3,392,042              3,227,713
     Equipment and data processing                                           647,378                 580,129                601,280
     Occupancy, net                                                          545,592                 579,317                549,640
     Other professional fees                                                 504,230                 424,806                435,171
     Minority interest in earnings of subsidiary                                   -                 266,796                320,485
     Legal fees                                                               57,553                 177,539                123,542
     Other                                                                 1,708,333               1,541,684              1,576,953
                                                                 --------------------    --------------------   --------------------

                                                                           6,947,318               6,962,313              6,834,784
                                                                 --------------------    --------------------   --------------------

INCOME BEFORE INCOME TAX EXPENSE                                           7,325,786               6,443,725              6,004,881
                                                                 --------------------    --------------------   --------------------

INCOME TAX EXPENSE:
     Built in gains and C Corporation tax expense                             72,652               2,509,604              2,387,932
     Effect of change to Subchapter S Corporation                            493,902                       -                      -
                                                                 --------------------    --------------------   --------------------

                                                                             566,554               2,509,604              2,387,932
                                                                 --------------------    --------------------   --------------------

NET INCOME                                                              $  6,759,232            $  3,934,121           $  3,616,949
                                                                 ====================    ====================   ====================

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                                                      134,522                 127,531                125,000
                                                                 ====================    ====================   ====================

BASIC EARNINGS PER SHARE                                                $      50.25            $      30.85           $      28.94
                                                                 ====================    ====================   ====================

       The accompanying notes to the consolidated financial statements are an integral part of the these statements.

             WESTERN BANCSHARES OF ALBUQUERQUE, INC. AND SUBSIDIARY
             ------------------------------------------------------

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 -----------------------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996
              -----------------------------------------------------


                                                                   Common Stock
                                                              Issued and Outstanding                    Treasury Stock
                                                        -----------------------------------   -----------------------------------
                                                             Shares           Par Value           Shares           Par Value
                                                        -----------------  ----------------   ----------------  -----------------
BALANCE, December 31, 1995                                       125,000          $125,000                  -              $   -

    Comprehensive income:
       Net income                                                      -                 -                  -                  -
       Net change in unrealized gain
         on available-for-sale investment
         securities, net of taxes of $87,160                           -                 -                  -                  -
            Total comprehensive income

    Dividends, $2.50 per share                                         -                 -                  -                  -
                                                        -----------------  ----------------   ----------------  -----------------

BALANCE, December 31, 1996                                       125,000           125,000                  -                  -

    Comprehensive income:
       Net income                                                      -                 -                  -                  -
       Net change in unrealized gain
         on available-for-sale investment
         securities, net of taxes of $108,589                          -                 -                  -                  -
            Total comprehensive income

    Dividends, $1.50 per share                                         -                 -                  -                  -
    Issuance of common stock                                       9,522             9,522                  -                  -
    Treasury stock purchase, at cost                                   -                 -               (205)           (50,023)
    Dividends, $3.50 per share                                         -                 -                  -                  -
                                                        -----------------  ----------------   ----------------  -----------------

BALANCE, December 31, 1997                                       134,522           134,522               (205)           (50,023)

    Comprehensive income:
       Net income                                                      -                 -                  -                  -
       Net change in unrealized gain
         on available-for-sale investment
         securities                                                    -                 -                  -                  -
            Total comprehensive income

    Sale of treasury stock                                             -                 -                205             50,023
    Distributions, $33.96 per share                                    -                 -                  -                  -
                                                        -----------------  ----------------   ----------------  -----------------

BALANCE, December 31, 1998                                       134,522          $134,522                  -              $   -
                                                        =================  ================   ================  =================

                                                                                                 Accumulated
                                                          Additional                               Other
                                                           Paid-In             Retained         Comprehensive
                                                            Capital            Earnings             Income              Total
                                                        ----------------   ---------------   ------------------   -----------------
BALANCE, December 31, 1995                                  $ 8,059,347      $ 12,201,760          $    67,042         $20,453,149

    Comprehensive income:
       Net income                                                     -         3,616,949                    -
       Net change in unrealized gain
         on available-for-sale investment
         securities, net of taxes of $87,160                          -                 -             (122,239)
            Total comprehensive income                                                                                   3,494,710

    Dividends, $2.50 per share                                        -          (312,500)                   -            (312,500)
                                                        ----------------   ---------------   ------------------   -----------------

BALANCE, December 31, 1996                                    8,059,347        15,506,209              (55,197)         23,635,359

    Comprehensive income:
       Net income                                                     -         3,934,121                    -
       Net change in unrealized gain
         on available-for-sale investment
         securities, net of taxes of $108,589                         -                 -              152,200
            Total comprehensive income                                                                                   4,086,321

    Dividends, $1.50 per share                                        -          (187,500)                   -            (187,500)
    Issuance of common stock                                  2,183,253                 -                    -           2,192,775
    Treasury stock purchase, at cost                                  -                 -                    -             (50,023)
    Dividends, $3.50 per share                                        -          (470,110)                   -            (470,110)
                                                        ----------------   ---------------   ------------------   -----------------

BALANCE, December 31, 1997                                   10,242,600        18,782,720               97,003          29,206,822

    Comprehensive income:
       Net income                                                     -         6,759,232                    -
       Net change in unrealized gain
         on available-for-sale investment
         securities                                                   -                 -              336,131
            Total comprehensive income                                                                                   7,095,363

    Sale of treasury stock                                            -                 -                    -              50,023
    Distributions, $33.96 per share                                   -        (4,568,654)                   -          (4,568,654)
                                                        ----------------   ---------------   ------------------   -----------------

BALANCE, December 31, 1998                                  $10,242,600      $ 20,973,298          $   433,134         $31,783,554
                                                        ================   ===============   ==================   =================

       The accompanying notes to the consolidated financial statements are an integral part of the these statements.

             WESTERN BANCSHARES OF ALBUQUERQUE, INC. AND SUBSIDIARY
             ------------------------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996
              -----------------------------------------------------

                                                                                        1998             1997             1996
                                                                                   -------------    -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                                                  $  6,759,232     $  3,934,121     $  3,616,949
       Adjustments to reconcile net income to net cash provided
         by operating activities:
            Provision for loan losses                                                   460,000          145,000          100,000
            Depreciation and amortization                                               522,909          456,392          458,492
            Net discount accretion and premium amortization
              on investment securities                                                  (23,898)         (78,668)         (64,632)
            Gains on sales of available-for-sale investment securities                        -                -          (70,720)
            Gains on sales of loans held for sale                                      (440,791)        (359,553)         390,522
            Net writedowns and recoveries of other real estate owned                     13,654            4,591            6,200
            Loans held for sale funded                                              (20,092,364)     (13,386,992)     (12,917,355)
            Proceeds from sales of loans held for sale                               20,914,923       14,910,545       12,329,833
            Minority interest in dividends of subsidiary                                      -          (70,916)        (141,830)
       Changes in assets and liabilities:
            Accrued interest receivable                                                (370,431)        (151,951)         (81,344)
            Other assets                                                                729,962         (168,570)         409,657
            Accrued interest payable                                                    (12,596)         (70,416)        (101,885)
            Accrued expenses and other liabilities                                   (3,128,091)       1,283,317          577,463
                                                                                   -------------    -------------    -------------

                      Net cash provided by operating activities                       5,332,509        6,446,900        4,511,350
                                                                                   -------------    -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchases of:
            Available-for-sale investment securities                                 (3,272,700)      (6,045,718)     (20,927,819)
            Held-to-maturity investment securities                                  (75,939,112)     (13,589,980)      (5,281,403)
            Bank premises and equipment                                                (138,142)      (1,449,557)        (870,461)
       Proceeds from maturities and calls of:
            Available-for-sale investment securities                                 11,985,206        1,495,312                -
            Held-to-maturity investment securities                                   32,805,220       11,044,829       16,947,712
       Proceeds from sale of:
            Available-for-sale investment securities                                          -                -       10,008,751
            Other real estate owned                                                     190,000                -          187,353
       Loans funded, net of repayments                                               (8,687,333)      (4,689,173)     (15,622,823)
       Cash paid to minority shareholders of subsidiary for Bank stock                        -         (138,978)               -
       Minority interest in earnings of subsidiary                                            -          266,796          320,485
                                                                                   -------------    -------------    -------------

                      Net cash used by investing activities                         (43,056,861)     (13,106,469)     (15,238,205)
                                                                                   -------------    -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Net increase (decrease) in demand deposits and savings accounts               27,143,729       (7,835,006)       5,792,032
       Net increase in time deposits                                                  5,685,394        6,401,840        9,967,922
       Net increase (decrease) in securities sold under agreements to repurchase      9,895,227        2,880,518         (807,932)
       Principal repayments on debentures and note payable                             (900,000)        (500,000)      (1,200,000)
       Sale of treasury stock                                                            50,023                -                -
       Purchase of treasury stock, at cost                                                    -          (50,023)               -
       Cash distributions paid                                                       (3,610,654)               -                -
       Cash dividends paid                                                                    -         (343,750)        (156,250)
                                                                                   -------------    -------------    -------------

                      Net cash provided by financing activities                      38,263,719          553,579       13,595,772
                                                                                   -------------    -------------    -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    539,367       (6,105,990)       2,868,917

CASH AND CASH EQUIVALENTS, beginning of year                                         48,331,732       54,437,722       51,568,805
                                                                                   -------------    -------------    -------------

CASH AND CASH EQUIVALENTS, end of year                                             $ 48,871,099     $ 48,331,732     $ 54,437,722
                                                                                   =============    =============    =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

       CASH PAID DURING THE YEAR FOR:
            Interest                                                               $  7,892,326     $  7,023,273     $  6,799,508
                                                                                   =============    =============    =============
            Income taxes                                                           $     10,000     $  2,673,000     $  2,479,000
                                                                                   =============    =============    =============

       SIGNIFICANT NON-CASH TRANSACTIONS:
            Transfer of loan to other real estate owned                            $    201,960     $         -      $   164,482
                                                                                   =============    =============    =============
            Change in unrealized gain on available-for-sale investment securities,
                 net of tax effect and minority interest in 1997                   $    336,131     $    152,200     $   (122,239)
                                                                                   =============    =============    =============
            Issuance of Bancshares stock for Bank stock                            $          -     $  2,192,775     $          -
                                                                                   =============    =============    =============
            Distributions declared, not yet paid                                   $    958,000     $          -     $          -
                                                                                   =============    =============    =============
            Dividends declared, not yet paid                                       $          -     $    470,110     $    156,250
                                                                                   =============    =============    =============

        The accompanying notes to the consolidated financial statements are an integral part of the these statements.

             WESTERN BANCSHARES OF ALBUQUERQUE, INC. AND SUBSIDIARY
             ------------------------------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------


(1)      ORGANIZATION:
         -------------

Western Bancshares of Albuquerque, Inc. (Bancshares) is a one-bank holding company which owns 100% of Western Bank, Albuquerque, New Mexico (Bank), (collectively referred to as the Company). The Bank operates from its main office and seven branch locations in Albuquerque, New Mexico and one branch in Rio Rancho, New Mexico. The Bank grants commercial, residential, and installment loans with a concentration of such loans in Albuquerque, New Mexico and surrounding communities.

Bancshares' capital structure at December 31, 1998 and 1997 consists of 134,522 shares of outstanding common stock at $1 par value.

On July 23, 1999, Bancshares entered into a merger agreement with Compass Bancshares, Inc. (Compass). The terms of the merger agreement specify that Bancshares stockholders will collectively receive approximately 3,000,000 to 3,333,333 shares of Compass, based upon the average closing sale price of Compass stock for a stated period (see Note 15).

During 1997, in anticipation of the change in Bancshares taxable status under the Internal Revenue Code (IRC) from a C corporation to a Subchapter S corporation, the remaining minority interest in the Bank was purchased by Bancshares for $2,192,775 of Bancshares stock, net of treasury stock purchase of $50,023, and cash consideration of $138,978, (see Note 9).


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
         -------------------------------------------

         USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS -

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The principal areas requiring estimates by management are the allowance for loan losses and the fair value of certain financial instruments. Actual results could differ from those estimates.

         PRINCIPLES OF CONSOLIDATION -

The accompanying consolidated financial statements include the consolidated totals of the accounts and results of operations of Bancshares and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

         CASH AND CASH EQUIVALENTS -

The Company considers all cash, federal funds sold and time deposits with other banks having maturities of three months or less to be cash and cash equivalents.

The Bank is required by regulations to maintain a certain amount of cash for liquidity. In addition to cash on hand, an amount of $1,742,000 and $562,000 of the Bank's deposits with the Federal Reserve Bank are designated as applying to this reserve requirement at December 31, 1998 and 1997, respectively.

         INVESTMENT SECURITIES -

Investment securities are classified and accounted for as follows:

AVAILABLE-FOR-SALE - Investment securities in U.S. Government and Federal agencies, states and municipalities and Federal Reserve Bank stock which are available-for-sale are reported at fair market value. Unrealized holding gains and losses are reported as a net amount in accumulated other comprehensive income. Gains and losses on the sale of investment securities available-for-sale are determined using a method which approximates the specific identification method. Premiums and discounts are recognized in interest income using a method which approximates the interest method over the period to maturity.

HELD-TO-MATURITY - Investment securities in U.S. Government and Federal agencies and states and municipalities for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of the premiums and accretion of discounts which are recognized in interest income using a method which approximates the interest method over the period to maturity.

        LOANS HELD FOR SALE -

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized gains or losses are recognized through a valuation allowance by charges to income.

         LOANS AND ALLOWANCE FOR LOAN LOSSES -

Loans are stated at their unpaid principal balances, less the allowance for loan losses and net deferred loan origination fees and unearned discounts.

Unearned discount on installment loans is recognized as income over the terms of the related loans using a method that approximates a level yield rate of return. Income on other loans is accrued based upon the principal amounts outstanding. The Bank discontinues accruing interest on loans when the loan becomes 90 days or more past due or when management believes that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual, any uncollected interest accrued in the current year is charged against income, with prior year accruals charged to the allowance for loan losses.

Loan origination and commitment fees and associated direct costs are deferred and recognized as a yield adjustment (interest on loans) over the life of the related loans and/or commitment period.

Each period the provision for loan losses in the consolidated statements of income results from the combination of an estimate by management of loan losses that occurred during the current period and the ongoing adjustment of prior estimates of losses occurring in prior periods. In addition, certain regulatory agencies, as part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize changes to the allowance based on its judgment about information available to them at the time of the examination. Such changes are reflected during the period identified as an adjustment to the provision.

To serve as a basis for making this provision, the Bank maintains a credit risk monitoring process that considers several factors including: current economic conditions affecting the

Bank's customers, the payment performance of individual loans, portfolio seasoning, changes in collateral values, and detailed reviews of specific large loan relationships. For loans deemed to be impaired due to an expectation that all contractual payments will probably not be received, impairment is measured by comparing the Bank's recorded investment in the loan to the present value of expected cash flows discounted at the loan's effective interest rate, the fair value of the collateral or the loan's observable market price.

The provision for loan losses increases the allowance for loan losses, a valuation account which is netted against loans on the balance sheet. As the specific customer and amount of a loan loss is confirmed by gathering additional information, taking collateral in full or partial settlement of the loan, bankruptcy of the borrower, etc., the loan is written down, reducing the allowance for loan losses. If, subsequent to a writedown, the Bank is able to collect additional amounts from the customer or obtain control of collateral worth more than earlier estimated, a recovery is recorded, increasing the allowance for loan losses.

         BANK PREMISES AND EQUIPMENT -

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line and accelerated methods over the estimated useful lives of the assets which range from 3 to 39 years. Leasehold improvements are amortized over the estimated lives of the assets or the life of the lease, whichever is shorter. Maintenance and repairs which do not extend the useful lives of premises and equipment are charged to expense as incurred.

        OTHER REAL ESTATE OWNED -

Real estate properties acquired through, or in lien of, foreclosure are to be sold and are initially recorded at fair value of the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the other real estate owned is carried at the lower of the carrying amount or fair value, less estimated selling costs. Revenue and expenses from operations and changes in the valuation allowance are included in other operating expenses in the accompanying consolidated statements of income.

         GOODWILL -

Goodwill, net of accumulated amortization, represents the adjusted excess of purchase price over fair value of Bank stock acquired by Bancshares during 1982, which is being amortized using the straight-line method over a period of forty years, plus the excess of purchase price over fair value of Bank stock acquired during 1998, which is being amortized using the straight-line method over a twenty-five year period.

         INCOME TAXES -

Effective January 1, 1998, Bancshares changed its taxable status under IRC from a C corporation to a Subchapter S corporation. As a C corporation, during 1997 Bancshares' and the Bank's earnings were taxed at the corporate level and Bancshares filed a consolidated income tax return and accounted for taxes on a separate entity basis in accordance with the tax sharing agreement entered into by the Bank and Bancshares.

Income taxes of the Bank, determined to be currently payable, were remitted to Bancshares, and deferred income taxes were recorded to account for temporary differences in the basis of assets and liabilities for tax and financial statement purposes. The resulting deferred tax liabilities or assets at the end of each period were determined using the current marginal rate in effect.

As an S corporation, earnings are attributable to Bancshares' stockholders and are taxed at the stockholder level. Accordingly, subsequent to December 31, 1997, the only current income tax expense recorded is attributable to built-in gains tax assessed, as defined by the IRC, and the removal of certain deferred tax assets and liabilities.

Any deferred tax assets or liabilities existing at the election date not expected to be realized within certain time limits as specified by the IRC were removed from the books in 1998.

       FAIR VALUE OF FINANCIAL INSTRUMENTS -

The following methods and assumptions were used to estimate the fair value of each class of financial instruments as presented in Note 14:

     The fair value of financial instruments which have a relatively short period of time between their origination and their expected realization were valued using carrying amounts at December 31, 1998 and 1997. These include cash and cash equivalents, loans held for sale, accrued interest receivable and payable, debentures payable and securities sold under agreements to repurchase.

     Loans were separated into two groups: (1) floating-rate loans that reprice when market interest rates change (at least annually) and (2) fixed-rate loans. Floating-rate loans are valued at current carrying amounts. Fixed-rate loans were valued by discounting the future cash flows expected to be received using current interest rates charged on loans with similar characteristics.

     Deposits were separated into two groups: (1) non-interest bearing deposits and variable-rate deposits (repriceable at least annually) and (2) fixed-rate deposits. Non-interest bearing deposits and variable-rate deposits were valued at current carrying amounts; fixed-rate deposits were valued by discounting future cash flows using current market rates paid on deposits with similar characteristics.

       COMPREHENSIVE INCOME -

In 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", which established standards for the reporting and disclosure of comprehensive net income components in financial statements. The Bank has chosen to disclose accumulated other comprehensive income, which encompasses net income and unrealized gains or losses on available-for-sale investment securities, in the accompanying consolidated balance sheets and statements of stockholders' equity. Prior years have been restated to conform to the SFAS 130 requirements.

        NET INCOME PER COMMON SHARE -

The Bank has adopted the provisions of the Statement of Financial Accounting Standards No. 128, Earning Per Share ("SFAS No. 128") effective December 31, 1998. SFAS No. 128 requires the presentation of basic and diluted earnings per share. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. All prior period earnings per share amounts have been restated to comply with this pronouncement.

        RECLASSIFICATIONS -

Certain amounts in the 1997 and 1996 consolidated financial statements have been reclassified to conform to the 1998 presentation.


(3)     INVESTMENT SECURITIES:
        ----------------------

The amortized cost and estimated market values of investment securities are as follows as of December 31:

                                                                  AVAILABLE-FOR-SALE
                                                                  ------------------
                                                                         1998
                                     -----------------------------------------------------------------------------
                                                               Gross              Gross
                                         Amortized          Unrealized          Unrealized         Estimated
                                            Cost               Gains              Losses          Market Value
                                     ------------------- ------------------ --------------------------------------
  U.S. Government and Federal
   agencies                          $      14,963,833   $         491,638  $          17,273  $      15,438,198
  States and municipalities                    765,902              27,959              -                793,861
  Federal Reserve Bank stock                   275,150               -                  -                275,150
                                     ------------------- ------------------ --------------------------------------

                                     $      16,004,885   $         519,597  $          17,273  $      16,507,209
                                     =================== ================== ======================================

                                                                         1997
                                     -----------------------------------------------------------------------------
                                                               Gross              Gross
                                         Amortized          Unrealized          Unrealized         Estimated
                                            Cost               Gains              Losses          Market Value
                                     ------------------- ------------------ --------------------------------------
  U.S. Government and Federal
   agencies                          $      23,948,725   $         195,407  $          52,894  $      24,091,238
  States and municipalities                    769,737              23,680              -                793,417
                                     ------------------- ------------------ --------------------------------------

                                     $      24,718,462   $         219,087  $          52,894  $      24,884,655
                                     =================== ================== ======================================

                                                                   HELD-TO-MATURITY
                                                                   ----------------
                                                                         1998
                                     -----------------------------------------------------------------------------
                                                               Gross              Gross
                                         Amortized          Unrealized          Unrealized         Estimated
                                            Cost               Gains              Losses          Market Value
                                     ------------------- ------------------ --------------------------------------
  U.S. Government and Federal
   agencies                          $      68,560,041   $         200,825  $         223,182  $      68,537,684
  States and municipalities                  2,408,361              58,367              -              2,466,728
                                     ------------------- ------------------ --------------------------------------

                                     $      70,968,402   $         259,192  $         223,182  $      71,004,412
                                     =================== ================== ======================================

                                                                         1997
                                     -----------------------------------------------------------------------------
                                                               Gross              Gross
                                         Amortized          Unrealized          Unrealized         Estimated
                                            Cost               Gains              Losses          Market Value
                                     ------------------- ------------------ --------------------------------------
  U.S. Government and Federal
   agencies                          $      25,575,088   $         152,290  $           -      $      25,727,378
  States and municipalities                  2,234,453              42,178              -              2,276,631
                                     ------------------- ------------------ --------------------------------------

                                     $      27,809,541   $         194,468  $           -      $      28,004,009
                                     =================== ================== ======================================

The amortized cost and estimated market value of investment securities at December 31, 1998, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               Held-to-Maturity                      Available-for-Sale
                                     -------------------------------------- --------------------------------------
                                         Amortized       Estimated Market       Amortized          Estimated
                                            Cost               Value               Cost           Market Value
                                     ------------------- ------------------ --------------------------------------

  Due in one year or less            $       9,320,876   $       9,392,336  $       3,701,873  $       3,527,969

  Due after one year through five
   years                                    10,034,999          10,167,184          8,897,676          9,155,172

  Due after five years through ten
   years                                    51,612,527          51,444,892          3,130,186          3,548,918

  Federal Reserve Bank stock                     -                   -                275,150            275,150
                                     ------------------- ------------------ --------------------------------------

                                     $      70,968,402   $      71,004,412  $      16,004,885  $      16,507,209
                                     =================== ================== ======================================

There were no sales of available-for-sale investment securities during the years ended December 31, 1997 and 1998.

Investment securities with financial reporting amounts of approximately $27,543,000 and $23,850,000 at December 31, 1998 and 1997, respectively, were pledged to secure public deposits, securities sold under agreements to repurchase and for other purposes as required or permitted by law.

The Company continues to carry the tax effect related to its unrealized gain on investment securities available-for-sale securities held before the S Corporation election in stockholders' equity. Such tax effects, totaling $69,190, will be recognized in a future income statement when the related investment securities are sold or the gain reverses with an unfavorable change in the fair value of the related investment securities.

(4)     LOANS:
        ------
Loans consist of the following as of December 31:
                                                                                   1998               1997
                                                                            --------------------------------------

  Commercial                                                                $      86,364,358  $      73,851,949
  Real estate and interim construction                                             42,239,226         46,202,228
  Installment                                                                       7,106,531          7,617,881
  Overdrafts                                                                          248,553            200,748
                                                                            --------------------------------------

                                                                                  135,958,668        127,872,806
  Less-
   Allowance for loan losses                                                        2,746,271          2,686,911
   Unearned discount                                                                  297,993            363,537
   Net deferred loan fees                                                             380,979            314,306
                                                                            --------------------------------------

                                                                            $     132,533,425  $     124,508,052
                                                                            ======================================

Impaired loans on nonaccrual status as of December 31, 1998 and 1997, totaled approximately $378,000 and $347,000, respectively. Based on management's analysis, there were no other impaired loans as of December 31, 1998 and 1997. Management determined that a valuation allowance for impaired loans is not required as the collateral value of the impaired loans exceeds the Bank's recorded investment. Interest earned, but not recorded on nonaccrual loans during the year ended December 31, 1998 and 1997, totaled approximately $35,600 and $16,000, respectively. There were no impaired loans or loans on which the accrual of interest has been discontinued or reduced at December 31, 1996.

An analysis of the allowance for loan losses follows for the years ended December 31:

                                                               1998                1997               1996
                                                         ------------------ --------------------------------------

  Balance, beginning of year                             $       2,686,911  $       2,684,455  $       2,672,844
   Provision for loan losses                                       460,000            145,000            100,000
   Recoveries on loans previously charged off                       14,592             36,072             13,876
   Loans charged off                                              (415,232)          (178,616)          (102,265)
                                                         ------------------ --------------------------------------

  Balance, end of year                                   $       2,746,271  $       2,686,911  $       2,684,455
                                                         ================== ======================================

(5)     BANK PREMISES AND EQUIPMENT:
        ----------------------------

Bank premises and equipment consist of the following as of December 31:

                                                                                 1998               1997
                                                                            --------------     ---------------

  Land                                                                      $    1,273,397     $     1,273,397
  Buildings and improvements                                                     3,328,544           3,404,891
  Furniture and equipment                                                        3,080,792           2,985,064
  Leasehold improvements                                                           313,082             196,453
                                                                            --------------     ---------------

                                                                                 7,995,815           7,859,805

  Less accumulated depreciation and amortization                                 3,913,499           3,676,815
                                                                            ---------------    ---------------

                                                                            $    4,082,316     $     4,182,990
                                                                            ==============     ===============

(6)     DEPOSITS:
        ---------

Deposits consist of the following as of December 31:

                                                                                 1998               1997
                                                                            --------------     ---------------

  Demand                                                                    $   61,033,128     $    50,525,078
  Negotiable order of withdrawal                                                16,126,311          13,446,992
  Money market                                                                  33,354,377          25,675,145
  Savings                                                                       17,277,305          11,000,177
  Time, $100,000 and over                                                       55,841,004          52,357,713
  Other time                                                                    53,028,338          50,826,235
                                                                            --------------     ---------------

                                                                            $  236,660,463     $   203,831,340
                                                                            ==============     ===============

At December 31, 1998, the scheduled maturities of time deposits are as follows:

                          Year Ended December 31,
                          -----------------------
                                   1999                                     $   87,165,482
                                   2000                                         14,785,022
                                   2001                                          4,649,250
                                   2002                                            908,762
                            2003 and thereafter                                  1,360,826
                                                                            --------------

                                                                            $  108,869,342
                                                                            ==============

(7)     SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:
        -----------------------------------------------

Securities sold under repurchase agreements are arranged with select customers. These agreements generally mature within one day to three months from the transaction date. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                                 1998               1997
                                                                            --------------     ---------------

Average balance during the year                                             $    9,757,220     $     3,031,606

Average interest rate during the year                                                    4.42%              4.40%

Maximum month-end balance during the year                                   $      16,623,764  $       5,858,555

(8)      DEBENTURES PAYABLE:
         -------------------

At December 31, 1998 and 1997, outstanding debentures totaled $800,000 and $1,700,000, respectively. Of the $800,000 outstanding at December 31, 1998, $400,000 bears interest at the prime rate (7.75% at December 31, 1998) and $400,000 bears interest at the prime rate plus 0.5% (8.25% at December 31, 1998). Interest is payable monthly. A portion of the debentures mature in January 1999. The remaining debentures mature in January 2000. Bancshares may redeem all or part of the debentures at any time before due dates without penalty or premium.


(9)     INCOME TAXES:
        -------------

The total income taxes in the accompanying consolidated statements of income are as follows for the years ended December 31:

                                                               1998                1997               1996
                                                         ------------------ ------------------ -------------------
Current-
   Federal                                               $           -      $       2,286,111  $        2,171,951
   State                                                             -            256,137             257,834
Deferred-
   Federal                                                         513,865            (27,369)            (35,095)
   State                                                            52,689             (5,275)             (6,758)
                                                         ------------------ ------------------ -------------------

                                                         $         566,554  $       2,509,604  $        2,387,932
                                                         ================== ================== ===================

Income tax expense differs from the amount computed by applying the statutory Federal income tax rate of 34% to income before income taxes due to the following for the years ended December 31:

                                                               1998                1997               1996
                                                         ------------------ ------------------ -------------------

Expected tax expense                                     $           -      $       2,281,577  $       2,150,625
Increase (decrease) in taxes resulting from-
     State income tax and other                                      -                190,545            218,168
     Built-in gains                                                 72,652             -                  -
     S Corporation election                                        493,902             -                  -
     Amortization of goodwill                                        -                 90,402             87,672
     Interest scaleback                                              -                  6,420              7,701
     Tax-exempt income                                               -                (59,340)           (76,234)
                                                         ------------------ ------------------ -------------------

                                                         $         566,554  $       2,509,604  $       2,387,932
                                                         ================== ================== ===================

As of December 31, 1998, the Company recorded a net income tax expense of $566,554. The expense is the result of an expense of removal of certain deferred tax assets, net of certain deferred tax liabilities, that are no longer required to be recorded due to the Subchapter S Corporation election made by the Company.

As of December 31, 1998, the Company had remaining deferred tax asset of $5,789. The remaining deferred tax asset is attributable to projected built-in gains on investment securities.

As of December 31, 1997, the Company had deferred tax assets of $731,897 and deferred tax liabilities of $255,236, resulting in net deferred tax assets of $476,661, recorded in other assets. As of December 31, 1997, the Company had not recorded a valuation allowance with respect to the net deferred tax assets because it was anticipated that the assets were fully realizable.

As of December 31, 1996, the Company had deferred tax assets of $673,496 and deferred tax liabilities of $229,479, resulting in net deferred tax assets of $444,017, recorded in other assets. As of December 31, 1996, the Company had not recorded a valuation allowance with respect to the net deferred tax assets because it was anticipated that the assets were fully realizable.


(10)    COMMITMENTS AND CONTINGENCIES:
        ------------------------------

        LITIGATION -

In the normal course of business, the Company is a party to various lawsuits. When actions are deemed probable of settlement or loss, estimated provisions for losses are provided in the consolidated financial statements. In the opinion of management, as well as the opinion of legal counsel, there are no legal matters which would be material to the Company's financial position or results of operations.

        LEASES -

The Bank leases land under operating leases on which three of its branch facilities are located, a portion of the building in which the main branch is located, and certain other premises. The Bank also leases certain equipment under operating leases. The leases expire in periods ranging from 2 to 28 years and some provide for renewal options. Leases, which expire are generally renewed or replaced by similar leases. Certain leases provide for escalation of the lease payments.

During 1995, the Bank entered into a lease agreement for the land on which a new branch is to be constructed. The lease agreement includes an option to purchase which management intends to exercise as soon as it is available. The purchase price is dependent upon the timing of the purchase as specified in the agreement, but provides for a minimum of $15 per square foot up to 31,000 square feet and $10 per square foot over 31,000 square feet.

Total operating lease expense, included in other operating expenses in the accompanying consolidated statements of income, totaled approximately $382,000 and $391,000 for 1998 and 1997, respectively.

The Bank has a service agreement with a major data processing provider. Under the terms of the agreement, the Bank paid the provider approximately $373,000 and $346,000 for 1998 and 1997, respectively. Such expenses are included in equipment and data processing expenses in the accompanying consolidated statements of income. Until the termination of the agreement in December 2001, the monthly payment amount is subject to an annual increase of three percent.

At December 31, 1998, the minimum future operating lease and service agreement payments are as follows:

                  Year Ended December 31,
                  -----------------------
                           1999                        $    744,340
                           2000                             746,573

                           2001                             718,042
                           2002                             428,544
                           2003                             426,786
                        Thereafter                        3,089,148
                                                       ------------

                                                       $  6,153,433
                                                       ============

        FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT -

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend lines of credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the accompanying consolidated balance sheets. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend lines of credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The approximate contract or notional amounts of such instruments are as follows at December 31, 1998:

Unfunded portion of commitments to extend lines of credit     $     37,355,467
                                                              =================

Standby letters of credit                                     $      3,898,570
                                                              =================

Commitments to extend lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts may not necessarily represent future cash requirements.

Management evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include: accounts receivable; inventory; property, plant, and equipment; and income-producing commercial properties.

Standby letters of credit are short-term conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Generally, collateral is not required to secure letters of credit.

(11)    RELATED PARTY TRANSACTIONS:
        ---------------------------

In the normal course of business, the Bank has entered into transactions with the Bank and Bancshares' directors, significant shareholders and their affiliates (related parties). Management believes such transactions were made on substantially the same terms and conditions as those prevailing at the same time for comparable transactions with other customers and did not involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1998 and 1997, approximated $1,398,000 and $2,289,000, respectively.

During 1996, the Bank purchased a fifty percent interest in a building and land for $634,354. The remaining interest in the property was purchased by a partnership considered to be a related party. As part of the transaction, the Bank signed a lease beginning June 1997, and relocated a branch to the new building. Estimated lease payments are included in the future operating lease and service agreement payments in Note 10.


(12)    BENEFIT PLANS:
        --------------

The Bank supports a qualified Employee Stock Ownership Plan enabling employees to acquire shares of the Bank's common stock. The Bank makes annual contributions to an Employee Stock Ownership Trust (Trust) at the discretion of the Board of Directors. At December 31, 1998, 1997 and 1996, the principal assets of the Trust were shares of common stock of the Bank and Bancshares. Contributions to the Trust for the years ended December 31, 1998, 1997 and 1996, totaled $320,000, $320,000 and $300,000, respectively.

The Bank has deferred compensation agreements with three of its directors providing for annual payments to each director for 15 years upon their retirement. The retirement benefits are funded by insurance policies owned by the Bank. As of December 31, 1998 and 1997, the cash surrender value related to the insurance polices were $209,460 and $206,741, and the deferred compensation liability for future retirement benefits under the deferred compensation agreements were $255,635 and $238,747, respectively.


(13)    REGULATORY REQUIREMENTS:
        ------------------------

The Company is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Bancshares and Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Bancshares' and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require minimum amounts and ratios to be maintained (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that Bancshares and Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 1998 and 1997, the most recent notification from the primary regulators categorized Bancshares and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, certain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios must be maintained as set forth in the table below. There are no conditions or events since that notification that management believes have changed Bancshares or Bank's category.

The consolidated and Bank only actual capital amounts (in thousands) and ratios are also presented in the following table as of December 31, 1998 and 1997, respectively.

                                                                         1998
                                      ----------------------------------------------------------------------------
                                                                                                To Be Well
                                                                      For Capital           Capitalized Under
                                                                   Adequacy Purposes        Prompt Corrective
                                               Actual                                       Action Provisions
                                      ------------------------- ------------------------ -------------------------
                                         Amount        Ratio       Amount       Ratio       Amount        Ratio
                                      -------------- ---------- -------------- --------- -------------- ----------
Total Capital
   (to Risk-Weighted Assets)
       Consolidated                   $      26,490     16%     $      13,433      8%         N/A          N/A
       Bank Only                      $      27,232     16%     $      13,432      8%    $      16,790     10%

Tier I Capital
   (to Risk-Weighted Assets)
       Consolidated                   $      24,816     15%     $       6,717      4%         N/A          N/A
       Bank Only                      $      25,125     15%     $       6,716      4%    $      10,074      6%

Tier I Capital
   (to Average Assets)
       Consolidated                   $      24,816      9%     $      10,738      4%         N/A          N/A
       Bank Only                      $      25,125      9%     $      11,017      4%    $      13,771      5%

                                                                         1997
                                      ----------------------------------------------------------------------------
                                                                                                To Be Well
                                                                      For Capital           Capitalized Under
                                                                   Adequacy Purposes        Prompt Corrective
                                               Actual                                       Action Provisions
                                      ------------------------- ------------------------ -------------------------
                                         Amount        Ratio       Amount       Ratio       Amount        Ratio
                                      -------------- ---------- -------------- --------- -------------- ----------
Total Capital
   (to Risk-Weighted Assets)
       Consolidated                   $      24,189     12%     $      14,303      8%         N/A          N/A
       Bank Only                      $      25,255     14%     $      14,302      8%    $      17,877     10%

Tier I Capital
   (to Risk-Weighted Assets)
       Consolidated                   $      21,954     11%     $       7,152      4%         N/A          N/A
       Bank Only                      $      23,020     13%     $       7,151      4%    $      10,726      6%

Tier I Capital
   (to Average Assets)
       Consolidated                   $      21,954     10%     $       9,052      4%         N/A          N/A
       Bank Only                      $      23,020     10%     $       9,052      4%    $      11,315      5%

(14)   FAIR VALUES OF FINANCIAL INSTRUMENTS:
       -------------------------------------

The estimated fair value of financial instruments are as follows at December 31:

                                                     1998                                   1997
                                     -------------------------------------- ------------------------------------
                                      Carrying Amount        Estimated       Carrying Amount       Estimated
                                                            Fair Value                             Fair Value
                                     -----------------   -----------------  -----------------  -----------------
               Assets
               ------
Cash and cash equivalents            $      48,871,099   $      48,871,099  $      48,331,732  $      48,331,732
Investment securities                $      87,475,611   $      87,511,621  $      52,694,196  $      52,888,664
Loans held for sale                  $       2,253,517   $       2,253,517  $       2,635,285  $       2,635,285
Loans                                $     132,533,425   $     133,038,933  $     124,508,052  $     125,110,491
Accrued interest receivable          $       2,391,868   $       2,391,868  $       2,021,437  $       2,021,437

            Liabilities
            -----------
Deposits                             $     236,660,463   $     237,599,878  $     203,831,340  $     204,242,711
Securities sold under agreements to
   repurchase                        $      13,149,151   $      13,149,151  $       3,253,924  $       3,253,924
Debentures payable                   $         800,000   $         800,000  $       1,700,000  $       1,700,000
Accrued interest payable             $         715,591   $         715,591  $         728,187  $         728,187

The fair value of off-balance sheet commitments to extend lines of credit and standby letters of credit have fair values estimated to be equal to the fees generated to extend such commitments and are not material to the accompanying consolidated financial statements.

Because no market exists for a significant portion of the financial instruments and because of the inherent imprecision of estimating fair value discount rates for financial instruments for which no market exists, management believes that the fair value information presented in the footnotes to these consolidated financial statements does not adequately reflect the amount that would be received if such assets and liabilities were sold.

(15)   SUBSEQUENT EVENT:
       -----------------

On July 23, 1999, Bancshares and Compass executed an agreement to merge. In order to effectuate the merger, Compass formed a New Mexico corporation, which is wholly-owned by Compass. The Compass-owned New Mexico Corporation will be merged into Bancshares with Bancshares continuing as the surviving entity.

The merger agreement is subject to certain conditions including: the approval of the stockholders of Bancshares as well as approval of certain regulatory agencies; the favorable opinion of Compass counsel that the merger will qualify as a tax-free reorganization; the favorable opinion of Compass' independent auditors that the merger will qualify for "pooling-of-interests" accounting treatment; and other conditions as customary for merger transactions of this type. Management anticipates these conditions will be met during the last quarter of 1999 with the transaction being consummated soon thereafter.

             WESTERN BANCSHARES OF ALBUQUERQUE, INC. AND SUBSIDIARY
             ------------------------------------------------------

                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                   -------------------------------------------

             WESTERN BANCSHARES OF ALBUQUERQUE, INC. AND SUBSIDIARY
             ------------------------------------------------------

                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------

                       JUNE 30, 1999 AND DECEMBER 31, 1998
                       -----------------------------------

                                                                                   1999                      1998
                                                                           ----------------------    ----------------------
                                             ASSETS                             (Unaudited)
                                             ------
CASH AND CASH EQUIVALENTS:
     Cash and due from banks                                                       $  14,538,971             $  14,796,099
     Federal funds sold                                                               27,671,000                34,075,000
                                                                           ----------------------    ----------------------

         Total cash and cash equivalents                                              42,209,971                48,871,099
                                                                           ----------------------    ----------------------

INVESTMENT SECURITIES:
     Available-for-sale                                                               28,153,901                16,507,209
     Held-to-maturity                                                                 61,319,465                70,968,402
                                                                           ----------------------    ----------------------

         Total investment securities                                                  89,473,366                87,475,611
                                                                           ----------------------    ----------------------

LOANS HELD FOR SALE                                                                      484,334                 2,253,517

LOANS, net                                                                           134,178,337               132,533,425

BANK PREMISES AND EQUIPMENT, net                                                       4,517,971                 4,082,316

ACCRUED INTEREST RECEIVABLE                                                            2,512,899                 2,391,868

GOODWILL, net of accumulated amortization of $4,031,220 in 1998                        6,825,815                 6,968,450
     and 4,173,855 for the period ending 6/30/1999

OTHER REAL ESTATE OWNED                                                                  310,167                   292,354

OTHER ASSETS                                                                             188,358                    60,430
                                                                           ----------------------    ----------------------

                Total assets                                                       $ 280,701,218             $ 284,929,070
                                                                           ======================    ======================

                                LIABILITIES AND STOCKHOLDER'S EQUITY
                                ------------------------------------

LIABILITIES:
     Deposits                                                                      $ 230,584,386             $ 236,660,463
     Securities sold under agreements to repurchase                                   11,074,752                13,149,151
     Accrued interest payable                                                            633,116                   715,591
     Debentures payable                                                                  800,000                   800,000
     Accrued expenses and other liabilities                                            3,902,377                 1,820,311
                                                                           ----------------------    ----------------------

         Total liabilities                                                           246,994,631               253,145,516
                                                                           ----------------------    ----------------------

STOCKHOLDERS' EQUITY:

     Common stock, $1 par value;
         500,000 shares authorized; 134,522
         shares issued and outstanding at
          June 30, 1999 and December 31, 1998                                            134,522                   134,522
     Additional paid-in capital                                                       10,242,600                10,242,600
     Retained earnings                                                                23,220,201                20,973,298
     Unrealized gain on available-for-sale securities, net of tax effect                 109,264                   433,134
                                                                           ----------------------    ----------------------

                          Total stockholder's equity                                  33,706,587                31,783,554
                                                                           ----------------------    ----------------------

                          Total liabilities and stockholders' equity               $ 280,701,218             $ 284,929,070
                                                                           ======================    ======================

      The accompanying notes are an integral part of the these unaudited consolidated financial statements.

             WESTERN BANCSHARES OF ALBUQUERQUE, INC. AND SUBSIDIARY
             ------------------------------------------------------

                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------

            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 AND 1998
            ---------------------------------------------------------

                                                                       Three Months Ended                  Six Months Ended
                                                                --------------------------------   --------------------------------
                                                                     1999             1998              1999             1998
                                                                ---------------  ---------------   ---------------  ---------------
INTEREST INCOME:                                                 (Unaudited)      (Unaudited)        (Unaudited)      (Unaudited)

     Loans                                                          $3,752,809       $3,898,279        $7,410,940       $7,411,066
     Investment securities:
         U.S. Government and Federal agencies                        1,286,764          825,828         2,591,673        1,599,889
         States, municipalities and other                               55,107           42,863            95,840           86,339
     Federal funds sold                                                260,901          545,424           607,496          931,098
                                                                ---------------  ---------------   ---------------  ---------------

                                                                     5,355,581        5,312,394        10,705,949       10,028,392
                                                                ---------------  ---------------   ---------------  ---------------
INTEREST EXPENSE:
     Negotiable order of withdrawal deposits                            43,319           57,416            87,550          109,476
     Money market and savings                                          349,970          327,810           718,086          603,062
     Time deposits                                                   1,330,139        1,413,672         2,725,358        2,809,920
     Securities sold under agreements to repurchase and other          150,488          122,134           258,629          128,523
     Debentures payable                                                      -                -            32,730           65,742
                                                                ---------------  ---------------   ---------------  ---------------

                                                                     1,873,916        1,921,032         3,822,353        3,716,723
                                                                ---------------  ---------------   ---------------  ---------------

NET INTEREST INCOME BEFORE PROVISION
     FOR LOAN LOSSES                                                 3,481,665        3,391,362         6,883,596        6,311,669

PROVISION FOR LOAN LOSSES                                              120,000          110,000           240,000          185,000
                                                                ---------------  ---------------   ---------------  ---------------

NET INTEREST INCOME AFTER PROVISION
     FOR LOAN LOSSES                                                 3,361,665        3,281,362         6,643,596        6,126,669
                                                                ---------------  ---------------   ---------------  ---------------

OTHER OPERATING INCOME:
     Service charges and fees                                          343,718          332,992           586,906          604,528
     Gains on sales of loans held for sale                                   -                -           146,444          263,875
     Other                                                               2,499            4,715           159,055          116,052
                                                                ---------------  ---------------   ---------------  ---------------

                                                                       346,217          337,707           892,405          984,455
                                                                ---------------  ---------------   ---------------  ---------------
OTHER OPERATING EXPENSES:
     Salaries and employee benefits                                    895,240          865,657         1,749,031        1,707,088
     Equipment and data processing                                     160,348           91,343           251,341          227,290
     Occupancy, net                                                     86,720          173,576           142,547          188,602
     Other professional fees                                           124,583          128,081           194,044          203,871
     Legal fees                                                              -                -            18,659           18,452
     Other                                                             349,299          698,062           629,933          558,466
                                                                ---------------  ---------------   ---------------  ---------------

                                                                     1,616,190        1,956,719         2,985,555        2,903,769
                                                                ---------------  ---------------   ---------------  ---------------

INCOME BEFORE INCOME TAX EXPENSE                                     2,091,692        1,662,350         4,550,446        4,207,355
                                                                ---------------  ---------------   ---------------  ---------------

INCOME TAX EXPENSE:
     Built in gains and C Corporation tax expense                       75,000                -            88,716                -
     Effect of change to Subchapter S Corporation                            -                -                 -          367,873
                                                                ---------------  ---------------   ---------------  ---------------

                                                                        75,000                -            88,716          367,873
                                                                ---------------  ---------------   ---------------  ---------------

NET INCOME                                                          $2,016,692       $1,662,350        $4,461,730       $3,839,482
                                                                ===============  ===============   ===============  ===============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
      OUTSTANDING                                                      134,522          134,522           134,522          134,522
                                                                ===============  ===============   ===============  ===============

BASIC EARNINGS PER SHARE                                            $    14.99       $    12.36        $    33.17       $    28.54
                                                                ===============  ===============   ===============  ===============

      The accompanying notes are an integral part of the these unaudited consolidated financial statements.

             WESTERN BANCSHARES OF ALBUQUERQUE, INC. AND SUBSIDIARY
             ------------------------------------------------------

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 -----------------------------------------------

                 FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                 -----------------------------------------------
                                   (Unaudited)
                                   -----------


                                                 Common Stock
                                              Issued and Outstanding                         Treasury Stock
                                                    Shares             Par Value              Shares                Par Value
                                              --------------------   -----------------  --------------------   --------------------

BALANCE, December 31, 1998                                134,522          $  134,522                     -                 $    -

     Comprehensive income:
         Net income                                             -                   -                     -                      -
         Net change in unrealized gain
             on available-for-sale investment
             securities                                         -                   -                     -                      -
                Total comprehensive income

     Sale of treasury stock                                     -                   -                     -                      -

     Distributions, $16.46 per share                            -                   -                     -                      -
                                              --------------------   -----------------  --------------------   --------------------

     BALANCE, June 30, 1999                               134,522          $  134,522                     -                 $    -
                                              ====================   =================  ====================   ====================


BALANCE, December 31, 1997                                134,522          $  134,522                  (205)            $  (50,023)

     Comprehensive income:
         Net income                                             -                   -                     -                      -
         Net change in unrealized gain
             on available-for-sale investment
             securities                                         -                   -                     -                      -
                Total comprehensive income

     Sale of treasury stock                                     -                   -                   205                 50,023

     Distributions, $16.14 per share                            -                   -                     -                      -
                                              --------------------   -----------------  --------------------   --------------------

     BALANCE, June 30, 1998                               134,522          $  134,522                     -                 $    -
                                              ====================   =================  ====================   ====================

                                                                                                 Accumulated
                                                     Additional                                      Other
                                                       Paid-In               Retained            Comprehensive
                                                    Capital               Earnings               Income                 Total
                                              --------------------  ---------------------  --------------------  -------------------

BALANCE, December 31, 1998                           $ 10,242,600           $ 20,973,298            $  433,134         $ 31,783,554

     Comprehensive income:
         Net income                                             -              4,461,730                     -
         Net change in unrealized gain
             on available-for-sale investment
             securities                                         -                      -              (323,870)
                Total comprehensive income                                                                                4,137,860

     Sale of treasury stock                                     -                      -                     -                    -

     Distributions, $16.46 per share                            -             (2,214,827)                    -           (2,214,827)
                                              --------------------  ---------------------  --------------------  -------------------

     BALANCE, June 30, 1999                          $ 10,242,600           $ 23,220,201            $  109,264         $ 33,706,587
                                              ====================  =====================  ====================  ===================


BALANCE, December 31, 1997                           $ 10,242,600           $ 18,782,720            $   97,003         $ 29,206,822

     Comprehensive income:
         Net income                                             -              3,839,482                     -
         Net change in unrealized gain
             on available-for-sale investment
             securities                                         -                      -                60,948
                Total comprehensive income                                                                                3,900,430

     Sale of treasury stock                                     -                      -                     -               50,023

     Distributions, $16.14 per share                            -             (2,171,827)                    -           (2,171,827)
                                              --------------------  ---------------------  --------------------  -------------------

     BALANCE, June 30, 1998                          $ 10,242,600           $ 20,450,375            $  157,951         $ 30,985,448
                                              ====================  =====================  ====================  ===================

      The accompanying notes are an integral part of the these unaudited consolidated financial statements.

             WESTERN BANCSHARES OF ALBUQUERQUE, INC. AND SUBSIDIARY
             ------------------------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

                 FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                 -----------------------------------------------

                                                                                        1999                 1998
                                                                                -----------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                              (Unaudited)          (Unaudited)

     Net income                                                                    $   4,461,730        $   3,839,482
     Adjustments to reconcile net income to net cash provided
       by operating activities:
         Provision for loan losses                                                       240,000              185,000
         Depreciation and amortization                                                   262,428              257,012
         Undistributed earnings of subsidiary                                                  -                    -
         Net discount accretion and premium amortization
              on investment securities                                                   (10,689)             (35,453)
         Gain on sales of loans held for sale                                             36,134              113,215
         Net writedowns and recoveries of other real estate owned                        (62,335)               1,639
         Loans held for sale funded                                                   (4,997,746)         (10,536,831)
         Proceeds from sales of loans held for sale                                    6,730,796           10,722,087
     Changes in assets and liabilities:
         Accrued interest receivable                                                    (121,031)            (292,870)
         Other assets                                                                   (127,929)             185,683
         Accrued interest payable                                                        (82,475)             (32,026)
         Accrued expenses and other liabilities                                        2,082,066             (687,941)
                                                                                -----------------    -----------------

             Net cash provided by operating activities                                 8,410,949            3,718,997
                                                                                -----------------    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of:
         Available-for-sale investment securities                                    (13,466,829)          (2,273,900)
         Held-to-maturity investment securities                                         (618,108)         (22,309,312)
         Bank premises and equipment                                                    (555,448)             (77,712)
     Proceeds from maturities and calls of:
         Available-for-sale investment securities                                      1,500,000            2,000,000
         Held-to-maturity investment securities                                       10,274,000           11,156,263
     Proceeds from sale of:
         Other real estate owned                                                         173,368                    -
     Loans funded, net of repayments                                                  (2,013,758)          (6,019,102)
                                                                                -----------------    -----------------

             Net cash used by investing activities                                    (4,706,775)         (17,523,763)
                                                                                -----------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net increase in demand deposits and savings accounts                             (4,021,288)          17,749,626
     Net increase in time deposits                                                    (2,054,787)             188,165
     Net increase in securities sold under agreements to repurchase                   (2,074,399)           6,028,211
     Principal repayments on debentures payable                                                -             (300,000)
     Sale of treasury stock                                                                    -               50,023
     Cash distributions paid                                                          (2,214,828)          (2,171,826)
                                                                                -----------------    -----------------

             Net cash (used) provided by financing activities                        (10,365,302)          21,544,199
                                                                                -----------------    -----------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                  (6,661,128)           7,739,433

CASH AND CASH EQUIVALENTS, beginning of year                                          48,871,099           48,331,732
                                                                                -----------------    -----------------

CASH AND CASH EQUIVALENTS, end of year                                             $  42,209,971        $  56,071,165
                                                                                =================    =================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

     CASH PAID DURING THE YEAR FOR -
         Interest                                                                  $   3,904,828        $   3,748,749
                                                                                =================    =================
         Income taxes                                                              $      10,000        $      10,000
                                                                                =================    =================

     SIGNIFICANT NON-CASH TRANSACTIONS -
         Transfer of loan to other real estate owned                               $     128,846        $     201,960
                                                                                =================    =================
         Change in unrealized gain on available-for-sale investment securities     $    (323,870)       $      60,948
                                                                                =================    =================
         Distributions declared, not yet paid                                      $           -        $           -
                                                                                =================    =================


      The accompanying notes are an integral part of the these unaudited consolidated financial statements.

             WESTERN BANCSHARES OF ALBUQUERQUE, INC. AND SUBSIDIARY
             ------------------------------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 ----------------------------------------------

                             JUNE 30, 1999 AND 1998
                             ----------------------

                                   (Unaudited)

(1)      ORGANIZATION:
         ------------

The consolidated financial statements of Compass Bancshares, Inc. (the "Company") in this report have not been audited. In the opinion of management, all adjustments necessary to present fairly the financial position and the results of operations for the interim periods have been made. All such adjustments are of a normal recurring nature. The results of operations are not necessarily indicative of the results of operations for the full year or any other interim periods. These financial statements should be read in conjunction with the consolidated financial statements of Western Bancshares for the year ended December 31, 1998.


(2)     INVESTMENT SECURITIES:
        ---------------------

The amortized cost and estimated market values of investment securities are as follows as of June 30, 1999:

                                                                 AVAILABLE-FOR-SALE
                                                                 ------------------
                                                                    June 30, 1999
                                     ----------------------------------------------------------------------------
                                                               Gross              Gross
                                         Amortized          Unrealized          Unrealized         Estimated
                                            Cost               Gains              Losses         Market Value
                                     ------------------- ------------------ -------------------------------------
  U.S. Government and Federal
   agencies                          $      25,434,653   $         192,140  $          55,856  $      25,570,937
  States and municipalities                  2,265,646              42,168             -               2,307,814
  Federal Reserve Bank stock                   275,150              -                  -                 275,150
                                     ------------------- ------------------ -------------------------------------

                                     $      27,975,499   $         234,308  $          55,856  $      28,153,901
                                     =================== ================== =====================================

                                                                   HELD-TO-MATURITY
                                                                   ----------------
                                                                    June 30, 1999
                                     -----------------------------------------------------------------------------
                                                               Gross              Gross
                                         Amortized          Unrealized          Unrealized         Estimated
                                            Cost               Gains              Losses          Market Value
                                     ------------------- ------------------ --------------------------------------
  U.S. Government and Federal
   agencies                          $      58,572,848   $          39,139  $       2,241,684  $      56,369,303
  States and municipalities                  2,747,617              28,960              4,829          2,771,748
                                     ------------------- ------------------ --------------------------------------

                                     $      61,319,465   $          68,099  $       2,246,513  $      59,141,051
                                     =================== ================== ======================================

(3)     LOANS:
        -----

Loans consist of the following as of June 30, 1999:

  Commercial                                             $      84,081,831
  Real estate and interim construction                          44,887,112
  Installment                                                    8,291,952
  Overdrafts                                                       318,177
                                                         -------------------

                                                               137,579,072
  Less-
   Allowance for loan losses                                     2,825,512
   Unearned discount                                               293,220
   Net deferred loan fees                                          282,003
                                                         -------------------

                                                         $     134,178,337
                                                         ===================

Impaired loans on nonaccrual status as of June 30, 1999 and December 31,1998, totaled approximately $214,000 and $378,000, respectively. Based on management's analysis, there were no other impaired loans as of June 30, 1999 and December 31, 1998. Management determined that a valuation allowance for impaired loans is not required as the collateral value of the impaired loans exceeds the Bank's recorded investment. Interest earned, but not recorded on nonaccrual loans during the year ended June 30, 1999 and December 31, 1998, totaled approximately $17,400 and $35,600, respectively.

An analysis of the allowance for loan losses follows for the years ended June
30:

                                                                                   1999               1998
                                                                            ------------------ -------------------

  Balance, beginning of year                                                $       2,746,271  $       2,686,911
   Provision for loan losses                                                          240,000            460,000
   Recoveries on loans previously charged off                                           6,519             14,592
   Loans charged off                                                                 (167,278)          (415,232)
                                                                            ------------------ -------------------

  Balance, end of period                                                    $       2,825,512  $       2,746,271
                                                                            ================== ===================

(4)     REGULATORY REQUIREMENTS:
        -----------------------

The Company is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Bancshares and Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Bancshares' and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require minimum amounts and ratios to be maintained (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of June 30, 1999, that Bancshares and Bank meet all capital adequacy requirements to which they are subject. As of June 30, 1999 and December 31, 1998, the most recent notification from the primary regulators categorized Bancshares and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, certain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios must be maintained as set forth in the table below. There are no conditions or events since that notification that management believes have changed Bancshares or Bank's category.

The consolidated and Bank only actual capital amounts (in thousands) and ratios are also presented in the following table as of June 30, 1999 and December 31, 1998, respectively.

                                                                     June 30, 1999
                                      ----------------------------------------------------------------------------
                                                                                                To Be Well
                                                                      For Capital           Capitalized Under
                                                                      Adequacy              Prompt Corrective
                                               Actual                 Purposes              Action Provisions
                                      ------------------------- ------------------------ -------------------------
                                         Amount        Ratio       Amount       Ratio       Amount        Ratio
                                      -------------- ---------- -------------- --------- -------------- ----------
Total Capital
   (to Risk-Weighted Assets)
       Consolidated                   $      29,486     19%     $      12,172      8%         N/A          N/A
       Bank Only                      $      29,333     18%     $      13,371      8%    $      16,714     10%

Tier I Capital
   (to Risk-Weighted Assets)
       Consolidated                   $      26,771     18%     $       6,086      4%         N/A          N/A
       Bank Only                      $      27,125     16%     $       6,685      4%    $      10,028      6%

Tier I Capital
   (to Average Assets)
       Consolidated                   $      26,771     10%     $      11,049      4%         N/A          N/A
       Bank Only                      $      27,125     10%     $      10,892      4%    $      13,615      5%

                                                                   December 31, 1998
                                      ----------------------------------------------------------------------------
                                                                                                To Be Well
                                                                      For Capital           Capitalized Under
                                                                      Adequacy              Prompt Corrective
                                               Actual                 Purposes              Action Provisions
                                      ------------------------- ------------------------ -------------------------
                                         Amount        Ratio       Amount       Ratio       Amount        Ratio
                                      -------------- ---------- -------------- --------- -------------- ----------
Total Capital
   (to Risk-Weighted Assets)
       Consolidated                   $      26,490     16%     $      13,433      8%         N/A          N/A
       Bank Only                      $      27,323     16%     $      13,432      8%    $      16,790     10%

Tier I Capital
   (to Risk-Weighted Assets)
       Consolidated                   $      24,816     15%     $       6,717      4%         N/A          N/A
       Bank Only                      $      25,125     15%     $       6,716      4%    $      10,074      6%

Tier I Capital
   (to Average Assets)
       Consolidated                   $      24,816      9%     $      10,738      4%         N/A          N/A
       Bank Only                      $      25,125      9%     $      11,017      4%    $      13,771      5%

(5)      SUBSEQUENT EVENTS:
         -----------------

On July 23, 1999 Western Bancshares entered into an Agreement and Plan of Merger with Compass Bancshares, Inc. The definitive Agreement calls for the exchange of shares of Compass Bancshares common stock for all of the outstanding common stock of Western Bancshares. The transaction, which will be accounted for as a pooling of interests, is subject to shareholder and regulatory approval.

================================================================================

                                   APPENDIX I

                                MERGER AGREEMENT

================================================================================

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                    -----------------------------------------

         This Amendment to Agreement and Plan of Merger (this "Amendment") dated as of November 2, 1999 is entered into by and among Compass Bancshares, Inc. ("Compass"), Compass Western Acquisitions, Inc. ("Compass-Western") and Western Bancshares of Albuquerque, Inc. ("Western").

         WHEREAS, Compass and Western entered into an Agreement and Plan of Merger dated as of July 23, 1999 (the "Merger Agreement");

         WHEREAS, the Merger Agreement requires that an existing or new subsidiary of Compass shall be merged with Western with Western being the surviving entity;

         WHEREAS, Compass-Western is such existing or new subsidiary;

         WHEREAS, Section 8.3 of the Merger Agreement requires Compass and Western to amend the Merger Agreement for the purpose of making Compass-Western a party thereto; and

         WHEREAS, the parties desire to otherwise amend the Merger Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

                  2. Upon execution of this Amendment, Compass-Western shall become a party to the Merger Agreement, shall be deemed to be Merger Sub as defined in the Merger Agreement, and shall succeed to the rights and become subject to the obligations of Merger Sub as provided in the Merger Agreement.

                  3. Section 7.2(h) of the Merger Agreement is hereby amended in its entirety to read in full as follows:

                  (h) Compass shall have received a letter from Arthur Andersen LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement.

                  4. The execution of this Amendment shall not relieve Compass of its obligations under the Merger Agreement.

                  5. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

                  6. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.


                            [Signature Page Follows]

         IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


ATTEST:                                      COMPASS BANCSHARES, INC.



By:/s/ Daniel B. Graves                     By:/s/ Garrett R. Hegel
   -------------------------                   -------------------------------
         Its: Secretary                           Its:  Chief Financial Officer



ATTEST:                                      COMPASS WESTERN ACQUISITIONS, INC.



By:/s/ Daniel B. Graves                     By:/s/ Garrett R. Hegel
   -------------------------                   ------------------------------
     Its: Vice President and                     Its:  President and Treasurer
          Assistant Secretary



ATTEST:                                      WESTERN BANCSHARES OF
                                             ALBUQUERQUE, INC.



By:/s/ Dave Wintermute                      By:/s/ William T. Fietz
   -------------------------                   -------------------------------
     Its: Vice President and Secretary         Its:Chairman of the Board and
                                                     President

================================================================================






                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                            COMPASS BANCSHARES, INC.


                                       AND

                     WESTERN BANCSHARES OF ALBUQUERQUE, INC.



                            Dated as of July 23, 1999





================================================================================

                                TABLE OF CONTENTS
                                                                      Page
                                                                      ----

ARTICLE I................................................................1
  THE MERGER.............................................................1
       SECTION 1.1  The Merger...........................................1
       SECTION 1.2  Effective Time.......................................1
       SECTION 1.3  Certain Effects of the Merger........................2
       SECTION 1.4  Articles of Incorporation and By-Laws................2
       SECTION 1.5  Directors and Officers...............................2
       SECTION 1.6  Conversion of Shares.................................2
       SECTION 1.7  Shareholders' Meeting................................3
       SECTION 1.8  Registration of the Compass Common Stock.............4
       SECTION 1.9  Tax Consequences.....................................4
       SECTION 1.10 Closing.  ...........................................4

ARTICLE II...............................................................5
  DISSENTING SHARES; EXCHANGE OF SHARES..................................5
       SECTION 2.1  Dissenting Shares....................................5
       SECTION 2.2  Exchange of Shares...................................5

ARTICLE III..............................................................6
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................6
       SECTION 3.1  Organization and Qualification.......................7
       SECTION 3.2  Company Capitalization...............................7
       SECTION 3.3  Subsidiary Capitalization; Other Securities..........7
       SECTION 3.4  Authority Relative to the Agreement..................8
       SECTION 3.5  No Violation.........................................8
       SECTION 3.6  Consents and Approvals...............................9
       SECTION 3.7  Regulatory Reports...................................9
       SECTION 3.8  SEC Status; Securities Issuances.....................9
       SECTION 3.9  Financial Statements.................................9
       SECTION 3.10 Absence of Certain Changes..........................10
       SECTION 3.11 Company Indebtedness................................12
       SECTION 3.12 Litigation..........................................12
       SECTION 3.13 Tax Matters.........................................12
       SECTION 3.14 Employee Benefit Plans..............................14
       SECTION 3.15 Employment Matters..................................16
       SECTION 3.16 Leases, Contracts and Agreements....................17
       SECTION 3.17 Related Company Transactions........................17
       SECTION 3.18 Compliance with Laws................................18
       SECTION 3.19 Insurance...........................................18
       SECTION 3.20 Loans...............................................18
       SECTION 3.21 Fiduciary Responsibilities..........................18
       SECTION 3.22 Patents, Trademarks and Copyrights..................18
       SECTION 3.23 Environmental Compliance............................19

       SECTION 3.24 Regulatory Actions..................................20
       SECTION 3.25 Title to Properties; Encumbrances...................20
       SECTION 3.26 Shareholder List....................................20
       SECTION 3.27 Proxy Statement.....................................21
       SECTION 3.28 Dissenting Shareholders.............................21
       SECTION 3.29 Takeover Laws.......................................21
       SECTION 3.30 Employee Stock Options..............................21
       SECTION 3.31 Accounting Matters..................................21
       SECTION 3.32 Year 2000 Representation............................22
       SECTION 3.33 Representations Not Misleading......................22

ARTICLE IV..............................................................22
  REPRESENTATIONS AND WARRANTIES OF COMPASS.............................22
       SECTION 4.1  Organization and Authority..........................23
       SECTION 4.2  Authority Relative to Agreement.....................23
       SECTION 4.3  Financial Reports...................................24
       SECTION 4.4  Capitalization......................................24
       SECTION 4.5  Consents and Approvals..............................25
       SECTION 4.6  Proxy Statement.....................................25
       SECTION 4.7  Availability of Compass Common Stock................25
       SECTION 4.8  Regulatory Approvals................................25
       SECTION 4.9  Representations Not Misleading......................25

ARTICLE V...............................................................26
  COVENANTS OF THE COMPANY..............................................26
       SECTION 5.1  Affirmative Covenants of the Company................26
       SECTION 5.2  Negative Covenants of the Company...................28

ARTICLE VI..............................................................30
  ADDITIONAL AGREEMENTS.................................................30
       SECTION 6.1  Access To, and Information Concerning,
                            Properties and Records......................30
       SECTION 6.2  Filing of Regulatory Approvals......................31
       SECTION 6.3  Miscellaneous Agreements and Consents...............31
       SECTION 6.4  Company Indebtedness................................31
       SECTION 6.5  Best Good Faith Efforts.............................31
       SECTION 6.6  Exclusivity.........................................31
       SECTION 6.7  Public Announcement.................................32
       SECTION 6.8  Employee Benefit Plans..............................32
       SECTION 6.9  Merger of Bank......................................33
       SECTION 6.10 Environmental Investigation; Right to Terminate
                            Agreement...................................33
       SECTION 6.11 Proxies.............................................35
       SECTION 6.12 Exchange Agreement..................................35
       SECTION 6.13 Director and Officer  Indemnification...............35
       SECTION 6.14 Certain Tax Matters.................................36

       SECTION 6.15  Dividends...........................................38
       SECTION 6.16  Year 2000 Investigation; Right to Terminate
                            Agreement....................................38

ARTICLE VII..............................................................39
  CONDITIONS TO CONSUMMATION OF THE MERGER...............................39
       SECTION 7.1   Conditions to Each Party's Obligation to
                            Effect the Merger............................39
       SECTION 7.2   Conditions to the Obligations of Compass
                            and Merger Sub to Effect the Merger..........39
       SECTION 7.3   Conditions to the Obligations of the Company
                                 to Effect the Merger....................42

ARTICLE VIII.............................................................43
  TERMINATION; AMENDMENT; WAIVER.........................................43
       SECTION 8.1   Termination.........................................43
       SECTION 8.2   Effect of Termination...............................44
       SECTION 8.3   Amendment...........................................44
       SECTION 8.4   Extension; Waiver...................................44

ARTICLE IX...............................................................45
  SURVIVAL...............................................................45
       SECTION  9.1  Survival of Representations and Warranties..........45

ARTICLE X................................................................45
  MISCELLANEOUS..........................................................45
       SECTION 10.1  Expenses............................................45
       SECTION 10.2  Brokers and Finders.................................45
       SECTION 10.3  Entire Agreement; Assignment........................45
       SECTION 10.4  Further Assurances..................................45
       SECTION 10.5  Enforcement of the Agreement........................46
       SECTION 10.6  Severability........................................46
       SECTION 10.7  Notices.............................................46
       SECTION 10.8  Governing Law.......................................47
       SECTION 10.9  Descriptive Headings................................47
       SECTION 10.10 Parties in Interest.................................47
       SECTION 10.11 Counterparts........................................48
       SECTION 10.12 Incorporation by References.........................48
       SECTION 10.13 Certain Definitions.................................48

ATTACHMENTS

         EXHIBITS

                  A.       Illustration of Merger Consideration

                  B.       Pooling Transfer Restrictions Agreement

                  C.       Exchange Agent Agreement

                  D.       Pooling of Interest Criteria

                  E.       Voting Agreement and Irrevocable Proxy

                  F.       Opinion of Counsel for the Company and the Bank

                  G.       Opinion of Counsel for Compass and Merger Sub

                  H.       Representations Certificate

                  I.       Release

                  J.       Release

                  K.       Letter of Transmittal

LIST OF SCHEDULES

Schedule 3.2               Company Capitalization

Schedule 3.3               Subsidiary Capitalization; List of Equity Ownership

Schedule 3.5 Violations of Law; Conflicts of Interest; Share Litigation; Termination of Existence

Schedule 3.6               Company Prior Consents

Schedule 3.7               Regulatory Reports

Schedule 3.10              Absence of Material Changes or Adverse Effects

Schedule 3.12              Company Legal Proceedings

Schedule 3.13              Tax Liabilities

Schedule 3.14(a)           Employee Welfare Benefit Plans

Schedule 3.14(b)           Employee Pension Benefit Plans

Schedule 3.14(c)           Deferred Compensation, Bonus and Stock Purchase Plans

Schedule 3.14(d)           Plan Determination Matters

Schedule 3.14(k)           Liability for Taxes

Schedule 3.14(l) Additional Payments Due Under Deferred Compensation, Bonus, Employee Welfare Benefit Plans and Employee Pension Benefit Plans

Schedule 3.15              Employment Contracts and Collective Bargaining
                           Agreements

Schedule 3.16              Leases, Subleases, Contracts and Agreements;
                           Participations; Default of Contracts; Marketable
                           Title

Schedule 3.17              Related Company Transactions

Schedule 3.18              Compliance with Laws

Schedule 3.19              Insurance Policies

Schedule 3.20              Loans Exceeding Legal Lending Limit, Troubled Loans

Schedule 3.22              Patents, Trademarks and Copyrights

Schedule 3.23              Environmental Compliance

Schedule 3.24              Regulatory Actions; Agreements

Schedule 3.25              Title to Properties; Title Policies; Property

Schedule 3.30              Stock Option Plans

Schedule 4.2               Compass Prior Consents

Schedule 5.1(j)            List of Accounts and Safe Deposit Boxes

Schedule 5.1(k) List of Liabilities and Obligations of the Company and the Bank

Schedule 6.11              List of Proxy Holders Voting Affirmatively for the
                           Agreement

Schedule 10.13(f)          List of Officers Having Knowledge

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of July 23, 1999, by and between Compass Bancshares, Inc. a Delaware corporation ("Compass"), and Western Bancshares of Albuquerque, Inc., a New Mexico corporation ("Company").

         WHEREAS, Compass desires to affiliate with the Company and its wholly owned subsidiary, Western Bank, a New Mexico banking corporation (the "Bank"), and the Company and the Bank desire to affiliate with Compass in the manner provided in this Agreement;

         WHEREAS, Compass and the Company propose to merge the Company with an existing or to-be-formed subsidiary ("Merger Sub") of Compass incorporated under the laws of the State of New Mexico to be added as a party to this Agreement after the date hereof in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto; and

         WHEREAS, Compass, Merger Sub and the Company intend the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; and

         WHEREAS, the respective boards of directors of the Company and Compass have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the New Mexico Business Corporation Act (the "BCA"), Merger Sub shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Merger Sub shall cease. Compass shall not be deemed a party to the Merger for the purposes of Section 53-14-6 of the BCA or the General Corporation Law of the State of Delaware ("GCL").

         SECTION 1.2 EFFECTIVE TIME. The Merger shall be consummated by the filing with the New Mexico Public Regulation Commission of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the BCA, and by the issuance of a Certificate of Merger by the New Mexico State Public Regulation Commission. (The date specified in the Articles of Merger shall be the "Effective Time").

         SECTION 1.3 CERTAIN EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 53-14-6 of the BCA.

         SECTION 1.4 ARTICLES OF INCORPORATION AND BY-LAWS. The Articles of Incorporation and the Bylaws of the Company, in each case as in effect at the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

         SECTION 1.5 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub at the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         SECTION 1.6 CONVERSION OF SHARES. (a) Each share of the Company's common stock, par value $1.00 per share ("Company Common Stock" or "Shares"), issued and outstanding immediately prior to the Effective Time ("Common Shares Outstanding"), other than Dissenting Shares (as defined in Section 2.1), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such Share. For the purposes of determining the number of Shares issued and outstanding, the number of Shares issued and outstanding shall be increased by the number and class of Shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares which is in effect or outstanding prior to the Effective Time. At the Closing the Company shall calculate the Common Shares Outstanding and certify same to Compass.

         (b) Subject to subsections (i), (ii) and (iii) below, in consideration for the Merger, Compass shall issue to the holders of the Shares an aggregate number of shares of its common stock, par value $2.00 per share, which is quoted under the symbol "CBSS" on the NASDAQ National Market System ("Compass Common Stock"), which is equal to $80,000,000 divided by the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the twenty days of trading preceding the fifth trading day prior to the Effective Time (the "Share Determination Market Value").

                  (i) In the event the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued to be less than 3,000,000, Compass will issue to the holders of the shares of Company Common Stock an aggregate number of shares of Compass Common Stock equal to 3,000,000.

                  (ii) In the event that the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued to be greater than 3,333,333, Compass will issue to the holders of the shares of Company Common Stock an aggregate number of shares of Compass Common Stock equal to 3,333,333.

                  (iii) In the event Compass enters into a definitive written agreement to be acquired (by merger or otherwise) prior to the Effective Time, Compass will issue to the holders of the shares of Company Common Stock an aggregate number of shares of Compass Common Stock equal to 3,333,333.

                  (iv) The ratio of the number of shares of Compass Common Stock to be exchanged for each Share, respectively, and the share figures set forth in subsections (i), (ii) and (iii) above shall be adjusted appropriately to reflect any dividends payable in stock or splits with respect to Compass Common Stock, where the record date or payment occurs prior to the Effective Time.
                  (v) Compass will not issue any certificates for any fractional shares of Compass Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Compass will pay cash to any holder of Shares otherwise entitled to receive such fractional share. Such cash payment shall be based on the Share Determination Market Value.

                  (vi) Set forth on Exhibit A is an illustration of the Merger Consideration payable to holders of Company Common Stock. In the event of any conflict between Exhibit A and the foregoing provisions of this Section 1.6(b), the foregoing provisions of this Section 1.6(b) shall control.

         (c) Each share of capital stock of Merger Sub issued and outstanding immediately before the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into 134,522 shares of common stock of the Surviving Corporation.

         SECTION 1.7 SHAREHOLDERS' MEETING. The Company, acting through its Board of Directors, shall, in accordance with applicable law:

         (a) duly call, give notice of, convene and hold a meeting (the "Shareholders' Meeting") of its shareholders as soon as practicable for the purpose of approving and adopting the Merger and to approve this Agreement;

         (b) require no greater than the minimum vote required by applicable law or its corporate documents of each class of the Shares in order to approve the Merger;

         (c) include in the Proxy Statement (defined in paragraph (d) below) the unanimous recommendation of its Board of Directors that the shareholders of the Company vote in favor of the approval and adoption of the Merger and this Agreement; and

         (d) use its best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the date of this Agreement, and (ii) to obtain the approval and adoption of the Merger by shareholders holding at least the minimum number of Shares of each class of the Shares entitled to vote at the Shareholders' Meeting and required to approve the Merger under applicable law or its corporate documents. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger shall be in form and substance reasonably satisfactory to Compass, and are collectively referred to herein as the "Proxy Statement."

         SECTION 1.8 REGISTRATION OF THE COMPASS COMMON STOCK.

         (a) Compass shall file a registration statement and timely pursue the effectiveness thereof (the "Registration Statement") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Securities Act"), and, as applicable, under state blue sky laws, covering the shares of Compass Common Stock to be issued to Company shareholders in the Merger.

         (b) Within 30 days after the date hereof, the Company shall enter into and cause each Company shareholder who is an "affiliate" (as defined in SEC Rule
405) of the Company to enter into with Compass a written agreement in substantially the form of Exhibit B attached hereto.

         SECTION 1.9 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         SECTION 1.10 CLOSING. Upon the terms and subject to the conditions hereof, as soon as practicable after the vote of the shareholders of the Company in favor of the approval and adoption of the Merger and this Agreement has been obtained, and the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, the Company and Merger Sub shall execute and deliver the Articles of Merger, as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective; provided, however, that the parties shall cause the Effective Time to occur on the first day of a calendar month, and provided, further, that the Closing shall not occur prior to January 13, 2000, unless otherwise agreed. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the office of Locke Liddell & Sapp LLP in Houston, Texas (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

                                   ARTICLE II.

                      DISSENTING SHARES; EXCHANGE OF SHARES

         SECTION 2.1 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Section 53-15-4 of the BCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration provided in Section 1.6 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the BCA. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon.

         SECTION 2.2 EXCHANGE OF SHARES.

         (a) Compass shall deposit or cause to be deposited in trust with Continental Stock Transfer and Trust Company, New York, New York (the "Exchange Agent"), pursuant to an exchange agent agreement in substantially the form attached hereto as Exhibit C (the "Exchange Agreement"), prior to the Effective Time cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Compass Common Stock pursuant to
Section 1.6 hereof and to make the appropriate cash payments, if any, to holders of Dissenting Shares (such amounts being hereinafter referred to as the "Exchange Fund"). Compass shall deposit or cause to be deposited in trust with the Exchange Agent such additional deposits from time to time as may be necessary to make cash payments in lieu of fractional shares, and to make the appropriate cash payments to Dissenting Shares, which additional deposits shall be added to the Exchange Fund. The Exchange Agent shall, pursuant to irrevocable instructions jointly given by the Company and Compass, promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of Shares in accordance with Section 2.2(b). Payments to dissenting shareholders shall be made as required by Section 53-15-4 of the BCA. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

         (b) No later than ten (10) days after the later to occur of (i) the Effective Time or (ii) the delivery by the Company of a certified shareholder's list containing the names and address of shareholders (together with share positions and certificate numbers), the Exchange Agent shall mail to each record holder of an outstanding certificate or certificates which as of the Effective Time represented Shares (the "Certificates"), a form letter of transmittal substantially in the form of Exhibit K hereto (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and Compass Common Stock in the amount provided in
Section 1.6, and such Certificate shall forthwith be canceled. Compass shall provide the Exchange Agent with certificates for Compass Common Stock, as requested by the Exchange Agent, in the amounts provided in Section 1.6 hereof. No interest will be paid or accrued on the cash payable upon surrender of the Certificate and no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's Shares are surrendered in exchange therefor. If payment or delivery of Compass Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

         (c) As of the Effective Time, the stock transfer ledger of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares which were outstanding immediately prior to such time of filing. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Article II.

         (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for one year after the Effective Time shall be returned to Compass, and the holders of Shares not theretofore presented to the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such shares.

         (e) Holders of Certificates which have become lost or destroyed shall, upon execution and delivery to the Exchange Agent of an executed lost stock affidavit and indemnification agreement provided by the Exchange Agent and completed satisfactorily to the Exchange Agent and Compass, shall be entitled to receive Merger Consideration represented by such Certificate in the same manner as if the Certificate had been delivered to the Exchange Agent.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes the representations and warranties set forth in this Article III to Compass. The Company has delivered to Compass the Schedules to this Agreement referred to in this Article III prior to the date hereof. The Company agrees at the Closing to provide Compass and Merger Sub with supplemental Schedules reflecting any changes thereto between the date of such Schedules and the date of the Closing.

         SECTION 3.1 ORGANIZATION AND QUALIFICATION. The Company is a New
Mexico corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of New Mexico and all laws, rules, and regulations applicable to bank holding companies. The Bank is a New Mexico banking corporation, duly organized, validly existing and in good standing under the laws of New Mexico, and is a member of the Federal Reserve System. Each of the Company and its Subsidiaries (as defined in Section 10.13(a)) has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Except as set forth on Schedule 3.17, the Company does not own or control any Affiliate (as defined in Section 3.17) other than the Bank and Western Hot Air Balloon, Inc. True and correct copies of the Articles of Incorporation and Bylaws of the Company and its Subsidiaries, with all amendments thereto through the date of this Agreement, have been delivered by the Company to Compass. The Company's Subsidiaries are duly qualified or licensed to do business and are in good standing in the State of New Mexico. The nature of the business of the Company and its Subsidiaries and their respective activities, as currently conducted, do not require them to be qualified to do business in any jurisdiction other than the State of New Mexico.

         SECTION 3.2 COMPANY CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists solely of 500,000 shares of Company Common Stock, of which 134,522 shares are issued and outstanding, and none of which are held in treasury. There are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Company or its Subsidiaries to purchase or otherwise acquire any security of or equity interest in the Company or its Subsidiaries. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating the Company to issue any shares of the Company, or to the knowledge of the Company, irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the Shares that have been issued have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. There are no restrictions applicable to the payment of dividends on the Shares except pursuant to the BCA and applicable banking laws and regulations and, except as set forth on Schedule 3.2, all dividends and distributions declared prior to the date hereof have been paid.

         SECTION 3.3 SUBSIDIARY CAPITALIZATION; OTHER SECURITIES. All of the issued and outstanding shares of the capital stock of the Company's Subsidiaries
(i) are duly authorized, validly issued, fully paid and nonassessable, (ii) except as referred to in Schedule 3.3 are free and clear of any liens, claims, security interests and encumbrances of any kind, and (iii) except as set forth on Schedule 3.3 there are no irrevocable proxies with respect to such shares and there are no outstanding or authorized subscriptions, options, warrants, calls, rights, or other agreements or commitments of any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to any of such shares of capital stock to any person. The Company owns, directly, all of the issued and outstanding capital stock of its Subsidiaries. Set forth on Schedule 3.3 hereto is a list of all equity ownership by the Company or its Subsidiaries for the account of the Company or its Subsidiaries in any other person other than the Bank and Western Hot Air Balloon, Inc. (the "Other Securities"). The Company or its Subsidiaries own each Other Security free and clear of any lien, encumbrance, security interest or charge. The Other Securities represent less than five percent of the outstanding equity securities of each such person.

         SECTION 3.4 AUTHORITY RELATIVE TO THE AGREEMENT. The Company has full corporate power and authority, and, except for the approval by the Company's shareholders, no further proceedings on the part of the Company are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby which have been duly and validly authorized by its Board of Directors. This Agreement has been duly executed and delivered by the Company and is a duly authorized, valid, legally binding and enforceable obligation of the Company, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over the Company as may be required by statute or regulation or the Company's Articles of Incorporation or By-laws. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the respective Articles of Incorporation or Association or By-Laws of the Company or its Subsidiaries.

         SECTION 3.5 NO VIOLATION. Except as set forth on Schedule 3.5, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the Company's shareholders, the SEC, the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System ("FRB"), the Director of the Financial Institutions Division of the Regulation and Licensing Department of the State of New Mexico ("State Director") and the Alabama Superintendent of Banks ("Superintendent") will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Company or its Subsidiaries or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Company or its Subsidiaries is a party or by which any of their assets or properties are subject or bound. Except as set forth on
Schedule 3.5, there are no proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened, against the Company, its Subsidiaries or involving the Shares, at law or in equity or before or by any foreign, federal, state,


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


municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Company upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 3.5, or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of the Company and its Subsidiaries will not be terminated or impaired by reason of the execution, delivery or performance by the Company of this Agreement or consummation by the Company of the transactions contemplated hereby, assuming the receipt of required shareholder and regulatory approvals.

         SECTION 3.6 CONSENTS AND APPROVALS. The Company's Board of Directors (at a meeting called and duly held) has unanimously determined that the Merger is fair to the Company's shareholders and has unanimously resolved to recommend approval and adoption of this Agreement by the Company's shareholders. Except as described in Schedule 3.6 hereto, no prior consent, approval or authorization of, or notice, filing or registration with any governmental body or authority or other person is required of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the agreements and transactions contemplated hereby or the resulting change of control of its Subsidiaries, except the filing of the Articles of Merger under the BCA, and such approvals as may be required from the SEC, the FRB, the FDIC, the State Director and the Superintendent and holders of Shares under the BCA.

         SECTION 3.7 REGULATORY REPORTS. Except as set forth on Schedule 3.7, the Company and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the State Director, the FDIC, or any other regulatory authority having jurisdiction over any such persons, other than plans, reports or information listed on Schedule 3.7.

         SECTION 3.8 SEC STATUS; SECURITIES ISSUANCES. The Company is not subject to the registration provisions of Section 12 of the Exchange Act nor the rules and regulations of the SEC promulgated under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than anti-fraud provisions of such act. All issuances of securities by the Company and its Subsidiaries have been registered under the Securities Act, the New Mexico Securities Act of 1986, as amended, the New Mexico Banking Act, and all other applicable laws or were exempt from any such registration requirements.

         SECTION 3.9 FINANCIAL STATEMENTS. The Company has provided Compass with a true and complete copy of the audited consolidated statement of financial position of the Company and its Subsidiaries as of December 31, 1998, and the related consolidated statements of income, shareholders' equity and changes in cash flows for the years ended December 31, 1998 and 1997, plus consolidating financial statements of the Company's Subsidiaries, and the unaudited consolidated statements of financial position of the Company and its Subsidiaries as of March 31, 1999 and the related consolidated statements of income, shareholders' equity and changes in cash flows for the three-month periods ended March 31, 1999 and 1998 (such consolidated statements of financial position and the related consolidated statements of income, shareholders' equity and


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


changes in cash flows are collectively referred to herein as the "Consolidated Financial Statements"), plus all consolidating financial statements for its Subsidiaries (collectively, with the Consolidated Financial Statements and the notes and schedules thereto, referred to as the "Financial Statements"). Except as described in the notes to the Consolidated Financial Statements to the knowledge of the Company, the Consolidated Financial Statements, including the consolidated statement of financial position and the related consolidated statements of income, shareholders' equity and changes in cash flows (including the related notes thereto) of the Company and its Subsidiaries, fairly present the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and changes in consolidated financial position of the Company and its Subsidiaries for the periods then ended, in conformity with Generally Accepted Accounting Principles ("GAAP") applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Consolidated Financial Statements accurately and fairly reflect in all material respects the transactions of the Company and its Subsidiaries. As of their dates, the Consolidated Financial Statements conformed, or will conform when delivered, in all material respects with all applicable rules and regulations promulgated by the FRB, the State Director, and the FDIC. To the knowledge of the Company, neither the Company nor its Subsidiaries have any liabilities or obligations of a type which should be included in or reflected on the Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements. The Company will provide Compass with the unaudited consolidated and unconsolidated statements of financial position of the Company and its Subsidiaries as of the end of each month hereafter, prepared on a basis consistent with prior periods and promptly following their availability, the Company will provide Compass with the Reports of Condition and Statements of Income ("Call Reports") of its Subsidiaries for all periods ending after March 31, 1999. The Company and its Subsidiaries have no off balance sheet liabilities associated with financial derivative products or potential liabilities associated with financial derivative products.

         SECTION 3.10 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth on Schedule 3.10, since March 31, 1999 (the "Balance Sheet Date") neither the Company nor any of its Subsidiaries has:

         (a) made any amendment to its Articles of Incorporation or Bylaws or changed the character of its business in any material manner;

         (b) suffered any Material Adverse Effect (as defined in Section 10.13(b));

         (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;



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


         (d) except as set forth on Schedule 3.10 and except in the ordinary course of business and consistent with prudent banking practices, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise);

         (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent) except in the ordinary course of business and consistent with prudent banking practices;

         (f) except in the ordinary course of business and consistent with prudent banking practices, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets;

         (g) disposed of or permitted to lapse any rights to the use of any trademark, service mark, trade name or copyright, or disposed of or disclosed to any person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;

         (h) except for the matters set forth on Schedule 3.10 pertaining to raises and bonuses for certain officers, and accruals to employee benefit plans and payment of permitted dividends to shareholders of the Company and except for regular salary increases granted in the ordinary course of business within the Company's or its Subsidiaries' 1999 budgets and consistent with prior practices, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan, program or agreement maintained by the Company or its Subsidiaries, for the directors, employees or former employees of the Company or its Subsidiaries ("Employee Benefit Plan");

         (i) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities, except for dividends paid to the Company by its Subsidiaries;

         (j) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person (except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, the ownership of which does not expose the Company or its Subsidiaries to any liability from the business, operations or liabilities of such person);

         (k) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

         (l) made any or acquiesced with any change in any accounting methods, principles or practices except any changes required by changes in GAAP or regulatory requirements;

         (m) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with prudent banking practices; or

         (n) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section
3.10 in the future so that any such representation would not be true in all material respects as of the Closing.

         SECTION 3.11 COMPANY INDEBTEDNESS. The Company has delivered to Compass true and complete copies of all loan documents ("Company Loan Documents") related to indebtedness under notes and debentures of the Company and its Subsidiaries, other than deposits ("Company Indebtedness"), and made available to Compass all material correspondence concerning the status of Company Indebtedness.

         SECTION 3.12 LITIGATION. Except as set forth on Schedule 3.12, there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or involving any of their respective properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Company will notify Compass immediately in writing of any Proceedings against the Company or its Subsidiaries.

         SECTION 3.13 TAX MATTERS. The Company and its Subsidiaries have duly filed all tax returns that they were required to file (the "Filed Returns"). All such Filed Returns were correct and complete in all material respects. The Company and its Subsidiaries have paid, or have established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any tax return. With respect to the periods for which returns have not yet been filed, the Company and its Subsidiaries have established adequate reserves determined in accordance with GAAP for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in Schedule 3.13, the Company and its Subsidiaries have no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. There are no liens for any taxes on any assets of the Company or its Subsidiaries, except for liens for taxes not yet due or for taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as set forth on Schedule 3.13, the Company has not entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of the Company or the Bank or similar arrangement with its other Subsidiaries. Set forth on Schedule 3.13 are the dates of filing of all Filed Returns for all fiscal years since and including January 1, 1990 and any amendments thereto which relate to federal or state income or franchise taxes. Neither the Company nor its Subsidiaries have filed any Internal Revenue Service ("IRS") Forms 1139 (Application for Tentative Refund). Except as set forth on Schedule 3.13, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of the Company or its Subsidiaries, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax assessment or deficiency against the Company or its Subsidiaries for any period. The Company and its Subsidiaries have withheld and paid over all taxes to the proper governmental authorities all amounts required to be so withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Company and its Subsidiaries are neither obligated to make any payments nor are they parties to any agreement that under certain circumstances could obligate them to make any payments that will not be deductible under Section 280G of the Code. Except as disclosed in Schedule 3.13, the Company and its Subsidiaries have never agreed to make, nor is the Company or its Subsidiaries required to make, any adjustment under Section 481(a) of the Code by reason of a change in the method of accounting or otherwise. The Company and its Subsidiaries have not, with regard to any assets held, acquired or to be acquired, filed a consent to the application of Section 341(f) of the Code. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the taxes of any person (other than any of the Company and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The Company (and any predecessor of the Company) has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times since January 1, 1998, and the Company will be an S corporation up to and including the Effective Time. Schedule 3.13 identifies each Subsidiary that is a "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code. Each Subsidiary so identified has been a qualified subchapter S subsidiary at all times since the date shown on such schedule up to and including the day before the Closing Date. Schedule 3.13 sets forth the Company"s liability under Section 1374 of the Code if its assets (or the assets of any qualified subchapter S subsidiary) were sold for their fair market value as of the Closing Date. Except as stated on Schedule 3.13, neither the Company nor any qualified subchapter S subsidiary of the Company has, in the past ten years, (i) acquired assets from any corporation in a transaction in which the Company's tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferror or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary. For the purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes. Neither the Company nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 3.14 EMPLOYEE BENEFIT PLANS. With respect to all employee benefit plans and programs in which employees of the Company or its Subsidiaries participate the following are true and correct:

         (a) Schedule 3.14(a) lists each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or its Subsidiaries or any entity which is a member of a controlled group or affiliated service group with the Company or any of its Subsidiaries under ERISA Section 4001 or Section 414 of the Code (such Subsidiaries and entities collectively, "ERISA Affiliates") or to which the Company or ERISA Affiliates contribute or are required to contribute, including any multiemployer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans") and sets forth (i) the amount of any liability of the Company or ERISA Affiliates for contributions more than thirty days past due with respect to each Welfare Benefit Plan as of the date hereof and as of the end of any subsequent month ending prior to the Closing and (ii) the annual cost attributable to each of the Welfare Benefit Plans; no Welfare Benefit Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Code and Sections 601-608 of ERISA;

         (b) Schedule 3.14(b) lists each "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by the Company or an ERISA Affiliate or to which the Company or ERISA Affiliates contribute or are required to contribute, including any multiemployer plan (as defined in Section 3(37) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

         (c) Schedule 3.14(c) lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, rabbi trusts, cafeteria plans, dependent care plans, all unfunded plans and any other employee benefit plans or programs, agreements, arrangements or commitments not required under a previous subsection to be listed (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Company or ERISA Affiliates (referred to as ("Other Programs");

         (d) All of the Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) and all Other Programs in all material respects comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA and the Code; all necessary governmental approvals relating to the establishment of the Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter has been obtained as to the qualification under the Code of each such Pension Benefit Plan and, except as set forth on Schedule 3.14(d), each material amendment thereto has been issued by the Internal Revenue Service (and nothing has occurred since the date of the last such determination letter which resulted in, or to the Company's knowledge is likely to result in, the revocation of such determination);

         (e) Each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program has been administered in compliance with the requirements of the Code, ERISA and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program have been timely filed;

         (f) To the Company's knowledge, on and after January 1, 1975, neither the Company, any Subsidiary, nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

         (g) Neither the Company nor any ERISA Affiliate is, or has been within the past five years, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has the Company or any ERISA Affiliate maintained or participated in any employee pension benefit plan (defined in Section 3(2) of ERISA) subject to the provision of Title IV of ERISA. In addition, neither the Company nor any ERISA Affiliate (i) is a party to a collective bargaining agreement, (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in
Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA);

         (h) True and complete copies of each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, the most recent application for a determination letter from the Internal Revenue Service with respect to each Pension Benefit Plan and Annual Reports on Form 5500 Series filed with any governmental agency for each Welfare Benefit

Plan, Pension Benefit Plan and Other Program for the three most recent plan years, as listed on Schedules 3.14(a), (b) and (c) have been furnished to Compass;

         (i) All Welfare Benefit Plans, Pension Benefit Plans, and Other Programs related trust agreements or annuity contracts (or any other funding instruments), are legally valid and binding and in full force and effect and there are no written agreements or, to the Company's knowledge, any oral agreements, regarding increases in benefits (whether expressed or implied) under any of these plans nor, to the Company's knowledge, any obligations, commitments or understandings to continue any of these plans, (whether expressed or implied) except as required by Section 4980B of the Code and Sections 601-608 of ERISA;

         (j) There are no claims pending with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than routine claims for plan benefits, and there is no litigation pending, or to the Company's knowledge, any disputes or litigation threatened with respect to any such plans;

         (k) Except as set forth on Schedule 3.14(k), no action has been taken, nor has there been a failure to take any action that would subject the Company or its Subsidiaries to any liability for any income, excise or other tax or penalty in connection with any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than for income taxes due with respect to benefits paid; and

         (l) Except as otherwise set forth in Schedule 3.14(l), neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment to be made by the Company or any ERISA Affiliate (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, director or consultant, or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan, or any Other Program.

         SECTION 3.15 EMPLOYMENT MATTERS. Except as disclosed on Schedule
3.15, neither the Company nor any Subsidiary is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. To the knowledge of the Company, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company or any Subsidiary, nor of any strikes, slowdowns, work stoppages, lockouts, or, to the Company's knowledge, threats thereof, by or with respect to any such employees. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and, to the Company's knowledge, neither the Company nor its Subsidiaries are engaged in any unfair labor practice. Compass Bank (as defined in Section 6.9 hereof) has entered into employment contracts with the individuals identified in Section
6.9 hereof.

         SECTION 3.16 LEASES, CONTRACTS AND AGREEMENTS. Schedule 3.16 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound which obligate or may obligate the Company or any Subsidiary for an amount in excess of $25,000 per lease, sublease, license, contract or agreement over the entire term of any such agreement or any leases, subleases, licenses, contracts and agreements with a current term of one year or longer (the "Contracts"). The Company has delivered to Compass true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of, agreements with Bank customers for trust services, or deposits by the Company or its Subsidiaries, but does include unfunded loan commitments and letters of credit issued by the Company or its Subsidiaries where the borrowers' total direct and indirect indebtedness to its Subsidiaries is in excess of $100,000. Except as set forth in Schedule 3.16, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Company or its Subsidiaries. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.16, all rent and other payments by the Company and its Subsidiaries under the Contracts are current, there are no existing defaults by the Company or its Subsidiaries under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default on the part of the Company or its Subsidiaries and, to the Company's knowledge, any other party. The Company and each of its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests imposed by the Company or any Subsidiary and, to the Company's knowledge, by any other person.

         SECTION 3.17 RELATED COMPANY TRANSACTIONS. Except as set forth on
Schedule 3.17, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates (including its Subsidiaries). Except as otherwise specifically defined in this Agreement, the term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         SECTION 3.18 COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.18, neither the Company nor any of its Subsidiaries (i) is in default in respect to or is in violation of any judgment, order, writ, injunction or decree of any court or (ii) is in default in respect to or is in violation in any material respect of any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, including (for purposes of illustration and not limitation) capital and FRB reserve requirements, capital ratios and loan limitations of the FRB, the FDIC or the State Director; and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Company or any of its Subsidiaries. The Company and its Subsidiaries have all permits, licenses, and franchises from governmental agencies required to conduct their businesses as they are now being conducted.

         SECTION 3.19 INSURANCE. The Company and its Subsidiaries have in effect the insurance coverage (including fidelity bonds) described in Schedule
3.19 and have had similar insurance in force for the last 5 years. Except as set forth on Schedule 3.19, there have been no claims under such fidelity bonds within the last 5 years and neither the Company nor its Subsidiaries have knowledge of any facts which would form the basis of a claim under such bonds. Neither the Company nor its Subsidiaries have any knowledge that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms. The Company has delivered to Compass true and accurate copies of the policies and declaration pages evidencing such insurance coverage.

         SECTION 3.20 LOANS. Each loan reflected as an asset in the Financial Statements is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles; provided, however, that no representation or warranty is made as to the collectibility of such loans. The Company's Subsidiaries do not have in their portfolios any loan exceeding their legal lending limit, and except as disclosed on Schedule 3.20, to the Company's knowledge, no Company Subsidiary has any significant delinquent, substandard, doubtful, loss, nonperforming or problem loans.

         SECTION 3.21 FIDUCIARY RESPONSIBILITIES. The Company and its Subsidiaries have performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner which complies in all respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

         SECTION 3.22 PATENTS, TRADEMARKS AND COPYRIGHTS. Except as set forth in Schedule 3.22, neither the Company nor its Subsidiaries require the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or any material trade secret for the business or operations of the Company or its Subsidiaries. The Company and its Subsidiaries own or are licensed or otherwise have the right to use the items listed in Schedule 3.22.


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


         SECTION 3.23 ENVIRONMENTAL COMPLIANCE. Except as set forth in
Schedule 3.23:

                  (a) The Company, its Subsidiaries and any Property owned or operated by any of them have been and are in compliance with all applicable Environmental Laws (as defined in Section 10.13(c)). There is no present event, condition or circumstance, or to the Company's knowledge, any past event, condition or circumstance that could (1) interfere with the conduct of the business of the Company or its Subsidiaries in the manner now conducted relating to such entity's compliance with Environmental Laws, (2) constitute a violation of, or serve as the basis of liability pursuant to, any Environmental Law or (3) which could have a Material Adverse Effect upon the Company or any Company Subsidiary;

                  (b) The Company, its Subsidiaries, and its Properties have not been, and are not now subject to any actual or, to the knowledge of the Company or any Subsidiary, potential or threatened Proceeding pursuant to any Environmental Law and neither the Company nor any Subsidiary has received any notice (whether from any regulatory body or private person) of any actual or alleged violation of, or liability pursuant to, any Environmental Law;

                  (c) There is no Controlled Property for which the Company or any Subsidiary is, or to its knowledge was, required to obtain any permit, license, or other authorization under RCRA, FWPCA, TSCA, CAA, or any state or local counterparts to any of the foregoing.

                  (d) Neither the Company nor any Company Subsidiary has generated any Hazardous Substances for which it was required under an Environmental Law to execute any hazardous waste disposal manifest;

                  (e) There are no underground or above ground storage tanks on or under any Property nor any Hazardous Substances (except for ACM) at, in, on, under or emanating from any Property in any quantity or concentration exceeding any standard or limit established pursuant to any Environmental Law;

                  (f) To the Company's knowledge, there is no asbestos containing material ("ACM") present in any Controlled Property except non-friable ACM which can be managed in place in compliance with Environmental Laws without air monitoring, removal or encapsulation and which is managed under and in compliance with an operations and maintenance program.

                  (g) For purposes of this Section 3.23 and Section 6.10, "Property" includes (1) any property (whether real or personal) which the Company or any Company Subsidiary currently or in the past has leased, operated or owned or managed in any manner including without limitation any property acquired by foreclosure or deed in lieu thereof ("Controlled Property") and (2) property now held as security for a loan or other indebtedness by the Company or any Company Subsidiary or property currently proposed as security for loans or other credit the Company or any Company Subsidiary is currently evaluating whether to extend or has committed to extend ("Collateral Property"). With respect to any Collateral Property, the representations of this Section 3.23 shall be limited to the knowledge of the Company. With respect to any past conditions, events, facts or circumstances concerning any Controlled Property which conditions, events, facts or circumstances existed or occurred prior to the earliest date of any leasehold interest, operation, ownership or management of such Controlled Property by the Company or any Company Subsidiary, the representations of this Section 3.23 shall be limited to the knowledge of the Company.

         SECTION 3.24 REGULATORY ACTIONS. Except as set forth on Schedule
3.24, there are no actions or proceedings pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or its Subsidiaries by or before the FRB, the FDIC, the State Director, the Environmental Protection Agency, the New Mexico Environmental Department or any other nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except as set forth on Schedule 3.24, neither the Company nor any of its Subsidiaries are subject to a formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over such entity. Neither the Company nor any of its Subsidiaries have taken or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval. Except as set forth in Schedule 3.24, the Company and its Subsidiaries have not received or been made aware of any complaints or inquiries under the Community Reinvestment Act, the Fair Housing Act, the Equal Credit Opportunity Act or any other state or federal anti-discrimination fair lending law and, to the knowledge of the Company and its Subsidiaries, there is no fact or circumstance that would form the basis of any such complaint or inquiry.

         SECTION 3.25 TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth on Schedule 3.25, the Company and each of its Subsidiaries has unencumbered, good, legal, and indefeasible title to all its properties and assets, real and personal, including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of for fair market value in the ordinary course of business and consistent with prudent banking practice since the date of the Financial Statements. Except as set forth on Schedule 3.25, the Company has a title policy in full force and effect from a title insurance company which, to the best of Company's knowledge, is solvent, insuring good and indefeasible title to all real property owned by the Company and its Subsidiaries in favor of the Company or its Subsidiaries, whichever is applicable. The Company has made available to Compass all of the files and information in the possession of the Company or its Subsidiaries concerning such properties, including, without limitation, any title exceptions shown in such policies which might affect indefeasible title or value of such property. The Company and its Subsidiaries each hold good and legal title or good and valid leasehold rights to all assets that are necessary for them to conduct their respective businesses as they are currently being conducted. Except as set forth on Schedule 3.25, no Property has been deed recorded or otherwise been identified in public records or should have been recorded or so identified as containing Hazardous Substances.

         SECTION 3.26 SHAREHOLDER LIST. The Company has provided to Compass prior to the date of this Agreement a list of the holders of Shares as of December 31, 1998 containing the names and number of Shares or such other securities held of record, which is accurate in all respects as of such date, and the Company will promptly, and in any event prior to the mailing of the Proxy Statement, advise Compass of any significant changes thereto. There are no holders of outstanding warrants, options, convertible debentures or other securities entitling the holders thereof to acquire Shares.

         SECTION 3.27 PROXY STATEMENT. None of the information supplied or to be supplied by the Company or its Subsidiaries, or, to the knowledge of the Company, their respective directors, officers, employees or agents for inclusion in:

         (a)      the Proxy Statement; or

         (b) any registration statement or other documents to be filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated hereby, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of Company;

will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that the Company or any of its Subsidiaries is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

         SECTION 3.28 DISSENTING SHAREHOLDERS. The Company and its Subsidiaries have no knowledge of any plan or intention on the part of any Company shareholders to make written demand for payment of the fair value of such Shares in the manner provided in Section 53-15-4 of the BCA.

         SECTION 3.29 TAKEOVER LAWS. This Agreement and the Merger contemplated hereby are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of New Mexico.

         SECTION 3.30 EMPLOYEE STOCK OPTIONS. Except as set forth on Schedule 3.30, there are no Company employee stock option plans or provisions in any other plan, program, or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary.

         SECTION 3.31 ACCOUNTING MATTERS. All information, documents, and statements provided by the Company to KPMG and/or KPMG Peat Marwick LLP for purposes of delivery of a letter to Compass confirming the availability of pooling of interests accounting for the Merger were true, correct and complete to the knowledge of the Company. From and after July 21, 1999 neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit D hereto.

         SECTION 3.32 YEAR 2000 REPRESENTATION. All software, firmware, hardware, equipment, microprocessing chips and other data processing devices and services (both as a recipient and as a provider), capabilities and facilities utilized by, and material to the business operations or financial condition of, the Company and its Subsidiaries are or will be able to record and process all calendar dates (whether before, in or after the year 2000) correctly with four-digit year processing and will be able to communicate with other applicable systems to accept two-digit year date data in a manner that resolves any ambiguities as to century in a properly defined manner (collectively, "Year 2000 Compliant"). The Company and its Subsidiaries have adequately assessed the Year 2000 Compliant status of all vendors, suppliers, service providers, customers and business partners or venturers ("Critical Third Parties") whose goods, services or business activities are material to the business operations or financial condition of the Company or its Subsidiaries. The Company and its Subsidiaries have developed adequate contingency plans to prevent material loss to or liability of the Company and its Subsidiaries in the event the Company's or its Subsidiaries' property or services or any Critical Third Party (or their respective critical suppliers, vendors, service providers, customers and business partners and venturers) fails to be Year 2000 Compliant. The Company has contingency plans for cash availability and liquidity sources.

         SECTION 3.33 REPRESENTATIONS NOT MISLEADING. No representation or warranty by the Company in this Agreement, nor any statement, summary, exhibit or schedule furnished to Compass or Merger Sub by the Company or its Subsidiaries under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                                   OF COMPASS

         Compass hereby makes the representations and warranties set forth in this Article IV to the Company.

         SECTION 4.1      ORGANIZATION AND AUTHORITY.

         (a Compass is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. True and complete copies of the Certificate of Incorporation and Bylaws of Compass have been delivered to the Company.

         (b Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended, and in good standing under all laws, rules and regulations applicable to bank holding companies. Compass is duly qualified or licensed and in good standing in each jurisdiction which requires such qualification where it owns or leases properties or conducts business.

         SECTION 4.2 AUTHORITY RELATIVE TO AGREEMENT. Compass has full corporate power and authority and no further corporate proceedings on the part of Compass are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by Compass' Board of Directors. This Agreement has been duly executed and delivered by Compass and is a duly authorized, valid, legally binding and enforceable obligation of Compass, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such approval of regulatory agencies and other governmental authorities having authority over Compass as may be required by statute or regulation. Compass is not in violation of or default under its Certificate of Incorporation or By-Laws or any agreement, document or instrument under which Compass is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Compass or any of its Subsidiaries, the violation or breach of which could have a Material Adverse Effect on Compass and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.2, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the FRB, the FDIC, and the State Director will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass, or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Compass pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Compass is a party or by which any of its assets or properties are bound. Except as set forth on Schedule 4.2, there are no proceedings pending or, to the knowledge of Compass, threatened, against Compass, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Company or its

Subsidiaries on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 4.2, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Compass will not be terminated or impaired by reason of the execution, delivery or performance by Compass of this Agreement or consummation by Compass of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

         SECTION 4.3 FINANCIAL REPORTS. Compass has previously furnished the Company a true and complete copy of (i) the 1998 Annual Report to Shareholders, which report (the "Compass 1998 Annual Report") includes, among other things, consolidated balance sheets of Compass and its Subsidiaries as of December 31, 1998 and 1997, the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996 and
(ii) Compass' quarterly report on Form 10-Q for the quarter ended March 31 (the "Quarterly Report") which report includes among other things unaudited balance sheets of Compass and its Subsidiaries as of March 31, 1999 and 1998, respectively, and the related unaudited consolidated statements of income and cash flows for the three-month periods ending March 31, 1999 and 1998. The financial statements contained in the Compass 1998 Annual Report and such Quarterly Report have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated balance sheets of Compass and its subsidiaries as of December 31, 1998 and 1997 contained in the Compass 1998 Annual Report fairly present the consolidated financial condition of Compass and its Subsidiaries as of the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Compass and its Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. The unaudited consolidated financial statements of Compass and its Subsidiaries as of March 31, 1999 and 1998, contained in Compass' Quarterly Report, fairly present the financial condition, the results of the operations and changes in cash flows thereof as of such dates and for the periods indicated. For the purposes of this Agreement, all financial statements referred to in this Section 4.3 shall be deemed to include any notes to such financial statements. Compass has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Compass 1998 Annual Report or Compass' Quarterly Report is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.4 CAPITALIZATION. The shares of Compass Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of April 30, 1999, Compass had 113,540,566 shares of common stock, $2.00 per share par value, issued and outstanding. None of the shares of Compass Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Compass Common Stock except as contemplated hereby.

         SECTION 4.5 CONSENTS AND APPROVALS. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Compass in connection with the execution, delivery and performance by Compass of this Agreement and the transactions contemplated hereby or the resulting change in control of the Company and its Subsidiaries, except the filing of Articles of Merger under the BCA, and such approvals as may be required from the SEC, the FRB, the State Director, the Superintendent and the FDIC.

         SECTION 4.6 PROXY STATEMENT. None of the information supplied or to be supplied by Compass, or, to the knowledge of Compass, its directors, officers, employees or agents for inclusion in:

         (a       the Proxy Statement; or

         (b any registration statement, including the Registration Statement, or other documents to be filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated herein, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of the Company;

will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Compass is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

         SECTION 4.7 AVAILABILITY OF COMPASS COMMON STOCK. Compass has available a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration, and Compass will not take any action, affirmative or otherwise, during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration.

         SECTION 4.8 REGULATORY APPROVALS. Compass has no reason to believe that it will not be able to obtain any and all approvals required from the SEC, the FRB, the State Director, the Superintendent and the FDIC in a timely fashion.

         SECTION 4.9 REPRESENTATIONS NOT MISLEADING. No representation or warranty by Compass in this Agreement, nor any statement or exhibit furnished to the Company under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

         SECTION 5.1 AFFIRMATIVE COVENANTS OF THE COMPANY. For so long as this Agreement is in effect, the Company shall, and shall use its best efforts to cause its Subsidiaries (collectively, the "Acquired Companies") to, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

         (a operate and conduct the businesses of the Acquired Companies in the ordinary course of business, which includes for this purpose the matters referred to in Section 3.10(h), and consistent with prudent banking practices;

         (b preserve intact the Acquired Companies' corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

         (c comply with all material contractual obligations applicable to the Acquired Companies' operations;

         (d maintain all the Acquired Companies' properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 3.19 (which shall list all Property insured by such coverages) or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by the Acquired Companies and consistent with the existing insurance coverages;

         (e in good faith and in a reasonable manner (i) cooperate with Compass and Merger Sub in satisfying the conditions in this Agreement, (ii) assist Compass and Merger Sub in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass and Merger Sub and the Company (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Company and any governmental agency or other third party, (iii) upon the written request of Compass, furnish information concerning the Acquired Companies not previously provided to Compass required for inclusion in any filings or applications that may be necessary in that regard and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest date that is reasonably possible;

         (f timely file with the FRB, the State Director, and the FDIC, all financial statements and other reports required to be so filed by any of the Acquired Companies and to the extent permitted by applicable law, promptly thereafter deliver to Compass copies of all financial statements and other reports required to be so filed;

         (g comply in all material respects with all applicable laws and regulations, domestic and foreign;

         (h promptly notify Compass upon obtaining knowledge of any default, event of default or condition with which the passage of time or giving of notice would constitute a default or an event of default under the Company Loan Documents and promptly notify and provide copies to Compass of any material written communications concerning the Company Loan Documents;

         (i between the date of this Agreement and Closing, promptly give written notice to Compass upon the Company's obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Company contained in this Agreement to be untrue or misleading in any material respect;

         (j deliver to Compass a list (Schedule 5.1(j)), dated as of the Effective Time, showing (i) the name of each bank or institution where the Acquired Companies have accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

         (k deliver to Compass a list (Schedule 5.1(k)), dated as of the Closing, showing all known liabilities and obligations of the Acquired Companies, except those arising in the ordinary course of their respective businesses, incurred since the Balance Sheet Date, certified by an executive officer of Company;

         (l shall comply with ERISA, the Code and the Western Bank, Albuquerque, New Mexico Employee Stock Ownership Plan and Trust Agreement, as amended and restated, in connection with the transaction contemplated herein, including without limitation, requirements regarding pass-through voting;

         (m shall continue to have contingency plans for cash availability and liquidity sources;

         (n promptly notify Compass of any material change or inaccuracies in any data previously given or made available to Compass or Merger Sub pursuant to this Agreement; and

         (o provide access, to the extent that the Company or its Subsidiaries have the right to provide access, to any or all Controlled Property (as defined in Section 3.23), upon notice and during normal business hours without causing undue interruption of normal activities on the premises, so as to enable Compass to physically inspect any structure or components of any structure on such Property, including without limitation surface and subsurface testing and analyses.

         SECTION 5.2 NEGATIVE COVENANTS OF THE COMPANY. Except with the prior written consent of Compass (not to be unreasonably withheld) or as otherwise specifically permitted by this Agreement, the Company will not and will use its best efforts not to permit the Bank, or any other Subsidiary of the Company, to, from the date of this Agreement to the Closing:

         (a  make any amendment to its articles of incorporation or bylaws;

         (b make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Compass;

         (c make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

         (d contract to create any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with prudent banking practices;

         (e contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent), except in the ordinary course of business and consistent with prudent banking practices;

         (f cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and consistent with prudent banking practices;

         (g sell any real estate owned as of the date of this Agreement or acquired thereafter, which real estate qualifies as "other real estate owned" under accounting principles applicable to it, except in the ordinary course of business and consistent with prudent banking practices and applicable banking laws and regulations;

         (h dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

         (i except as set forth on Schedule 3.10 and except for regular salary increases granted in the ordinary course of business within the Company or its Subsidiaries' 1999 budgets and consistent with prior practices, grant any increase in compensation or directors' fees, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

         (j declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock, other than
(i) dividends from the Company's Subsidiaries to the Company and (ii) the payment of dividends and distributions consistent with the Company's 1998 dividend and distribution payments and subject to Section 6.15; provided that the Company may pay a dividend or distribution based on a calendar month rather than a calendar quarter to facilitate Closing);

         (k except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any person;

         (l make any capital expenditure in excess of $25,000 or a series of capital expenditures of a similar nature in excess of $100,000 in the aggregate;

         (m make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business consistent with prudent banking practices, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;

         (n except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;

         (o except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Company or any of its Subsidiaries;

         (p issue any certificates of deposit except in the ordinary course of business and in accordance with prudent banking practices;

         (q make any investments except in the ordinary course of business and in accordance with prudent banking practices;

         (r modify, amend, waive or extend either the Company Loan Documents or any rights under such agreements;

         (s modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan, or participation is made in the ordinary course of business, consistent with the Company's present loan policy, and in accordance with prudent banking practices;

         (t sell or contract to sell any part of the Company's or its Subsidiaries' principal business premises;

         (u  change any fiscal year or the length thereof;

         (v knowingly take or agree to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit D hereto; or

         (w  prepay in whole or in part the Company Indebtedness; or

         (x enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of the Company and its directors and its Subsidiaries under this Agreement or any related written agreement. Nothing contained in this Section
5.2 or in Section 5.1 is intended to influence the general management or overall operations of the Company or its Subsidiaries in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.

                                   ARTICLE VI.

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 ACCESS TO, AND INFORMATION CONCERNING, PROPERTIES AND RECORDS. During the pendency of the transactions contemplated hereby, the Company shall, to the extent permitted by law, give Compass, its legal counsel, accountants and other representatives full access, during normal business hours, upon reasonable notice, throughout the period prior to the Closing, to all of the Company's and its Subsidiaries' properties, books, contracts, commitments and records, permit Compass to make such inspections (including without limitation physical inspection of the surface and subsurface of any property thereof and any structure thereon) as they may require and furnish to Compass during such period all such information concerning the Company and its Subsidiaries and their affairs as Compass may reasonably request. All information disclosed by the Company to Compass which is not in the public domain is confidential and may be disclosed only to the extent counsel to Compass has advised it such information is required to or should be disclosed in filings with regulatory agencies or governmental authorities or in proxy materials delivered to shareholders of the Company and after prior notice to the Company or its counsel. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Company, Compass agrees to destroy or return to the Company all copies of such confidential information. Until the Closing, Compass agrees to provide the Company with copies of all of the periodic filings filed by Compass after the date hereof with the SEC pursuant to Section 13(a) of the Exchange Act, including, but not limited to, all Forms 8-K, Forms 10-Q and Forms 10-K.

         SECTION 6.2 FILING OF REGULATORY APPROVALS. As soon as reasonably practicable, Compass shall file all notices and applications to the FRB, the Superintendent and the State Director which Compass deems necessary or appropriate to complete the transactions contemplated herein, including the merger of the Bank and Compass Bank ("Compass Bank"). Compass will deliver to the Company, and the Company will deliver to Compass, copies of all non-confidential portions of any such applications.

         SECTION 6.3 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Agreement, and conditioned on the other party not being in material default of any of its obligations under this Agreement, Compass and the Company agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Compass and the Company shall use their respective best efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

         SECTION 6.4 COMPANY INDEBTEDNESS. Prior to the Effective Time, the Company shall pay all regularly scheduled payments on all Company Indebtedness and shall cooperate with Compass in taking such actions as are reasonably appropriate or necessary in connection with the redemption, prepayment, modification, satisfaction or elimination of any outstanding indebtedness of the Company or its Subsidiaries with respect to which a consent is required to be obtained to effectuate the Merger and the transactions contemplated by this Agreement and has not been so obtained.

         SECTION 6.5 BEST GOOD FAITH EFFORTS. All parties hereto agree that the parties will use their best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein, to prepare and file the Proxy Statement and Registration Statement, and to satisfy the other conditions to Closing contained herein. Compass agrees to advise the Company promptly after Compass receives notice thereof, of the time when the Registration Statement has become effective or any amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Compass Common Stock for offering for sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose or of any comment letter from the SEC regarding the Registration Statement.

         SECTION 6.6 EXCLUSIVITY. The Company shall not solicit, entertain or negotiate with respect to any offer to acquire the Company or any of its Subsidiaries from any other person. During the term of this Agreement, neither the Company nor any of its Subsidiaries shall provide information to any other person in connection with a possible acquisition of the Company or any of its Subsidiaries. Immediately upon receipt of any such unsolicited offer, the Company will communicate to Compass the terms of any proposal or request for information and the identity of parties involved.

         SECTION 6.7 PUBLIC ANNOUNCEMENT. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual agreement of the Company and Compass.

         SECTION 6.8 EMPLOYEE BENEFIT PLANS. Compass presently intends that, after the Effective Time, Compass, the Company and its Subsidiaries will not make additional contributions to the employee benefit plans that were sponsored by the Company or an ERISA Affiliate immediately prior to the Effective Time. Compass agrees that the employees of the Company and its Subsidiaries who are retained as employees of Compass or Compass Bank will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Compass and its affiliates, in accordance with the respective terms of such plans and programs, and Compass shall take all actions necessary or appropriate to facilitate coverage of the Company's and its Subsidiaries' employees in such plans and programs from and after the Effective Time, subject to the following:

         (i) Employee Welfare Benefit Plans and Programs: Each employee of the Company and its Subsidiaries retained by Compass will be entitled to credit for prior service with the Company and its Subsidiaries for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than those described in subparagraph (ii) below and any stock option plans) sponsored by Compass to the extent the Company or any of its Subsidiaries sponsored a similar type of plan which the Company or Subsidiary employee participated in immediately prior to the Effective Time. To the extent permitted under Compass' existing insurance contracts, any preexisting condition exclusion applicable to such plans and programs shall be waived with respect to any such Company or Subsidiary employee. For purposes of determining each Company or Subsidiary employee's benefit for the year in which the Merger occurs under the Compass vacation program, any vacation taken by a Company or Subsidiary employee preceding the Effective Time for the year in which the Merger occurs will be deducted from the total Compass vacation benefit available to such employee for such year. Compass agrees that for purposes of determining the number of vacation days available with respect to each Company employee for the year in which the Merger occurs, that the number of vacation days for such year shall be determined under the Company or its Subsidiaries vacation policies in effect as of March 31, 1999.

         (ii) Employee Pension Benefit Plans: Each Company and Subsidiary employee retained by Compass shall be entitled to credit for past service with the Company and its Subsidiaries for the purpose of satisfying any eligibility or vesting periods applicable to the Compass employee pension benefit plans which are subject to Sections 401(a) and 501(a) of the Code (including, without limitation, the Compass 401(k)/ESOP Plan). Notwithstanding the foregoing, Compass shall not grant any prior years of service credit to employees of the Company and its Subsidiaries with respect to any defined benefit pension plans sponsored (or contributed to) by Compass; instead, Company and Subsidiary employees shall be treated as newly hired employees of Compass as of the date following the Effective Time for purposes of determining eligibility, vesting and benefit accruals thereunder.

         On or before, but effective as of the Effective Time, the Company and its ERISA Affiliates may take such actions as may be necessary to cause each individual employed by the Company and its Subsidiaries immediately prior to the Effective Time to have a fully vested and nonforfeitable interest in such employee's account balance under the 401(k) plan sponsored by the Company as of the Effective Time.

         SECTION 6.9 MERGER OF BANK. Compass presently intends to cause the
Bank to merge into Compass Bank immediately after the Effective Time, and the Company agrees to cause the Bank and its other Subsidiaries to execute documents and take actions (conditioned on the Merger being effective) and otherwise cooperate with Compass during the time the Merger transaction is pending in order to facilitate such merger of the Bank into Compass Bank immediately after the Closing. Immediately following the Effective Time, William T. Fietz, W. Michael Fietz, Jason Shaffer, John D. Stewart and David E. Wintermute shall be appointed officers of Compass Bank in accordance with the employment agreements executed between Compass Bank and such persons.

         SECTION 6.10 ENVIRONMENTAL INVESTIGATION; RIGHT TO TERMINATE
                       AGREEMENT.

                  (a Compass and its consultants, agents and representatives, shall have the right, at the sole cost and expense of Compass, to the same extent that the Company and its Subsidiaries have such right, but not the obligation or responsibility, to inspect any Controlled Property, including, without limitation, for the purpose of conducting asbestos surveys and sampling, and other environmental assessments and investigations ("Environmental Inspections"). Compass' right to conduct Environmental Inspections shall include the right to sample and analyze air, sediment, soil and groundwater of any Controlled Property to the same extent that the Company or its Subsidiaries have such right. Compass may conduct such Environmental Inspections, at its sole cost and expense, subject to Section 6.10(c) below.

                  (b Using an approach and scope which is equivalent to the environmental policies of Compass, the Company and its Subsidiaries shall cause to be performed, and subsequently evaluate the results of, an environmental investigation of any Property acquired, leased, foreclosed, managed or controlled by the Company or its Subsidiaries, or in which the Company or its Subsidiaries acquired or acquires a security interest in connection with a loan transaction commenced after the date hereof, in each case between the date hereof and the Closing Date, and the scope and results of which shall be acceptable to Compass in its sole reasonable discretion.

                  (c Compass shall notify the Company of any Environmental Inspections of Controlled Property which it intends to conduct, and the Company may place reasonable restrictions on the time of such inspections. Upon Compass' notification to the Company of the Controlled Property upon which it intends to conduct such physical inspections, the Company and its

Subsidiaries shall notify the owner of such Controlled Property and use their best efforts to secure access to such Controlled Property for Compass. Compass shall notify the Company on or prior to the 102nd day after the date hereof of any Controlled Properties that, in the sole discretion of Compass, are not acceptable and require further assessment, remediation, correction, or monitoring ("Environmental Response").

                  (d (1) With respect to any Controlled Property that Compass has notified the Company is not acceptable and requires Environmental Response, the Company shall promptly cause the preparation of a remediation plan acceptable to Compass, and use best efforts to obtain approval of such remediation plan by the New Mexico Environmental Department or any other appropriate governmental authority ("Environmental Regulatory Authority"), if approval is necessary, and implement the same on or prior to Closing.

                      (2) Notwithstanding the foregoing, and without limiting any rights of Compass to terminate this Agreement, the Company shall not be obligated to incur aggregate expenditures in excess of $500,000 in connection with Environmental Response, preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties.

                  (e) Each party hereto agrees to indemnify and hold harmless the other party for any claims for damage to the Controlled Property or injury or death to persons in connection with any Environmental Inspection of the Controlled Property to the extent such damage, injury or death is directly attributable to the negligent actions or negligent omissions of such indemnifying party. Compass shall have no liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection. If this Agreement is terminated, then except as otherwise required by law, Compass shall have no obligation to make any reports to any governmental authority of the results of any Environmental Inspection, but such reporting shall remain the responsibility of and within the discretion of the Company. Compass shall have no liability to the Company or its Subsidiaries for making any report which it is required to make by law of such results to any governmental authority.

                  (f) Compass shall have the right to terminate this Agreement in the following circumstances:

                      (i) the factual substance of any warranties set forth in
Section 3.23 is not true and accurate irrespective of the knowledge or lack of knowledge of the Company, and losses, damages, Environmental Response costs, liabilities (INCLUDING WITHOUT LIMITATION STRICT LIABILITIES), fines, penalties, costs and expenses which might arise therefrom could reasonably be expected to exceed $500,000.

                      (ii) if the Environmental Inspection identifies any past or present event, condition or circumstance that, based on the estimates of the environmental professionals referred to in this Section 6.10, may currently or in the future require expenditures by the Company or its

Subsidiaries, in connection with (1) Environmental Response of any Controlled Property (including without limitation eventual removal of asbestos-containing material), (2) preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties or, (3) any violations of applicable Environmental Laws, which expenditures individually or in the aggregate may exceed $500,000;

                      (iii) Compass is not permitted to conduct an Environmental Inspection of any Controlled Property to the extent it deems appropriate, consistent with the provisions of Section 6.10(a) and (c); or

                      (iv) If on or before Closing, for each Controlled Property identified by Compass as unacceptable and requiring Environmental Response, the Company does not deliver to Compass written evidence acceptable to Compass that the Company has used best efforts to develop a remediation plan approved by the applicable Environmental Regulatory Authority, and implemented the same.

         (g) The Company agrees to make available to Compass and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, without limitation, the results of all other environmental inspections and surveys. The Company also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Compass and shall be entitled to certify the same in favor of Compass and its consultants, agents and representatives in such a manner which will entitle Compass to rely upon such reports and make all other data available to Compass and its consultants, agents and representatives. At the written request of the Company, Compass agrees to provide the Company with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections.

         SECTION 6.11 PROXIES. The Company acknowledges that the persons listed in Schedule 6.11 have agreed that they will vote the Shares owned by them in favor of this Agreement and the transactions contemplated hereby, subject to required regulatory approvals, and that they will retain the right to vote such Shares during the term of this Agreement and have given Compass a proxy to vote such Shares in favor of the Merger if they should fail to do so, pursuant to a Voting Agreement and Irrevocable Proxy in substantially the form attached hereto as Exhibit E.

         SECTION 6.12 EXCHANGE AGREEMENT. At or immediately after the Closing, the Company and Compass agree to enter into, and Compass agrees to cause Merger Sub to enter into, the Exchange Agreement with the Exchange Agent, or if the Exchange Agent refuses to serve as exchange agent, such other exchange agent as shall mutually agreed to by the Company and Compass.

         SECTION 6.13 DIRECTOR AND OFFICER INDEMNIFICATION. (a) Following the Effective Time and for a period of six years thereafter, Compass shall indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and its Subsidiaries against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that the Company or its Subsidiaries is permitted to indemnify (and advance expenses to) its directors, officers and employees under the laws of the State of New Mexico, the Articles of Incorporation and Bylaws of the Company and its Subsidiaries, and indemnification agreements between the Company and its Subsidiaries and its directors and officers, as in effect on the date hereof. The indemnification provisions currently contained in the Articles of Incorporation and Bylaws and such indemnification agreements of the Company and its Subsidiaries shall not be amended after the date hereof.

         (b) Any determination which must be made as to whether an officer's, director's or employee's conduct complies with the standards required for indemnification under the Articles of Incorporation or Bylaws of the Company or the Bank shall be made by special legal counsel. Such special legal counsel shall be selected by Compass subject to the reasonable approval of such officer, director, or employee, shall be paid by Compass or Compass Bank, and shall not be counsel that provides material services to Compass, Compass Bank, or the person seeking indemnification.

         (c) Compass agrees that the Company and its Subsidiaries may obtain Atail coverage' or extended reporting period coverage under existing director's and officer's liability policies or other similar coverage for a period of six years following the Effective Time; provided, however, that the premium expense for such coverage shall not exceed $150,000 in the aggregate.

         (d) Any officer, director or employee claiming indemnification under this Section 6.13 shall, promptly upon learning of any claim, action, suit, proceeding or investigation that may be subject to indemnification, notify Compass thereof. Failure to notify Compass promptly shall not effect Compass' or obligations under this Section 6.13 unless and except to the extent Compass or Compass Bank is actually prejudiced as a result of such failure.

         (e) If Compass or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Compass under this Agreement shall assume the obligations set forth in this Section 6.13.

         SECTION 6.14     CERTAIN TAX MATTERS.

                  (a)      TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE.

                  Compass shall prepare or cause to be prepared and file or cause to be filed all tax returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. To the extent permitted by applicable law, the shareholders of the Company ("Shareholders") shall include any income, gain, loss, deduction or other tax items for such periods on their respective individual tax returns in a manner consistent with the Schedule K-1s prepared by Compass for such periods. Except for any accounting method changes pursuant to applications that are approved by the IRS and reflected in Schedule 3.13, all tax returns described in this Section 6.14(a), in the absence of a controlling change in law or circumstance, shall be prepared on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which tax returns involving similar tax items have been filed.

         (b)      COOPERATION ON TAX MATTERS.

                  Compass, the Company and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section 6.14 and any audit, litigation, or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Shareholders agree (i) to retain all books and records with respect to tax matters relevant to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Compass or the Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Shareholders, as the case may be, shall allow the other party to take possession of such books and records. Compass, the Company and the Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (c)      TAX SHARING AGREEMENTS.

                  All tax sharing agreements or similar agreements with respect to or involving the Company and its Subsidiaries shall be terminated as of the Effective Time, and, after the Effective Time, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder, except that the Shareholders shall be entitled to tax distributions for income that is taxable to them up to the Effective Time.

         (d)      CERTAIN TAXES.

                  All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the Merger), shall be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, Compass will, and will cause its affiliates to, join in the execution of any such tax returns and other documentation.

         SECTION 6.15 DIVIDENDS. After the date of this Agreement, the Company shall coordinate with Compass the payment of dividends with respect to Compass Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Compass Common Stock and Company Common Stock shall not receive two dividends as a result of the parties entering into this Agreement for any single calendar quarter with respect to their shares of Company Common Stock or any shares of Compass Common Stock that any such holder receives in exchange for such shares of Company Common Stock in the Merger.

         SECTION  6.16 YEAR 2000 INVESTIGATION; RIGHT TO TERMINATE AGREEMENT.

                  (a Using an approach and scope which is equivalent to the Year 2000 risk management policies and procedures for Year 2000 credit exposure of Compass previously delivered to the Company ("Year 2000 Inspection"), the Company and its Subsidiaries shall cause to be performed, and subsequently evaluate the results of, a Year 2000 Inspection of (i) borrowers with individual or aggregate relationships equaling or exceeding the Applicable Year 2000 Threshold and (ii) municipal issuers of investment securities where the investment in the securities of any one municipal issuer equals or exceeds $125,000, in each case between the date hereof and the Closing Date, and the scope and results of which shall be acceptable to Compass in its sole reasonable discretion. For purposes of this Section 6.16 the "Applicable Year 2000 Threshold" shall mean $500,000 for commitments in targeted industries in accordance with Compass policies, $500,000 for borrowers in industries that are concluded to have high or medium risk profiles in accordance with the Compass policies, and $1,000,000 for all other commitments.

                  (b The Company shall provide to Compass on or before September 30, 1999, its initial assessment of all borrowers and issuers subject to Year 2000 Inspections.

                  (c The Company shall use its best efforts to remediate any borrowers or issuers subject to Section 6.16(a) which are assessed as high risk as a result of Year 2000 Inspections.

                  (d) The Company agrees to (i) charge-off in 1999 securities with respect to issuers, and (ii) add in 1999 to the Company's and its Subsidiaries' loan loss reserves 110% of the collateral deficit for borrowers, as to each such issue or loan determined to be high risk and of uncertain collectibility and are not capable of remediation each as a result of Year 2000 Inspections. The borrowers and the amount of the collateral deficit for any such borrower shall be determined jointly between the Company and Compass, each party to be reasonable in its making a determination.

                  (e) A Material Adverse Effect shall be deemed to have occurred in the event the Company and its Subsidiaries do not comply with the provisions of Section 6.16(a), (b), (c), or (d).


                                  ARTICLE VII.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) the receipt of regulatory approvals which approvals shall not have imposed any condition or requirement which in the reasonable judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by this Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration of any applicable waiting period with respect thereto;

         (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

         (c) the approval of the Merger by the Company's shareholders entitled to vote at the Shareholders' Meeting; and

         (d) a registration statement covering the Compass Common Stock to be issued in the Merger shall be effective under the Securities Act and any applicable state securities or "blue sky" acts and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose, or any proceedings under the SEC or applicable state securities authorities rules with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any applicable state securities or blue sky authorities.

         SECTION 7.2 CONDITIONS TO THE OBLIGATIONS OF COMPASS AND MERGER SUB TO EFFECT THE MERGER.

         The obligations of Compass and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) all representations and warranties of the Company shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

         (b) the Company shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time;

         (c) there shall not have occurred a Material Adverse Effect with respect to the Company or its Subsidiaries;

         (d) the directors of the Company and its Subsidiaries shall have delivered to Compass an instrument in the form of Exhibit I attached hereto dated the Effective Time releasing the Company and its Subsidiaries from any and all claims of such directors (except as to their deposits and accounts, accrued and deferred compensation, their rights under Sections 6.14 and 6.15 to the extent such persons are holders of Company Common Stock and as to their rights of indemnification pursuant to Section 6.13 and the Articles of Incorporation or Bylaws of the Company and the Bank) and shall have delivered to Compass their resignations as directors of the Company and its Subsidiaries;

         (e) the officers of the Company and its Subsidiaries shall have delivered to Compass an instrument in the form of Exhibit I attached hereto dated the Effective Time releasing the Company and its Subsidiaries from any and all claims of such officers (except as to deposits and accounts and accrued and deferred compensation permitted by their respective agreements with the Company or its Subsidiaries, their rights under Sections 6.14 and 6.15 to the extent such persons are holders of Company Common Stock and as to their rights of indemnification pursuant to Section 6.13 and the Articles of Incorporation or Bylaws of the Company and the Bank);

         (f) Compass shall have received the opinions of counsel to the Company acceptable to it as to the matters set forth on Exhibit F attached hereto;

         (g) the holders of the lesser of no more than (i) 10% of the Shares or
(ii) such number of Shares that shall not disqualify the Merger for pooling-of-interests accounting treatment, shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

         (h) Compass shall have received a letter from KPMG Peat Marwick, LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement;

         (i) the aggregate principal amount of all Company Indebtedness shall not exceed $800,000;

         (j) Compass shall have received from holders of the Company's capital stock receiving at least 50% of the total Merger Consideration a representation that they have no present plan or intention to sell or otherwise dispose of (i) shares of the Company prior to and in connection with the Merger to the Company or any party related to the Company or Compass and (ii) shares of Compass Common Stock received in the Merger to Compass or any party related to Compass.

         (k) Compass shall have received an opinion of counsel satisfactory to it on the basis of certain facts, representations, and opinions set forth in such opinion to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon and may incorporate by reference representations and covenants, including those contained in certificates of officers and/or directors of Compass, Merger Sub, the Company and others;

         (l) the Company shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of the Company of which the Company has knowledge from and including the date of this Agreement through the Effective Time;

         (m) Compass shall have determined, in its reasonable judgment, that the liabilities and obligations set forth on Schedule 5.1(k) do not have a Material Adverse Effect;

         (n) the Company shall have accrued all professional fees incurred in connection with this transaction in 1999;

         (o) all software, firmware, hardware, equipment, microprocessing chips and other data processing devices and services (both as a recipient and as a provider), capabilities and facilities utilized by, and material to the business operations or financial condition of, the Company and its Subsidiaries shall have been able to record and process all calendar dates since the date of this Agreement correctly with four-digit year processing and shall have been able to communicate with other applicable systems to accept two-digit year date data in a manner that resolves any ambiguities as to century in a properly defined manner;

         (p) all Critical Third Parties of the Company and its Subsidiaries are Year 2000 Compliant in all material respects;

         (q) the Company shall have provided that there shall not be any compensation deferred under the deferred compensation agreements between the Company or its Subsidiaries and their officers and/or directors after the Effective Time;

         (r) all warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire Shares shall have been exercised or converted, or shall have expired, lapsed or terminated, prior to the Effective Time; and

         (s) Compass shall have received certificates dated the Closing executed by the Chairman of the Board of the Company and by the Chairman of the Board of its Subsidiaries, and the Secretary or Cashier of the Company and its Subsidiaries, respectively, certifying in such reasonable detail as Compass may reasonably request, to the effect described in Sections 7.2(a), (b), (c), (g),
(i), (n), (o), (p) and (r).

         SECTION 7.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligations of the Company to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective
Time:

         (a) all representations and warranties of Compass shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

         (b) Compass and Merger Sub shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by either of them prior to the Effective Time; and

         (c) there shall not have occurred a Material Adverse Effect with respect to Compass or its Subsidiaries;

         (d) the Company shall have received the opinion of counsel to Compass and Merger Sub acceptable to it, as to the matters set forth on Exhibit G attached hereto;

         (e) all software, firmware, hardware, equipment, microprocessing chips and other data processing devices and services (both as a recipient and as a provider), capabilities and facilities utilized by, and material to the business operations or financial condition of, Compass and its Subsidiaries shall have been able to record and process all calendar dates since the date of this Agreement correctly with four-digit year processing and shall have been able to communicate with other applicable systems to accept two-digit year date data in a manner that resolves any ambiguities as to century in a properly defined manner;

         (f) all Critical Third Parties of Compass and its Subsidiaries are Year 2000 Compliant in all material respects;

         (g) the Company and its Subsidiaries shall have delivered to the directors of the Company and its Subsidiaries an instrument in the form of Exhibit J attached hereto dated the Effective Time releasing such directors from any and all claims of the Company and its Subsidiaries (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors by Compass or Merger Sub in connection with the transactions contemplated by this Agreement; and

         (h) the Company shall have received certificates dated the Closing, executed by an appropriate officers of Compass and Merger Sub, respectively, certifying, in such detail as the Company may reasonably request, to the effect described in Sections 7.3(a), (b), (c), (e) and (f).

                                  ARTICLE VIII.

                         TERMINATION; AMENDMENT; WAIVER

         SECTION 8.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

         (a) by mutual written consent duly authorized by the Boards of Directors of Compass and the Company;

         (b) by Compass (i) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of the Company contained in Article III which constitutes a Material Adverse Effect; provided, however, that in the event of a material breach or inaccuracy in any representation or warranty of the Company contained in Article III that can be cured, the Company shall have 10 days after the giving of written notice of such breach to cure such breach, (ii) pursuant to Section 6.10, (iii) pursuant to
Section 6.16, or (iv) if any of the conditions to Closing contained in Section
7.1 or 7.2 are not satisfied or waived in writing by Compass;

         (c) by the Company (i) if the Company learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty contained in Article IV which constitutes a Material Adverse Effect; provided, however, that in the event of a material breach or inaccuracy in any representation or warranty of Compass contained in Article IV that can be cured, Compass shall have 10 days after the giving of written notice of such breach to cure such breach, or (ii) if the conditions to Closing contained in Section 7.1 or 7.3 are not satisfied or waived in writing by the Company;

         (d) by Compass or the Company if the Effective Time shall not have occurred on or before the expiration of nine months from the date of this Agreement or such later date agreed to in writing by Compass and the Company, except that a party that has breached the obligation to consummate the Closing and has failed to cure such breach may not terminate under this subsection (d).

         (e) by Compass or the Company if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable; or

         (f) by the Company at any time during the two business day period following the fifth trading day prior to the Closing, if both of the following conditions are satisfied:

                  (1) the Share Determination Market Value is less than $24; and

                  (2) (i) the number obtained by dividing the Share Determination Market Value by the Starting Price shall be less than (ii) the number obtained by dividing the Average Index Value by the Index Value on the Starting Date and subtracting 0.15 from the quotient in this clause 2(ii).

                  For purposes of this Section 8.1(f), the following terms shall have the meanings indicated:

                  "Average Index Value" means the average of the Index Values for the twenty days of trading preceding the fifth trading day prior to the Effective Time.

                  "Index Value" on a given date means the Index Value of the NASDAQ Index Banks as published by NASDAQ.

                  "Starting Date" means July 23, 1999.

                  "Starting Price" shall mean the last reported sale price per share of Compass Common Stock on the Starting Date, as reported by NASDAQ/National Market System.

         SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Sections 6.10, 8.2, 9.1, 10.1 and 10.8. Nothing contained in this Section 8.2 shall relieve any party from liability for any damages arising out of the willful breach by such party of any provision of this Agreement.

         SECTION 8.3 AMENDMENT. (a) To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Company, Compass and, if required, Merger Sub at any time before or after adoption of this Agreement by the shareholders of the Company but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Company's shareholders hereunder without any required approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         (b) The parties hereto hereby agree to enter into an amendment of this Agreement for the purpose of adding Merger Sub as a party hereto, which amendment shall be made prior to any submission of this Agreement to shareholders of the Company for their approval. As a condition to the Company's entry into such an amendment, Merger Sub shall deliver to the Company a certificate in substantially the form of Exhibit H attached hereto.

         SECTION 8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX.

                                    SURVIVAL

         SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive after the Effective Time.

                                   ARTICLE X.

                                  MISCELLANEOUS

         SECTION 10.1 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, attorneys' fees, accountants' fees, other professional fees and costs related to expenses of officers and directors of the Company and its Subsidiaries, shall be paid by the party incurring such costs and expenses. Each party hereto hereby agrees to and shall indemnify the other parties hereto against any liability arising from any such fee or payment incurred by such party.

         SECTION 10.2 BROKERS AND FINDERS. Other than Hovde Financial, Inc. which has been engaged by the Company, all negotiations on behalf of Compass and the Company relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Compass, Merger Sub, the Company or its Subsidiaries for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

         SECTION 10.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Compass may assign its rights and obligations or those of Merger Sub to any direct or indirect, wholly-owned, subsidiary of Compass, but no such assignment shall relieve Compass of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 10.4 FURTHER ASSURANCES. From time to time as and when requested by Compass or its successors or assigns, the Company, the officers and directors of the Company, or its Subsidiaries, shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise the Company's or its Subsidiaries' title to and possession of, all of their respective property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

         SECTION 10.5 ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.6 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 10.7 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if in person, by cable, telegram or telex or by telecopy, or five business days after mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to Compass or Merger Sub:

                  Charles E. McMahen
                  Vice Chairman
                  Compass Bank
                  24 Greenway Plaza
                  Houston, Texas 77046
                  Telecopy No.: (713) 993-8535

                  and

                  Daniel B. Graves
                  Associate General Counsel
                  Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama 35233
                  Telecopy No.:  (205) 933-3043

         with a copy to:

                  Annette L. Tripp
                  Locke Liddell & Sapp LLP
                  3400 Chase Tower, 600 Travis
                  Houston, Texas 77002
                  Telecopy No.:  (713) 223-3717

         if to the Company:

                  William T. Fietz
                  Chairman and Chief Executive Officer
                  Western Bancshares of Albuquerque, Inc.
                  505 Marquette, N.W.
                  Albuquerque, New Mexico 87102
                  Telecopy No.: (505) 888-9021

         with a copy to:

                  Donald B. Monnheimer
                  Eastham Johnson Monnheimer & Jontz, P.C.
                  500 Marquette, N. W., Suite 1200
                  Albuquerque, New Mexico 87103
                  Telecopy No.: (505) 764-5480

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the GCL governs aspects of the Merger.

         SECTION 10.9 DESCRIPTIVE HEADINGS. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 10.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person, except the Bank, the Merger Sub and Compass Bank, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 10.12 INCORPORATION BY REFERENCES. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

         SECTION 10.13 CERTAIN DEFINITIONS.

         (a) "Subsidiary" or "Subsidiaries" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

         (b) "Material Adverse Effect" shall mean any circumstance, event or series of events or circumstances (i) that is material and adverse to the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Company and its Subsidiaries taken as a whole (or when the reference is to Compass, to Compass and its Subsidiaries, taken as a whole), or (ii) that would materially impair the ability of Compass or the Company to perform its obligations under this Agreement, or (iii) that would otherwise materially impede the completion of the Merger. However, "Material Adverse Effect" does not include the effect of (i) changes in laws of general applicability, including, but not limited to banking laws, or interpretations of such laws by courts or regulators, or other changes affecting depository institutions generally, (ii) modifications of valuation policies and practices in connection with the Merger or any restructuring charges in connection with the Merger in accordance with GAAP, (iii) changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally, (iv) actions or omissions of the Company or its Subsidiaries taken with the prior consent of Compass or actions or omissions of Compass taken with the prior consent of the Company, in contemplation of the transactions contemplated hereby, (iv) professional fees incurred in connection with the Merger, or (v) changes resulting from or relating to general business or economic conditions or resulting from or relating to conditions generally affecting the banking industry.

         (c) "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules, common law, regulations, guidance documents, directives, and decisions, interpretations and orders of courts or administrative agencies or authorities, relating to the release, threatened release, recycling, processing, use, handling, transportation treatment, storage, disposal, remediation, removal, inspection or monitoring of, or exposure to, Hazardous Substances or protection of human health or safety or the environment (including, without limitation, wildlife, air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended ("SARA"), the Resource

Conservation and Recovery Act of 1976, as amended ("RCRA"), Hazardous and Solid Waste Amendments of 1984, as amended ("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substances Control Act ("TSCA"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, as amended ("FWPCA"), Clean Air Act, and any and all regulations promulgated pursuant to any of the foregoing, as amended.

         (d) "Hazardous Substances" shall mean those substances included within the statutory or regulatory definitions, listings or descriptions of "pollutant," "hazardous material," "contaminant," "toxic waste," "hazardous substance," "hazardous waste," "solid waste," or "regulated substance" pursuant to CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, and/or any other Environmental Laws, as amended, and shall include, without limitation, any material, waste or substance which is or contains explosives, radioactive materials, oil or any fraction thereof, asbestos, or formaldehyde. To the extent that the laws or regulations of the State of New Mexico establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," "pollutant," "contaminant," "regulated substance," or "toxic waste," which is broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or any other Environmental Law such broader meaning shall apply.

         (e) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, discarding or abandoning.

         (f) "Knowledge" or "known" -- An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the normal course of performing his duties. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving in the capacities of the officers set forth on Schedule 10.13(f) (or in any similar capacity) of the corporation, bank or any subsidiary thereof, has, or at any time had, knowledge of such fact or other matter.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


ATTEST:                                           COMPASS BANCSHARES, INC.



By /s/ Jerry W. Powell                            By /s/ Garrett R. Hegel
  Its General Counsel and Secretary                 Its Chief Financial Officer



ATTEST:                                           WESTERN BANCSHARES OF
                                                   ALBUQUERQUE, INC.



By /s/ David E. Wintermute                        By /s/ William T. Fietz
  Its Vice President                                Its Chairman and Chief
                                                    Financial Officer

                                    EXHIBIT A

                      Illustration of Merger Consideration
                      ------------------------------------

Current Anticipated Deal Price: $80,000,000
--------------------------------------------------------------------------------
       Share Determination Market Value ("SDVM")              Shares Issued (c)

--------------------------------------------------------------------------------
                    31.000 and above                              3,000,000
                         30.000                                   3,000,000
                         29.000                                   3,000,000
                         28.000                                   3,000,000
                         27.000                                   3,000,000
                         26.688                                   3,000,000
                         26.670(a)                                3,000,000
                         26.625                                   3,004,695
                         26.563                                   3,011,708
                         26.500                                   3,018,868
                         26.438                                   3,025,947
                         26.375                                   3,033,175
                         26.313                                   3,040,322
                         26.250                                   3,047,619
                         26.188                                   3,054,834
                         26.125                                   3,062,201
                         26.063                                   3,069,485
                         26.000                                   3,076,923
                         25.688                                   3,114,295
                         25.625                                   3,121,951
                         25.563                                   3,129,523
                         25.500                                   3,137,255
                         25.438                                   3,144,901
                         25.375                                   3,152,709
                         25.313                                   3,160,431
                         25.250                                   3,168,317
                         25.188                                   3,176,116
                         25.125                                   3,184,080
                         25.063                                   3,191,562
                         25.000                                   3,200,000
                         24.938                                   3,207,956
                         24.875                                   3,216,080
                         24.813                                   3,224,116
                         24.750                                   3,232,323
                         24.688                                   3,240,441
                         24.625                                   3,248,731
                         24.563                                   3,256,931
                         24.500                                   3,265,306
                         24.438                                   3,273,590
                         24.375                                   3,282,051
                         24.313                                   3,290,420
                         24.250                                   3,298,969
                         24.188                                   3,307,425
                         24.125                                   3,316,062
                         24.063                                   3,324,606
                         24.000(b)                                3,333,333
                         23.000                                   3,333,333
                         22.000                                   3,333,333
                    21.00 and below                               3,333,333

(a) At any SDVM $26.67 and above per share, Compass would issue 3,000,000 shares of Common Stock.

(b) At any SDVM $24.00 and below per share Compass would issue 3,333,333 shares of Common Stock.

(c) If Compass enters into a written definitive agreement to be acquired prior to the date of consummation of the merger, then Compass would issue 3,333,333 shares of Common Stock.

                                    EXHIBIT B

                     POOLING TRANSFER RESTRICTIONS AGREEMENT
                     ---------------------------------------

         This Pooling Transfer Restrictions Agreement (this "Agreement") is executed and delivered this ____ day of _________, 1999 by and between Compass Bancshares, Inc. ("Compass"), Western Bancshares of Albuquerque, Inc. (the "Company"), and the undersigned shareholder of the Company (the "Shareholder").

         WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated _________, 1999 ("Merger Agreement") pursuant to which the Company will be merged with an existing or to-be-formed subsidiary of Compass (the "Merger") after satisfaction of the conditions set forth in the Merger Agreement, and

         WHEREAS, under the terms of the Merger Agreement the Company has agreed to enter into this Agreement and to cause the Shareholder and each other shareholder affiliate (as defined in SEC Rule 405) of the Company to deliver to Compass an agreement in substantially the form hereof,

         NOW, THEREFORE, in consideration of Compass' agreement to enter into the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

         1. The Shareholder agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Company's common stock, par value $1.00 per share ("Company Common Stock"), within 30 days prior to the Effective Time (as defined in the Merger Agreement). The Shareholder further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Company and Compass, he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger, except for pledges by the Shareholder of all or part of such Shareholder's Compass Common Stock acquired in the Merger to secure loans, provided the lender accepts any pledge of such Compass Common Stock subject to the terms of this Agreement. The Shareholder further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger except in a manner which is consistent with any additional requirements for Compass' accounting for the Merger as a pooling of interests, including without limitation any new requirements imposed by the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations thereunder.

         2. The Shareholder further acknowledges and agrees that he will be subject to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act, and agrees not to transfer any Compass Common Stock received by him in the Merger except in compliance with the applicable provisions of the Securities Act, the Exchange Act, and the respective rules and regulations thereunder.

         3. The Shareholder agrees that the shares of Compass Common Stock to be issued to him in the Merger will bear a restrictive transfer legend in substantially the following form:

         The shares represented by this certificate are subject to a Pooling Transfer Restrictions Agreement dated _______ __, 1999 which restricts any sale or other transfer of such shares prior to the earlier to occur of (i) public release by Compass Bancshares, Inc. of 30 days of post-merger combined operations of Western Bancshares, Inc. and Compass Bancshares, Inc., or (ii) [insert due date of next Quarterly Report on Form 10-Q or Annual Report on Form 10-K that will contain required financial results.] The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Pooling Transfer Restrictions Agreement.

Compass agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in the first two sentences of
Section 1.

         4. The Company agrees and the Shareholder acknowledges and agrees that the Company will not permit the transfer of any shares of Company Common Stock by the Shareholder or any other Company shareholder affiliate within 30 days prior to the Effective Time.

         5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned set his hand effective as of the day first written above.


                            COMPASS BANCSHARES, INC.


                            By:_______________________________________
                            Name:_____________________________________
                            Title:____________________________________



                            WESTERN BANCSHARES OF ALBUQUERQUE, INC.


                            By:_______________________________________
                            Name:_____________________________________
                            Title:____________________________________



                            __________________________________________
                            Signature of Shareholder


                            __________________________________________
                            Printed Name of Shareholder

                                    EXHIBIT C


                            EXCHANGE AGENT AGREEMENT
                            ------------------------

         This Exchange Agent Agreement, dated as of _____, 1999, is made and entered into by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), _____________________, a Delaware corporation ("Merger Sub"), Western Bancshares of Albuquerque, Inc., a New Mexico corporation ("Company"), and Continental Stock Transfer & Trust Company, a New York banking corporation ("Exchange Agent").

                                    PREAMBLE:

         Pursuant to the Agreement and Plan of Merger dated as of ________, 1999 ("Merger Agreement") among Compass, Merger Sub and the Company, the Company shall, at the Effective Time, be merged with Merger Sub. The name of the surviving corporation shall be ____________________ ("Surviving Corporation").

         After the Effective Time, the outstanding shares of the Common Stock, par value $1.00 per share (including for this purpose any shares of Common Stock which can be acquired upon the exercise of any warrant, option, right, convertible debt instrument or other security pursuant to which shares of Common Stock may be obtained (collectively, "Derivative Securities")), of the Company ("Company Common Stock") shall solely represent, in the aggregate, the right to payment by Compass of total Merger Consideration of ______________ shares of Compass common stock, par value $2.00 per share ("Compass Common Stock") (or cash in lieu of fractional shares), subject to the rights of qualified dissenting shareholders of the Company.

         The Company has requested Compass, and Compass has agreed, to designate the Exchange Agent in connection with the exchange (the "Exchange") of shares of Company Common Stock for shares of Compass Common Stock, subject to the terms and conditions hereof and of the Merger Agreement. The Exchange Agent will receive Company Common Stock delivered for exchange pursuant to the terms of the Merger Agreement, and will process such certificates representing Company Common Stock ("Certificates") and related documents. Compass desires that the Exchange Agent act in such capacity.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. APPOINTMENT OF EXCHANGE AGENT. Continental Stock Transfer & Trust Company is hereby appointed as the Exchange Agent for payment of the Merger Consideration to shareholders of the Company. Such appointment shall be in accordance with the terms and conditions set forth herein.

         2. CLOSING OF STOCK TRANSFER BOOKS. At the Effective Time, the Company's stock transfer books will be closed and no transfers shall be permitted.

         3. DUTIES OF EXCHANGE AGENT. The Exchange Agent is authorized and directed to perform the following functions contemplated by the Merger Agreement and the Letters of Transmittal (defined below):

                  (a) DISTRIBUTION OF LETTERS OF TRANSMITTAL. The Exchange Agent shall, no later than ten (10) days after the later to occur of (i) the Effective Time or (ii) the delivery by the Company of a certified shareholder's list containing the names and address of shareholders (together with share positions and certificate numbers), mail to the holders of record of Company Common Stock, by first class United States mail, postage prepaid, copies of Letters of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 in substantially the form attached hereto as EXHIBIT A ("Letters of Transmittal"), and return envelopes to the Exchange Agent, at the earliest practicable time following the Effective Time. A form of Stock Assignment, Power of Attorney and Lost Stock Certificate Affidavit will be provided to the Exchange Agent for use by shareholders if necessary.

                  (B) ACCEPTANCE OF CERTIFICATES.

                  (i) The Exchange Agent will examine the Letters of Transmittal, Certificates and other documents and instruments delivered to the Exchange Agent by or on behalf of holders tendering Company Common Stock and shall determine whether (i) the Letters of Transmittal have been completed and executed properly, and are accompanied by proper evidence of authority, (ii) Certificates corresponding to the names of the registered holders, Certificate numbers and the number of shares represented thereby with the information set forth in the Company's shareholder and other records and which appear to be in negotiable, good delivery form, properly endorsed or accompanied by stock powers with transfer tax stamps or evidence of payment or exemption from transfer taxes affixed (where required), and (iii) signatures are guaranteed (where required), all in accordance with the terms and conditions of the Merger Agreement and the Letters of Transmittal. The Exchange Agent shall accept the executed Letters of Transmittal accompanied by Certificates which are surrendered in accordance with the provisions of the Merger Agreement. Such Certificates and Letters of Transmittal shall only be accepted by the Exchange Agent and eligible for payment hereunder if they have been properly executed and completed in accordance with the instructions contained in the Letters of Transmittal and, subject to the following sentence, if the person or persons surrendering such Certificates and Letters of Transmittal appear as a holder of record of the number of shares surrendered on the list of shareholders ("Shareholder List") supplied and certified to the Exchange Agent by the Company attached as EXHIBIT B hereto. In the event the Exchange Agent shall have any questions as to whether a Certificate and Letters of Transmittal have been properly executed and completed or whether the Certificates have been surrendered by the holder of record thereof, the Exchange Agent shall promptly refer such questions to Compass for resolution by Compass and the Exchange Agent shall be able to rely on the written instructions and decisions of any officer of Compass. Determination of all questions as to the proper completion or execution of the Letters of Transmittal or as to the proper form for transfer of the Certificates for Company Common Stock shall be made by Compass together with its attorneys, and such other persons as Compass shall designate, and such determinations shall be final and binding; provided, however, that the rejection by Compass of any Letters of Transmittal or Certificates deemed by Compass to be ineffective to transfer the Certificates shall not affect the right of any shareholder in or to his respective share of the Merger Consideration;

                  (ii) If any defect or irregularity appears to exist in connection with a purported tender, the Exchange Agent will notify promptly the persons by whom the tender was made and will return all documents delivered in connection therewith or take such action as is necessary or advisable to cause such defect or irregularity to be cured;

                  (iii) Tenders may be made only as set forth in the Letters of Transmittal;

                  (iv) Letters of Transmittal, and facsimiles thereof submitted to the Exchange Agent, shall be marked by the Exchange Agent's designated officers to show the date and time of receipt and their review and acceptance thereof;

                  (v) From time to time as requested by Compass, the Exchange Agent shall provide Compass with a list of shareholders who have properly tendered their Company Common Stock. In addition, the Exchange Agent shall inform Compass in writing of the number of shares of Company Common Stock which have been properly tendered and the number which have been improperly tendered to the Exchange Agent during the week then ended and on a cumulative basis through that day. The Exchange Agent shall provide Compass such other information concerning the Company Common Stock as it may reasonably request. Such communications should be sent to:

                          Compass Bancshares, Inc.
                          15 South 20th Street
                          Birmingham, Alabama 35233
                          Attn: Daniel B. Graves
                          Telephone No. (205) 933-3880

                  (c) EXCHANGE FUND. In order to provide for payment of the Merger Consideration in accordance with the terms of the Merger Agreement, Compass, from time to time prior to or after the Effective Time, shall deposit or cause to be deposited with the Exchange Agent cash in an amount sufficient to make payments in lieu of fractional shares (the "Exchange Fund"). This Exchange Fund shall not be used for any purpose except as provided by this Agreement.

                  (d) COMPASS COMMON STOCK. Merger Sub and the Company shall jointly advise the Exchange Agent as to the number of shares of Compass Common Stock to be distributed to each shareholder which shall be calculated by Merger Sub and the Company as follows:

                              (i) COMPANY COMMON STOCK. Each holder of Company
                  Common Stock shall receive Merger Consideration equal to ______ shares of Compass Common Stock for each share of Company Common Stock held immediately prior to the Effective Time.

                              (ii) FRACTIONAL SHARES. For each fractional share
                  of Compass Common Stock which would be delivered upon the surrender of Company Common Stock, each holder of Stock shall receive cash in an amount equal to the product of such fraction and $_____.

                  As soon as practicable after acceptance of properly executed Certificates and accompanying Letters of Transmittal in accordance with the terms of paragraph 3(b) hereof, the Exchange Agent shall issue and mail certificates representing shares of Compass Common Stock to the shareholder surrendering such certificates. The Exchange Agent shall promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of the Certificates.

                  (e) OTHER DUTIES OF EXCHANGE AGENT.

                  (i) The Exchange Agent shall have no obligation to make payment for surrendered Certificates unless Compass shall have issued sufficient Compass Common Stock or caused such stock to be issued and shall have deposited or caused to be deposited in the Exchange Fund sufficient cash with which to pay all amounts due and payable for such shares.

                  (ii) The Exchange Agent shall be regarded as having made no representations or warranties as to the validity, sufficiency, value or genuineness of any Certificates or the shares of Company Common Stock represented thereby, and the Exchange Agent shall not be deemed to have made any representations as to the value of such shares.

                  (iii) The Exchange Agent may rely on and shall be protected in acting upon the written instructions of any officer of Compass or the Surviving Corporation with respect to any matter relating to its actions or duties hereunder; and the Exchange Agent shall be entitled to request further instructions from Compass or the Surviving Corporation, as appropriate, and to act in accordance therewith.

                  (iv) The Exchange Agent may consult attorneys satisfactory to the Exchange Agent (including, without limitation, attorneys for Compass or the Surviving Corporation)
                                        4
         and the written advice and opinion of such attorneys shall constitute full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

                  (v) The Exchange Agent shall take all other actions which it or Compass deems necessary or appropriate under the terms of the Merger Agreement, the Letters of Transmittal and under the customs and practices normally applied to transactions of this type and appropriate to the proper transfer of the Company Common Stock and the proper maintenance of the Company's and Compass' shareholder books and records. Following payment in accordance with the terms hereof, the Exchange Agent shall forward to Compass all documents received by it in connection with tenders of Certificates (including Letters of Transmittal, telegrams, facsimile transmissions or letters representing tenders made without concurrent deposit of certificates) and the tendered Certificates prominently marked "CANCELED" on the front thereof, via Federal Express or other means acceptable to Compass.

         4. ALTERATION OF INSTRUCTIONS. The Exchange Agent shall follow and act upon any written amendments, modifications or supplements to these instructions and upon any further instructions from Compass or the Surviving Corporation in connection with the Merger Agreement or any of the transactions contemplated thereby.

         5. INDEMNIFICATION OF EXCHANGE AGENT. Compass and the Surviving Corporation covenant and agree to indemnify the Exchange Agent and hold it harmless against any loss, liability or expense it may incur in the absence of negligence or bad faith on the part of the Exchange Agent arising out of or in connection with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liabilities in connection with this Agreement.

         6. COMPENSATION FOR SERVICES. Compass shall compensate the Exchange Agent for its services hereunder.

         7. PAYMENT OF AMOUNTS DUE DISSENTING SHAREHOLDERS. In the event that qualified dissenting shareholders of the Company exercise the rights afforded them under the New Mexico Business Corporation Act, such shareholders may be entitled to payment of an amount other than the Merger Consideration. Any payment for shares other than the Merger Consideration will be paid only upon the written instructions of the Surviving Corporation. The Exchange Agent may request and shall be provided additional funds from Compass or the Surviving Corporation in order to make any required payment to dissenting shareholders, and the Exchange Agent shall return to Compass any Merger Consideration which would have otherwise been payable to such persons. The Exchange Agent shall rely on the instructions of the Surviving Corporation as to all matters covered by this paragraph, including, without limitation, the time and amount of payment to dissenting shareholders.

         8. UNCLAIMED FUNDS. Any moneys or certificates deposited hereunder which shall remain unclaimed by the holders of shares of Company Common Stock for a period of six (6) months following the Effective Time shall, upon written request of the Surviving Corporation, be returned to Compass, plus interest earned on the cash portion thereof and the shareholders of Certificates not theretofore presented to and accepted by the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such Certificates.

         9. INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall deposit portions of the Exchange Fund only as directed or consented to in writing by the Surviving Corporation.

         10. AMENDMENT. Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated except in a writing signed by all of the parties hereto prior to the Effective Time or by Compass and the Exchange Agent after the Effective Time; provided, however, that no amendment shall be made if such modification shall reduce the amount of or eliminate the opportunity of any shareholder to receive his share of the Merger Consideration contemplated by the Merger Agreement.

         11. SECTION HEADINGS. The section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

         12. GOVERNING LAW. THIS AGREEMENT AND THE APPOINTMENT OF THE EXCHANGE AGENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

         13. NOTICES. Notices under this Agreement shall be deemed given if made in writing and sent via prepaid first-class United States mail, or by nationally recognized overnight courier, to:

         If to Compass:

                  Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama 35233
                  Attn: Daniel B. Graves
                        Associate General Counsel


         If to the Exchange Agent:

                  Continental Stock Transfer & Trust Company
                  2 Broadway, 19th Floor
                  New York, New York 10004
                  Attn: Steven G. Nelson
                        Chairman of the Board

         If to the Company prior
         to the Effective Time:

                  Western Bancshares of Albuquerque, Inc.
                  505 Marquette, N.W.
                  Albuquerque, New Mexico 87102
                  Attn.: William T. Fietz
                         Chairman and Chief Executive Officer

         If to Merger Sub or, following
         the Effective Time, the
         Surviving Corporation:

                  -------------------------
                  c/o Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama  35233
                  Attn: Daniel B. Graves

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. CONFLICT. In the event the terms of this Agreement conflict with the terms and provisions of the Merger Agreement, the terms and provisions of the Merger Agreement shall be controlling.

         16. DEFINED TERMS. Capitalized terms not defined herein have the meanings ascribed to them in the Merger Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized appointed officers on the date first written above.

                            COMPASS BANCSHARES, INC.


                            By:_________________________________


                            WESTERN BANCSHARES OF ALBUQUERQUE, INC.


                            By:_________________________________


                            CONTINENTAL STOCK TRANSFER & TRUST
                            COMPANY


                            By:_________________________________


                            -------------------------------

                            By:_________________________________



Exhibit A - Form of Letters of Transmittal
Exhibit B - Shareholder List

                                    EXHIBIT D

                          POOLING OF INTEREST CRITERIA
                          ----------------------------


ATTRIBUTES OF COMBINING ENTERPRISES
-----------------------------------

(a) Autonomy Condition. Each of the combining enterprises is autonomous and has not been a subsidiary or division of another enterprise within two years before the plan of combination is initiated.

(b) Independence Condition. Each of the combining enterprises is independent of the other combining enterprises.

MANNER OF COMBINING INTERESTS
-----------------------------

(c) One-Year Rule. The combination is effected in a single transaction or is completed in accordance with a specific plan within one year after the plan is initiated.

(d) Common-Stock-for-Common-Stock-Condition. An enterprise offers and issues only common stock with rights identical to those of the majority of its outstanding voting common stock in exchange for substantially all of the voting common stock interest of another enterprise at the date the plan of combination is consummated.

(e) Change-in-Equity-Interests Condition. None of the combining enterprises changes the equity interest of the voting common stock in contemplation of effecting the combination either within two years before the plan of combination is initiated or between the dates the combination is initiated and consummated; changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges, and retirements of securities.

(f) Treasury-Stock Condition. Each of the combining enterprises reacquires shares of voting common stock only for purposes other than business combinations, and no enterprise reacquires more than a normal number of shares between the dates the plan of combination is initiated and consummated.

(g) Proportionate-Interest Condition. The ratio of the interest of an individual common stockholder to those of other common stockholders in a combining enterprise remains the same as a result of the exchange of stock to effect the combination.

(h) Voting-Rights Condition. The voting rights to which the common stock ownership interests in the resulting combined enterprise are entitled are exercisable by the stockholders; the stockholders are neither deprived of nor restricted in exercising those rights for a period.

(i) Contingency Condition. The combination is resolved at the date the plan is consummated and no provisions of the plan relating to the issue of securities or other consideration are pending.

ABSENCE OF PLANNED TRANSACTIONS
-------------------------------

(j) The combined enterprise does not agree directly or indirectly to retire or reacquire all or part of the common stock issued to effect the combination.

(k) The combined enterprise does not enter into other financial arrangements for the benefit of the former stockholders of a combining enterprise, such as a guaranty of loans secured by stock issued in the combination, that in effect negates the exchange of equity securities.

(l) The combined enterprise does not intend or plan to dispose of a significant part of the assets of the combining enterprises within two years after the combination other than disposals in the ordinary course of business of the formerly separate enterprise and to eliminate duplicate facilities or excess capacity.

                                    EXHIBIT E

                     VOTING AGREEMENT AND IRREVOCABLE PROXY
                     --------------------------------------

                  This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of July __, 1999 is executed by and among Western Bancshares of Albuquerque, Inc., a New Mexico corporation (the "Company"), Compass Bancshares, Inc., a Delaware corporation ("Compass"), and the other persons who are signatories hereto (referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

                  WHEREAS, the Company and Compass are contemporaneously executing that certain Agreement and Plan of Merger dated as of July ___, 1999 (the "Merger Agreement") whereby the Company will merge with an existing or to-be-formed wholly-owned subsidiary of Compass (the "Merger"); and

                  WHEREAS, Section 6.11 of the Merger Agreement requires that the Company deliver to Compass the irrevocable proxies of the Shareholders; and

                  WHEREAS, Compass and the Company are relying on the irrevocable proxies in incurring expense in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger;

                  NOW THEREFORE, the parties hereto agree as follows:

                  1. Each of the undersigned Shareholders hereby represents and warrants to Compass and the Company that they are the registered holders of and have the exclusive right to vote the shares of capital stock ("Stock") of the Company set forth below his/her name on the signature pages hereto. Each Shareholder hereby agrees to vote at the shareholders' meeting referred to in
Section 1.7 of the Merger Agreement (the "Meeting") the shares of Stock set forth below his name on the signature pages hereto and all other shares of Stock such Shareholder owns of record as of the date of the Meeting and to direct the vote of all shares of Stock which the Shareholders own beneficially and have the power and authority to direct the voting thereof as of the date of the Meeting (the "Shares") in favor of approval of the Merger, the Merger Agreement, and the other agreements and transactions contemplated thereby.

                  2. In order better to effect the provisions of Section 1, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Compass (the "Proxy Holder"), with full power of substitution, his true and lawful proxy and attorney-in-fact to vote at the Meeting all of such Shareholder's Shares in favor of the authorization and approval of the Merger, the Merger Agreement and the other agreements and transactions contemplated thereby, with such modifications to the Merger Agreement and the other agreements and transactions contemplated thereby as Compass and the Company may make, in the event such Shareholder does not vote in favor of the authorization and approval of the Merger, the Merger Agreement and the other agreements and transactions contemplated thereby; provided, however, that this proxy shall not apply with respect to any vote on the Merger, the Merger Agreement, and the other agreements and transactions contemplated thereby, if the Merger Agreement shall have been modified so as to reduce the amount of consideration to be received by the Shareholders under the Merger Agreement in its present form.

                  3. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of Compass, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares to deliver to Compass an amendment to this Agreement whereby such transferee or other holder becomes bound by the terms of this Agreement.

                  4. This proxy shall be limited strictly to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

                  5. The Shareholders acknowledge that Compass and the Company are relying on this Agreement in incurring expense in reviewing the Company's business, in preparing a proxy statement and registration statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including Section 53-11-34B of the New Mexico Business Corporation Act. The Shareholders and the Company acknowledge that the performance of this Agreement is intended to benefit Compass.

                  6. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the Merger. In no event shall this Agreement apply to shares of common stock, par value $2.00 per share, of Compass to be received by the Shareholders upon consummation of the Merger.

                  7. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by the Shareholders of the Shares and the Company agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger, the Merger Agreement and the other agreements and transactions contemplated thereby as set forth in Section 1 hereof.

                  8. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by the Company, Compass and the Shareholder.

                  9. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                  10. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

                  11. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

                  12. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico.



                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.


                                  WESTERN BANCSHARES OF ALBUQUERQUE, INC.


                                  By:________________________________________
                                  Name:______________________________________
                                  Title:_____________________________________

                                  Address:

                                  ___________________________________________
                                  ___________________________________________
                                  Attention:_________________________________



                                  COMPASS BANCSHARES, INC.


                                  By: _______________________________________
                                  Name: _____________________________________
                                  Title:_____________________________________

                                  Address:

                                  15 South 20th Street
                                  Birmingham, Alabama 35233
                                  Attention: Mr. Daniel B. Graves
                                                 Associate General Counsel

                                  SHAREHOLDERS:

                                  ___________________________________________
                                  ___________________________________________


                                  Address:  _________________________________
                                            _________________________________

                                  _________ shares of Common Stock





                                  Pledgee:   _______________________________

                                  Address:   _______________________________
                                             _______________________________

                                  Loan No.:  _______________________________

                                    EXHIBIT F

                         OPINIONS REQUIRED FROM COUNSEL
                           TO THE COMPANY AND THE BANK
                           ---------------------------

         (i) the Company and its Subsidiaries, other than the Bank, are New Mexico corporations and bank holding companies under the Bank Holding Company Act of 1956, as amended, and are duly organized, validly existing and in good standing under the laws of the State of New Mexico. The Bank is a New Mexico banking corporation, duly organized, validly existing and in good standing under the laws of New Mexico. The Company and its Subsidiaries have all requisite corporate power and authority to carry on their business as we know them to be conducted and to own, lease and operate their properties and assets as now owned, leased or operated. The Company and its Subsidiaries are duly qualified and in good standing in New Mexico;

         (ii) the Company has all requisite power and authority to execute and deliver the Agreement and any other agreements contemplated by the Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of the Company to execute and deliver the Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iii) the authorized capital stock of the Company consists solely of 500,000 shares of Company Common Stock (as defined in the Agreement) of which 134,522 shares are issued and outstanding (none of which are held in the treasury); the Company is the record holder of all of the issued and outstanding capital stock of the Company's Subsidiaries; all of the outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and all of the capital stock of the Company's Subsidiaries is validly fully paid and nonassessable; and to the best of our knowledge, none of such stock was issued in violation of the preemptive rights of any person;

         (iv) to the best of our knowledge and except as set forth on Schedule
3.2 to the Agreement, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies, or other agreements or commitments obligating the Company or its Subsidiaries to issue any shares of, restricting the transfer of, or otherwise relating to shares of their respective capital stock of any class;

         (v) the execution and delivery by the Company of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the articles of incorporation or bylaws of the Company or its

Subsidiaries, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment or decree, or any other restriction of any kind or character known to us to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body whether domestic or foreign applicable to the Company or any of its Subsidiaries, or their respective assets or properties;

         (vi) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained by Compass or Merger Sub, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by the Company of the Agreement;

         (vii) except as set forth in Schedule 3.12 to the Agreement, to the best of our knowledge, neither the Company nor any of its Subsidiaries is a party to any Proceeding (as defined in the Agreement), nor to the best of our knowledge, is any Proceeding threatened against or affecting the Company or any of its Subsidiaries, which by the terms of the Agreement would required to be set forth in Schedule 3.12;

         (viii) to the best of our knowledge and except as set forth on Schedule
3.18 to the Agreement, neither the Company nor any of its Subsidiaries is in material default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located; and

         (ix) upon consummation of the transactions contemplated by the Agreement in accordance with its terms and upon filing of the Articles of Merger relating to the Merger by the Secretary of New Mexico State Public Regulation Commission, the Merger will have been legally consummated in accordance with the laws of the State of New Mexico with the consequences specified in Section 53-14-6 of the New Mexico Business Corporation Act.

                                    EXHIBIT G

                         OPINIONS REQUIRED FROM COUNSEL
                            TO COMPASS AND MERGER SUB
                            -------------------------

         (i) Compass and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and New Mexico, and Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended. Compass and Merger Sub have all requisite corporate power and authority to carry on their business as now being conducted and to own, lease and operate their properties as now owned, leased or operated. Compass and Merger Sub are duly qualified and in good standing in the respective states where such qualification is required;

         (ii) Compass and Merger Sub each have all requisite power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of Compass and Merger Sub (or either of them) to execute and deliver the Agreement and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of each of Compass and Merger Sub enforceable against Compass and Merger Sub in accordance with its terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iii) the shares of Compass Common Stock to be issued pursuant to the Agreement are validly issued, fully paid and nonassessable; and, to the best of our knowledge and except as contemplated by the Agreement, the shares of Compass Common Stock issued pursuant to the Agreement are not subject to any agreements or understandings to which Compass is a party with respect to the voting or transfer of such shares, are not subject to any agreements or understandings among any other parties with respect to the voting or transfer of such shares, and have not been issued in violation of the preemptive rights of any person;

         (iv) the execution and delivery by Compass and Merger Sub of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under
(a) the certificate of incorporation or bylaws of Compass or Merger Sub, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment of decree, or any other restriction of any kind known to us to which Compass or Merger Sub is a party or by which Compass or Merger Sub or any of their assets or properties is bound, the breach or violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole, and
(c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body applicable to Compass or Merger Sub or their respective assets or properties;

         (v) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by Compass and Merger Sub of the Agreement;

         (vi) to the best of our knowledge, neither Compass nor Merger Sub is in violation of or default under the respective Certificates of Incorporation or Bylaws of Compass or Merger Sub or any agreement, document or instrument under which Compass or Merger Sub is obligated or bound, or any law, order, judgment, or regulation applicable to Compass or Merger Sub or any of their Subsidiaries, the violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole; and

         (vii) the shares of Compass Common Stock to be issued pursuant to the Agreement have been registered under the Securities Act of 1933, as amended.

                                    EXHIBIT H

                           REPRESENTATIONS CERTIFICATE
                           ---------------------------

         ____________ ("Merger Sub") hereby represents and warrants to the Company as follows. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger dated July ___, 1999 by and between Compass Bancshares, Inc. and Western Bancshares of Albuquerque, Inc. (the "Agreement").

         1. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets, as now owned, leased or operated and to enter into and carry out its obligations under the Agreement.

         2. Merger Sub has full corporate power and authority and no further corporate proceedings on the part of Merger Sub are necessary to execute and deliver the Amendment to Agreement and Plan of Merger dated ___________, 1999 ("Amendment") and to consummate the transactions contemplated thereby, all of which have been duly and validly authorized by Merger Sub's Board of Directors. The Amendment has been duly executed and delivered by Merger Sub and is a duly authorized, valid, legally binding and enforceable obligation of Merger Sub, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Merger Sub as may be required by statute or regulation. Except as set forth on the Schedule attached hereto, neither the execution, delivery nor performance of the Amendment in its entirety, nor the consummation of all the transactions contemplated thereby, following the receipt of such approvals as may be required from the SEC, the FRB, the FDIC, and the Department will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Merger Sub.

         3. No representation or warranty by Merger Sub in the Amendment, nor any statement or exhibit furnished to the Company or the Bank under and pursuant to, or in anticipation of the Amendment, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                  IN WITNESS WHEREOF, Merger Sub has executed this Certificate this _____ day of ____________, 1999.


                                        ______________________________________

                                        By:___________________________________
                                        Name:_________________________________

                                        Title:________________________________

                                    EXHIBIT I

                                RELEASE OF CLAIMS
                                -----------------

         THIS RELEASE OF CLAIMS ("Release") dated the __ day of ______, 1999, is executed and delivered by the person executing below to Western Bancshares of Albuquerque, Inc., a New Mexico corporation (the "Company"), and Western Bank, a New Mexico banking corporation (the "Bank").

         WHEREAS, Compass Bancshares, Inc. ("Compass") is to acquire the Company pursuant to that certain Agreement and Plan of Merger dated as of _____________, 1999, by and between Compass and the Company, as amended (the "Agreement"), whereby the Company will be merged (the "Merger") with a wholly-owned subsidiary of Compass; and

         WHEREAS, Compass has required as a condition to such acquisition that the undersigned execute and deliver this Release to confirm the absence of any claims by the undersigned against the Company or its subsidiaries, including the Bank ("Subsidiaries");

         NOW, THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

         Section 1. RELEASE. The undersigned hereby RELEASES and FOREVER DISCHARGES the Company and its Subsidiaries from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the undersigned ever had, now has, or hereafter can, shall or may have against the Company or its Subsidiaries, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that the Company and its Subsidiaries shall not be released from any of their respective obligations or liabilities to the undersigned (i) in respect of accrued and deferred compensation permitted by any written agreement with the Company or its Subsidiaries which is attached hereto as EXHIBIT A or which has been scheduled and made part of the Agreement; (ii) in connection with any indebtedness or contractual obligation or liability to the undersigned existing on the date hereof; (iii) rights under Section 6.14 and 6.15 of the Agreement to the extent undersigned is a holder of shares of Company common stock, par value $1.00 per share, at the effective time of the Merger; and (iv) as to rights of indemnification pursuant to Section 6.13 of the Agreement the Articles of Incorporation or Bylaws of the Company and its Subsidiaries.

         Section 2. SUCCESSORS. This Release shall be binding upon the undersigned and his or her heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of the Company and its Subsidiaries and their respective successors and assigns.

         Section 3. GOVERNING LAW. This Release shall be governed by and construed in accordance with the laws of the State of New Mexico, without giving effect to New Mexico principles of conflicts of law.

         Section 4. COUNTERPARTS. This Release may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         Section 5. MODIFICATION. This Release may be modified only by a written instrument executed by the undersigned and the Company and its Subsidiaries.

         IN WITNESS WHEREOF, the undersigned has executed this Release effective as of the date first above written.


                                          __________________________________
                                          Signature

                                          __________________________________
                                          Printed Name


STATE OF NEW MEXICO        section
                           section
COUNTY OF BERNALILLO       section

         This instrument was acknowledged before me on __________________, 1999 by _________________.


                                             ___________________________________
                                             Notary Public in and for the
                                             State of New Mexico


                                             ___________________________________
                                             Notary's Name Typed or Printed

                                             My Commission Expires:_____________

                                             EXHIBIT A
                                             ---------

                                    EXHIBIT J

                                RELEASE OF CLAIMS
                                -----------------


         THIS RELEASE OF CLAIMS ("Release") dated the ___ day of ____, 1999, is executed and delivered by Western Bancshares of Albuquerque, Inc., a New Mexico corporation (the "Company"), Western Bank, a New Mexico Banking Corporation, and ___________________, a _______________ corporation (collectively, the
"Subsidiaries").

         WHEREAS, the persons listed on Exhibit A attached hereto and made a part hereof constitute the duly elected directors ("Directors") of the Company and the Subsidiaries on the date hereof;

         WHEREAS, Compass Bancshares, Inc., a Delaware corporation ("Compass"), is to acquire the Company pursuant to that certain Agreement and Plan of Merger dated as of ______________, 1999 by and between Compass and the Company, as amended ("Agreement"), whereby the Company will be merged with a wholly-owned subsidiary of Compass; and

         WHEREAS, the Company has required as a condition to such acquisition that the Directors be released of any claims by the Company or its Subsidiaries against the Directors;

         NOW, THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and its Subsidiaries hereby agree as follows:

         Section 1. RELEASE. The Company and the Subsidiaries hereby RELEASE and FOREVER DISCHARGE the Directors from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the Company or the Subsidiaries ever had, now have, or hereafter can, shall or may have against the Directors, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that no Director shall be released from (i) any action arising from intentional fraud, deceit or wilful misconduct in connection with the transactions contemplated by the Agreement or otherwise, or (ii) his or her obligations or liabilities to the Company or the Subsidiaries in connection with any indebtedness or any contractual obligation or liability of such Director to the Company or the Subsidiaries existing on the date hereof.

         Section 2. SUCCESSORS. This Release shall be binding upon the Company, and the Subsidiaries and their respective successors and assigns and shall inure to the benefit of the Directors and their respective heirs, devisees, administrators, executors, successors and assigns.

         Section 3. GOVERNING LAW. This Release shall be governed by and construed in accordance with the laws of the State of New Mexico, without giving effect to New Mexico principles of conflicts of law.

         Section 4. COUNTERPARTS. This Release may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         Section 5. MODIFICATION. This Release may be modified as to any Director only by a written instrument executed by the undersigned and such Director.

         IN WITNESS WHEREOF, the Company and the Subsidiaries have executed this Release effective as of the date first above written.


                                 WESTERN BANCSHARES OF ALBUQUERQUE, INC.


                                 By:__________________________________
                                 Name:________________________________
                                 Title:_______________________________



                                 WESTERN BANK


                                 By:__________________________________
                                 Name:________________________________
                                 Title:_______________________________

                                 _____________________________________


                                 By:__________________________________
                                 Name:________________________________
                                 Title:_______________________________

STATE OF NEW MEXICO                 section
                                    section
COUNTY OF BERNALILLO                section


         This instrument was acknowledged before me on __________________, 1999 by ____________________, the ______________ of Western Bancshares of
Albuquerque, Inc., a New Mexico corporation.



                                      ______________________________________
                                      Notary Public in and for the
                                      State of New Mexico


                                      ______________________________________
                                      Notary's Name Typed or Printed


                                      My Commission Expires:________________



STATE OF NEW MEXICO             section
                                section
COUNTY OF BERNALILLO            section


         This instrument was acknowledged before me on __________________, 1999 by ____________________, the __________________ of Western Bank.


                                     _______________________________________
                                     Notary Public in and for the
                                     State of New Mexico


                                     _______________________________________
                                     Notary's Name Typed or Printed


                                     My Commission Expires:_________________

STATE OF NEW MEXICO          section
                             section
COUNTY OF BERNALILLO         section


         This instrument was acknowledged before me on ______, 1999 by ___________________, the __________________ of ___________________, a
______________ corporation.


                                        ______________________________________
                                        Notary Public in and for the
                                        State of New Mexico



                                        ______________________________________
                                        Notary's Name Typed or Printed



                                        My Commission Expires:_________________

                                    EXHIBIT A
                                    ---------

                                    Directors

                                    EXHIBIT K

                              LETTER OF TRANSMITTAL

      For Shares of Common Stock of Western Bancshares of Albuquerque, Inc.
         Delivered Pursuant to the Agreement and Plan of Merger dated as of ________, 1999

By Mail or Overnight Delivery     Continental Stock Transfer & Trust Company
Service to the Exchange Agent:    2 Broadway, 19th Floor
                                  New York, New York 10004
                                  Attention: Reorganization Department

                        DESCRIPTION OF SHARES SURRENDERED
                        ---------------------------------
Gentlemen:

         I, as the registered holder of the below described Shares of Western Bancshares of Albuquerque, Inc. ("Company") hereby surrender to Compass Bancshares, Inc. ("Compass"), such Shares pursuant to the Agreement and Plan of Merger dated as of __________, 1999, as amended ("Merger Agreement"), by and between Compass, ______________________________ ("Merger Sub"), and the Company in exchange for ____ shares of Compass Common Stock for each Share so surrendered. I hereby acknowledge receipt of the Proxy Statement dated__________, 1999, which described the merger ("Merger") provided by the Merger Agreement.

         I represent and warrant to Compass and Merger Sub that I am the true and lawful owner of the Shares, and have full capacity, power and authority to exchange the Shares, free and clear of all liens, restrictions and encumbrances of any kind whatsoever, and the Shares will not be subject to any adverse claim. I understand that Continental Stock Transfer & Trust Company, as Exchange Agent for this exchange, may require additional documentation, and I agree, upon request, to execute and deliver any additional documents or instruments deemed by the Exchange Agent or Compass reasonably necessary to complete the exchange of the Shares.

===============================================================  =========================================================

Name, Address and Social Security Number of Registered Holders                Certificate(s) Surrendered
              (correct if wrong)
---------------------------------------------------------------  ---------------------------------------------------------
                                                                   Certificate Number(s)         Total Number of Shares
                                                                                                       Represented
                                                                                                    by Certificate(s)
                                                                   _____________________          ____________________
                                                                   _____________________          ____________________
                                                                   _____________________          ____________________

                                                                       Total Shares               ____________________


===============================================================  =========================================================

                    INSTRUCTIONS REGARDING ISSUANCE OF SHARES

         If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in the name and at the address set forth above, please sign and date this letter in the space below


SIGNATURES        _________________________                                 Date____________________
                  _________________________                                 Date____________________
Printed Name(s)   _________________________                      TIN or SSN# _______________________
                  _________________________
Capacity (Full Title)______________________
Address                ________________________
(Include Zip Code)     ________________________   Area Code and Telephone No. ______________________

--------------------------------------------------------------------------------

   NEW CERTIFICATES TO BE ISSUED IN A DIFFERENT NAME OR TO A DIFFERENT ADDRESS

         If you are entitled to receive shares of Compass Common Stock and wish to have certificates representing Compass Common Stock issued in a name or to an address other than the name or address shown on your Company stock certificates, please indicate the name and address of your assignee below ( You will be required to pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to such other person.) (Assignees must execute the Substitute W-9 enclosed):

                          Name and Address of Assignee
                          ----------------------------

Name:________________________________      Taxpayer I.D. No. or
         (Type or print full name)         Social Security No.:_________________
Address:________________________________________________________________________
City, State, Zip Code:__________________________________________________________

================================================================================

                          GUARANTEE OF SIGNATURES (SEE INSTRUCTION 1.)


AUTHORIZED SIGNATURE  ____________________________    Date______________, 199__
Printed Name          ____________________________

Title          _________________________ PLACE MEDALLION GUARANTY IN SPACE BELOW
Name of Firm   _________________________
Address        _________________________
               _________________________ Area Code and Telephone No.
 ___________________________

================================================================================
================================================================================

    PLEASE COMPLETE SUBSTITUTE FORM W-9. IT IS THE LAST FORM IN THIS PACKAGE

================================================================================


                       LETTER OF TRANSMITTAL INSTRUCTIONS

         1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; SIGNATURES; SIGNATURE GUARANTEES. Please send all certificates for Shares to the Exchange Agent (the "Exchange Agent"), with the Letter of Transmittal, or a facsimile thereof, fully completed and signed by you, the registered holder(s). Compass retains the right to require that a signature on the Letter of Transmittal and the Share certificates be guaranteed by a participant in a Securities Transfer Association recognized signature program. If Compass wishes to have your signature guaranteed, you will be notified by separate letter.

                  If certificates are registered in the name of a person other than you, the certificate(s) must be duly endorsed or accompanied by stock powers signed by the registered holder and the Letter of Transmittal. If the Letter of Transmittal is executed by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, the Exchange Agent reserves the right to require that proper documentary evidence of the authority of the person executing the Letter of Transmittal. If your Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If the tendered certificates are owned of record by two or more joint owners, each of you must sign the Letter of Transmittal. Questions regarding evidence of authority, requests for assistance or additional copies of the Letter of Transmittal may be referred to the Reorganization Department of the Exchange Agent, at (212) 509-4000, extension 535.

         THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED.

         2. ISSUANCE OF COMPASS COMMON STOCK AND PAYMENT FOR FRACTIONAL SHARES. You will receive the Compass Common Stock for your Shares only after receipt and acceptance by the Exchange Agent and Compass of all of the certificates representing your Shares, a properly completed and executed Letter of Transmittal, and any other required documents and upon processing of the documents by the Exchange Agent. In lieu of issuing fractional shares, Compass will pay to any Company shareholder entitled to receive a fractional share of Compass Common Stock, a cash payment based on a price of $_____ per share.

         3. TRANSFERS. If the certificate(s) representing the Shares transmitted hereby are registered in your name and the Letter of Transmittal is properly signed by you, no endorsements of certificates or separate stock powers are required. In all other cases, the certificate(s) representing the Shares transmitted hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s), and if required, signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

         4. IRREGULARITIES. All questions as to the validity, form, eligibility, acceptance of and delivery of Shares and the issuance of Compass Common Stock and the payment of cash in lieu of fractional shares will be determined by Compass, which determination shall be final and binding. Compass reserves the absolute right to reject any or all tenders determined by Compass not to be in appropriate form or which would, in the opinion of Compass' counsel, be unlawful. Compass also reserves the absolute right in its sole discretion, to waive any of the conditions hereof, or any defect in any tender with respect to any particular Shares of any particular shareholder, and Compass' interpretations of the terms and conditions of the Merger Agreement and these instructions shall be final and binding. The Exchange Agent and Compass shall not be obligated to give notice of defects or irregularities in tenders, nor shall they incur any liability for failure to give any such notice. Tenders will be deemed not to have been made until all defects and irregularities have been cured or waived.

         5. LOST CERTIFICATES. If your share certificates are lost, contact the Exchange Agent in writing for further instructions.


                            IMPORTANT TAX INFORMATION

         Under the Federal income tax law, you are to provide Compass (as payer) with a correct taxpayer identification number on Substitute Form W-9 below. As the record owner of the Shares, you are required to give Compass your Social Security Number or Employer Identification Number. If the Shares are in more than one name or are not in the name of the actual owners, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report. If Compass is not provided with the correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, all payments that are made to you with respect to Shares (including any cash payable to you under the Merger Agreement in lieu of fractional shares) may be subject to backup withholding in which event Compass will be required to withhold 31% of any payments made to the shareholder.

         Exempt shareholders should complete the Substitute Form W-9 below and so indicate their exempt status by writing "exempt" across the face of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information.

                            COMPASS BANCSHARES, INC.

                               SUBSTITUTE FORM W-9
                           DEPARTMENT OF THE TREASURY
                            INTERNAL REVENUE SERVICE

                         Taxpayer Identification Number


PART 1   -        PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION ------------------
                  NUMBER IN THE BOX AT RIGHT AND CERTIFY BY
                  SIGNING AND DATING BELOW                    ------------------


PART 2 - CHECK THE FOLLOWING BOX IF YOU ARE NOT SUBJECT TO BACKUP      ---------
         WITHHOLDING UNDER THE PROVISIONS OF SECTION 3406(a)(1)(C) OF
         THE INTERNAL REVENUE CODE BECAUSE (1) YOU HAVE NOT BEEN       ---------
         NOTIFIED THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING AS A RESULT
         OF FAILURE TO REPORT ALL INTEREST OR DIVIDENDS OR (2) THE
         INTERNAL REVENUE SERVICE HAS NOTIFIED YOU THAT YOU ARE NO
         LONGER SUBJECT TO BACKUP WITHHOLDING.

PART 3 - Check the following box if you are awaiting a Taxpayer        ---------
         Identification Number.
                                                                       ---------

         CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

BY CHECKING THE BOX IN PART 3, I CERTIFY UNDER PENALTIES OF PERJURY THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND EITHER (a) I HAVE MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE, OR (B) I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE:  ____________________________ DATE:_________________________________
PRINTED NAME:___________________________ ADDRESS:______________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
--------------------------------------------------------------------------------


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.---Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------------  ----------------------------------------------------------
                                      GIVE THE SOCIAL                                                 GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:             SECURITY NUMBER                FOR THIS TYPE OF ACCOUNT:        IDENTIFICATION
                                      OF ----                                                         NUMBER OF ----
-------------------------------------------------------------------  ----------------------------------------------------------

1.  An individual's account           The individual                 9.  A valid trust, estate, or    The legal entity (Do not
                                                                         pension trust                furnish the identifying
2.  Two or more individuals (joint    The actual owner of the                                         number of the personal
    account)                          account or, if combined                                         representative or trustee
                                      funds, any one of the                                           unless the legal entity itself
                                      individuals (1)                                                 is not designated in the
                                                                                                      account title.) (5)
3.  Husband and wife (joint           The actual owner of the
    account)                          account or, if joint funds,
                                      either person(1)
4.  Custodian account of a minor      The minor(2)                   10. Corporate account            The corporation
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint            The adult or, if the minor is  11. Religious, charitable, or    The organization
    account)                          the only contributor, the          educational organization




                                      minor(1)                           account

                                                                     12. Partnership account held in  The partnership
                                                                         the name of the business

6.  Account in the name of            The ward, minor, or            13. Association, club, or other  The organization
    guardian or committee for a       incompetent person (3)             tax-exempt organization
    designated ward, minor, or
    incompetent person

7.  a  The usual revocable savings    The grantor-trustee(1)         14. A broker or registered       The broker or nominee
       trust account (grantor is                                         nominee
       also trustee)

    b  So-called trust account that   The actual owner(1)            15. Account with the             The public entity
       is not a legal or valid trust                                     Department of Agriculture
       under State law                                                   in the name of a public
                                                                         entity (such as a State or
8.  Sole proprietorship account       The owner(4)                       local government, school
                                                                         district, or prison) that
                                                                         receives agricultural
                                                                         program payments
-------------------------------------------------------------------  ----------------------------------------------------------


(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
-   A corporation.
-   A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan.
-   The United States or any agency or instrumentality thereof.
-   A State, the District of Columbia, a possession of the United
    States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
- An international organization or any agency, or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
-   A real estate investment trust.
-   A common trust fund operated by a bank under section 584(a).
- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
-   An entity registered at all times under the Investment Company Act of 1940.
-   A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
-   Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
-   Payments of interest on obligations issued by individuals.  Note:
    You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
-   Payments described in section 6049(b)(5) to nonresident aliens.
-   Payments on tax-free covenant bonds under section 1451.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

    PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDINGS.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

================================================================================

                                   APPENDIX II

                         DISSENTER'S RIGHTS OF APPRAISAL

================================================================================

                PROVISIONS OF NEW MEXICO BUSINESS CORPORATION ACT
                  RELATING TO RIGHTS OF DISSENTING SHAREHOLDERS


53-15-3  RIGHT OF SHAREHOLDERS TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

A. Any shareholder of a corporation may dissent from, and obtain payment for the shareholder's shares in the event of, any of the following corporate actions:

         (1) any plan of merger or consolidation to which the corporation is a party, except as provided in Sub-section C of this section;

         (2) any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale;

         (3) any plan of exchange to which the corporation is a party as the corporation the shares of which are to be acquired;

         (4) any amendment of the articles of incorporation which materially and adversely affects the rights appurtenant to the shares of the dissenting shareholder in that it:

                  (a) alters or abolishes a preferential right of such shares;

                  (b) creates, alters or abolishes a right in respect of the redemption of such shares, including a provision respecting a sinking fund for the redemption or repurchase of such shares;

                  (c) alters or abolishes an existing preemptive right of the holder of such shares to acquire shares or other securities; or

                  (d) excludes or limits the right of the holder of such shares to vote on any matter, or to cumulate his votes, except as such right may be limited by dilution through the issuance of shares or other securities with similar voting rights; or

         (5) any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, the bylaws or a resolution of the board of directors directs that dissenting shareholders shall have a right to obtain payment for their shares.

B. (1) A record holder of shares may assert dissenters' rights as to less than all of the shares registered in his name only if the holder dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the holder dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (2) A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on his behalf, and shall be treated as a dissenting shareholder under the terms of this section and
Section 53-15-4 NMSA 1978 if he submits to the corporation at the time of or before the assertion of these rights a written consent of the record holder.

C. The right to obtain payment under this section shall not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger.

D. A shareholder of a corporation who has a right under this section to obtain payment for his shares shall have no right at law or in equity to attack the validity of the corporate action that gives rise to his right to obtain payment, nor to have the action set aside or rescinded, except when the corporate action is unlawful or fraudulent with regard to the complaining shareholder or to the corporation.


53-15-4  RIGHTS OF DISSENTING SHAREHOLDERS

A. Any shareholder electing to exercise his right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which the proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. If the proposed corporate action is approved by the required vote and the shareholder has not voted in favor thereof, the shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within twenty-five days after the plan of the merger has been mailed to the shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of the shareholder's shares, and, if the proposed corporate action is effected, Western Bancshares shall pay to the Dissenting Shareholders, upon the determination of the fair value, by agreement or judgment as provided herein, and, in the case of shares represented by certificates, the surrender of such certificates, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of the corporate action. Any shareholder failing to make demand within the prescribed ten day or twenty-five day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

B. No such demand may be withdrawn unless the corporation consents thereto. If, however, the demand is withdrawn upon consent, or if the proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect the action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or if a court of competent jurisdiction determines that the shareholder is not entitled to the relief provided by this section, then the right of the shareholder to be paid the fair value of his shares ceases and his status as a shareholder shall be restored, without prejudice, to any corporate proceedings which may have been taken during the interim.

C. Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as provided in this section and shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by the corporation to be the fair value thereof. The notice and offer shall be accompanied by a balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of the offer, and a profit and loss statement of the corporation for the twelve months' period ended on the date of the balance sheet.

D. If within thirty days after the date on which such corporate action was effected the fair value of such shares is agreed upon between any such dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which the corporate action was effected, and, in the case of shares represented by certificates, upon surrender of the certificates. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in the shares.

E. If, within the period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation, within thirty days after receipt of written demand from any dissenting shareholder, given within sixty days after the date on which such corporate action was effected, shall, or at its election at any time within the period of sixty days may, file a petition in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located praying that the fair value of such shares be found and determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation with a registered office in this state, the petition shall be filed in the county where the registered office of the domestic corporation was last located. If the corporation fails to institute the proceeding as provided in this section, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the petition shall be served on each dissenting shareholder who is a resident of this state and shall be served by registered or certified mail on each dissenting shareholder who is a nonresident. Service on nonresidents shall also be made by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as specified in the order of their appointment or on amendment thereof. The judgment shall be payable to the holders of uncertified shares immediately, but to the holders of shares represented by certificates only upon and concurrently with the surrender to the corporation of certificates. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

F. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable, in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

G. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of the costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any expert employed by the shareholder in the proceeding, together with reasonable fees of legal counsel.

H. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty days after demanding payment for his shares, each holder of shares represented by certificates demanding payment shall submit the certificates to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of competent jurisdiction, for good and sufficient cause shown, otherwise directs. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made is transferred, any new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of the shares, and a transferee of the shares acquires by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

I. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by the corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide. (Last amended by Ch. 304, L. `83, eff.6-17-83.)

================================================================================

                                  APPENDIX III

                          OPINION OF FINANCIAL ADVISOR

================================================================================

                          [HOVDE FINANCIAL LETTERHEAD]


                                  July 23, 1999


Board of Directors
Western Bancshares of Albuquerque, Inc.
505 Marquette, N.W.
Albuquerque, NM 87102

Members of the Board:

         We have reviewed the Agreement and Plan of Merger dated as of July 23, 1999 (the "Merger Agreement"), as well as documents incorporated by reference therein, by and between Compass Bancshares, Inc. ("Compass") and Western Bancshares of Albuquerque, Inc. (the "Company"), pursuant to which, among other things, a newly formed New Mexico-chartered banking organization, and a wholly-owned subsidiary of Compass will be merged with and into the Company ("the Merger"). As is set forth in the Merger Agreement, Compass will issue to the Company's shareholders an aggregate number of shares of common stock of Compass ("Compass Common Stock") equal to $80,000,000. Notwithstanding the average closing price, Compass will not issue less than 3,000,000 shares or more than 3,333,333 shares of Compass Common Stock in exchange for all of the issued and outstanding shares of the Company's common stock ("Company Common Stock").

         Hovde Financial, Inc. ("Hovde") specializes in providing investment banking and financial advisory services to commercial bank and thrift institutions. Our principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations. Pursuant to a Consulting Agreement dated February 8, 1999, between the Company and Hovde, Hovde was engaged to assist the Company in evaluating inquiries regarding a potential sale or merger of the Company with another financial institution. Therefore, we are familiar with the Company, having acted as its financial advisor in connection with the proposed merger, and having participated in the negotiations leading to the Merger Agreement.

         During the course of our engagement, we reviewed and analyzed material bearing upon the financial and operating conditions of the Company and Compass, and material prepared in connection with the proposed Merger, including the following: the Merger Agreement; certain publicly available information concerning the Company and Compass, including consolidated financial statements for each of the three years ended December 31, 1998, respectively; the results of operations for the Company and Compass for the quarters ended March 31, 1998 and March 31, 1999; the nature and terms of recent sale and merger transactions involving banks and bank holding companies that we consider relevant; historical and current market data for the common stock of Compass; and financial and other information provided to us by the management of the Company and Compass.

         In addition, we have met and/or discussed with members of the senior management of Compass and the Company for the purpose of reviewing the future prospects of both companies. We also took into account our assessment of general economic, market and financial conditions and our experience in other similar transactions as well as our overall knowledge of the banking industry and our general experience in securities valuations.

         In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by the Company and Compass, and in the discussions with the managements of each of the foregoing entities.

         Based on the foregoing and our experience as investment bankers, we are of the opinion that, as of the date hereof, the aggregate number of shares of Compass Common Stock to be received in exchange for all of the Company Common Stock (the "Exchange Ratio"), as described in the Merger Agreement, is fair to the Company's shareholders, from a financial point of view.

                                   Sincerely,


                                   /s/ Hovde Financial, Inc.

                                   HOVDE FINANCIAL, INC.

PROXY                WESTERN BANCSHARES OF ALBUQUERQUE, INC.              PROXY

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                               December 16, 1999

         The undersigned hereby appoints William T. Fietz proxy, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Western Bancshares of Albuquerque, Inc., to be held on Thursday, December, 16, 1999, at 10:00 A.M. local time at the offices of Western Bancshares located at 505 Marquette N.W., Albuquerque, New Mexico, and at all adjournments thereof as follows:

         (1) Approval and adoption of the Agreement and Plan of Merger, dated as of July 23, 1999, as amended, by and among Compass Bancshares, Inc., Compass Western Acquisitions, Inc. and Western Bancshares of Albuquerque, Inc.

                  [  ]   For         [  ]  Against             [  ]   Abstain

         (2) In their discretion, upon any other business which may properly come before said meeting.

                  [  ]   Authority Withheld

         This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal (1) above. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated November 10, 1999 is hereby acknowledged.

         THIS PROXY IS SOLICITED BY THE WESTERN BANCSHARES BOARD OF DIRECTORS.

         PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

                              Dated                                  , 1999
                                   ----------------------------------

                              ---------------------------------------
                              Signature


                              ---------------------------------------
                              Signature, if held jointly, or office
                              or title held

                                  WESTERN BANK
                              505 MARQUETTE, N.W.
                         ALBUQUERQUE, NEW MEXICO 87102

                               November 12, 1999

Dear ESOP Participant:

         As an employee of Western Bank ("Bank"), I am sure you have heard by now of a proposed merger (the "Merger") between the Bank's holding company, Western Bancshares of Albuquerque, Inc. ("Western") and Compass Western Acquisitions, Inc. ("Compass Bank"). Compass Bank is a wholly-owned subsidiary of Compass Bancshares, Inc. ("Compass").

         Before the Merger can be accomplished, it must be approved by the shareholders of Western. As a Participant in the Western Bank Employee Stock Ownership Plan (the "ESOP"), you are entitled to direct the Trustees of the Plan as to the manner in which the shares of Western Common Stock ("Company Stock") allocated to your ESOP Company Stock Account are to be voted with respect to the Merger. You may only direct the Trustee to vote all the Company Stock allocated to your ESOP Company Stock Account on each issue as a block. The Trustees are then required to vote the shares of Company Stock which are allocated to your Company Stock Account in proportion to the results of the votes cast on the issue by all of the Participants or Beneficiaries, the effect of which is to vote your allocated ESOP Company Stock as you directed. A copy of the Proxy Statement/Prospectus setting forth the salient facts concerning the Merger has been enclosed for your perusal.

         The Board of Directors of Western believes that the affiliation of Western with Compass through the Merger will enable the Bank to serve its customers and communities better and to compete more effectively with other financial institutions. For the Merger to become effective, among other conditions, the holders of at least a majority of the outstanding shares of Western's common stock must vote in favor of the Merger. THE BOARD OF DIRECTORS OF WESTERN RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER.

         The enclosed Statement will direct the Trustees as to how to vote the shares allocated to your ESOP Company Stock Account. YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED STATEMENT AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE. If you need assistance in completing your Statement, please call Richard M. Davidson at (505) 888-9119.

IF THE ENCLOSED STATEMENT IS NOT TIMELY RECEIVED IN ORDER TO INSTRUCT THE TRUSTEES HOW TO VOTE YOUR SHARE, THE TRUSTEES WILL EXERCISE YOUR VOTE IN FAVOR OF THE MERGER.

                                                  Sincerely,


                                                  Western Bank,
                                                  Plan Administrator

                          STATEMENT IN CONNECTION WITH
                                  WESTERN BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN


         The undersigned hereby directs William T. Fietz, David E. Wintermute and Richard M. Davidson, Trustees of the Western Bank Employee Stock Ownership Plan (the "ESOP"), with or without the other, with full power of substitution, to vote all shares of Company Stock that the undersigned is allocated within the Company Stock Account of the ESOP ("Stock") as follows:

         Approval, ratification, confirmation and adoption of the Agreement and Plan of Merger, dated as of July 23, 1999, as amended, by and between Compass Bancshares, Inc., Compass Western Acquisitions, Inc. and Western Bancshares of Albuquerque, Inc.

                           _______ For ______Against

         The Stock will be voted as you specify above. If no specification is made, the Stock will be voted FOR the proposal above.

         THIS STATEMENT IS SOLICITED BY WESTERN BANK IN ITS CAPACITY AS PLAN ADMINISTRATOR FOR THE ESOP.

         PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS STATEMENT USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears below.


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                                                  (Printed Name)


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                                                  (Signature)